As filed with the Securities and Exchange Commission on November 6, 2019

Registration No. 333-233740

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

FFBW, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6035	Being applied for
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1360 South Moorland Road

Brookfield, Wisconsin 53005

(262) 542-4448
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward H. Schaefer

President and Chief Executive Officer

1360 South Moorland Road

Brookfield, Wisconsin 53005

(262) 542-4448
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip Weissman, Esq. Steven Lanter, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	John T. Reichert, Esq. Benjamin G. Lombard, Esq. Reinhart Boerner Van Deuren s.c. 1000 North Water Street Suite 1700 Milwaukee, Wisconsin 53202 (414) 298-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	7,705,000	$10.00	$77,050,000	$10,002	(2)

(1)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

(Proposed Holding Company for First Federal Bank of Wisconsin)

Up to 4,268,570 Shares of Common Stock

FFBW, Inc., a newly formed Maryland corporation that we refer to as “New FFBW” throughout this prospectus, is offering up to 4,268,570 shares of common stock for sale at $10.00 per share on a best efforts basis in connection with the conversion of FFBW, MHC from the mutual holding company to the stock holding company form of organization. The shares we are offering represent the ownership interest in FFBW, Inc., a federal corporation that we refer to as “Old FFBW” throughout this prospectus, currently owned by FFBW, MHC. Old FFBW’s common stock is currently traded on the Nasdaq Capital Market under the symbol “FFBW,” and we expect the shares of New FFBW common stock will trade on the Nasdaq Capital Market and continue under the symbol “FFBW.” We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors, borrowers and tax-qualified employee benefit plans of First Federal Bank of Wisconsin. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by First Federal Bank of Wisconsin and then to existing stockholders of Old FFBW. Any shares of common stock not purchased in the subscription or community offerings may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated offering. The syndicated offering may commence before the subscription and community offerings (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated offering.

We must sell a minimum of 3,155,030 shares to complete the offering.

In addition to the shares we are selling in the offering, the shares of Old FFBW currently held by the public will be exchanged for shares of common stock of New FFBW based on an exchange ratio that will result in existing public stockholders of Old FFBW owning approximately the same percentage of New FFBW common stock as they owned in Old FFBW common stock immediately prior to the completion of the conversion. We expect to issue up to 3,436,430 shares in the exchange.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

The subscription offering will expire at 2:00 p.m., Central Time, on December 18, 2019. We expect that the community offering, if held, will terminate at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until February 3, 2020, or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the offering must be completed by January 6, 2022. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond February 3, 2020, or the number of shares of common stock to be sold is increased to more than 4,268,570 shares or decreased to less than 3,155,030 shares. If the subscription and community offerings are extended past February 3, 2020, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 4,268,570 shares or decreased to less than 3,155,030 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at First Federal Bank of Wisconsin and will earn interest at 0.10% per annum until completion or termination of the offering.

Janney Montgomery Scott LLC (“Janney”) will assist us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated offering. Janney is not required to purchase any shares of common stock that are sold in the offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum
Number of shares	3,155,030	3,711,800	4,268,570
Gross offering proceeds	$31,550,300	$37,118,000	$42,685,700
Estimated offering expenses, excluding selling agent fees	$890,000	$890,000	$890,000
Selling agent fees (1)	$410,000	$410,000	$410,000
Estimated net proceeds	$30,250,300	$35,818,000	$41,385,700
Estimated net proceeds per share	$9.59	$9.65	$9.70

(1)	The amounts shown assume that all of the shares are sold in the subscription and community offerings for a fixed fee of $410,000, including records management fees of $50,000. See “Pro Forma Data” and “The Conversion and Offering − Plan of Distribution; Selling Agent and Underwriter Compensation” for information regarding compensation to be received by Janney in the subscription and community offerings and the compensation to be received by Janney and the other broker-dealers that may participate in the syndicated offering. If all shares of common stock were sold in the syndicated offering, the selling agent fees would be approximately $1.7 million, $2.0 million and $2.3 million at the minimum, midpoint and maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 21.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Janney Montgomery Scott LLC

 For assistance, please contact the Stock Information Center at (844) 977-0092.

The date of this prospectus is November 12, 2019.

FIRST FEDERAL BANK

41
43
45
Lake Michigan
90
94
Madison
Waukesha
Milwaukee
2
3
4
43
45
94

First Federal Bank

★ Corporate Office
1617 E Racine Ave
Waukesha, Wisconsin

Full Service Branches

★ 1617 E Racine Ave
Waukesha, Wisconsin

2 1801 Summit Ave
Waukesha, Wisconsin

3 1360 S Moorland Rd
Brookfield, Wisconsin

4 3974 S Howell Ave
Milwaukee, Wisconsin

WISCONSIN

i

SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Old FFBW common stock for shares of New FFBW common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion

Since October 2017, we have operated in a two-tier mutual holding company structure. Old FFBW is a federal corporation that is our publicly traded stock holding company and the parent company of First Federal Bank of Wisconsin. At June 30, 2019, Old FFBW had consolidated assets of $258.3 million, deposits of $177.6 million and stockholders’ equity of $61.2 million. Old FFBW’s parent company is FFBW, MHC, a federally chartered mutual holding company. At September 1, 2019, Old FFBW had 6,566,478 shares of common stock outstanding, of which 2,929,603 shares, or 44.6%, were owned by the public, including 25,000 shares owned by FFBW Community Foundation, and the remaining 3,636,875 shares were held by FFBW, MHC.

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, FFBW, MHC and Old FFBW will cease to exist, and New FFBW will become the successor corporation to Old FFBW. The conversion will be accomplished by the merger of FFBW, MHC with and into Old FFBW, followed by the merger of Old FFBW with and into New FFBW. The shares of New FFBW being offered for sale represent the majority ownership interest in Old FFBW currently held by FFBW, MHC. Public stockholders of Old FFBW will receive shares of common stock of New FFBW in exchange for their shares of Old FFBW at an exchange ratio intended to preserve the same aggregate ownership interest in New FFBW as they had in Old FFBW, adjusted downward to reflect certain assets held by FFBW, MHC, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. FFBW, MHC’s shares of Old FFBW will be cancelled.

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As part of the conversion, we intend to contribute $250,000 in cash to FFBW Community Foundation.

The following diagram shows our current organizational structure, reflecting ownership percentages as of September 1, 2019 (excluding options to purchase shares of our common stock):

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Our Business

First Federal Bank of Wisconsin is a federally chartered stock savings bank, with its home office in Waukesha, Wisconsin, which is in Waukesha County, located in southeastern Wisconsin approximately 18 miles west of Milwaukee. First Federal Bank of Wisconsin was originally organized in 1922 and has operated continuously in the Milwaukee metropolitan area since that time. In May 2014, we merged with Bay View Federal Savings and Loan Association (“Bay View Federal”), a federal mutual saving association located in Milwaukee, Wisconsin, with approximately $135 million in assets as of the closing date of the merger. In the merger, Bay View Federal’s sole office located in the Bay View neighborhood of Milwaukee became a branch office of First Federal Bank of Wisconsin, thereby expanding our presence into Milwaukee County.

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From our founding in 1922 until 2006, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts. Beginning in 2006, we expanded our loan operations and began offering commercial products. Our commercial loan offerings have increased significantly in the last decade, including through our merger in 2014 with Bay View Federal.

In July 2016, we hired our current president and chief executive officer, Edward H. Schaefer, and at that time we conducted an extensive review of our credit, underwriting, information technology and compliance operations. In recent years, under the leadership of Mr. Schaefer, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. Among other areas, we have enhanced our commercial real estate and commercial and industrial lending infrastructure and have added new loan officers, including two commercial loan officers, and expect to add additional loan officers in the future. Additionally, consistent with our strategy to grow our commercial loan operations, we have enhanced our suite of deposit products in order to accommodate business customers grow our core deposits. Also, beginning in 2015, we restructured our residential loan underwriting operations in order to increase the amount of loans that we originate which are underwritten consistent with Fannie Mae guidelines, allowing us to increase our loan sales, and thereby increase our noninterest income loan sale fees.

In recent years, we have assembled an experienced new executive management team. In 2012 we hired Nikola Schaumberg as our chief financial officer and in 2015 we hired a new compliance/internal audit officer. Since 2016, in addition to the hiring of Mr. Schaefer as our president and chief executive officer, we have also hired a new senior vice president of lending and a senior vice president of operations. We believe that our executive management team has positioned First Federal Bank of Wisconsin to achieve prudent, organic and sustained growth.

Subject to market conditions, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans in an effort to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate debt securities and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, savings accounts, health savings accounts and certificate of deposit accounts. Additionally, we have used borrowings, primarily advances from the Federal Home Loan Bank of Chicago, to fund our operations.

In October 2017, we consummated our reorganization into a mutual holding company structure whereby First Federal Bank of Wisconsin became a stock bank and the wholly owned subsidiary of Old FFBW. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including the First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

First Federal Bank of Wisconsin is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency.

New FFBW is a newly formed Maryland corporation. Following the completion of the conversion and offering, New FFBW will be the holding company for First Federal Bank of Wisconsin and will succeed Old FFBW as the publicly traded holding company of First Federal Bank of Wisconsin. Our executive offices are located at 1360 South Moorland Road, Brookfield, Wisconsin 53005 and our telephone number is (262) 542-4448. Our website address is www.firstfederalwisconsin.com. Information on this website is not and should not be considered a part of this prospectus.

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Business Strategy

Our goal is to enhance long-term stockholder and franchise value by executing a safe and sound growth strategy that produces increasing earnings. We have sought to accomplish this objective by implementing a business strategy designed to grow our loan portfolio while maintaining a strong capital position and solid asset quality.

Our current business strategy consists of the following:

•	Grow organically while managing operating expense and risk. As a result of our new executive management team and infrastructure, increased loan personnel and enhanced loan policies and procedures and credit administration processes, and given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk.

•	Grow through opportunistic bank or branch acquisitions or de novo branching. In addition to our expected organic growth, we intend to pursue a business strategy to grow through whole bank and/or branch acquisitions, in each case where we believe the acquisition would enhance over a relatively short period of time the value of our franchise and yield potential financial benefits for our stockholders. Although we believe opportunities exist to increase our market share in our historical markets, we expect to continue to expand into nearby markets in southeastern Wisconsin. We will consider expanding our branch network by establishing new (“de novo”) branches and/or adding loan production offices. The capital we are raising in the offering will also provide us the opportunity to make acquisitions of other financial institutions or branches thereof, and will help fund improvements in our operating facilities, credit reporting and customer delivery services in order to enhance our competitiveness. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner.

•	Grow our loan portfolio prudently with a focus on diversifying the portfolio, particularly in commercial real estate and commercial and industrial lending. Our principal business activity historically has been the origination of residential mortgage loans for retention in our loan portfolio, and we intend to retain our presence as a mortgage lender in our market area. Since our hiring of our new president and chief executive officer in July 2016, we believe that we have implemented a stronger sales culture in our institution and we intend to continue to increase our emphasis on the origination of commercial real estate and commercial and industrial loans. Since 2016 we have added four new loan officers, including two commercial loan officers, and a Senior Vice President of Lending and we intend to add additional lenders following completion of the conversion and offering. Additionally, in recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting, information technology and compliance operations. We believe all of these actions have properly positioned our institution to achieve prudent, organic and consistent growth in the future. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

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•	Continue to increase core deposits, with an emphasis on low cost commercial demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts, statement savings and health savings accounts. As part of our focus on commercial loan growth, our lenders are expected to source business checking accounts from our borrowers. We have recently hired a senior vice president of lending and a senior vice president of operations. These individuals are leading our efforts to increase the origination of commercial and industrial loan and deposit relationships. In addition to these core relationships, we expect to continue to utilize non-core funding sources, such as brokered deposits and borrowings, as needed, to fund future loan growth and our operations.

•	Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Our nonperforming assets to total assets ratio was 0.46% at June 30, 2019, compared to 0.30% at December 31, 2018 and 0.73% at December 31, 2017. At June 30, 2019, the majority of our nonperforming assets were related to one- to four-family residential real estate loans, including investor-owned one- to four-family loans, as our residential borrowers experienced difficulties repaying their loans during the past recession. We will continue to increase our investment in our credit review function, both in personnel as well as ancillary systems, as necessary, in order to be able to evaluate more complex loans and better manage credit risk, which will also support our intended loan growth.

Reasons for the Conversion and Offering

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. Upon completion of the offering, we intend to pursue a growth strategy through whole bank and/or branch acquisitions. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner. The additional capital raised in the offering also will enable us to consider larger merger and acquisition transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of New FFBW for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

5

•	Increase capital to support future growth and profitability. Our business strategy is centered upon growing our balance sheet, and especially our loan portfolio, subject to our prudent underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New FFBW common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies like FFBW, MHC to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old FFBW would be required to be paid to FFBW, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if FFBW, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Terms of the Offering

We are offering for sale between 3,155,030 and 4,268,570 shares of common stock to eligible depositors and borrowers of First Federal Bank of Wisconsin, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee, and then to existing public stockholders of Old FFBW as of November 8, 2019. If necessary, we will also offer for sale shares to the general public in a syndicated offering. Unless the number of shares of common stock to be offered is increased to more than 4,268,570 shares or decreased to fewer than 3,155,030 shares, or the subscription and community offerings are extended beyond February 3, 2020, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past February 3, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 4,268,570 shares or decreased to less than 3,155,030 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.10% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated offering.

6

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Janney, our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock in the offering but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New FFBW for shares of Old FFBW are based on an independent appraisal of the estimated market value of New FFBW, assuming the offering has been completed. Keller & Company, Inc., our independent appraiser, has estimated that, as of August 12, 2019, this market value was $67.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $56.9 million and a maximum of $77.1 million. Based on this valuation range, the 55.4% ownership interest of FFBW, MHC in Old FFBW being sold in the offering, certain assets held by FFBW, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by New FFBW ranges from 3,155,030 shares to 4,268,570 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.8501 shares at the minimum of the offering range to 1.1502 shares at the maximum of the offering range, and will generally preserve the percentage ownership of public stockholders immediately prior to the completion of the conversion.

Keller & Company, Inc. will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $56.9 million or above $77.1 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

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The appraisal is based in part on Old FFBW’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considers comparable to Old FFBW. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
Eagle Financial Bancorp, Inc.	EFBI	Cincinnati, OH	$140,575
Elmira Savings Bank	ESBK	Elmira, NY	$610,578
Equitable Financial Corp.	EQFN	Grand Island, NE	$330,224
FSB Bancorp, Inc.	FSBC	Fairport, NY	$325,313
HMN Financial, Inc.	HMNF	Rochester, MN	$721,666
IF Bancorp, Inc.	IROQ	Watseka, IL	$723,870
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,191,317
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$858,410
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$952,069
WVS Financial Corp.	WVFC	Pittsburgh, PA	$355,165

(1)   Asset size for all companies is as of June 30, 2019.

The following table presents a summary of selected pricing ratios for New FFBW (on a pro forma basis) as of and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended June 30, 2019, with stock prices as of August 12, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 32.57% on a price-to-book value basis, a discount of 35.70% on a price-to-tangible book value basis, and a premium of 112.54% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New FFBW (on a pro forma basis, assuming completion of the conversion)
Maximum	60.03	x	79.15%	79.15%
Midpoint	51.54	x	72.47%	72.47%
Minimum	43.26	x	65.05%	65.05%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25	x	107.47%	112.71%
Medians	13.75	x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

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For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering − Stock Pricing and Number of Shares to be Issued.”

Effect of FFBW, MHC’s Assets on Minority Stock Ownership

Public stockholders of Old FFBW will receive shares of common stock of New FFBW in exchange for their shares of common stock of Old FFBW pursuant to an exchange ratio that is designed to provide, subject to adjustment, public stockholders with the same ownership percentage of the common stock of New FFBW after the conversion as their ownership percentage in Old FFBW immediately prior to the conversion, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. The exchange ratio will be adjusted downward to reflect assets held by FFBW, MHC (other than shares of stock of Old FFBW) at the completion of the conversion, which assets consist of cash, totaling $100,000 as of June 30, 2019. However, this amount of assets held by FFBW, MHC would not change the exchange ratio, which is rounded to four decimal places.

The Exchange of Existing Shares of Old FFBW Common Stock

If you are a stockholder of Old FFBW immediately prior to the completion of the conversion, your shares will be exchanged for shares of common stock of New FFBW. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old FFBW common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of New FFBW as of August 12, 2019, assuming public stockholders of Old FFBW own 44.6% of Old FFBW common stock and FFBW, MHC had assets (not including its shares of Old FFBW common stock) of $100,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New FFBW common stock a hypothetical owner of Old FFBW common stock would receive in exchange for 100 shares of Old FFBW common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

	Shares to be Sold in This Offering		Shares of New FFBW to be Issued for Shares of Old FFBW		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	3,155,030	55.4%	2,539,970	44.6%	5,695,000	0.8501	$8.50	$13.07	85
Midpoint	3,711,800	55.4	2,988,200	44.6	6,700,000	1.0002	10.02	13.80	100
Maximum	4,268,570	55.4	3,436,430	44.6	7,705,000	1.1502	11.50	14.53	115

(1)	Represents the value of shares of New FFBW common stock to be received in the conversion by a holder of one share of Old FFBW, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

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No fractional shares of New FFBW common stock will be issued to any public stockholder of Old FFBW For each fractional share that otherwise would be issued, New FFBW will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old FFBW common stock will convert into and become options to purchase shares of New FFBW common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At June 30, 2019, there were 222,089 outstanding options to purchase shares of Old FFBW common stock, none of which had vested at that date. Such outstanding options will be converted into options to purchase 188,797 shares of common stock at the minimum of the offering range and 255,447 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 3.21% at the minimum of the offering range.

Intended Use of the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in First Federal Bank of Wisconsin, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at New FFBW. Therefore, assuming we sell 3,711,800 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $35.8 million, we intend to invest $17.9 million in First Federal Bank of Wisconsin, loan $3.0 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $14.7 million of the net proceeds at New FFBW.

New FFBW may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. First Federal Bank of Wisconsin may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisition transactions.

See “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

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Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 30, 2018.

(ii)	To our tax-qualified employee benefit plans (including First Federal Bank of Wisconsin’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on September 30, 2019.

(iv)	To depositors of First Federal Bank of Wisconsin at the close of business on November 8, 2019 and borrowers of First Federal Bank of Wisconsin as of November 1, 2012 who maintained such borrowings as of the close of business on November 8, 2019 and former borrowers of Bay View Federal as of May 17, 2014 who maintained such borrowings as of the close of business on November 8, 2019.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee, and then to Old FFBW’s public stockholders as of November 8, 2019. The community offering is expected to begin concurrently with the subscription offering, but may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated offering. Janney will act as sole manager for the syndicated offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fully or partially fill your order. A detailed description of the subscription offering, the community offering and the syndicated offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

•	your spouse or relatives of you or your spouse living in your house;

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•	other persons who may be your associates or persons acting in concert with you.

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Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($500,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Old FFBW other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Old FFBW common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of New FFBW to be issued and outstanding after the completion of the conversion and offering following the exchange of your shares of Old FFBW common stock, you will be ineligible to purchase any new shares in the offering. You will be required to obtain regulatory approval or non-objection prior to acquiring 10% or more of New FFBW’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Offering − Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares by:

(i)	personal check, bank check or money order made payable directly to FFBW, Inc.; or

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your First Federal Bank of Wisconsin deposit account(s), other than checking accounts or individual retirement accounts (IRAs).

First Federal Bank of Wisconsin is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use any type of third-party check to pay for shares of common stock. Please do not submit cash. Wire transfers will not be accepted. You may not designate withdrawal from First Federal Bank of Wisconsin’s accounts with check-writing privileges; instead, please submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a First Federal Bank of Wisconsin individual retirement account, or IRA. See “ − Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to FFBW, Inc. or authorization to withdraw funds from one or more of your First Federal Bank of Wisconsin deposit accounts, provided that the stock order form is received before 2:00 p.m., Central Time, on December 18, 2019, which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to First Federal Bank of Wisconsin’s offices.

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See “The Conversion and Offering − Procedure for Purchasing Shares in the Subscription and Community Offerings − Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. If you wish to use some or all of the funds in your First Federal Bank of Wisconsin individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 18, 2019 offering deadline, for assistance with purchases using your individual retirement account or other retirement account you may have at First Federal Bank of Wisconsin or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering − Procedure for Purchasing Shares in the Subscription and Community Offerings − Payment for Shares” and “− Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for Common Stock

Existing publicly held shares of Old FFBW’s common stock are listed on the Nasdaq Capital Market under the symbol “FFBW.” Upon completion of the conversion, the shares of common stock of New FFBW will replace the existing shares, and we expect the shares of New FFBW common stock will also trade on the Nasdaq Capital Market under the symbol “FFBW.” Janney has advised us that it intends to continue to make a market in our common stock following the offering, but is under no obligation to do so.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”

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Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 33,000 shares of common stock in the offering, representing 1.0% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 212,095 shares of common stock (including stock options exercisable within 60 days of November 8, 2019), or 3.7% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New FFBW.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription and community offerings is 2:00 p.m., Central Time, on December 18, 2019, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Central Time, on December 18, 2019, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering − Procedure for Purchasing Shares in the Subscription and Community Offerings − Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit and loan accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

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Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “ − Conditions to Completion of the Conversion.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Our Contribution of Cash to the Foundation

Our charitable foundation, FFBW Community Foundation, is dedicated to supporting charitable causes and community development activities in the communities in which we operate. To further our commitment to our local community, we intend to make a cash contribution to FFBW Community Foundation as part of the conversion and stock offering. The contribution to the foundation has been approved by the boards of directors of FFBW, MHC, Old FFBW, New FFBW and First Federal Bank of Wisconsin. In addition, the contribution to FFBW Community Foundation is subject to the approval of the members of FFBW, MHC, the stockholders of Old FFBW and the Federal Reserve Board. Assuming we receive all required approvals, we intend to contribute $250,000 in cash to the foundation.

The contribution of cash to the foundation will result in an after-tax expense of approximately $181,500, and a reduction in our earnings, during the quarter in which the contribution to the foundation is made, offset in part by a corresponding tax benefit.

If the members of FFBW, MHC or the stockholders of Old FFBW do not approve the contribution to the foundation, we will proceed with the conversion and offering without making the contribution to the foundation and subscribers for common stock will not be resolicited (unless required by the Federal Reserve Board).

For a further discussion of the financial impact of our contribution to the foundation, see “Risk Factors − Risks Related to the Offering − The contribution to FFBW Community Foundation will adversely affect net income,” “Risk Factors − Risks Related to the Offering − Our contribution to FFBW Community Foundation may not be tax deductible, which could reduce our profits” and “FFBW Community Foundation.”

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Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members of FFBW, MHC (depositors and eligible borrowers of First Federal Bank of Wisconsin) as of November 8, 2019;

•	The plan of conversion is approved by Old FFBW stockholders holding at least two-thirds of the outstanding shares of common stock of Old FFBW as of November 8, 2019, including shares held by FFBW, MHC;

•	The plan of conversion is approved by Old FFBW stockholders holding a majority of the outstanding shares of common stock of Old FFBW as of November 8, 2019, excluding shares held by FFBW, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board; and

•	The Office of the Comptroller of the Currency approves an amendment to First Federal Bank of Wisconsin’s charter to provide for a liquidation account.

Subject to member, stockholder and regulatory approvals, we intend to contribute $250,000 in cash to FFBW Community Foundation in connection with the conversion. However, member and stockholder approval of the contribution to the foundation is not a condition to the completion of the conversion and offering.

FFBW, MHC intends to vote its shares in favor of the plan of conversion and in favor of the contribution to FFBW Community Foundation. At November 8, 2019, FFBW, MHC owned 55.4% of the outstanding shares of common stock of Old FFBW. In addition, at November 8, 2019, the directors and executive officers of Old FFBW and their affiliates owned 175,968 shares of Old FFBW (excluding exercisable options), or 2.7% of the outstanding shares of common stock and 6.0% of the outstanding shares of common stock excluding shares held by FFBW, MHC. They intend to vote those shares in favor of the plan of conversion and in favor of the contribution to FFBW Community Foundation.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 3,155,030 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond February 3, 2020, so long as we resolicit subscribers who previously submitted subscriptions in the offering; and/or

(iii)	increase the shares purchased by the employee stock ownership plan.

If we extend the offering past February 3, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription and community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large purchasers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

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Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $56.9 million or above $77.1 million, then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum, for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of FFBW, MHC and the special meeting of stockholders of Old FFBW that have been called to vote on the conversion, and at any time after these approvals with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of First Federal Bank of Wisconsin employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet definitively determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management − Benefits to be Considered Following Completion of the Conversion − Stock-Based Benefit Plans.”

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The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased			Dilution	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering	Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	252,402	341,485	8.0%	N/A (2)	$2,524,020	$3,414,850
Restricted stock awards	126,201	170,742	4.0	3.85%	1,262,010	1,707,420
Stock options	315,503	426,857	10.0	9.09%	817,152	1,105,560
Total	694,106	939,084	22.0%	12.94%	$4,603,183	$6,227,830

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.59 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.03%; and expected volatility of 13.20%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2018 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of June 30, 2019 regarding our employee stock ownership plan, our 2018 Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 7,705,000 shares are outstanding after the offering, which includes the sale of 4,268,570 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old FFBW using an exchange ratio of 1.1502. It also assumes that the value of the stock is $10.00 per share.

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Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion
Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2017 offering (1)		298,143	(2)	$2,981,430		3.9%
Shares to be purchased in this offering		341,485		3,414,850		4.4
Total employee stock ownership plan shares		639,628		$6,396,280		8.3%

Restricted Stock Awards:	Directors, Officers and Employees
2018 Equity Incentive Plan (1)		149,071	(3)	$1,490,710	(4)	1.9%
New shares of restricted stock		170,742		1,707,420	(4)	2.2
Total shares of restricted stock		319,813		$3,198,130		4.2	% (5)

Stock Options:	Directors, Officers and Employees
2018 Equity Incentive Plan (1)		372,678	(6)	$965,236	(7)	4.8%
New stock options		426,857		1,105,560	(7)	5.5
Total stock options		799,535		$2,070,796		10.4	% (5)

Total of stock benefit plans		1,758,976		$11,665,206		22.8	% (5)

(1)	The number of shares indicated has been adjusted for the 1.1502 exchange ratio at the maximum of the offering range.
(2)	As of June 30, 2019, 18,296 of these shares, or 15,907 shares prior to adjustment for the exchange, have been allocated to participants.
(3)	As of June 30, 2019, 108,397 of these shares, or 94,242 shares prior to adjustment for the exchange, have been awarded, and 0 of these shares, or 0 shares prior to adjustment for the exchange, have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	Total does not foot due to rounding.
(6)	As of June 30, 2019, options to purchase 255,446 of these shares, or 222,089 shares prior to adjustment for the exchange, have been awarded, and options to purchase 0 of these shares, or 0 shares prior to adjustment for the exchange, have vested.
(7)	The weighted-average fair value of stock options has been estimated at $2.59 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.20%; and risk-free rate of return, 2.03%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin and New FFBW have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Wipfli LLP regarding the material Wisconsin tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, New FFBW, persons eligible to subscribe in the subscription offering, or existing stockholders of Old FFBW (except as to cash paid for fractional shares). Existing stockholders of Old FFBW who receive cash in lieu of fractional shares of New FFBW will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2022, which is the end of the fiscal year following the fifth anniversary of Old FFBW’s sale of common stock in its 2017 initial stock offering. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors − Risks Related to Our Business − We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation − Emerging Growth Company Status.”

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An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Old FFBW elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies and this decision is binding on new FFBW. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

How You Can Obtain Additional Information − Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (844) 977-0092. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risks Related to Our Business

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving such growth will require us to attract customers that currently bank at other financial institutions in our market area. In recent years we have hired a new executive management team, including a new president and chief executive officer and a senior vice president of lending and senior vice president of operations. These officers oversee our strategy to implement a stronger sales culture whereby we seek to attain prudent, consistent organic growth. Our ability to successfully grow will depend on a variety of factors, including the ability of these executive officers to execute our business strategy to increase commercial real estate and commercial and industrial loans and to increase these new customers’ deposit relationships, our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in the opening of new branches.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations. Since 2016 we have hired a new team of executive officers to lead our institution, including Edward H. Schaefer, our president and chief executive officer, who was hired in July 2016. Since then, we have also hired a senior vice president of lending and a senior vice president of operations. Under our leadership team, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. These executive officers and lending personnel possess expertise in our markets and key business relationships, and have been integral in the restructuring of our operations, including the implementation of a more aggressive sales culture within our institution. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

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We have a substantial amount of commercial real estate, multifamily and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At June 30, 2019, commercial real estate loans totaled $71.0 million, or 36.3% of our loan portfolio, multifamily loans totaled $31.1 million, or 15.9% of our loan portfolio, and commercial and industrial loans totaled $12.5 million, or 6.4% of our loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate, multifamily and commercial and industrial loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate, multifamily and commercial and industrial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. Further, unlike residential mortgage loans, commercial real estate, multifamily and commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise or liquidate and may be more susceptible to fluctuation in value at default. In addition, the physical condition of non-owner-occupied properties may be below that of owner-occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate, multifamily and commercial and industrial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

A portion of our one- to four-family residential real estate loans is comprised of investor-owned properties which increases the credit risk on this portion of our loan portfolio.

At June 30, 2019, one- to four-family investor-owned residential real estate loans totaled $31.3 million, or 16.0% of our total loan portfolio. Our investor-owned residential loans are secured primarily by single family properties, and to a much lesser extent, by two- to four-unit properties. We believe that there is a greater credit risk inherent in investor-owned residential properties than in owner-occupied one- to four-family residential real estate loans since, similar to commercial real estate and multifamily loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of investor-owned properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our investor-owned loan borrowers may have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan. At June 30, 2019, none of our investor-owned one- to four-family residential real estate loans were delinquent 30 days or more. At June 30, 2019, we had $653,000 investor-owned one- to four-family residential real estate loans on nonaccrual status.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We maintain an allowance for loan losses, which is established through a provision for loan losses, that represents management’s best estimate of probable losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. In addition, federal regulators periodically review our allowance for loan losses and as a result of such reviews, we may decide to adjust our allowance for loan losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of management. Material additions to the allowance would materially decrease our net income.

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We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.

In 2016, the Financial Accounting Standards Board (“FASB”) released a new standard for determining the amount of the allowance for credit losses. The new standard was scheduled to be effective for us for reporting periods beginning January 1, 2022, however, FASB has voted to issue a proposed Accounting Standard Update that would delay the effective date of the new standard to January 1, 2023. The new credit loss model will be a significant change from the standard in place today, because it requires the allowance for loan losses to be calculated based on current expected credit losses (commonly referred to as the “CECL model”) rather than losses inherent in the portfolio as of a point in time. When adopted, the CECL model may increase our allowance for credit losses, which could materially affect our financial condition and results of operations. The extent of the increase and its impact to our financial condition is under evaluation, but will ultimately depend upon the nature and characteristics of our portfolio at the adoption date, and the macroeconomic conditions and forecasts at that date; therefore, the potential financial impact is currently unknown.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

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Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment, tariffs, trader barriers or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Acquisitions may disrupt our business and dilute stockholder value.

We completed our acquisition of Bay View Federal in May 2014. Since that time we have regularly evaluated merger and acquisition opportunities with other financial institutions and financial services companies. Our business strategy includes growth through acquisition and our board of directors has established a Mergers & Acquisitions Committee in order to enhance our ability to efficiently review and assess future mergers and acquisitions opportunities. As a result of this strategy, we expect that negotiations may take place and future mergers or acquisitions involving cash, debt, or equity securities may occur from time to time. We would seek acquisition partners that offer us either significant market presence or the potential to expand our market footprint and improve profitability and thereby enhance shareholder value over a relatively short period of time through economies of scale or expanded services.

Acquiring other banks, businesses, or branches may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

•	difficulty in estimating the value of the target company;

•	payment of a premium over book and market values that may materially dilute our tangible book value and earnings per share in the short and long term;

•	exposure to unknown or contingent liabilities, or asset quality problems, of the target company;

•	larger than anticipated merger-related expenses, including expenses related to regulatory approvals;

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•	difficulty and expense of integrating the operations and personnel of the target company, and retaining key employees and customers;

•	the possible loss of key employees and customers of the target company;

•	we may record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential impairment charges and we may also incur amortization expenses related to intangible assets;

•	inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits; and

•	potential diversion of our management’s time and attention.

If we are unable to successfully integrate an acquired company, the anticipated benefits may not be realized fully or may take longer to realize than expected. A significant decline in asset valuations or cash flows may also cause us not to realize expected benefits.

An inability to identify or complete future acquisitions could adversely affect our future growth.

As part of our growth strategy, we intend to pursue acquisitions that are consistent with our mission and enable us to leverage our competitive strengths. While we intend to seek and evaluate potential merger and acquisition opportunities, we may not be able to identify and successfully negotiate suitable acquisitions, obtain regulatory approval for acquisitions or otherwise complete acquisitions in the future. An inability to identify or complete future acquisitions could limit our future growth.

We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions and to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our own business, operations, plans and strategies. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of operational deficiencies or as a result of non-compliance with applicable regulatory standards or customer attrition due to potential negative publicity. In addition, we outsource some of our data processing to certain third-party providers. If these third-party providers encounter difficulties, including as a result of cyber-attacks or information security breaches, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected.

In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, face regulatory action, civil litigation and/or suffer damage to our reputation.

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Future changes in interest rates could reduce our profits and asset values.

Net income is the amount by which net interest income and noninterest income exceed noninterest expense and the provision for loan losses. Net interest income makes up a majority of our net income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower interest rates.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. As of June 30, 2019, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 4.8% decrease in NPV. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations − Management of Market Risk.”

Strong competition may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, fintech companies and securities brokerage firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans due to competition, our net interest margin and profitability could be adversely affected.

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The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For additional information see “Business of First Federal Bank of Wisconsin − Market Area” and “− Competition.”

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Old FFBW and First Federal Bank of Wisconsin are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency, respectively, and New FFBW and First Federal Bank of Wisconsin will continue to be subject to this extensive regulation, supervision and examination by these agencies. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of First Federal Bank of Wisconsin, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.

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We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and define what constitutes “capital” for calculating these ratios. The new minimum capital requirements are: (1) a new common equity Tier 1 capital ratio of 4.5%; (2) a Tier 1 to risk-based assets capital ratio of 6%; (3) a total capital ratio of 8%; and (4) a Tier 1 leverage ratio of 4%. The regulations also require unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. We elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating our regulatory capital requirements. The regulations also establish a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. The capital conservation buffer requirement began being phased in January 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The recently enacted Economic Growth, Regulatory Relief, and Consumer Protection Act (the “Regulatory Relief Act”) simplifies capital calculations by requiring the federal regulators to establish for institutions under $10 billion in assets a community bank leverage ratio (tangible equity to average consolidated assets) at a percentage not less than 8% and not greater than 10% that eligible institutions may choose to elect to replace the general applicable risk-based capital requirements under the Basel III capital rules for such institutions. Such institutions that meet the community bank leverage ratio will automatically be deemed to be well-capitalized under the federal regulator’s prompt corrective action framework, although the regulators retain the flexibility to determine that the institution may not qualify for the community bank leverage ratio test based on the institution’s risk profile. The federal regulators jointly issued a proposed rule on November 21, 2018, whereby a qualifying community bank organization may elect, but is not required to, use the community bank leverage ratio capital framework, in which case it will be considered well-capitalized so long as its community bank leverage ratio is greater than 9%.

Until the federal regulators issue their final rule, the Basel III risk-based and leverage ratios apply. The effective date and the specific community bank leverage ratio remain undetermined.

The application of more stringent Basel III capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating Basel III regulatory capital and/or additional Basel III capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

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You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. See “Our Dividend Policy.”

Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. Additionally, we will not be permitted to pay dividends on our common stock if our stockholders’ equity would be reduced below the amount of the liquidation account established by New FFBW in connection with the conversion.

New FFBW will depend primarily upon the proceeds it retains from the offering as well as earnings of First Federal Bank of Wisconsin to provide funds to pay dividends on our common stock. The payment of dividends by First Federal Bank of Wisconsin also is subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations. As a result, any payment of dividends in the future by New FFBW will depend, in large part, on First Federal Bank of Wisconsin’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing our periodic reports that we file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.

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We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”), which means we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we are not subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We could remain an “emerging growth company” until December 31, 2022, which is the end of the fiscal year following the fifth anniversary of Old FFBW’s sale of common stock in its 2017 initial stock offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Our Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.

Our stockholders approved the FFBW, Inc. 2018 Equity Incentive Plan, under which 129,605 shares of common stock may be issued as restricted stock awards and 324,012 shares of common stock may be issued as stock options. During the six months ended June 30, 2019 and the year ended December 31, 2018, we recognized $159,000 and $18,000, respectively, in noninterest expense relating to this stock benefit plan. As of June 30, 2019, we had unrecognized costs of $1.6 million related to non-vested share-based compensation arrangements (including share option and non-vested share awards) granted under the Equity Incentive Plan, and we expect to recognize additional expenses in the future as additional grants are made under the plan. See Note 20 of the Notes to the Financial Statements beginning on page F-1 of this prospectus.

We may fund the 2018 Equity Incentive Plan either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund this plan will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Our intention is to fund the plan through open market purchases. However, stockholders would experience a reduction in ownership interest in the event newly issued shares of our common stock are used to fund stock issuances under the plan.

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Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

We may be required to transition from the use of the LIBOR interest rate index in the future.

We have certain loans and investment securities indexed to LIBOR to calculate the loan interest rate. The continued availability of the LIBOR index is not guaranteed after 2021. We cannot predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted. At this time, no consensus exists as to what rate or rates may become acceptable alternatives to LIBOR (with the exception of overnight repurchase agreements, which are expected to be based on the Secured Overnight Financing Rate, or SOFR). The language in our LIBOR-based contracts and financial instruments has developed over time and may have various events that trigger when a successor rate to the designated rate would be selected. If a trigger is satisfied, contracts and financial instruments may give the calculation agent discretion over the substitute index or indices for the calculation of interest rates to be selected. The implementation of a substitute index or indices for the calculation of interest rates under our loan agreements with our borrowers may result in our incurring significant expenses in effecting the transition, may result in reduced loan balances if borrowers do not accept the substitute index or indices, and may result in disputes or litigation with customers over the appropriateness or comparability to LIBOR of the substitute index or indices, which could have an adverse effect on our results of operations.

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Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New FFBW and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $15.1 million and $20.7 million of the net proceeds of the offering in First Federal Bank of Wisconsin. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. First Federal Bank of Wisconsin may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

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Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity will be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and noninterest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, has been estimated to be approximately $733,000 ($534,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management − Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 7.20% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares sold in the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

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Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “ − Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “ − The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New FFBW without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. First Federal Bank of Wisconsin’s charter will contain a similar restriction on acquisitions of 10% or more of its common stock, directly or indirectly, for five years following the conversion. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of New FFBW without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of New FFBW” and “Management − Benefits to be Considered Following Completion of the Conversion.”

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There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Prior to the conversion and offering, transactions in shares of Old FFBW common stock have been listed on the Nasdaq Capital Market and shares of New FFBW will continue to be listed on Nasdaq.  The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The Articles of Incorporation of New FFBW provide that, unless New FFBW consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New FFBW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New FFBW to New FFBW or New FFBW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New FFBW and its directors, officers, and other employees. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase New FFBW common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller & Company, Inc., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond February 3, 2020, or the number of shares to be sold in the offering is increased to more than 4,268,570 shares or decreased to fewer than 3,155,030 shares.

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The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and borrowers of First Federal Bank of Wisconsin are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

Risks Related to Our Contribution to FFBW Community Foundation

The contribution to FFBW Community Foundation will adversely affect net income.

We intend to make a contribution to our charitable foundation, FFBW Community Foundation, in connection with the conversion and offering. We intend to contribute to the foundation $250,000 in cash. The contribution will reduce our net income for the quarter and year in which we make the contribution and the after-tax expense is expected to be approximately $181,500.

Our contribution to FFBW Community Foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to FFBW Community Foundation. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before federal income taxes and charitable contributions) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the six years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period. We estimate that we would be able to deduct for federal income tax purposes all of the contribution to the foundation over six years, although there can be no assurance of the amount and the timing of the deduction.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old FFBW and its subsidiaries as of and for the periods indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old FFBW contained elsewhere in this prospectus. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this prospectus. Information for periods prior to October 2017 relate solely to the operations of First Federal Bank of Wisconsin. The information at and for the years ended December 31, 2016 and 2015 is derived in part from audited financial statements of First Federal Bank of Wisconsin, that do not appear in this prospectus. The information at and for the year ended December 31, 2014 and at and for the six months ended June 30, 2019 is unaudited. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results to be achieved for all of the year ending December 31, 2019 or for any other period.

	At June 30,	At December 31,
	2019	2018	2017 (1)	2016	2015	2014
	(In thousands)
Selected Financial Condition Data:
Total assets	$258,324	$262,726	$256,481	$241,555	$242,695	$241,555
Cash and cash equivalents	5,397	4,488	11,813	6,911	3,093	7,363
Available-for-sale securities	43,478	43,751	58,012	48,613	48,921	51,829
Securities held to maturity	—	—	—	—	—	—
Loans held for sale	1,951	679	109	592	636	215
Loans, net	193,001	198,694	171,355	166,974	172,132	169,886
Premises and equipment, net	4,888	5,057	5,290	7,610	8,009	3,836
Foreclosed assets, net	84	69	619	667	—	—
Federal Home Loan Bank stock, at cost	609	739	514	1,347	1,347	1,347
Accrued interest receivable	777	768	782	760	806	810
Cash value of life insurance	7,105	7,007	6,558	6,352	6,149	4,469
Other assets	1,034	1,474	1,429	1,729	1,602	1,800
Total liabilities	197,140	202,364	196,992	207,557	208,513	208,013
Deposits and escrow	178,324	183,260	182,949	184,672	184,247	193,534
Federal Home Loan Bank advances	15,750	17,750	12,750	21,277	23,304	13,830
Other liabilities	3,066	1,354	1,293	1,608	962	649
Total equity	61,184	60,362	59,489	33,998	34,182	33,542

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Operations Data:
Interest and dividend income	$5,554	$5,041	$10,609	$8,995	$8,865	$9,121	$7,486
Interest expense	1,411	857	2,109	1,554	1,633	1,283	909
Net interest income	4,143	4,184	8,500	7,441	7,232	7,838	6,577
Provision for loan losses	155	304	513	419	844	360	523
Net interest income after provision for loan losses	3,988	3,880	7,987	7,022	6,388	7,478	6,054
Noninterest income	411	337	700	891	866	606	108
Noninterest expense (2)	3,560	3,604	7,311	7,835	7,239	6,689	6,520
Income (expense) before income tax provision (credit)	839	613	1,376	78	15	1,395	(358)
Provision (credit) for income tax	202	137	318	264	(156)	417	(60)
Net income (loss)	$637	$476	$1,058	$(186)	$171	$978	$(298)

(1)	We completed our mutual holding company reorganization and minority stock offering in October 2017. In the stock offering, Old FFBW sold 2,950,625 shares of its common stock at $10.00 per share for gross offering proceeds of $29.5 million.
(2)	Noninterest expense for the year ended December 31, 2017 included expenses of $283,000 associated with the charitable donation of our former downtown Waukesha branch and $500,000 associated with the establishment and funding of FFBW Community Foundation.

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	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Performance Ratios (1):
Return on average assets	0.49%	0.37%	0.40%	(0.08)%	0.07%	0.41%	(0.14)%
Return on average equity	2.09%	1.61%	1.67%	(0.50)%	0.49%	2.83%	(1.10)%
Net interest rate spread (2)	2.93%	3.18%	3.14%	3.13%	3.16%	3.47%	3.49%
Net interest margin (3)	3.35%	3.45%	3.44%	3.29%	3.25%	3.55%	3.54%
Efficiency ratio (4)	78.17%	79.72%	79.47%	94.04%	89.39%	79.22%	97.53%
Noninterest expense to average assets	2.73%	2.80%	2.75%	3.20%	2.96%	2.78%	3.15%
Average interest-earning assets to average interest-bearing liabilities	137.40%	137.50%	135.30%	124.12%	112.80%	113.10%	110.50%
Average equity to average total assets	23.32%	22.97%	23.87%	15.04%	14.24%	14.37%	13.08%

Capital Ratios:
Total capital (to risk-weighted assets)	25.60%	25.09%	24.74%	27.83%	21.77%	21.54%	21.88%
Tier 1 capital (to risk-weighted assets)	24.49%	24.14%	23.70%	26.82%	20.87%	20.60%	21.13%
Tier 1 capital (to total assets)	19.05%	18.59%	18.40%	17.20%	13.93%	14.00%	13.60%
Common equity Tier 1 capital (to risk-weighted assets)	24.49%	24.14%	23.70%	26.82%	20.87%	20.60%	21.13%

Asset Quality Ratios:
Nonperforming assets to total assets	0.46%	0.36%	0.30%	0.73%	1.48%	1.61%	1.41%
Nonperforming loans to total loans	0.57%	0.48%	0.36%	0.72%	1.71%	2.25%	1.99%
Allowance for loan losses to nonperforming loans	201.64%	197.11%	294.17%	144.81%	50.97%	39.60%	34.30%
Allowance for loan losses to total loans	1.15%	0.95%	1.05%	1.04%	0.87%	0.89%	0.68%

Other Data:
Number of full service offices	4	4	4	4	4	4	3

(1)	Annualized for the six month periods ended June 30, 2019 and 2018.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(3)	Represents net interest income as a percent of average interest-earning assets for the year.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Old FFBW for the periods and at the dates indicated. This information is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the financial statements beginning on page F-1. The information at December 31, 2018 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Old FFBW at page F-1 of this prospectus. The information at September 30, 2019 and for the three months and nine months ended September 30, 2019 and 2018 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months and nine months ended September 30, 2019 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2019 or any other period.

	At September 30, 2019	At December 31, 2018
	(In thousands)
Selected Financial Condition Data:

Total assets	$258,089	$262,726
Cash and cash equivalents	4,185	4,488
Available-for-sale securities	44,603	43,751
Loans held for sale	1,118	679
Loans, net	193,307	198,694
Premises and equipment, net	4,818	5,057
Foreclosed assets, net	84	69
FHLB stock at cost and other equity investments (1)	730	739
Accrued interest receivable	766	768
Cash value of life insurance	7,155	7,007
Other assets	1,323	1,474
Total liabilities	196,779	202,364
Deposits and escrow	179,823	183,260
Federal Home Loan Bank advances	14,850	17,750
Other liabilities	2,106	1,354
Total equity	61,310	60,362

(1) At September 30, 2019 includes $206,000 of Bankers’ Bank stock.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
			(In thousands)
Selected Operations Data:
Interest and dividend income	$2,812	$2,740	$8,366	$7,781
Interest expense	719	607	2,130	1,464
Net interest income	2,093	2,133	6,236	6,317
Provision for loan losses	45	111	200	415
Net interest income after provision for loan losses	2,048	2,022	6,036	5,902
Noninterest income	218	196	629	533
Noninterest expense	1,775	1,758	5,335	5,362
Income before income tax expense	491	460	1,330	1,073
Provision for income tax	121	111	323	248
Net income	$370	$349	$1,007	$825

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	At or For the Three Months Ended September 30		At or For the Nine Months Ended September 30,
	2019	2018	2019	2018

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.76%	0.68%	0.68%	0.54%
Return on average equity	3.18%	3.07%	2.92%	2.22%
Interest rate spread (1) (2)	2.95%	3.02%	2.93%	3.13%
Net interest margin (1) (3)	3.43%	3.35%	3.38%	3.41%
Efficiency ratio (1) (4)	76.68%	75.82%	77.60%	77.97%
Non-interest expense to average total assets	2.74%	2.58%	2.75%	2.69%
Average interest-earning assets to average interest-bearing liabilities	141%	134%	139%	136%
Average equity to average total assets	23.78%	22.03%	23.47%	22.65%

Asset Quality Ratios:
Non-performing assets to total assets	0.50%	0.36%	0.50%	0.36%
Non-performing loans to total loans	0.62%	0.48%	0.62%	0.48%
Allowance for loan losses to non-performing loans	186.17%	208.89%	186.17%	208.89%
Allowance for loan losses to total loans	1.16%	1.01%	1.16%	1.01%

Capital Ratios:
Total capital (to risk-weighted assets)	25.26%	24.30%	25.26%	24.30%
Common equity Tier 1 capital (to risk-weighted assets)	24.16%	23.33%	24.16%	23.33%
Tier 1 capital (to risk-weighted assets)	24.16%	23.33%	24.16%	23.33%
Tier 1 capital (to avg assets) (Tier1 Leverage Ratio)	19.36%	17.96%	19.36%	17.96%

Other Data:
Number of full service offices	4	4	4	4

(1)	Ratios are annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

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Comparison of Financial Condition at September 30, 2019 and December 31, 2018

Total Assets. Total assets decreased $4.6 million, or 1.8%, to $258.1 million at September 30, 2019 from $262.7 million at December 31, 2018. This decrease was primarily due to a decrease in net loans of $5.4 million, partially offset by an increase in available for sale securities of $852,000.

Cash and cash equivalents. Cash and due from banks increased $2.4 million, or 139.7%, to $4.2 million at September 30, 2019 from $1.7 million at December 31, 2018. Fed funds sold decreased $2.7 million, or 100.0%, to $0 at September 30, 2019 from $2.7 million at December 31, 2018. The change in cash and cash equivalents was due to normal fluctuations.

Net Loans.  Net loans decreased $5.4 million, or 2.7%, to $193.3 million at September 30, 2019 from $198.7 million at December 31, 2018. The decrease resulted primarily from decreases in one- to –four-family owner-occupied loans of $10.2 million, or 24.8%, and multifamily loans of $2.4 million, or 7.0%, offset by increases in commercial development loans of $9.8 million, or 125.6%, and commercial real estate loans of $1.8 million, or 2.5%. The decrease in one- to –four-family owner-occupied loans resulted from our strategy to sell the majority of conforming, fixed rate one- to –four-family loans in the secondary market.

During the nine months ended September 30, 2019 we sold $10.5 million of one- to –four-family, owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income and manage interest rate risk.

Available for sale securities. Available for sale securities increased $852,000, or 1.9%, to $44.6 million at September 30, 2019 from $43.8 million at December 31, 2018. This was a result of purchases of $8.6 million and a change in unrealized gain of $1.4 million offset by sales of $4.8 million and maturities, normal paydowns and amortization of $4.3 million.

Other equity investments. Other equity investments decreased $9,000, or 1.2%, to $730,000 at September 30, 2019 from $739,000 at December 31, 2018.

Deposits.  Deposits decreased $4.5 million, or 2.5%, to $178.7 million at September 30, 2019 from $183.2 million at December 31, 2018. Noninterest-bearing checking accounts decreased $1.4 million, or 6.3%, to $21.3 million as of September 30, 2019 compared to $22.8 million as of December 31, 2018. Interest-bearing checking accounts increased $4.0 million, or 74.4%, to $9.5 million at September 30, 2019 from $5.4 million at December 31, 2018. Additionally, money market accounts increased $4.1 million to $46.0 million at September 30, 2019, compared to $41.9 million at December 31, 2018, and savings accounts decreased $874,000 to $12.9 million at September 30, 2019, compared to $13.8 million at December 31, 2018. Certificates of deposit decreased $9.9 million, or 11.2% to $78.3 million as of September 30, 2019 from $88.1 million as of December 31, 2018. Health savings accounts decreased $469,000 to $10.7 million at September 30, 2019 from $11.2 million as of December 31, 2018.

Borrowings. Borrowings, consisting entirely of FHLB advances, decreased $2.9 million, or 16.3%, to $14.9 million at September 30, 2019 from $17.8 million December 31, 2018. The aggregate cost of outstanding FHLB advances was 2.02% at September 30, 2019, compared to the cost of deposits of 1.46% at that date.

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Other liabilities. Other liabilities decreased $18,000, or 1.4%, to $1.3 million at September 30, 2019 from $1.3 million at December 31, 2018.

Total Equity.  Total equity increased $948,000, or 1.6%, to $61.3 million at September 30, 2019 from $60.4 million at December 31, 2018. The increase resulted from net income of $1.0 million for the nine months ended September 30, 2019 and the change in net unrealized gain in available for sale securities of $1.1 million offset by the repurchases of common stock of $1.5 million.

Comparison of Operating Results for the Three Months Ended September 30, 2019 and September 30, 2018

General.  We had net income of $370,000 for the three months ended September 30, 2019, compared to net income of $349,000 for the three months ended September 30, 2018, an increase of $21,000, or 6.0%. The increase in net income was the net effect of an increase in noninterest income of $22,000, or 11.2%, and a decrease in the provision of loan losses of $66,000, or 59.5%, partially offset by an increase in noninterest expenses of $17,000, or 1.0%, and a decrease in net interest income of $40,000, or 1.9%.

Interest and dividend income. Interest and dividend income increased $72,000, or 2.6%, to $2.8 million for the three months ended September 30, 2019 from $2.7 million for the three months ended September 30, 2018. The increase was primarily attributable to a $102,000 increase in interest on loans resulting from an increase of 26 basis points in yield quarter to quarter. This was partially offset by a $36,000 decrease in interest on available-for-sale securities, a result of the decrease in the average balance of available-for-sale securities of $9.3 million quarter to quarter while the yield increased 19 basis points quarter to quarter.

 Interest Expense. Interest expense increased $112,000, or 18.5%, to $719,000 for the three months ended September 30, 2019, from $607,000 for the three months ended September 30, 2018. Interest expense on interest-bearing deposits increased $180,000 quarter to quarter. The average cost of our interest-bearing deposits increased 48 basis points to 1.61% from 1.13%, and the average balance of interest-bearing deposits decreased by $3.2 million, or 2.0%, quarter to quarter. Interest expense on borrowings, consisting entirely of FHLB advances, decreased $68,000, or 43.6%, to $88,000 during the three months ended September 30, 2019 from $156,000 during the three months ended September 30, 2018, as the average balance of borrowings decreased $13.1 million to $16.3 million for the 2019 quarter from $29.4 million for the 2018 quarter. Additionally, the cost of those borrowings increased four basis points to 2.17% for the three months ended September 30, 2019 from 2.13% for the three months ended September 30, 2018.

Net Interest Income.  Net interest income decreased $40,000, or 1.9%, to $2.1 million for the three months ended September 30, 2019 from $2.1 million for the three months ended September 30, 2018. Average net interest-earning assets increased $5.8 million to $70.7 million for the 2019 quarter from $64.9 million for the 2018 quarter. The increase was due primarily to the decrease in borrowings to offset the inflow in interest-bearing deposit accounts. Our net interest rate spread decreased to 2.95% for the three months ended September 30, 2019 from 3.02% for the three months ended September 30, 2018, while our net interest margin increased to 3.43% for the 2019 quarter from 3.35% for the 2018 quarter.

Provision for Loan Losses.  We recorded a provision for loan losses of $45,000 for the three months ended September 30, 2019, compared to $111,000 provision for the three months ended September 30, 2018, a decrease of $66,000, or 59.5%. The decrease in the provision for loan losses in the 2019 quarter compared to the 2018 quarter was a result of loan growth in the prior year quarter. The allowance for loan losses was $2.3 million, or 1.16% of total loans, at September 30, 2019, compared to $2.0 million, or 1.01% of total loans, at September 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $774,000 at September 30, 2019 from $267,000 at September 30, 2018. Total nonperforming loans increased to $1.2 million at September 30, 2019 from $757,000 at September 30, 2018. Net charge-offs for the three months ended September 30, 2019 were $35,000, compared to net recoveries of $1,000 for the three months ended September 30, 2018. At September 30, 2019, one non-performing loan of $353,000 was 90 days past due, and two non-performing loans totaling $136,000 were 30-89 days past due.

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Noninterest Income. Noninterest income increased $22,000, or 11.2%, to $218,000 for the three months ended September 30, 2019 from $196,000 for the three months ended September 30, 2018. The increase resulted primarily from an increase in service charges and fees of $19,000 and an increase in net gain on sale of loans of $15,000, offset by a decrease in net gain on sale of securities of $11,000.

Noninterest Expense.  Noninterest expense increased $17,000, or 1.0%, to $1.8 million for the three months ended September 30, 2019 from $1.8 million for the three months ended September 30, 2018. The increase was due to an increase in salaries and employee benefits expense of $29,000 and technology of $19,000. The increase in noninterest expense was partially offset by decreases in occupancy and equipment of $9,000 and other noninterest expense of $40,000, which primarily consist of decreases in marketing of $33,000 and in business development of $3,000.

Income Tax Expense.  We recorded an income tax expense of $121,000 for the three months ended September 30, 2019 compared to an income tax expense of $111,000 for the three months ended September 30, 2018, an increase of $10,000, or 9.0%. The increase was due to an increase of $31,000 in income before income taxes to $491,000 for the 2019 quarter compared to $460,000 for the 2018 quarter.

Comparison of Operating Results for the Nine Months Ended September 30, 2019 and September 30, 2018

General.  We had net income of $1.0 million for the nine months ended September 30, 2019, compared to net income of $825,000 for the nine months ended September 30, 2018, an increase of $182,000, or 22.1%. The increase in net income was the net effect of an increase in noninterest income of $96,000, or 18.0%, a decrease in the provision of loan losses of $215,000, or 51.8%, and an decrease in noninterest expenses of $27,000, or 0.5%, offset by a decrease in net interest income of $81,000, or 1.3%.

Interest and dividend income. Interest and dividend income increased $585,000, or 7.5%, to $8.4 million for the nine months ended September 30, 2019 from $7.8 million for the nine months ended September 30, 2018. The increase was primarily attributable to a $753,000 increase in interest on loans resulting from an increase of $12.7 million in the average balance of loans period to period with a 20 basis point increase in yield period to period. Excluding second quarter 2018 one-time adjustments of $136,000 in nonaccrual interest recognized from the payoff of nonperforming loans, the yield on loans increased by 30 basis points. This was partially offset by a $189,000 decrease in interest on available-for-sale securities, a result of the decrease in the average balance of available-for-sale securities of $13.0 million period to period while the yield increased by 15 basis points period to period.

 Interest Expense. Interest expense increased $666,000, or 45.5%, to $2.1 million for the nine months ended September 30, 2019, from $1.5 million for the nine months ended September 30, 2018. Interest expense on interest-bearing deposits increased $724,000 period to periods. The average cost of our interest-bearing deposits increased 58 basis points to 1.54% from 0.96%, and the average balance of interest-bearing deposits increased $2.2 million, or 1.4%, period to period. Interest expense on borrowings, consisting entirely of FHLB advances, decreased $58,000, or 17.8%, to $267,000 during the nine months ended September 30, 2019 from $325,000 during the nine months ended September 30, 2018, as the average balance of borrowings decreased $5.4 million to $16.4 million for the 2019 period from $21.8 million for the 2018 period. Additionally, the cost of borrowings increased 18 basis points to 2.16% for the nine months ended September 30, 2019 from 1.98% for the nine months ended September 30, 2018.

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Net Interest Income. Net interest income decreased $81,000, or 1.3%, to $6.2 million for the nine months ended September 30, 2019 from $6.3 million for the nine months ended September 30, 2018. Average net interest-earning assets increased $2.6 million to $68.4 million for the 2019 period from $65.9 million for the 2018 period. The increase was due primarily to the increase in loans and the decrease in borrowings offset by an increase in noninterest-bearing deposit accounts and a decrease in available-for-sale securities. Our net interest rate spread decreased to 2.93% for the nine months ended September 30, 2019 from 3.13% for the nine months ended September 30, 2018, while our net interest margin decreased to 3.38% for the 2019 period from 3.41% for the 2018 period.

Provision for Loan Losses.  We recorded a provision for loan losses of $200,000 for the nine months ended September 30, 2019, compared to a $415,000 provision for the nine months ended September 30, 2018, a decrease of $215,000, or 51.8%. The decrease in the provision for loan losses in the 2019 period compared to the 2018 period was a result of charge-offs in the prior year period. The allowance for loan losses was $2.3 million, or 1.16% of total loans, at September 30, 2019, compared to $2.0 million, or 1.01% of total loans, at September 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $774,000 at September 30, 2019 from $267,000 at September 30, 2018. Total nonperforming loans increased to $1.2 million at September 30, 2019 from $757,000 at September 30, 2018. Net charge-offs for the nine months ended September 30, 2019 were $56,000, compared to $195,000 for the nine months ended September 30, 2018. At September 30, 2019, one non-performing loan of $353,000 was 90 days past due, and two non-performing loans totaling $136,000 were 30-89 days past due.

Noninterest Income. Noninterest income increased $96,000, or 18.0%, to $629,000 for the nine months ended September 30, 2019 from $533,000 for the nine months ended September 30, 2018. The increase resulted primarily from the increase in net gain on sale of loans of $108,000 offset by a decrease in net gain on sale of securities of $23,000.

Noninterest Expense.  Noninterest expense decreased $27,000, or 0.5%, to $5.3 million for the nine months ended September 30, 2019 from $5.4 million for the nine months ended September 30, 2018. The decrease was due to a decrease in salaries and employee benefits of $39,000, due to staffing efficiencies and vacancies, as well as foreclosed assets expense of $31,000 and other noninterest expense of $134,000, which primarily is a reduction in marketing, business development, FDIC insurance, and supervisory expenses. The decrease in noninterest expense was partially offset by increases in professional fees of $50,000, data processing of $39,000, and technology of $72,000.

Income Tax Expense.  We recorded an income tax expense of $323,000 for the nine months ended September 30, 2019 compared to an income tax expense of $248,000 for the nine months ended September 30, 2018, an increase of $75,000, or 30.2%. The increase was due to an increase of $257,000 in income before income taxes to $1.3 million for the 2019 period compared to $1.1 million for the 2018 period.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•	our ability to execute successfully any acquisitions of other institutions while managing related stockholder dilution;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, including as a result of Basel III;

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•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	our ability to manage market risk, credit risk and operational risk in the current economic environment;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract and retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 21. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $30.3 million and $41.4 million.

We intend to distribute the net proceeds as follows:

	3,155,030 Shares		3,711,800 Shares		4,268,570 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
Offering proceeds	$31,550	104.30%	$37,118	103.63%	$42,686	103.14%
Less estimated offering expenses	(1,300)	(4.30)%	(1,300)	(3.63)%	(1,300)	(3.14)%
Net offering proceeds	$30,250	100.00%	$35,818	100.00%	$41,386	100.00%

Distribution of net proceeds:
To FFBW Community Foundation	$(250)	(0.83)%	$(250)	(0.70)%	$(250)	(0.60)%
To First Federal Bank of Wisconsin	$(15,125)	(50.00)%	$(17,909)	(50.00)%	$(20,693)	(50.00)%
To fund loan to employee stock ownership plan	$(2,524)	(8.40)%	$(2,969)	(8.29)%	$(3,415)	(8.25)%
Retained by New FFBW	$12,351	40.83%	$14,690	41.01%	$17,0328	41.14%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of First Federal Bank of Wisconsin’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.

Use of Proceeds Retained by New FFBW

New FFBW:

•	intends to initially invest the proceeds that it retains in interest-earning deposits and in securities, including securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of First Federal Bank of Wisconsin − Investment Activities;”

•	may, in the future, use a portion of the proceeds that it retains to finance acquisitions of financial institutions, or branches thereof, or other financial services businesses, or to expand through de novo branching, although no specific transactions are being considered at this time and no specific expansion is being considered at this time;

•	may, in the future, use a portion of the proceeds that it retains to pay cash dividends or to repurchase shares of our common stock, although under current federal regulations we may not repurchase shares of our common stock during the first year following the conversion and offering, except to fund stock-based benefit plans or when extraordinary circumstances exist with prior regulatory approval; and

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•	expects to use the proceeds that it retains from time to time for other general corporate purposes.

Use of Proceeds Received by First Federal Bank of Wisconsin

First Federal Bank of Wisconsin:

•	intends to use a portion of the proceeds received to fund new commercial and industrial, commercial real estate, commercial development and residential mortgage loans and, to a lesser extent, other loans, in accordance with our business plan and lending guidelines. See “Business of First Federal Bank of Wisconsin − Lending Activities;”

•	may invest a portion of the proceeds received in securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of First Federal Bank of Wisconsin − Investment Activities;”

•	may, in the future, use a portion of the proceeds received to expand our retail banking franchise, by acquiring other financial institutions, branch offices or other financial services businesses, or establishing new branches or loan production offices, although no specific transactions are being considered at this time; and

•	expects to use the proceeds received from time to time for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors − Risks Related to the Offering − Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

New FFBW will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New FFBW in connection with the conversion. The source of dividends will depend on the net proceeds retained by New FFBW and earnings thereon, and dividends from First Federal Bank of Wisconsin. In addition, New FFBW will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

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After the completion of the conversion, First Federal Bank of Wisconsin will not be permitted to pay dividends on its capital stock to New FFBW, its sole stockholder, if First Federal Bank of Wisconsin’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, First Federal Bank of Wisconsin will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. First Federal Bank of Wisconsin must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of First Federal Bank of Wisconsin’s net income for that year to date plus its retained net income for the preceding two years, or First Federal Bank of Wisconsin would not be at least adequately capitalized following the distribution.

Any payment of dividends by First Federal Bank of Wisconsin to New FFBW that would be deemed to be drawn from First Federal Bank of Wisconsin’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by First Federal Bank of Wisconsin on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. First Federal Bank of Wisconsin does not intend to make any distribution that would create such a federal tax liability. See “The Conversion and Offering − Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of First Federal Bank of Wisconsin to make capital distributions, including the payment of dividends to New FFBW, see “Taxation − Federal Taxation.”

We will file a consolidated federal tax return with First Federal Bank of Wisconsin. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old FFBW’s common stock is currently listed on the Nasdaq Capital Market under the symbol “FFBW.” Upon completion of the conversion, we expect the shares of common stock of New FFBW will replace the existing shares of Old FFBW and trade on the Nasdaq Capital Market under the symbol “FFBW.” Janney has advised us that it intends to continue to make a market in our common stock following the offering, but is under no obligation to do so.

As of the close of business on September 30, 2019, there were 6,566,478 shares of Old FFBW common stock outstanding, including 2,929,603 publicly held shares (shares held by stockholders other than FFBW, MHC), and approximately 176 stockholders of record.

On September 4, 2019, the business day immediately preceding the public announcement of the conversion, and on November 5, 2019, the most recent practicable date before the date of this prospectus, the closing prices of Old FFBW common stock as reported on the Nasdaq Capital Market were $10.00 per share and $10.85 per share, respectively. On the effective date of the conversion, all publicly held shares of Old FFBW common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New FFBW common stock determined pursuant to the exchange ratio. See “The Conversion and Offering − Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old FFBW common stock will be converted into options to purchase a number of shares of New FFBW common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2019, First Federal Bank of Wisconsin exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of First Federal Bank of Wisconsin at June 30, 2019, and the pro forma equity capital and regulatory capital of First Federal Bank of Wisconsin, after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes the receipt by First Federal Bank of Wisconsin of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	First Federal Bank of Wisconsin Historical at		Pro Forma at June 30, 2019, Based Upon the Sale in the Offering of
	June 30, 2019		3,155,030 Shares		3,711,800 Shares		4,268,570 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$50,416	19.5%	$61,755	22.6%	$63,871	23.1%	$65,987	23.6%

Tier 1 leverage capital (1)(2)	$49,268	19.0%	$60,607	22.1%	$62,723	22.7%	$64,839	23.2%
Tier 1 leverage requirement	12,932	5.0	13,688	5.0	13,827	5.0	13,967	5.0
Excess	$36,336	14.0%	$46,919	17.1%	$48,895	17.7%	$50,872	18.2%

Tier 1 risk-based capital (1)(2)	$49,268	19.0%	$60,607	29.7%	$62,723	30.6%	$64,839	31.6%
Tier 1 risk-based requirement	16,097	8.0	16,339	8.0	16,384	8.0	16,428	8.0
Excess	$33,171	11.0%	$44,268	21.7%	$46,339	22.6%	$48,410	23.6%

Total risk-based capital (1)(2)	$51,520	25.6%	$62,859	30.8%	$64,975	31.7%	$67,091	32.7%
Total risk-based requirement	20,122	10.0	20,424	10.0	20,480	10.0	20,535	10.0
Excess	$31,399	15.6%	$42,435	20.8%	$44,495	21.7%	$46,555	22.7%

Common equity tier 1 risk-based capital (1)(2)	$49,268	24.5%	$60,607	29.7%	$62,723	30.6%	$64,839	31.6%
Common equity tier 1 risk-based requirement	13,079	6.5	13,276	6.5	13,312	6.5	13,348	6.5
Excess	$36,189	18.0%	$47,332	23.2%	$49,411	24.1%	$51,491	25.1%
Reconciliation of capital infused into First Federal Bank of Wisconsin:
Net proceeds			$30,250		$35,818		$41,386
Proceeds contributed to First Federal Bank of Wisconsin			15,125		17,909		20,693
Less: Common stock acquired by stock-based benefit plan			1,262		1,485		1,707
Less: Common stock acquired by employee stock ownership plan			2,524		2,969		3,415
Pro forma increase			$11,339		$13,455		$15,571

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

(3)	Totals do not foot due to rounding differences.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Old FFBW at June 30, 2019 and the pro forma consolidated capitalization of New FFBW after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Old FFBW	New FFBW Pro Forma at June 30, 2019 Based upon the Sale in the Offering at $10.00 per Share of
	Historical at June 30, 2019	3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
	(Dollars in thousands)
Deposits (1)	$177,553	$177,553	$177,553	$177,553
Borrowed funds	15,750	15,750	15,750	15,750
Total deposits and borrowed funds	$193,303	$193,303	$193,303	$193,303

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	67	57	67	77
Additional paid-in capital (2)	28,489	57,878	63,436	68,608
MHC consolidation	—	100	100	100
Retained earnings (4)	35,632	35,632	35,632	35,632
Accumulated other comprehensive income	235	235	235	235
Less:
Treasury stock	(871)	—	—	—
After-tax cost of foundation	—	(198)	(198)	(198)
Common stock held by employee stock ownership plan	(2,368)	(2,368)	(2,368)	(2,368)
Common stock to be acquired by employee stock ownership plan (5)	—	(2,524)	(2,969)	(3,415)
Common stock to be acquired by stock-based benefit plan (6)	—	(1,262)	(1,485)	(1,707)
Total stockholders’ equity	$61,184	$87,550	$92,450	$96,964

Pro Forma Shares Outstanding
Shares offered for sale	—	3,155,030	3,711,800	4,268,570
Exchange shares issued	—	2,539,970	2,988,200	3,436,430
Total shares outstanding	6,624,687	5,695,000	6,700,000	7,705,000

Total stockholders’ equity as a percentage of total assets	23.68%	30.75%	31.92%	33.06%
Tangible equity as a percentage of total assets	23.68%	30.75%	31.92%	33.06%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)	Old FFBW currently has 19,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New FFBW common stock to be outstanding.

(3)	No effect has been given to the issuance of additional shares of New FFBW common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New FFBW common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”

(4)	The retained earnings of First Federal Bank of Wisconsin will be substantially restricted after the conversion. See “The Conversion and Offering − Liquidation Rights” and “Supervision and Regulation − Federal Banking Regulation − Capital Distributions.”

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(5)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New FFBW. The loan will be repaid principally from First Federal Bank of Wisconsin’s contributions to the employee stock ownership plan. Since New FFBW will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New FFBW’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by New FFBW. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New FFBW will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Old FFBW and pro forma data of New FFBW at and for the six months ended June 30, 2019 and the year ended December 31, 2018. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds disclosed in the tables are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New FFBW. The existing loan obligation of our employee stock ownership plan, equal to $2.5 million at June 30, 2019, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 20 years. Interest income that we earn on the loan will offset the interest paid by First Federal Bank of Wisconsin. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 20 years, net of historical expense for the period; and

(iii)	total expenses of the offering, including fees and expenses to be paid to Janney, will be $1.3 million.

We calculated pro forma consolidated net income for each period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.66% (1.31% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of December 31, 2018, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

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The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.59 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to First Federal Bank of Wisconsin, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of First Federal Bank of Wisconsin, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering − Liquidation Rights.”

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At or for the Six Months Ended June 30, 2019 Based upon the Sale at $10.00 Per Share of
3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$31,550	$37,118	$42,686
Market value of shares issued in the exchange	25,400	29,882	34,364
Pro forma market capitalization	$56,950	$67,000	$77,050

Gross proceeds of offering	$31,550	$37,118	$42,686
Estimated expenses	(1,300)	(1,300)	(1,300)
Estimated net proceeds	30,250	35,818	41,386
Assets received from mutual holding company	100	100	100
Cash contribution to foundation	(250)	(250)	(250)
Common stock purchased by employee stock ownership plan	(2,524)	(2,969)	(3,415)
Common stock purchased by stock-based benefit plans	(1,262)	(1,485)	(1,707)
Estimated net proceeds, as adjusted	$26,314	$31,214	$36,114

For the Six Months Ended June 30, 2019
Consolidated net earnings:
Historical	$637	$637	$637
Income on adjusted net proceeds	173	205	237
Employee stock ownership plan (1)	(50)	(59)	(67)
Stock awards (2)	(100)	(117)	(135)
Stock options (3)	(77)	(91)	(105)
Pro forma net income	$583	$575	$567

Earnings per share (4):
Historical	$0.12	$0.10	$0.09
Income on adjusted net proceeds	0.03	0.03	0.03
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.01)
Stock awards (2)	(0.02)	(0.02)	(0.02)
Stock options (3)	(0.02)	(0.02)	(0.02)
Pro forma earnings per share (4)	$0.10	$0.08	$0.07

Offering price to pro forma net income per share	95.09	x	113.66	x	132.83	x
Number of shares used in earnings per share calculations	5,695,000	6,700,000	7,705,000

At June 30, 2019
Stockholders’ equity:
Historical	$61,184	$61,184	$61,184
Estimated net proceeds	30,250	35,818	41,386
Equity increase from the mutual holding company	100	100	100
Common stock acquired by employee stock ownership plan (1)	(2,524)	(2,969)	(3,415)
After-tax cost of foundation	(198)	(198)	(198)
Common stock acquired by stock-based benefit plans (2)	(1,262)	(1,485)	(1,707)
Pro forma stockholders’ equity (5)	$87,550	$92,450	$97,350
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$87,550	$92,450	$97,350

Stockholders’ equity per share (6):
Historical	$10.74	$9.13	$7.94
Estimated net proceeds	5.31	5.35	5.37
Equity increase from the mutual holding company	0.02	0.01	0.01
After-tax cost of foundation	(0.03)	(0.03)	(0.03)
Common stock acquired by employee stock ownership plan (1)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (2)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (5) (6)	$15.38	$13.80	$12.63
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$15.38	$13.80	$12.63

Offering price as percentage of pro forma stockholders’ equity per share	65.02%	72.46%	79.18%
Offering price as percentage of pro forma tangible stockholders’ equity per share	65.02%	72.46%	79.18%
Number of shares outstanding for pro forma book value per share calculations	5,695,000	6,700,000	7,705,000

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At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of
3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$31,550	$37,118	$42,686
Market value of shares issued in the exchange	25,400	29,882	34,364
Pro forma market capitalization	$56,950	$67,000	$77,050

Gross proceeds of offering	$31,550	$37,118	$42,686
Estimated expenses	(1,300)	(1,300)	(1,300)
Estimated net proceeds	30,250	35,818	41,386
Assets received from mutual holding company	100	100	100
Cash contribution to foundation	(250)	(250)	(250)
Common stock purchased by employee stock ownership plan	(2,524)	(2,969)	(3,415)
Common stock purchased by stock-based benefit plans	(1,262)	(1,485)	(1,707)
Estimated net proceeds, as adjusted	$26,314	$31,214	$36,114

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$1,058	$1,058	$1,058
Income on adjusted net proceeds	345	409	474
Employee stock ownership plan (1)	(100)	(117)	(135)
Stock awards (2)	(199)	(235)	(270)
Stock options (3)	(155)	(182)	(210)
Pro forma net income	$949	$933	$917

Earnings per share (4):
Historical	$0.19	$0.16	$0.14
Income on adjusted net proceeds	0.06	0.06	0.06
Employee stock ownership plan (1)	(0.02)	(0.02)	(0.02)
Stock awards (2)	(0.04)	(0.04)	(0.04)
Stock options (3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share (4)	$0.16	$0.13	$0.11

Offering price to pro forma net income per share	58.60	x	70.45	82.65	x
Number of shares used in income per share calculations	5,695,000	6,700,000	7,705,000

At December 31, 2018
Stockholders’ equity:
Historical	$60,362	$60,362	$60,362
Estimated net proceeds	30,250	35,818	41,386
Equity increase from the mutual holding company	100	100	100
After-tax cost of foundation	(198)	(198)	(198)
Common stock acquired by employee stock ownership plan (1)	(2,524)	(2,969)	(3,415)
Common stock acquired by stock-based benefit plans (2)	(1,262)	(1,485)	(1,707)
Pro forma stockholders’ equity (5)	$86,728	$91,628	$96,528
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$86,728	$91,628	$96,528

Stockholders’ equity per share (6):
Historical	$10.60	$9.01	$7.83
Estimated net proceeds	5.31	5.35	5.37
Equity increase from the mutual holding company	0.02	0.01	0.01
After-tax contribution to foundation	(0.03)	(0.03)	(0.03)
Common stock acquired by employee stock ownership plan (1)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (2)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (5) (6)	$15.24	$13.68	$12.52
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$15.24	$13.68	$12.52

Offering price as percentage of pro forma stockholders’ equity per share	65.62%	73.10%	79.87%
Offering price as percentage of pro forma tangible stockholders’ equity per share	65.62%	73.10%	79.87%
Number of shares outstanding for pro forma book value per share calculations	5,695,000	6,700,000	7,705,000

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(1)	Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New FFBW, and the outstanding loan with respect to existing shares of Old FFBW held by the employee stock ownership plan will be refinanced and consolidated with the new loan. First Federal Bank of Wisconsin intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. First Federal Bank of Wisconsin’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation − Stock Compensation − Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by First Federal Bank of Wisconsin, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 6,310, 7,424 and 8,537 shares were committed to be released during the six months ended June 30, 2019 at the minimum, midpoint and maximum of the offering range, respectively, that 12,620, 14,847 and 17,874 shares were committed to be released during the year ended December 31, 2018 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New FFBW or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New FFBW. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2019, (iii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2018, and (iv) the plan expense reflects an effective combined federal and state tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.

(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.59 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.2%.

(4)	Per share figures include publicly held shares of Old FFBW common stock that will be issued in exchange for shares of New FFBW common stock in the conversion. See “The Conversion and Offering − Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(5)	The retained earnings of First Federal Bank of Wisconsin will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering − Liquidation Rights” and “Supervision and Regulation − Federal Banking Regulation − Capital Distributions.”

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(6)	Per share figures include publicly held shares of Old FFBW common stock that will be issued in exchange for shares of New FFBW common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8501, 1.0002 and 1.1502 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information at and for the six months ended June 30, 2019 and 2018 is unaudited. You should read the information in this section in conjunction with the business and financial information regarding Old FFBW and the financial statements provided in this prospectus.

Business Strategy

Our goal is to provide long-term value to our stockholders, customers and employees and the communities we serve by executing a safe and sound business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital we will have after the completion of the offering will enable us to compete more effectively with other financial institutions.

Our current business strategy consists of the following:

•	Grow organically while managing operating expense and risk. As a result of our new executive management team and infrastructure, increased loan personnel and enhanced loan policies and procedures and credit administration processes, and given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk.

•	Grow through opportunistic bank or branch acquisitions or de novo branching. In addition to our expected organic growth, we intend to pursue a business strategy to grow through whole bank and/or branch acquisitions, in each case where we believe the acquisition would enhance over a relatively short period of time the value of our franchise and yield potential financial benefits for our stockholders. Although we believe opportunities exist to increase our market share in our historical markets, we expect to continue to expand into nearby markets in southeastern Wisconsin. We will consider expanding our branch network by establishing new (“de novo”) branches and/or adding loan production offices. The capital we are raising in the offering will also provide us the opportunity to make acquisitions of other financial institutions or branches thereof, and will help fund improvements in our operating facilities, credit reporting and customer delivery services in order to enhance our competitiveness. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner.

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•	Grow our loan portfolio prudently with a focus on diversifying the portfolio, particularly in commercial real estate and commercial and industrial lending. Our principal business activity historically has been the origination of residential mortgage loans for retention in our loan portfolio, and we intend to retain our presence as a mortgage lender in our market area. Since our hiring of our new president and chief executive officer in July 2016, we believe that we have implemented a stronger sales culture in our institution and we intend to continue to increase our emphasis on the origination of commercial real estate and commercial and industrial loans. Since 2016 we have added four new loan officers, including two commercial loan officers, and a Senior Vice President of Lending and we intend to add additional lenders following completion of the conversion and offering. Additionally, in recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting, information technology and compliance operations. We believe all of these actions have properly positioned our institution to achieve prudent, organic and consistent growth in the future. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Continue to increase core deposits, with an emphasis on low cost commercial demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts, statement savings and health savings accounts. As part of our focus on commercial loan growth, our lenders are expected to source business checking accounts from our borrowers. We have recently hired a senior vice president of lending and a senior vice president of operations. These individuals are leading our efforts to increase the origination of commercial and industrial loan and deposit relationships. In addition to these core relationships, we expect to continue to utilize non-core funding sources, such as brokered deposits and borrowings, as needed, to fund future loan growth and our operations.

•	Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Our nonperforming assets to total assets ratio was 0.46% at June 30, 2019, compared to 0.30% at December 31, 2018 and 0.73% at December 31, 2017. At June 30, 2019, the majority of our nonperforming assets were related to one- to four-family residential real estate loans, including investor-owned one- to four-family loans, as our residential borrowers experienced difficulties repaying their loans during the past recession. We will continue to increase our investment in our credit review function, both in personnel as well as ancillary systems, as necessary, in order to be able to evaluate more complex loans and better manage credit risk, which will also support our intended loan growth.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

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The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

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Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. First Federal Bank of Wisconsin estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, First Federal Bank of Wisconsin estimates fair value. These estimates are subjective in nature and any imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by the Bank can be found in Note 14 of the Financial Statements “ – Fair Value.”

Comparison of Financial Condition at June 30, 2019 and December 31, 2018

Total Assets. Total assets decreased $4.4 million, or 1.7%, to $258.3 million at June 30, 2019 from $262.7 million at December 31, 2018. This decrease was primarily due to the decrease in net loans of $5.7 million offset in part by the increases in cash and cash equivalents of $909,000 and loans held for sale of $1.3 million.

Cash and cash equivalents. Cash and due from banks increased $2.6 million, or 149.2%, to $4.4 million at June 30, 2019 from $1.7 million at December 31, 2018. Fed funds sold decreased $1.7 million, or 61.9%, to $1.0 million at June 30, 2019 from $2.7 million at December 31, 2018. The change in change in cash and cash equivalents is due to normal fluctuations.

Net Loans.  Net loans decreased $5.7 million, or 2.9%, to $193.0 million at June 30, 2019 from $198.7 million at December 31, 2018. The decrease resulted primarily from decreases in one- to four-family owner-occupied loans of $7.4 million, or 18.0%, and multifamily loans of $3.3 million, or 9.6%, offset in part by increases in commercial development loans of $5.1 million, or 65.2%, and commercial real estate loans of $1.6 million, or 2.3%. The decrease in the balance of net loans resulted primarily from our efforts to manage our loan-to-deposit ratio and significant loan growth during the year ended December 31, 2018, as well as our increased focus on originating commercial real estate and commercial and industrial loans to continue to diversify our overall loan portfolio.

During the six months ended June 30, 2019, we sold $6.5 million of one- to four family, owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income and manage interest rate risk.

Available for sale securities. Available for sale securities decreased $273,000, or 0.6%, to $43.5 million at June 30, 2019 from $43.8 million at December 31, 2018. This was a result of purchases of $5.9 million and a change in unrealized gain (loss) of $1.1 million offset in part by sales of $4.8 million and maturities, normal paydowns and amortization of $2.3 million.

Federal Home Loan Bank stock. Federal Home Loan Bank stock decreased $130,000, or 17.6%, to $609,000 at June 30, 2019 from $739,000 at December 31, 2018.

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Deposits.  Deposits decreased $5.6 million, or 3.1%, to $177.6 million at June 30, 2019 from $183.2 million at December 31, 2018. Noninterest-bearing checking accounts decreased $2.1 million, or 9.2%, to $20.7 million as of June 30, 2019 compared to $22.8 million as of December 31, 2018. Interest-bearing checking accounts increased $3.0 million, or 56.1%, to $8.5 million at June 30, 2019 from $5.4 million at December 31, 2018. Additionally, money market accounts decreased $1.1 million to $40.8 million at June 30, 2019, compared to $41.9 million at December 31, 2018, and savings accounts decreased $644,000 to $13.1 million at June 30, 2019, compared to $13.8 million at December 31, 2018. Certificates of deposit decreased $4.6 million, or 5.2% to $83.6 million as of June 30, 2019 from $88.1 million as of December 31, 2018. Health savings accounts decreased $283,000 to $10.9 million at June 30, 2019 from $11.2 million as of December 31, 2018.

Borrowings. Borrowings, consisting entirely of Federal Home Loan Bank advances, decreased $2.0 million, or 11.3%, to $15.8 million at June 30, 2019 from $17.8 million December 31, 2018. The aggregate cost of outstanding Federal Home Loan Bank advances was 2.16% at June 30, 2019, compared to the cost of deposits of 1.51% at that date.

Other liabilities. Other liabilities increased $1.2 million, or 90.5%, to $2.4 million at June 30, 2019 from $1.3 million at December 31, 2018.

Total Equity.  Total equity increased $822,000, or 1.4%, to $61.2 million at June 30, 2019 from $60.4 million at December 31, 2018. The increase resulted from net income of $637,000 for the six months ended June 30, 2019 and the change in net unrealized gain (loss) in available for sale securities offset by the repurchases of common stock of $871,000.

Comparison of Financial Condition at December 31, 2018 and December 31, 2017

Total Assets. Total assets increased $6.2 million, or 2.4%, to $262.7 million at December 31, 2018 from $256.5 million at December 31, 2017. The increase resulted primarily from an increase in net loans of $27.3 million offset in part by decreases in available for sale securities of $14.3 million and cash and cash equivalents of $7.3 million.

Cash and cash equivalents. Cash and due from banks decreased $1.5 million, or 46.8%, to $1.7 million at December 31, 2018 from $3.3 million at December 31, 2017. The decrease resulted primarily as a results of deploying funds for loan growth. Fed funds sold decreased $5.8 million, or 67.8%, to $2.7 million at December 31, 2018 from $8.5 million at December 31, 2017, primarily as a result of the deploying funds for loan growth.

Net Loans.  Net loans increased $27.3 million, or 16.0%, to $198.7 million at December 31, 2018 from $171.4 million at December 31, 2017. The increase resulted from increases in commercial real estate loans of $16.2 million, or 30.5%, commercial development loans of $6.3 million, or 420.8%, commercial and industrial loans of $3.0 million, or 29.7%, multifamily loans of $2.8 million, or 8.8%, and consumer loans of $1.1 million, or 69.4%, offset in part by decreases of $1.3 million, or 4.0%, in one- to four-family investor-owned loans and $428,000, or 1.0%, in one- to four-family owner-occupied loans.

During the years ended December 31, 2018 and 2017, we sold $13.0 million and $14.4 million, respectively, of one- to four family owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income.

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Available for sale securities. Available for sale securities decreased $14.3 million, or 24.6%, to $43.8 million at December 31, 2018 from $58.0 million at December 31, 2017. This was a result of the deploying funds from sales and paydowns to fund loan growth.

Federal Home Loan Bank stock. Federal Home Loan Bank stock increased $225,000, or 43.8%, to $739,000 at December 31, 2018 from $514,000 at December 31, 2017. This was a result of Federal Home Loan Bank requirements due to the increase in Federal Home Loan Bank advances.

Deposits.  Deposits increased $292,000, or 0.2%, to $183.2 million at December 31, 2018 from $182.9 million at December 31, 2017. Noninterest-bearing checking accounts increased $492,000, or 2.2%, to $22.8 million as of December 31, 2018 compared to $22.3 million as of December 31, 2017. Interest-bearing checking accounts increased $1.4 million, or 35.0%, to $5.4 million at December 31, 2018 from $4.0 million at December 31, 2017. Additionally, money market accounts decreased $12.6 million, or 23.1%, to $41.9 million at December 31, 2018, compared to $54.5 million at December 31, 2017, and savings accounts decreased $257,000, or 1.8%, to $13.8 million at December 31, 2018, compared to $14.0 million at December 31, 2017. Certificates of deposit increased $11.4 million, or 14.8%, to $88.1 million as of December 31, 2018 from $76.8 million as of December 31, 2017, which includes $14.0 million of brokered certificates of deposit. Health savings accounts remained consistent at $11.2 million and $11.3 million as of December 31, 2018 and 2017, respectively.

Borrowings. Borrowings, consisting entirely of Federal Home Loan Bank advances, totaled $17.8 million at December 31, 2018 compared to $12.8 million at December 31, 2017. The aggregate cost of outstanding advances from the Federal Home Loan Bank was 2.10% at December 31, 2018, compared to the Bank’s cost of deposits of 1.33% at that date.

Other liabilities. Other liabilities increased $28,000, or 2.2%, to $1.3 million at December 31, 2018 from $1.3 million at December 31, 2017.

Total Equity.  Total equity increased $873,000, or 1.5%, to $60.4 million at December 31, 2018 from $59.5 million at December 31, 2017. The increase resulted primarily from net income of $1.1 million, recognition of ESOP shares of $143,000 and recognition of stock based compensation of $18,000, partially offset by other comprehensive loss of $346,000.

Comparison of Operating Results for the Six Months Ended June 30, 2019 and June 30, 2018

General.  We had net income of $637,000 for the six months ended June 30, 2019, compared to net income of $476,000 for the six months ended June 30, 2018, an increase of $161,000, or 33.8%. The increase in net income was the net effect of an increase in noninterest income of $74,000, or 22.0%, a decrease in the provision of loan losses of $149,000, or 49.0%, and an decrease in noninterest expenses of $44,000, or 1.2%, offset in part by a decrease in net interest income of $41,000, or 1.0%.

Interest and dividend income. Interest and dividend income increased $513,000, or 10.2%, to $5.6 million for the six months ended June 30, 2019 from $5.0 million for the six months ended June 30, 2018. The increase was primarily attributable to a $651,000 increase in interest on loans resulting from an increase of $19.9 million in the average balance of loans quarter to quarter with an 18 basis point increase in yield period to period. Excluding second quarter 2018 one-time adjustments of $136,000 in nonaccrual interest recognized from the payoff of nonperforming loans, the yield on loans increased by 33 basis points. This was partially offset by a $153,000 decrease in interest on available for sale securities, a result of the decrease in the average balance of available for sale securities of $14.9 million quarter to quarter while the yield increased by 13 basis points quarter to quarter.

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 Interest Expense. Interest expense increased $554,000, or 64.6%, to $1.4 million for the six months ended June 30, 2019, from $857,000 for the six months ended June 30, 2018. Interest expense on interest-bearing deposits increased $544,000 period to period. The average cost of our interest-bearing deposits increased 63 basis points to 1.51% from 0.88%, and the average balance of interest-bearing deposits increased $6.5 million, or 4.1%, during the same period. Interest expense on borrowings, consisting entirely of Federal Home Loan Bank advances, increased $10,000, or 5.9%, to $179,000 during the six months ended June 30, 2019 from $169,000 during the six months ended June 30, 2018, as the average balance of borrowings decreased $3.3 million to $16.5 million for the six months ended June 30, 2019 from $19.9 million for the six months ended June 30, 2018. Additionally, the cost of those borrowings increased 46 basis points to 2.16% for the six months ended June 30, 2019 from 1.70% for the six months ended June 30, 2018.

Net Interest Income.  Net interest income decreased $41,000, or 1.0%, to $4.1 million for the six months ended June 30, 2019 from $4.2 million for the six months ended June 30, 2018. Average net interest-earning assets increased $1.0 million to $67.3 million for the 2019 period from $66.3 million for the 2018 period. The increase was due primarily to the increase in loans and the decrease in borrowings offset in part by an increase in noninterest-bearing deposit accounts and a decrease in available for sale securities. Our net interest rate spread decreased to 2.93% for the six months ended June 30, 2019 from 3.18% for the six months ended June 30, 2018, while our net interest margin decreased to 3.35% for the 2019 quarter from 3.45% for the 2018 quarter.

Provision for Loan Losses.  We recorded a provision for loan losses of $155,000 for the six months ended June 30, 2019, compared to a $304,000 provision for the six months ended June 30, 2018, a decrease of $149,000, or 49.0%. The decrease in the provision for loan losses in the 2019 period compared to the 2018 period was a result of charge-offs in the prior year period. The allowance for loan losses was $2.3 million, or 1.15% of total loans, at June 30, 2019, compared to $1.9 million, or 0.95% of total loans, at June 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $828,000 at June 30, 2019 from $250,000 at June 30, 2018. Total nonperforming loans increased to $1.1 million at June 30, 2019 from $968,000 at June 30, 2018. Net charge-offs for the six months ended June 30, 2019 were $21,000, compared to $196,000 for the prior year period. At June 30, 2019, all of the nonperforming loans were contractually current.

Noninterest Income. Noninterest income increased $74,000, or 22.0%, to $411,000 for the six months ended June 30, 2019 from $337,000 for the six months ended June 30, 2018. The increase resulted primarily from the increase in net gain on sale of loans of $93,000, offset in part by a decrease in service charges and fees of $12,000 and a decrease in net gain on sale of securities of $12,000.

Noninterest Expense.  Noninterest expense decreased $44,000, or 1.2%, to $3.6 million for the six months ended June 30, 2019 from $3.6 million for the six months ended June 30, 2018. The decrease was due to a decrease in salaries and employee benefits of $68,000, due to staffing efficiencies and vacancies, as well as a decrease in foreclosed assets expense of $35,000 and other noninterest expense of $94,000, which primarily is a reduction in marketing, business development, FDIC insurance, and supervisory expenses. These decreases were partially offset by increases in professional fees of $41,000, data processing of $34,000, and technology of $53,000.

Income Tax Expense.  We recorded an income tax expense of $202,000 for the six months ended June 30, 2019 compared to an income tax expense of $137,000 for the six months ended June 30, 2018, an increase of $65,000, or 47.4%. The increase was due to an increase of $226,000 in income before income taxes to $839,000 for the 2019 period compared to $613,000 for the 2018 period.

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Comparison of Operating Results for the Years Ended December 31, 2018 and December 31, 2017

General.  We had net income of $1.1 million for the year ended December 31, 2018, compared to a net loss of $186,000 for the year ended December 31, 2017, an increase of $1.2 million, or 668.8%. The increase in net income was the net effect of an increase in net interest income after provision for loan losses of $965,000, or 13.7%, and decrease in noninterest expense of $524,000, or 6.7%, offset in part by a decrease in noninterest income of $191,000, or 21.4%, and an increase in income taxes of $54,000, or 20.5%.

Interest and dividend income. Interest and dividend income increased $1.6 million, or 17.9%, to $10.6 million for the year ended December 31, 2018 from $9.0 million for the year ended December 31, 2017. The increase was primarily attributable to a $1.4 million increase in interest on loans, due to an increase in the average balance of loans of $18.7 million year to year.  Also, interest on available for sale securities increased $254,000, due to an increase in the average balance of available for sale securities of $7.4 million year to year.

Interest Expense. Interest expense increased $555,000, or 35.7%, to $2.1 million for the year ended December 31, 2018, from $1.6 million for the year ended December 31, 2017. Interest expense on borrowings, consisting entirely of Federal Home Loan Bank advances, increased $192,000, or 80.0%, to $432,000 during the year ended December 31, 2018 from $240,000 during the year ended December 31, 2017, as the average balance of borrowings increased $4.7 million to $22.6 million for the 2018 period from $17.9 million for 2017, and the cost of borrowings increased 58 basis points to 1.92% for 2018 from 1.34% for the 2017.  Interest expense on interest-bearing deposits increased $363,000, or 27.6%, year to year. The average cost of our interest-bearing deposits increased 25 basis points to 1.05% from 0.80%, while the average balance of interest-bearing deposits decreased by $3.9 million, or 2.4%, during the same period.

Net Interest Income.  Net interest income increased $1.1 million, or 14.2%, to $8.5 million for the year ended December 31, 2018 from $7.4 million for the year ended December 31, 2017. Average net interest-earning assets increased $20.6 million to $64.5 million for 2018 from $43.9 million for 2017. The increase in average net interest-earning assets was due primarily to the increase of average loans of $18.7 million. Our net interest rate spread increased to 3.14% for the year ended December 31, 2018 from 3.13% for the year ended December 31, 2017, and our net interest margin increased to 3.44% for 2018 from 3.29% for 2017.

Provision for Loan Losses.  We recorded a provision for loan losses of $513,000 for the year ended December 31, 2018, compared to a $419,000 provision for the year ended December 31, 2017. The increase in the provision for loan losses in 2018 compared to 2017 was a result of our loan growth in 2018. The allowance for loan losses was $2.1 million, or 1.05% of total loans, at December 31, 2018, compared to $1.8 million, or 1.04% of total loans, at December 31, 2017. Classified (substandard, doubtful and loss) loans increased to $421,000 at December 31, 2018 from $359,000 at December 31, 2017. Total nonperforming loans decreased to $720,000 at December 31, 2018 from $1.2 million at December 31, 2017. Net charge-offs for the year ended December 31, 2018 were $195,000, compared to $97,000 for the prior year period. At December 31, 2018, $720,000, or 100.0%, of the nonperforming loans were contractually current.

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Noninterest Income. Noninterest income decreased $191,000, or 21.4%, to $700,000 for the year ended December 31, 2018 from $891,000 for the year ended December 31, 2017. The decrease resulted primarily from a $224,000 loss from sale of securities completed as part of a balance sheet restructuring strategy to sell more than $5.4 million of securities with below market book yields and redeploy those funds into higher yielding assets.  By redeploying those funds into higher yielding loans and securities, management expects an earnback period of approximately 1.15 years. In addition, the gain on sale of loans decreased $22,000 in 2018 compared to 2017 due to management’s decision to retain mortgage loans in the portfolio rather than selling to the secondary market. Finally, 2017 included a gain on the sales of two buildings. This was partially offset by the increase in service charges and other fees of $92,000 year over year.

Noninterest Expense.  Noninterest expense decreased $524,000, or 6.7%, to $7.3 million for the year ended December 31, 2018 from $7.8 million for the year ended December 31, 2017. The decrease was due primarily to a decrease of $830,000, or 51.0%, in other expense, to $798,000 for the year ended December 31, 2018 from $1.6 million for the year ended December 31, 2017. The decrease was due to two major donations made during 2017: We donated the former downtown Waukesha branch, resulting in an expense of $283,000 included in other noninterest expense. Additionally, as a part of the reorganization and stock issuance completed in 2017, we expensed $500,000 to set up the FFBW Community Foundation, Inc., which is also included in other noninterest expense. The decrease in occupancy and equipment of $107,000, or 9.6%, resulted from decreased building maintenance. These decreases were offset in part by increases of $114,000, or 18.8%, in data processing expense, $288,000, or 7.3%, in salaries and employee benefits, and $9,000, or 33.3%, in foreclosed assets expense.

Income Tax Expense.  We recorded an income tax expense of $318,000 for the year ended December 31, 2018 compared to $264,000 for the year ended December 31, 2017, an increase of $54,000 or 20.5%. Due to an increase in income before income taxes of $1.3 million, offset by the effects of the enactment of the Tax Cuts and Jobs Act of 2017, we reduced the value of the deferred tax asset by $353,000, which increased the income tax expense in 2017 by the same amount.

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Average balances and yields. The following tables sets forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	At June 30,	For the Six Months Ended June 30,
	2019	2019			2018
	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)
		(Dollars in thousands)
Interest-earning assets:
Loans	4.81%	$200,246	$4,945	4.94%	$180,390	$4,294	4.76%
Available-for-sale securities	2.80%	43,579	563	2.58%	58,451	716	2.45%
Interest-bearing deposits	2.40%	2,540	29	2.28%	3,293	15	0.91%
Federal Home Loan Bank stock	4.95%	642	17	5.30%	700	16	4.57%
Total interest-earning assets	4.43%	247,007	5,554	4.50%	242,834	5,041	4.15%
Noninterest-earning assets		16,683			16,414
Allowance for loan losses		(2,182)			(1,835)
Total assets		$260,885			$257,413

Interest-bearing liabilities:
Demand accounts	1.26%	$9,168	57	1.24%	$4,502	7	0.31%
Money market accounts	1.74%	40,785	243	1.19%	52,764	185	0.70%
Savings accounts	0.12%	14,245	9	0.13%	15,329	15	0.20%
Health savings accounts	0.30%	11,284	17	0.30%	11,596	13	0.22%
Certificates of deposit	2.15%	87,689	906	2.07%	72,493	468	1.29%
Total interest-bearing deposits	1.69%	163,171	1,232	1.51%	156,684	688	0.88%
Borrowings	2.18%	16,544	179	2.16%	19,862	169	1.70%
Total interest-bearing liabilities	1.74%	179,715	1,411	1.57%	176,546	857	0.97%
Noninterest-bearing deposits		18,256			20,538
Other noninterest-bearing liabilities		1,406			1,199
Total liabilities		200,050			198,283
Stockholders’ equity		60,835			59,130
Total liabilities and stockholders’ equity		$260,885			$257,413

Net interest income			$4,143			$4,184
Net interest rate spread (2)	2.69%			2.93%			3.18%
Net interest-earning assets (3)		$67,292			$66,288

Net interest margin (4)				3.35%			3.45%
Average interest-earning assets to average interest-bearing liabilities		137%			138%

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	For the Year Ended December 31,
	2018			2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate (1)
Interest-earning assets:
Loans	$189,233	$9,192	4.86%	$170,577	$7,817	4.58%	$172,892	$7,741	4.48%
Available-for-sale securities	55,030	1,339	2.43%	47,602	1,085	2.28%	48,218	1,093	2.27%
Interest-bearing deposits	2,278	42	1.84%	7,024	79	1.12%	—	—	—
Federal Home Loan Bank stock	765	36	4.71%	700	14	2.00%	1,347	31	2.30%
Total interest-earning assets	247,306	10,609	4.29%	225,903	8,995	3.98%	222,457	8,865	3.99%
Noninterest-earning assets	20,763			20,454			23,985
Allowance for loan losses	(1,912)			(1,542)			(1,546)
Total assets	$266,157			$244,815			$244,896

Interest-bearing liabilities:
Demand accounts	$5,225	$24	0.46%	$3,254	$11	0.34%	$7,779	$55	0.71%
Money market accounts	51,855	433	0.84%	54,956	282	0.51%	49,629	159	0.32%
Savings accounts	15,394	29	0.19%	16,447	16	0.10%	17,618	23	0.13%
Health savings accounts	11,462	30	0.26%	11,485	30	0.26%	11,558	43	0.37%
Certificates of deposit	76,277	1,161	1.52%	77,990	975	1.25%	87,476	1,085	1.24%
Total interest-bearing deposits	160,213	1,677	1.05%	164,132	1,314	0.80%	174,060	1,365	0.78%
Borrowings	22,552	432	1.92%	17,866	240	1.34%	23,147	268	1.16%
Total interest-bearing liabilities	182,765	2,109	1.15%	181,998	1,554	0.85%	197,207	1,633	0.83%
Noninterest-bearing deposits	19,631			20,902			11,508
Other non-interest bearing liabilities	229			5,083			1,306
Total liabilities	202,625			207,983			210,021
Equity	63,532			36,832			34,875
Total liabilities and equity	$266,157			$244,815			$244,896

Net interest income		$8,500			$7,441			$7,232
Net interest rate spread (2)			3.14%			3.13%			3.16%
Net interest-earning assets (3)	$64,541			$43,905			$25,250
Net interest margin (4)			3.44%			3.29%			3.25%
Average interest-earning assets to interest-bearing liabilities	135%			124%			113%

(1)	Yields and rates are annualized for the six months ended June 30, 2019 and 2018.
(2)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Represents total interest-earning assets less total interest-bearing liabilities.
(4)	Represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in average rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior period average rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Six Months Ended June 30, 2019 vs. 2018			Year Ended December 31, 2018 vs. 2017			Year Ended December 31, 2017 vs. 2016
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$473	$178	$651	$851	$524	$1,375	$(106)	$182	$76
Available-for-sale securities	(182)	29	(153)	170	84	254	(14)	6	(8)
Interest-bearing deposits	(3)	17	14	(53)	16	(37)	79	—	79
Federal Home Loan Bank stock	(1)	2	1	1	21	22	(13)	(4)	(17)
Total interest-earning assets	287	226	513	969	645	1,614	(54)	184	130

Interest-bearing liabilities:
Demand accounts	7	43	50	7	6	13	(15)	(29)	(44)
Money market accounts	(42)	100	58	(16)	167	151	27	96	123
Savings accounts	(1)	(5)	(6)	(1)	14	13	(1)	(6)	(7)
Health savings accounts	—	4	4	—	—	—	—	(13)	(13)
Certificates of deposit	98	340	438	(21)	207	186	(119)	9	(110)
Total deposits	$62	$482	$544	$(31)	$394	$363	(108)	57	(51)

Borrowings	(28)	38	10	62	130	192	(71)	43	(28)

Total interest-bearing liabilities	$34	$520	$554	$31	$524	$555	(179)	100	(79)

Change in net interest income	$253	$(294)	$(41)	$938	$121	$1,059	$125	$84	$209

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Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating commercial real estate, multifamily and commercial and industrial loans, all of which tend to have shorter terms and higher interest rates than one- to four-family owner-occupied residential real estate loans, and which generate customer relationships that can result in larger noninterest-bearing checking accounts;

•	selling substantially all of our conforming and eligible jumbo, longer-term, fixed-rate one- to four-family owner-occupied residential real estate loans and retaining the non-conforming and shorter-term, fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs; and

•	reducing our dependence on certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts and savings accounts, which are less interest rate sensitive than certificates of deposit.

Our board of directors is responsible for the review and oversight of our executive management team and other essential operational staff which are responsible for our asset/liability analysis. These officers act as an asset/liability committee and are charged with developing and implementing an asset/liability management plan, and they meet at least quarterly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

Net Portfolio Value. The Office of the Comptroller of Currency requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off-balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates.

The tables below set forth, as of June 30, 2019, the estimated changes in our NPV that would result from the designated instantaneous changes in market interest rates. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

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				NPV as a Percentage of Present Value of Assets (3)
Change in		Estimated Increase			Increase
Interest Rates	Estimated	(Decrease) in NPV		NPV	(Decrease)
(basis points) (1)	NPV (2)	Amount	Percent	Ratio (4)	(basis points)
(Dollars in thousands)
+300	$49,434	$(5,454)	(9.9)%	20.33%	(96)
+200	52,264	(2,624)	(4.8)%	21.00%	(29)
+100	54,072	(816)	(1.5)%	21.31%	2
—	54,888	—	—%	21.29%	—
-100	54,937	49	0.1%	21.02%	(27)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The tables above indicate that at June 30, 2019, in the event of a 100 basis point decrease in interest rates, we would have experienced a 0.1% increase in NPV. In the event of a 200 basis point increase in interest rates at June 30, 2019, we would have experienced a 4.8% decrease in NPV.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on NPV and will differ from actual results.

NPV calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities of securities. We also have the ability to borrow from the Federal Home Loan Bank of Chicago. At June 30, 2019, we had $15.8 million outstanding in advances from the FHLB-Chicago. At June 30, 2019, due to the Federal Home Loan Bank of Chicago’s repurchase of its stock, we had no available capacity for additional Federal Home Loan Bank advances.

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Additionally, at June 30, 2019 we had a $7.0 million federal funds rate line of credit with the Bankers’ Bank of Wisconsin, of which $0 was drawn at June 30, 2019.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents and available-for-sale investment securities. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $1.8 million, $2.0 million and $1.2 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively. Net cash provided by investing activities, which consists primarily of disbursements for loan originations and the purchase of investment securities, offset by principal collections on loans, proceeds from the sale of loans and the sale of securities and proceeds from maturing securities and pay downs on securities, was $6.9 million, $14.7 million and $11.8 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively. Net cash used in financing activities, consisting of activity in deposit accounts and Federal Home Loan Bank advances and the issuance of common stock, was $7.8 million, $5.3 million and $15.5 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our current strategy to change our mix of deposits to become less reliant on certificates of deposit, we anticipate that we will continue to allow a significant portion of higher-costing certificates of deposit to run off at maturity. We also anticipate continued use of Federal Home Loan Bank of Chicago advances as well as continuing to utilize non-core funding sources, such as brokered deposits and online sources, as needed, to fund future loan growth and our operations.

At June 30, 2019, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital of $49.3 million, or 19.0% of adjusted total assets, which is above the well-capitalized required level of $12.9 million, or 5.0%; and total risk-based capital of $51.5 million, or 25.6% of risk-weighted assets, which is above the well-capitalized required level of $20.1 million, or 10.0%. Management is not aware of any conditions or events since the most recent notification that would change our category.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 10 of the Notes to the Financial Statements beginning on page F-1 of this prospectus.

Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowings and deposits, and agreements with respect to securities.

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Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF NEW FFBW AND OLD FFBW

New FFBW

New FFBW is a Maryland corporation that was organized in September 2019. Upon completion of the conversion, New FFBW will become the holding company of First Federal Bank of Wisconsin and will succeed to all of the business and operations of Old FFBW and FFBW, MHC, and each of Old FFBW and FFBW, MHC will cease to exist.

As part of the conversion, New FFBW will receive the cash and securities held by Old FFBW, as well as cash held by FFBW, MHC, which totaled $100,000 as of June 30, 2019, and the net proceeds New FFBW retains from the offering, part of which will be used to fund a loan to the First Federal Bank of Wisconsin Employee Stock Ownership Plan. New FFBW will have no significant liabilities. New FFBW intends to use the support staff and offices of First Federal Bank of Wisconsin and will pay First Federal Bank of Wisconsin for these services. If New FFBW expands or changes its business in the future, it may hire its own employees.

New FFBW intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

New FFBW will be subject to comprehensive regulation by the Federal Reserve Board.

Old FFBW

Old FFBW is a federal corporation that owns all of the outstanding shares of common stock of First Federal Bank of Wisconsin. At June 30, 2019, Old FFBW had consolidated assets of $258.3 million, deposits of $177.6 million and stockholders’ equity of $61.2 million.

First Federal Bank of Wisconsin became the wholly owned subsidiary of Old FFBW in 2017, when First Federal Bank of Wisconsin reorganized into the two-tier mutual holding company structure. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

Old FFBW is subject to comprehensive regulation by the Federal Reserve Board.

Our website address is www.firstfederalwisconsin.com. We make available, through links on our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports filed or furnished pursuant to Section 13(a) of 15(d) of the Exchange Act, and statements of ownership on Forms 3, 4 and 5. The information on our website is not incorporated into by reference, nor should it be deemed a part of, this prospectus.

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BUSINESS OF FIRST FEDERAL BANK OF WISCONSIN

General

First Federal Bank of Wisconsin is a federally chartered stock savings bank, with its home office in Waukesha, Wisconsin, which is in Waukesha County, located in southeastern Wisconsin approximately 18 miles west of Milwaukee. First Federal Bank of Wisconsin was originally organized in 1922, and has operated continuously in the Milwaukee metropolitan area since that time. In May 2014, we merged with Bay View Federal Savings and Loan Association (“Bay View Federal”), a federal mutual saving association located in Milwaukee, Wisconsin, with approximately $135 million in assets as of the closing date of the merger. In the merger, Bay View Federal’s sole office located in the Bay View neighborhood of Milwaukee became a branch office of First Federal Bank of Wisconsin, thereby expanding our presence into Milwaukee County.

From our founding in 1922 until 2006, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts. Beginning in 2006, we expanded our loan operations and began offering commercial products. Our commercial loan offerings have increased significantly in the last decade, including through our merger in 2014 with Bay View Federal.

In July 2016, we hired our current president and chief executive officer, Edward H. Schaefer, and since this time we have conducted an extensive review of our credit, underwriting, information technology and compliance operations. Under the leadership of Mr. Schaefer, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. Among other areas, we have enhanced our commercial real estate and commercial and industrial lending infrastructure and have recently added a new senior vice president of lending. Additionally, consistent with our strategy to grow our commercial loan operations, we have enhanced our suite of deposit products in order to accommodate business customers, and thereby grow our core deposits.

Subject to market conditions, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate debt securities and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, savings accounts, health savings accounts and certificate of deposit accounts. Additionally, we have used advances from the Federal Home Loan Bank of Chicago and brokered certificates of deposit to fund our operations.

In October 2017, we consummated our reorganization in to a mutual holding company structure whereby First Federal Bank of Wisconsin became a stock bank and the wholly owned subsidiary of Old FFBW. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

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Our website address is www.firstfederalwisconsin.com. The information on the website is not incorporated into by reference, nor should it be deemed a part of, this prospectus.

Market Area

We conduct our operations from our three full-service banking offices in Waukesha County, Wisconsin, which is located immediately west of Milwaukee, and our office in the Bay View neighborhood on Milwaukee’s south side. We consider our primary lending market area to be southeastern Wisconsin, however, we occasionally make loans secured by properties located outside of our primary lending market, usually to borrowers with whom we have an existing relationship and who have a presence within our primary market.

Waukesha County contains a diverse cross section of employment sectors, with a mix of services, manufacturing, wholesale/retail trade, federal and local government, health care facilities and finance-related employment. Waukesha County had an estimated population of 403,000 as of July 2018. The Bay View neighborhood of Milwaukee is a more urban community located in the southern portion of the city of Milwaukee.

Waukesha County is primarily a suburban community and is the second wealthiest county in Wisconsin. According to the United States Census, from 2013 through 2017:

•	The median household income in Waukesha County was $81,000 compared to a median household income for Wisconsin of $57,000;

•	The median home value was $263,000, compared to $169,000 in Wisconsin;

•	Approximately 42.9% of the population of Waukesha County held a bachelor’s degree or higher, compared to 29.0% of Wisconsin; and

•	Approximately 4.8% of the population of Waukesha County had incomes below the poverty level, compared to 11.3% of Wisconsin.

Competition

We face significant competition both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. We also compete with fintech and internet banking companies.

As of June 30, 2018 (the latest date for which information is available), our market share was 0.99% of total deposits in Waukesha County, Wisconsin, making us the 21st largest out of 35 banks in Waukesha County. Our market share was 0.12% of total deposits in Milwaukee County, Wisconsin, making us the 23rd largest out of 28 banks in Milwaukee County.

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Lending Activities

Historically, we focused on originating one- to four-family owner-occupied residential real estate loans, one- to four-family investor-owned residential real estate loans, commercial real estate loans and multifamily loans. In recent years and going-forward, subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans, in an ongoing effort to diversify our overall loan portfolio and increase the overall yield earned on our loans.

Since 2016, we have hired a new president and chief executive officer who has extensive commercial lending experience, as well as a new senior vice president of lending and four new loan officers, including two commercial loan officers. We anticipate hiring additional loan officers, including experienced commercial and industrial lenders, following the conversion and offering. Additionally, we continually enhance our underwriting policies and procedures. We believe that these enhanced policies and procedures will further our business strategy of growing our commercial real estate and commercial and industrial loan portfolios while maintaining a strong credit and underwriting culture.

We sell the majority of the fixed-rate conforming and eligible jumbo one- to four-family owner-occupied residential real estate loans that we originate, generally on a servicing-released basis, with limited or no recourse, while retaining non-eligible jumbo fixed-rate and adjustable-rate one- to four-family owner-occupied residential real estate loans in order to manage the duration and time to repricing of our loan portfolio.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale of $2.0 million, $679,000, $109,000, $592,000, $636,000 and $215,000 at June 30, 2019, December 31, 2018, 2017, 2016, 2015 and 2014, respectively.

	At June 30,		At December 31,
	2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent
		(Dollars in thousands)
Commercial:
Development	$12,886	6.6%	$7,801	3.9%	$1,498	0.9%
Real estate	70,993	36.3	69,425	34.6	53,202	30.7
Commercial and industrial	12,526	6.4	13,142	6.4	10,135	5.9
Residential real estate and consumer:
One- to four-family owner-occupied	33,629	17.3	41,018	20.4	41,446	23.9
One- to four-family investor-owned	31,339	16.0	32,312	16.1	33,658	19.4
Multifamily	31,148	15.9	34,467	17.2	31,677	18.3
Consumer	2,884	1.5	2,733	1.4	1,613	0.9

Total loans	195,405	100.0%	200,898	100.0%	173,229	100.0%

Deferred loan costs (fees)	(152)		(86)		(74)
Allowance for loan losses	(2,252)		(2,118)		(1,800)

Total loans, net	$193,001		$198,694		$171,355

	At December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial:
Development	$2,526	1.5%	$4,340	2.5%	$2,639	1.5%
Real estate	42,276	25.1	42,213	24.3	38,177	22.3
Commercial and industrial	7,617	4.6	8,972	5.1	7,173	4.2
Residential real estate and consumer:
One- to four-family owner-occupied	48,001	28.5	55,364	31.9	58,014	33.9
One- to four-family investor-owned	34,633	20.5	33,353	19.2	32,713	19.1
Multifamily	31,905	18.9	26,963	15.5	27,152	15.9
Consumer	1,582	0.9	2,555	1.5	5,256	3.1

Total loans	168,540	100.0%	173,760	100.0%	171,124	100.0%

Deferred loan costs (fees)	(88)		(77)		(71)
Allowance for loan losses	(1,478)		(1,551)		(1,167)

Total loans, net	$166,974		$172,132		$169,886

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Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2018. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2019. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	Commercial development	Commercial real estate	Commercial and industrial	One- to four- family owner-occupied	One- to four- family investor-owned	Multifamily	Consumer	Total
Due During the Years Ending December 31,
2019	$500	$5,075	$4,276	$3,783	$1,890	$1,535	$700	$17,759
2020	3,398	16,448	1,752	343	7,720	5,373	130	35,164
2021	1,040	5,717	2,252	277	3,656	2,052	117	15,111
2022 to 2023	2,863	30,283	4,496	656	7,336	14,177	173	59,984
2024 to 2028	—	5,914	366	2,678	313	7,645	1,613	18,529
2029 to 2033	—	2,326	—	6,139	1,868	415	—	10,748
2034 and beyond	—	3,662	—	27,142	9,529	3,270	—	43,603

Total	$7,801	$69,425	$13,142	$41,018	$32,312	$34,467	$2,733	$200,898

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The following table sets forth the fixed- and adjustable-rate loans at December 31, 2018 that are contractually due after December 31, 2019.

	Due after December 31, 2019
	Fixed	Adjustable	Total
	(In thousands)
Commercial:
Development	$4,939	$2,362	$7,301
Real estate	50,126	14,224	64,350
Commercial and industrial	7,536	1,330	8,866
Residential real estate and consumer:
One- to four-family owner-occupied	12,981	24,254	37,235
One- to four-family investor-owned	20,114	10,308	30,422
Multifamily	29,603	3,329	32,932
Consumer	291	1,742	2,033
Total	$125,590	$57,549	$183,139

One- to Four-Family Owner-Occupied Residential Real Estate Lending. At June 30, 2019, we had $33.6 million of loans secured by one- to four-family owner-occupied residential real estate, representing 17.3% of our total loan portfolio. In addition, at June 30, 2019, we had $2.0 million of residential mortgages held for sale. We originate both fixed-rate and adjustable-rate one- to four-family residential real estate loans. At June 30, 2019, 44.5% of our one- to four-family owner-occupied residential real estate loans were fixed-rate loans, and 55.5% of such loans were adjustable-rate loans.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 10 to 30 years and are generally underwritten according to Fannie Mae guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of June 30, 2019 was $484,350 for single-family homes in our market area. We typically sell, servicing-released, our conforming and eligible jumbo fixed-rate one- to four-family owner-occupied residential real estate loans. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans” that we retain in our portfolio. Jumbo loans that we originate typically have 15 to 30 year terms and maximum loan-to-value ratios of 80%. At June 30, 2019, we had $11.5 million in jumbo loans, which represented 34.2% of our one- to four-family owner-occupied residential real estate loans. Our average loan size for jumbo loans was $638,000 at June 30, 2019. Virtually all of our one- to four-family residential real estate loans are secured by properties located in Waukesha County or Milwaukee County, Wisconsin.

We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 85% of the sales price or appraised value, whichever is lower. Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios up to 100%.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from 10 to 30 years and generally have fixed rates for initial terms of five years, although we also offer terms of three or seven years, and adjust annually thereafter at a margin, which in recent years has been tied to a margin above the 12-month Treasury rate. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period, with a lifetime interest rate cap of generally 6% over the initial interest rate of the loan and a rate floor. We typically hold in our loan portfolio our adjustable-rate one- to four-family residential real estate loans.

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Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not have a “subprime lending” program for one- to four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories).

Generally, residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. All borrowers are required to obtain title insurance for the benefit of First Federal Bank of Wisconsin. We also require homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

One to Four-Family Investor-Owned Residential Real Estate Lending. At June 30, 2019, we had $31.3 million of loans secured by one- to four-family investor-owned residential real estate, representing 16.0% of our total loan portfolio. one- to four-family investor-owned residential real estate loans are underwritten pursuant to our commercial lending underwriting criteria. Generally, we require personal guarantees from the borrowers on these properties, and we will not make loans in excess of 80% loan to value on non-owner-occupied properties.

We believe that there is a greater credit risk inherent in investor-owned residential properties than in owner-occupied one- to four-family residential real estate loans since, similar to commercial real estate and multifamily loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of investor-owned properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.

Multifamily Residential Real Estate Loans. At June 30, 2019, multifamily residential real estate loans were $31.1 million, or 15.9%, of our total loan portfolio. Our multifamily residential real estate loans are generally secured by properties consisting of five or more rental units in our market area. In addition to originating these loans, we also purchase and participate in multifamily residential real estate loans from other financial institutions. Such loans are independently underwritten according to our policies and require satisfactory documentation review by our legal counsel before we will purchase or participate in such loans. We believe our enhanced credit underwriting and loan administration policies and procedures should address these risks.

We originate a variety of adjustable-rate multifamily residential real estate loans with terms and amortization periods generally up to 25 years, which may include balloon loans. Interest rates and payments on our adjustable-rate generally are indexed to the prime rate plus a margin. We generally include pre-payment penalties on multi-family residential real estate loans we originate.

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In underwriting multifamily residential real estate loans, we consider a number of factors, which include the projected net cash flow to the loan’s debt service requirement (generally requiring a minimum of 115%), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Multifamily residential real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower. When circumstances warrant, guarantees are obtained from multifamily residential real estate customers. In addition, the borrower’s and guarantor’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates.

If we foreclose on a multifamily residential real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be a lengthy process with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

At June 30, 2019, our largest multifamily residential real estate loan had an outstanding balance of $3.8 million and was secured by an apartment complex. At June 30, 2019, this loan was performing in accordance with its repayment terms.

Commercial Real Estate Lending. Consistent with our strategy to diversify our loan portfolio and increase our yield, we are focused on increasing our origination of commercial real estate loans. At June 30, 2019, we had $71.0 million in commercial real estate loans, representing 36.3% of our total loan portfolio. Our commercial real estate loans are generally secured by office and industrial buildings, warehouses, small retail facilities and restaurants and other special purpose commercial properties, primarily in southeastern Wisconsin.

Our commercial real estate loans generally have initial terms of five to ten years and amortization terms of 15 to 20 years, with a balloon payment at the end of the initial term, and may be fixed-rate or adjustable-rate loans. Our adjustable-rate commercial real estate loans are generally tied to a margin above the prime rate. The maximum loan-to-value ratio of our commercial real estate loans is generally 80% of the lower of cost or appraised value of the property securing the loan.

At June 30, 2019, the average loan size of our outstanding commercial real estate loans was $676,000, and the largest of such loan relationships was a $7.1 million relationship secured by a hotel. This loan was performing in accordance with its repayment terms at June 30, 2019.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.15x. All commercial real estate loans of $250,000 or more are appraised by outside independent appraisers.

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Personal guarantees are generally obtained from the principals of commercial real estate loans. We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.

Commercial real estate loans entail greater credit risks compared to one- to four-family owner-occupied residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties.

Commercial and Industrial Lending. At June 30, 2019, we had $12.5 million of commercial and industrial loans, representing 6.4% of our total loan portfolio. We originate commercial and industrial loans and lines of credit secured by non-real estate business assets. These loans are generally originated to small businesses in our primary market area. Our commercial and industrial loans are generally used by the borrowers for working capital purposes or for acquiring equipment, inventory or furniture, and are primarily secured by business assets other than real estate, such as business equipment, inventory and accounts receivable. Our commercial and industrial loans are generally term loans with terms of three to seven years and lines of credit with terms of one to two years, with a target loan size of $250,000 to $3.0 million. Our commercial and industrial lines of credit are generally priced on an adjustable-rate basis tied to the prime rate. Term loans are generally priced at a spread over the comparable term Federal Home Loan Bank of Chicago rate. We generally obtain personal guarantees with commercial and industrial loans.

At June 30, 2019, the average loan size of our outstanding commercial and industrial loans was $187,000, and our largest outstanding commercial and industrial loan balance was a $1.2 million loan to a graphics company. This loan was performing in accordance with its repayment terms at June 30, 2019.

We typically originate commercial and industrial loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and their underlying assumptions, and the value and marketability of any collateral securing the loan. As a result, the availability of funds for the repayment of commercial and industrial loans may be substantially dependent on the success of the business itself and the general economic environment in our market area. Therefore, commercial and industrial loans that we originate have greater credit risk than one- to four-family owner-occupied residential real estate loans. In addition, commercial and industrial loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

As commercial and industrial loans typically help to drive deposit growth, we are increasing our focus on growing this segment of the  loan portfolio. This will also improve diversification and increase loan portfolio yield.

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Commercial Development Loans. At June 30, 2019, we had $12.9 million, or 6.6% of our total loan portfolio, in commercial development loans. Our commercial development loans may be made for the construction and development of both one- to four-family residential real estate and commercial real estate projects. Our commercial development loans generally have initial terms of up to 36 months, during which the borrower pays interest only. Upon completion of construction, these loans convert to permanent loans. Our commercial development loans are generally underwritten pursuant to the same guidelines used for originating permanent commercial real estate loans, and have rates and terms comparable to commercial real estate loans that we originate. The maximum loan-to-value of our commercial construction loans is 65% of the lesser of the appraised value of the completed property or the contract price for the land plus the value of the improvements. Before making a commitment to fund a construction loan, First Federal Bank of Wisconsin requires detailed cost estimates to complete the project and an appraisal of the property by an independent licensed appraiser. Each property is inspected before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method. All borrowers are required to obtain title insurance, property and casualty insurance, and, if the property is determined to be located in a flood zone area, flood insurance. At June 30, 2019, the unadvanced portion of total commercial development loans totaled $9.4 million. At June 30, 2019, our largest commercial development loan had a balance of $2.9 million and was secured by a multifamily complex construction project and was performing in accordance with its repayment terms.

Commercial development financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a commercial development loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Commercial development loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

Consumer Lending. To a much lesser extent, we offer a variety of consumer loans to individuals who reside or work in our market area, including home equity lines of credit, new and used automobile loans, boat loans, recreational vehicle loans and loans secured by certificates of deposit. At June 30, 2019, our consumer loan portfolio totaled $2.9 million, or 1.5% of our total loan portfolio. At June 30, 2019, we had no unsecured consumer loans.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Originations, Sales and Purchases of Loans

Most of our loan originations are generated by our loan personnel operating at our banking office locations. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

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We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. For the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, we sold $6.5 million, $13.0 million and $14.4 million of one- to four-family owner-occupied residential real estate loans. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale income.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At June 30, 2019, we had eight loans with an aggregate balance of $18.0 million in which we were not the lead lender, all of which were performing in accordance with their original repayment terms. We also have participated out portions of loans that exceeded our loans-to-one borrower legal lending limit and for risk diversification. At June 30, 2019 we had participated out portions of five loans with an aggregate amount of $11.2 million. Historically, we have not purchased whole loans, however, pursuant to our growth strategy, we may purchase whole loans in the future.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Six Months Ended	Years Ended December 31,
	June 30, 2019	2018	2017	2016	2015	2014
	(In thousands)
Total loans, including loans held for sale, at beginning of period	$200,898	$173,229	$168,540	$173,760	$171,124	$89,533

Loans originated:
Commercial development	114	4,332	2,480	1,873	832	—
Commercial real estate	5,410	12,635	23,892	9,011	16,784	15,415
Commercial and industrial	1,791	6,434	3,904	2,637	2,582	3,724
Residential one- to four-family owner-occupied	9,259	30,461	30,742	33,688	26,885	18,178
Residential one- to four-family investor-owned	776	3,580	4,795	5,783	6,212	12,368
Multifamily	1,364	10,455	8,415	5,380	2,340	7,382
Consumer	570	781	368	76	70	73
Total loans originated	19,284	68,678	74,596	58,448	55,705	57,140

Loans purchased:
Commercial development	—	—	4,000	—	—	3,015
Commercial real estate	—	5,327	418	1,975	1,890	15,292
Residential one- to four-family owner-occupied	—	—	—	—	—	20,109
Residential one- to four-family investor-owned	—	—	—	—	—	22,182
Multifamily	—	—	—	4,000	—	13,607
Consumer	—	—	—	—	—	275
Total loans purchased	—	5,327	4,418	5,975	1,890	74,480

Loans sold:
Commercial real estate	—	—	—	—	(3,529)	(2,031)
Commercial and industrial	(606)	—	—	—	—	—
Residential one- to four-family owner-occupied	(6,513)	(13,003)	(14,440)	(20,175)	(14,434)	(4,646)
Multifamily	—	—	—	—	—	—
Total loans sold	(7,119)	(13,003)	(14,440)	(20,175)	(17,693)	(6,677)

Other:
Principal repayments	(17,658)	(33,333)	(59,885)	(49,468)	(37,266)	(43,352)

Net loan activity	(5,493)	27,669	4,689	(5,220)	2,636	81,591
Total loans, including loans held for sale, at end of period	$195,405	$200,898	$173,229	$168,540	$173,760	$171,124

Loan Approval Procedures and Authority

Pursuant to federal law, the aggregate amount of loans that First Federal Bank of Wisconsin is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of First Federal Bank of Wisconsin’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  At June 30, 2019, based on the 15% limitation, First Federal Bank of Wisconsin’s loans-to-one-borrower limit was approximately $7.7 million. On the same date, First Federal Bank of Wisconsin had no borrowers with outstanding balances in excess of this amount. At June 30, 2019, our largest loan relationship with one borrower was for $7.1 million, which was secured by a hotel and the underlying loans were performing in accordance with their repayment terms on that date.

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Our lending is subject to written underwriting standards and origination procedures.  Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors.  The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Our president and chief executive officer has individual authorization to approve loans up to $2.0 million.  Our senior vice president of lending has individual authorization to approve loans up to $1.0 million.  Our Officers Loan Committee, which consists of our president and chief executive officer, senior vice president of lending, and all loan officers, can approve loans up to $3.0 million in the aggregate.  Our Board Credit Committee, which consists of our president and chief executive officer, chief lending officer, and three outside directors can approve loans up to $5.0 million. Loans in excess of $5.0 million require the approval of our full board of directors.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a loan payment becomes 15 days past due, we contact the customer by mailing a late notice, and loan officers may contact their customers. If a loan payment becomes 30 days past due, we mail an additional late notice and a loan-specific letter written by a collection representative, and we also place telephone calls to the borrower. These loan collection efforts continue until a loan becomes 90 days past due, at which point we would refer the loan for foreclosure proceedings unless management determines that it is in the best interest of First Federal Bank of Wisconsin to work further with the borrower to arrange a workout plan. The foreclosure process would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.

Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis. Management determines that a loan is impaired or nonperforming when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent.  When a loan is determined to be impaired, the measurement of the loan in the allowance for loan losses is based on present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as foreclosed assets.  Foreclosed assets are recorded at the lower of carrying amount or fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense, in either case during the applicable period of such determination. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

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Delinquent Loans. The following table sets forth our loan delinquencies by type, by amount and by percentage of type at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2019
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	5	749			5	749
One- to four-family investor-owned	—	—	—	—	—	—
Multifamily	—	—	—	—	—	—
Consumer	1	58	—	—	1	58
Total	6	$807	—	$—	6	$807

At December 31, 2018
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	66	—	—	1	66
Residential real estate and consumer:
One- to four-family owner-occupied	1	5	—	—	1	5
One- to four-family investor-owned	1	243	—	—	1	243
Multifamily	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total	3	$314	—	$—	3	$314

At December 31, 2017
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	75	1	114	2	189
Residential real estate and consumer:
One- to four-family owner-occupied	4	436	1	69	5	505
One- to four-family investor-owned	3	205	2	244	5	449
Multifamily	—	—	—	—	—	—
Consumer	1	6	—	—	1	6
Total	9	$722	4	$427	13	$1,149

At December 31, 2016
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	54	—	—	1	54
Residential real estate and consumer:
One- to four-family owner-occupied	10	1,743	2	407	12	2,150
One- to four-family investor-owned	2	170	3	567	5	737
Multifamily	—	—	—	—	—	—
Consumer	1	2	—	—	1	2
Total	14	$1,969	5	$974	19	$2,943

At December 31, 2015
Commercial:
Development	—	$—	1	$566	1	$566
Real estate	—	—	—	—	—	—
Commercial and industrial	2	162	—	—	2	162
Residential real estate and consumer:
One- to four-family owner-occupied	5	691	3	715	8	1,406
One- to four-family investor-owned	7	650	7	1,004	14	1,654
Multifamily	—	—	—	—	—	—
Consumer	3	117	2	200	5	317
Total	17	$1,620	13	$2,485	30	$4,105

At December 31, 2014
Commercial:
Development	$2	$1,083	$—	$—	$2	$1,083
Real estate	—	—	—	—	—	—
Commercial and industrial	1	118	—	—	1	118
Residential real estate and consumer:
One- to four-family owner-occupied	6	958	6	1,107	12	2,065
One- to four-family investor-owned	1	170	4	363	5	533
Multifamily	—	—	—	—	—	—
Consumer	2	172	2	43	4	215
Total	$12	$2,501	$12	$1,513	$24	$4,014

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Nonperforming Loans. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Interest received on nonaccrual loans generally is applied against principal or interest and is recognized on a cash basis. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Nonperforming loans decreased to $1.1 million, or 0.57% of total loans, at June 30, 2019 from $1.2 million, or 0.72% of total loans, at December 31, 2017.

Troubled Debt Restructurings. Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and First Federal Bank of Wisconsin grants a concession to the borrower that it would not otherwise consider. These concessions include a modification of terms, such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than current market rate for a new loan with similar risk, or some combination thereof to facilitate payment. Troubled debt restructurings are considered impaired loans. There were no additional funds committed to impaired loans as of June 30, 2019.

Loans on non-accrual status at the date of modification are initially classified as non-accrual troubled debt restructurings. At June 30, 2019, we had $1.1 million in non-accrual troubled debt restructurings. Our policy provides that troubled debt restructured loans are returned to accrual status after a period of satisfactory and reasonable future payment performance under the terms of the restructuring. Satisfactory payment performance is generally no less than six consecutive months of timely payments. At June 30, 2019, we had $300,000 in accruing troubled debt restructurings.

Loans 30 to 89 days past due increased $493,000 during the six month period ended June 30, 2019 to $807,000 compared to $314,000 at December 31, 2018. We believe our credit and underwriting policies continue to support more effective lending decisions, which increases the likelihood of maintaining loan quality going forward. We believe our current allowance for loan losses is adequate to cover probable losses in our current loan portfolio.

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Non-performing loans of $1.1 million at June 30, 2019, consisting of non-accrual troubled debt restructured loans, reflected an increase of $397,000 from the non-performing loans balance of $720,000 at December 31, 2018.

Our non-performing assets were $1.2 million at June 30, 2019, or 0.46% of total assets, compared to $789,000, or 0.30% of total assets, at December 31, 2018.

Foreclosed assets were $84,000 at June 30, 2019 compared to $69,000 at December 31, 2018. We strive to aggressively liquidate foreclosed assets as part of our overall credit risk management strategy.

Net charge offs for the six month period ended June 30, 2019 were $21,000 compared to $196,000 for the six month period ended June 30, 2018. The ratio of annualized net charge-offs to average loans receivable was 0.02% for the six month period ended June 30, 2019, compared to 0.10% for the twelve months ended December 31, 2018. Net charge-offs decreased during the current year to date period primarily as a result of selling nonperforming assets during 2018.

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Nonperforming Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,	At December 31,
	2019	2018	2017	2016	2015	2014
	(Dollars in thousands)
Non-accrual loans:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	—	—	—
Commercial and industrial	17	20	114	126	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	357	365	580	1,698	1,871	1,410
One- to four-family investor-owned	653	241	549	827	1,003	825
Multifamily	—	—	—	248	277	306
Consumer	90	94	—	—	200	192
Total	1,117	720	1,243	2,899	3,917	3,379

Accruing loans 90 days or more past due:
Residential real estate and consumer:
Consumer	—	—	—	—	—	23
Total loans 90 days or more past due	—	—	—	—	—	23
Total non-performing loans	1,117	720	1,243	2,899	3,917	3,402
Foreclosed assets	84	69	619	667	—	—
Other non-performing assets	—	—	—	—	—	—
Total non-performing assets	$1,201	$789	$1,862	$3,566	$3,917	$3,402

Troubled debt restructurings:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	14	—	—
Commercial and industrial	61	67	192	127	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	587	785	630	2,104	1,685	2,600
One- to four-family investor-owned	653	241	808	2,454	927	997
Multifamily	—	—	—	468	277	306
Consumer	99	108	—	—	177	—
Total	$1,400	$1,201	$1,630	$5,167	$3,632	$4,549

Ratios:
Total non-performing loans to total loans	0.57%	0.36%	0.72%	1.72%	2.25%	1.99%
Total non-performing loans to total assets	0.43%	0.27%	0.48%	1.20%	1.61%	1.41%
Total non-performing assets to total assets	0.46%	0.30%	0.73%	1.48%	1.61%	1.41%

For the year ended December 31, 2018, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $31,000. Interest income recognized on such loans for the year ended December 31, 2018 was $31,000.

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Foreclosed Assets. Foreclosed assets consist of property acquired through formal foreclosure, in-substance foreclosure or by deed in lieu of foreclosure, and are recorded at the lower of recorded investment or fair value less estimated costs to sell. Write-downs from recorded investment to fair value, which are required at the time of foreclosure, are charged to the allowance for loan losses. After transfer, adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. During the six months ended June 30, 2019, six loans totaling $221,000 secured by one- to four-family investor-owned residential properties and one loan totaling $69,000 secured by one- to four-family owner-occupied residential property were transferred into foreclosed assets. We had $84,000 of foreclosed assets at June 30, 2019.

Other Loans of Concern. There were no other loans at June 30, 2019 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses in the loan portfolio. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In accordance with our loan policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or if the loan possesses weaknesses although currently performing. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.” Management reviews the status of each impaired loan on our watch list on a quarterly basis.

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Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

As an integral part of their examination process, the Office of the Comptroller of the Currency will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

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Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or for the Six Months
	Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands)
Balance at beginning of period	$2,118	$1,800	$1,800	$1,478	$1,551	$1,167	$1,033

Charge-offs:
Commercial:
Development	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	24	24	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	21	—	—	51	255	22	204
One- to four-family investor-owned	—	172	172	82	493	74	145
Multifamily	—	—	—	—	—	—	—
Consumer	—	—	—	—	169	20	40
Total charge-offs	21	196	196	133	917	116	389

Recoveries:
Commercial:
Development	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	1	18	—	140	—
One- to four-family investor-owned	—	—	—	18	—	—	—
Multifamily	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—
Total recoveries	—	—	1	36	—	140	—

Net charge-offs	21	196	195	97	917	(24)	389
Transfer to hold for sale	—	—	—	—	—	—	—
Provision for loan losses	155	304	513	419	844	360	523

Balance at end of period	$2,252	$1,908	$2,118	$1,800	$1,478	$1,551	$1,167

Ratios:
Net charge-offs to average loans outstanding	0.01%	0.11%	0.10%	0.06%	0.53%	(0.01)%	0.27%
Allowance for loan losses to non-performing loans at end of period	201.64%	197.11%	294.17%	144.81%	50.98%	39.60%	34.30%
Allowance for loan losses to total loans at end of period	1.15%	0.98%	1.05%	1.04%	0.88%	0.89%	0.68%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories. At the dates indicated, we had no unallocated allowance for loan losses.

	At June 30,			At December 31,
	2019			2018			2017
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Commercial:
Development	$156	6.9%	6.6%	$92	4.3%	3.9%	$18	1.0%	0.9%
Real estate	738	32.7	36.3	697	32.9	34.6	537	29.8	30.7
Commercial and industrial	159	7.1	6.4	151	7.1	6.4	105	5.8	5.9
Residential real estate and consumer:
One- to four-family owner-occupied	376	16.7	17.3	433	20.5	20.4	420	23.3	23.9
One- to four-family investor-owned	514	22.8	16.0	407	19.2	16.1	411	22.9	19.4
Multifamily	303	13.5	15.9	334	15.8	17.2	306	17.0	18.3
Consumer	6	0.3	1.5	4	0.2	1.4	3	0.2	0.9
Total allowance for loan losses	$2,252	100.0%	100.0%	$2,118	100.0%	100.0%	$1,800	100.0%	100.0%

	At December 31,
	2016			2015			2014
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Commercial:
Development	$23	1.6%	1.5%	$23	1.5%	2.5%	$9	0.8%	1.5%
Real estate	268	18.1	25.1	416	26.8	24.3	322	27.6	22.3
Commercial and industrial	57	3.9	4.6	58	3.7	5.1	103	8.8	4.2
Residential real estate and consumer:
One- to four-family owner-occupied	388	26.2	28.5	498	32.1	31.9	152	13.0	33.9
One- to four-family investor-owned	500	33.8	20.5	313	20.2	19.2	384	32.8	19.1
Multifamily	195	13.2	18.9	126	8.1	15.5	26	2.3	15.9
Consumer	47	3.2	0.9	118	7.6	1.5	171	14.7	3.1
Total allowance for loan losses	$1,478	100.0%	100.0%	$1,551	100.0%	100.0%	$1,167	100.0%	100.0%

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At June 30, 2019, our allowance for loan losses represented 1.15% of total loans and 201.64% of non-performing loans, and at December 31, 2018, our allowance for loan losses represented 1.05% of total loans and 294.17% of non-performing loans. There were $21,000 and $195,000 in net loan charge-offs during the six months ended June 30, 2019 and year ended December 31, 2018, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

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Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate interest rate and market risk, to diversify our assets, and to generate a reasonable rate of return on funds within the context of our interest rate and credit risk objectives. Our board of directors is responsible for adopting our investment policy. The investment policy is reviewed annually by the board of directors. Authority to make investments under the approved investment policy guidelines is delegated to our president and chief executive officer and our chief financial officer. All investment transactions are reviewed at the next regularly scheduled meeting of the board of directors. Since 2014, we have classified all of our investment securities as available-for-sale.

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the Federal Home Loan Bank of Chicago, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities. We also are required to maintain an investment in Federal Home Loan Bank of Chicago stock. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities at June 30, 2019.

The following table sets forth the amortized cost and fair value of our investment securities portfolio (excluding Federal Home Loan Bank of Chicago common stock) at the dates indicated. At the dates indicated, all of our investment securities were held as available-for-sale.

	At June 30,		At December 31,
	2019		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
U.S. government and agency securities	$1,102	$1,124	$1,299	$1,307	$2,211	$2,220	$3,885	$3,919
State and political subdivision securities	7,612	7,638	8,381	8,295	13,102	13,137	15,606	15,562
Mortgage-backed securities	30,863	31,110	29,164	28,536	33,908	33,467	23,156	22,892
Certificates of deposits	1,500	1,498	1,500	1,446	4,000	3,997	1,000	1,014
Corporate debt securities	2,079	2,108	4,220	4,167	5,171	5,191	5,159	5,226
Total securities available for sale	$43,156	$43,478	$44,564	$43,751	$58,392	$58,012	$48,806	$48,613

At June 30, 2019, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at June 30, 2019 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All of our investment securities at this date were held as available-for-sale.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
U.S. government and agency securities	$—	—	$252	3.85%	$277	4.15%	$573	2.85%	$1,102	$1,124	3.41%
State and political subdivision securities	250	3.00%	1,384	2.99%	2,531	3.00%	3,447	2.73%	7,612	7,638	2.88%
Mortgage-backed securities	7	3.60%	437	2.12%	9,023	2.75%	21,396	2.73%	30,863	31,110	2.22%
Certificates of deposit	—	—	1,250	2.46%	250	2.75%	—	—	1,500	1,498	2.51%
Corporate debt securities	391	5.13%	1,168	3.25%	520	2.77%	—	—	2,079	2,108	3.48%
Total securities available for sale	$648	4.29%	$4,491	2.87%	$12,601	2.83%	$25,416	2.73%	$43,156	$43,478	2.80%

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U.S. Government and Agency Obligations. At June 30, 2019, we had U.S. government and agency securities totaling $1.1 million, which constituted 2.6% of our securities portfolio. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent we deem appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Corporate Debt Securities. At June 30, 2019, we had corporate debt securities totaling $2.1 million, which constituted 4.8% of our securities portfolio. All of our corporate debt securities are investment grade and have maturities not in excess of 10 years. These securities generally provide slightly higher yields than U.S. government and agency securities and mortgage-backed securities.

State and Political Subdivision (“Municipal”) Securities. At June 30, 2019, we had municipal securities totaling $7.6 million, which constituted 17.6% of our securities portfolio. Our current municipal securities have a weighted average maturity of 8.9 years. These securities often provide slightly higher after-tax yields than U.S. government and agency securities and mortgage-backed securities, but are not as liquid as other investments, so we typically maintain investments in municipal securities, to the extent appropriate, for generating returns in our investment portfolio.

Mortgage-Backed Securities. At June 30, 2019, we had mortgage-backed securities totaling $31.1 million, which constituted 71.6% of our securities portfolio, including $20.8 million of agency collateralized mortgage obligations (CMOs). Of the $10.3 million of non-CMO mortgage-backed securities, $8.1 million were commercial-backed and $2.2 million were residential mortgage-backed securities. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Residential mortgage-backed securities typically are collateralized by pools of one- to four-family or multi-family mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. Commercial mortgage-backed securities typically are collateralized by pools of commercial mortgage loans. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as First Federal Bank of Wisconsin. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a U.S. government agency, the Small Business Administration or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential and commercial mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential and commercial mortgage-backed securities may be used to collateralize our borrowings. Investments in residential and commercial mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Other Securities. We held common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $609,000 at June 30, 2019. The Federal Home Loan Bank of Chicago common stock is carried at cost. We may be required to purchase additional Federal Home Loan Bank of Chicago stock if we increase borrowings in the future.

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Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for certain of our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. At June 30, 2019, our balance in bank-owned life insurance totaled $7.1 million and was issued by two insurance companies, both of which were rated AA+ by Standard & Poors.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Chicago advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, loan and mortgage-backed securities prepayments, maturities and calls of available-for-sale securities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including noninterest-bearing checking accounts, interest-bearing checking accounts, money market accounts, statement savings, health savings and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not in the past used, and currently do not hold, any brokered deposits. However, depending on our needs, we expect to utilize brokered certificates of deposit and online sources as alternative funding sources. At June 30, 2019, our core deposits, which are deposits other than certificates of deposit, were $94.0 million, representing 52.9% of total deposits. As part of our business strategy, we intend to continue our effort to increase our core deposits through the commercial product line and focusing on further developing commercial and industrial lending relationships.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

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The following tables set forth the distribution of total deposit accounts, by account type, for the periods indicated.

	For the Six Months Ended			For the Years Ended December 31,
	June 30, 2019			2018			2017			2016
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit Type:
Noninterest bearing checking	$18,256	10.06%	—%	$19,631	10.92%	—%	$20,902	11.30%	—%	$11,508	6.20%	—%
Interest-bearing checking	9,168	5.06	1.24%	5,225	2.91	0.46%	3,255	1.76	0.34%	7,779	4.19	0.71%
Money market	40,785	22.48	1.19%	51,855	28.83	0.84%	54,956	29.70	0.51%	49,629	26.75	0.32%
Statement savings	14,245	7.85	0.13%	15,394	8.56	0.19%	16,447	8.89	0.10%	17,618	9.49	0.13%
Health savings	11,284	6.22	0.30%	11,462	6.37	0.26%	11,486	6.21	0.26%	11,558	6.23	0.37%
Certificates of deposit	87,689	48.33	2.07%	76,277	42.41	1.52%	77,990	42.14	1.25%	87,476	47.14	1.24%
Total deposits
	$181,427	100.00%	1.36%	$179,844	100.00%	0.93%	$185,036	100.00%	0.71%	$185,568	100.00%	0.74%

As of June 30, 2019, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $50.9 million. The following table sets forth the maturity of those certificates as of June 30, 2019.

At June 30, 2019
(In thousands)
Three months or less	$16,521
Over three months through six months	14,828
Over six months through one year	10,846
Over one year to three years	7,366
Over three years	1,362

Total	$50,923

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Borrowed Funds. We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of our capital stock in the Federal Home Loan Bank of Chicago and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile. At June 30, 2019, we had $15.8 million in advances from the Federal Home Loan Bank of Chicago. At June 30, 2019, our available and unused portion of this borrowing agreement was $0.

Additionally, at June 30, 2019 we had a $7.0 million federal funds rate line of credit with the Bankers’ Bank of Wisconsin, of which $0 was drawn at December 31, 2018. We also has the authority to borrow through the Federal Reserve’s Discount Window.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or for the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016
	(Dollars in thousands)
Balance at end of period	$15,750	$38,000	$17,750	$12,750	$21,277
Average balance during period	$16,544	$19,862	$22,552	$17,866	$23,147
Maximum outstanding at any month end	$19,350	$38,000	$39,900	$24,750	$24,250
Weighted average interest rate at end of period	2.18%	1.91%	2.10%	1.69%	1.21%
Average interest rate during period	2.16%	1.70%	1.92%	1.34%	1.16%

Expense and Tax Allocation

Upon completion of the conversion and stock offering, First Federal Bank of Wisconsin will enter into an agreement with New FFBW to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, First Federal Bank of Wisconsin and New FFBW will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of June 30, 2019, we had 40 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

Legal Proceedings

We are subject to various legal actions arising in the normal course of business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our financial condition or results of operations.

Properties

We conduct business through our home banking office in Waukesha, Wisconsin and three branch offices located in Brookfield, Waukesha and Milwaukee, Wisconsin. We own two of our offices and lease two of our offices. At June 30, 2019, the net book value of our properties, including land, was $4.5 million.

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TAXATION

New FFBW and First Federal Bank of Wisconsin are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to New FFBW, Old FFBW and First Federal Bank of Wisconsin.

Our federal and state tax returns have not been audited for the past six years.

Federal Taxation

Method of Accounting. For federal income tax purposes, we report our income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing our federal income tax returns. New FFBW and First Federal Bank of Wisconsin will file a consolidated federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions.

Minimum Tax. The alternative minimum tax for corporations has been repealed for tax years beginning after December 31, 2017. Any unused minimum tax credit of a corporation may be used to offset regular tax liability for any tax year. In addition, a portion of unused minimum tax credit is refundable in 2018 through 2021. The refundable portion is 50% (100% in 2021) of the excess of the minimum tax credit for the year over any credit allowable against regular tax for that year. At June 30, 2019, First Federal Bank of Wisconsin had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, in tax years beginning after December 31, 2017, a financial institution may carry forward net operating losses indefinitely and can offset up to 80% of taxable income. At June 30, 2019, we had no federal net operating loss carryovers.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At June 30, 2019, we had no capital loss carryovers.

Corporate Dividends. New FFBW may generally exclude from its income 100% of dividends received from First Federal Bank of Wisconsin as a member of the same affiliated group of corporations.

State Taxation

New FFBW is subject to the Wisconsin corporate franchise (income) tax. Wisconsin imposes a corporate franchise tax of 7.9% on the combined taxable incomes of the members of our consolidated income tax group, which will include First Federal Bank of Wisconsin.

Our state tax returns have not been audited for the last six years.

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Net Operating Loss Carryovers. Wisconsin law allows financial institutions to carry forward a Wisconsin net operating loss to the succeeding 20 taxable years. At June 30, 2019, we had no Wisconsin net operating loss carryovers.

Maryland State Taxation. As a Maryland business corporation, New FFBW is required to file an annual report with and pay franchise taxes to the state of Maryland.

SUPERVISION AND REGULATION

General

As a federal savings association, First Federal Bank of Wisconsin is subject to examination, supervision and regulation, primarily by the Office of the Comptroller of the Currency, and, secondarily, by the Federal Deposit Insurance Corporation (“FDIC”) as deposits insurer. The federal system of regulation and supervision establishes a comprehensive framework of activities in which First Federal Bank of Wisconsin may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund.

First Federal Bank of Wisconsin is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” which governs the reserves to be maintained against deposits and other matters. In addition, First Federal Bank of Wisconsin is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System. First Federal Bank of Wisconsin’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of First Federal Bank of Wisconsin’s loan documents.

As a savings and loan holding company, New FFBW is subject to examination and supervision by, and will be required to file certain reports with, the Federal Reserve Board. New FFBW will also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to First Federal Bank of Wisconsin and New FFBW. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on First Federal Bank of Wisconsin and New FFBW. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on New FFBW, First Federal Bank of Wisconsin and their operations.

Dodd-Frank Act

The Dodd-Frank Act which became law in 2011 made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. Subsequent regulations issued by the Federal Reserve Board generally exempted from these requirements bank and savings and loan holding companies of less than $1 billion of consolidated assets. The legislation also established a floor for capital of insured depository institutions, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

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The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as First Federal Bank of Wisconsin, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets continue to be examined for compliance by their applicable bank regulators. The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank and savings and loan holding company executives, regardless of whether the company is publicly traded. Further, the legislation required that originators of securitized loans retain a percentage of the risk for transferred loans, directed the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contained a number of reforms related to mortgage originations.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. The implementation of the legislation is an ongoing process and the impact on operations cannot yet fully be assessed. The Dodd-Frank Act has resulted in, and may continue to result in, an increased regulatory burden and increased compliance, operating and interest expense for First Federal Bank of Wisconsin. However, in February 2017, the President issued an executive order that a policy of his administration would be making regulation efficient, effective, and appropriately tailored, and directed certain regulatory agencies to review and identify laws and regulations that inhibit federal regulation of the U.S. financial system in a manner consistent with the policies stated in the executive order. Any changes in laws or regulation as a result of this review could result in a repeal, amendment to or delayed implementation of the Dodd-Frank Act.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, First Federal Bank of Wisconsin may invest in mortgage loans secured by residential and commercial real estate, commercial and industrial and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. The Dodd-Frank Act authorized, for the first time, the payment of interest on commercial checking accounts. First Federal Bank of Wisconsin may also establish, subject to specified investment limits, service corporation subsidiaries that may engage in certain activities not otherwise permissible for First Federal Bank of Wisconsin, including real estate investment and securities and insurance brokerage.

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Examinations and Assessments.   First Federal Bank of Wisconsin is primarily supervised by the Office of the Comptroller of the Currency. First Federal Bank of Wisconsin is required to file reports with and is subject to periodic examination by the Office of the Comptroller of the Currency. First Federal Bank of Wisconsin is required to pay assessments to the Office of the Comptroller of the Currency to fund the agency’s operations.

Capital Requirements. Federal regulations require FDIC-insured depository institutions, including federal savings associations, to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio, a Tier 1 capital to risk-based assets ratio, a total capital to risk-based assets and a Tier 1 capital to total assets leverage ratio. The existing capital requirements were effective January 1, 2015 and are the result of a final rule implementing regulatory amendments based on recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and Total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively. The regulations also establish a minimum required leverage ratio of at least 4% of Tier 1 capital. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and Additional Tier 1 capital. Additional Tier 1 capital generally includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus Additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). We elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating our regulatory capital requirements. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, an institution’s assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests), are multiplied by a risk weight factor assigned by the regulations based on the risk deemed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

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In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement was phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019.

As a result of the recently enacted Economic Growth, Regulatory Relief, and Consumer Protection Act, the federal banking agencies are required to develop a “Community Bank Leverage Ratio” (the ratio of a bank’s tangible equity capital to average total consolidated assets) for financial institutions with assets of less than $10 billion.  A “qualifying community bank” that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered “well capitalized” under Prompt Corrective Action statutes.  The federal banking agencies may consider a financial institution’s risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies must set the minimum capital for the new Community Bank Leverage Ratio at not less than 8% and not more than 10%.  The federal regulators jointly issued a proposed rule on November 21, 2018, whereby a qualifying community bank organization may elect, but is not required to, use the community bank leverage ratio capital framework, in which case it will be considered well-capitalized so long as its community bank leverage ratio is greater than 9%.  A financial institution can elect to be subject to this new definition.

At June 30, 2019, First Federal Bank of Wisconsin’s capital exceeded all applicable requirements including the applicable capital conservation buffer.

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by “readily marketable collateral,” which generally includes certain financial instruments (but not real estate). As of December 31, 2018, First Federal Bank of Wisconsin was in compliance with the loans-to-one borrower limitations.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Prompt Corrective Action. Under the federal Prompt Corrective Action statute, the Office of the Comptroller of the Currency is required to take supervisory actions against undercapitalized institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital. An institution that has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a common equity Tier 1 ratio of less than 4.5% or a leverage ratio of less than 4% is considered to be “undercapitalized.” A savings institution that has total risk-based capital of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a common equity Tier 1 ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be “critically undercapitalized.”

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Generally, the Office of the Comptroller of the Currency is required to appoint a receiver or conservator for a federal savings association that becomes “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of the Comptroller of the Currency within 45 days of the date that a federal savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company of a federal savings association that is required to submit a capital restoration plan must guarantee performance under the plan in an amount of up to the lesser of 5.0% of the savings association’s assets at the time it was deemed to be undercapitalized by the Office of the Comptroller of the Currency or the amount necessary to restore the savings association to adequately capitalized status. This guarantee remains in place until the Office of the Comptroller of the Currency notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters. Institutions that are undercapitalized become subject to certain mandatory measures such as restrictions on capital distributions and asset growth. The Office of the Comptroller of the Currency may also take any one of a number of discretionary supervisory actions against undercapitalized federal savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At December 31, 2018, First Federal Bank of Wisconsin met the criteria for being considered “well capitalized,” which means that its total risk-based capital ratio exceeded 10%, its Tier 1 risk-based ratio exceeded 8.0%, its common equity Tier 1 ratio exceeded 6.5% and its leverage ratio exceeded 5.0%.

Qualified Thrift Lender Test. As a federal savings association, First Federal Bank of Wisconsin must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, First Federal Bank of Wisconsin must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of every 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Alternatively, First Federal Bank of Wisconsin may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings association that fails the QTL test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At December 31, 2018, First Federal Bank of Wisconsin satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

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•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as First Federal Bank of Wisconsin, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend.

An application or notice related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the Office of the Comptroller of the Currency is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. First Federal Bank of Wisconsin received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with an insured depository institution such as First Federal Bank of Wisconsin. New FFBW will be an affiliate of First Federal Bank of Wisconsin because of its control of First Federal Bank of Wisconsin. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

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First Federal Bank of Wisconsin’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal Bank of Wisconsin’s capital.

In addition, extensions of credit in excess of certain limits must be approved by First Federal Bank of Wisconsin’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution to the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as First Federal Bank of Wisconsin. Deposit accounts in First Federal Bank of Wisconsin are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts.

The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, insured institutions were assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s rate depended upon the category to which it is assigned, and certain adjustments specified by FDIC regulations. Institutions deemed less risky pay lower FDIC assessments. The Dodd-Frank Act required the FDIC to revise its procedures to base its assessments upon each insured institution’s total assets less tangible equity instead of deposits. The FDIC finalized a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity.

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Effective July 1, 2016, the FDIC adopted changes that eliminated the risk categories. Assessments for most institutions are now based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of failure within three years. In conjunction with the Deposit Insurance Fund reserve ratio achieving 1.15%, the assessment range (inclusive of possible adjustments) was reduced for most banks and savings associations to 1.5 basis points to 30 basis points.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of First Federal Bank of Wisconsin. First Federal Bank of Wisconsin cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System. First Federal Bank of Wisconsin is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Chicago, First Federal Bank of Wisconsin is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of December 31, 2018, First Federal Bank of Wisconsin was in compliance with this requirement.

Proposed Federal Regulation. On September 10, 2018, the Office of the Comptroller of the Currency issued a proposed rule implementing a section of the Economic Growth, Relief and Consumer Protection Act that permits an eligible federal savings association with total consolidated assets of $20 billion or less as of December 31, 2017, to elect to operate with national bank powers without converting to a national bank charter.  An eligible savings association is a federal savings association that: (1) is well capitalized; (2) has a CAMELs composite rating of 1 or 2; (3) has a consumer compliance rating of 1 or 2; (4) has a Community Reinvestment Act rating of “outstanding” or “satisfactory,” if applicable; and (5) is not subject to an enforcement action.  The proposed rule is subject to change, and the Office of the Comptroller of the Currency will issue a final rule after reviewing all comments on the proposal.

Other Regulations

Interest and other charges collected or contracted for by First Federal Bank of Wisconsin are subject to state usury laws and federal laws concerning interest rates. First Federal Bank of Wisconsin’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of First Federal Bank of Wisconsin also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

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Holding Company Regulation

General. New FFBW will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over New FFBW and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to First Federal Bank of Wisconsin.

As a savings and loan holding company, New FFBW’s activities will be limited to those activities permissible by law for financial holding companies (if New FFBW makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, savings and loan holding companies of under $3 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has promulgated regulations implementing the “source of strength” doctrine that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

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The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New FFBW to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

New FFBW’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New FFBW will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2022, which is the end of the fiscal year following the fifth anniversary of Old FFBW’s sale of common stock in its 2017 initial stock offering. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors − Risks Related to Our Business − We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Old FFBW elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies and this decision is binding on New FFBW. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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MANAGEMENT

Our Directors and Officers

Directors of New FFBW serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of New FFBW and First Federal Bank of Wisconsin are elected annually. The following table states our directors’ and executive officers’ names, their ages as of June 30, 2019, the years when they began serving as directors of First Federal Bank of Wisconsin and the years when their current terms expire.

Name (1)	Position(s) Held With New FFBW and First Federal Bank of Wisconsin	Age	Director Since	Current Term Expires
Kathryn Sawyer Gutenkunst	Director	57	2007	2021
Stephen W. Johnson	Director	67	2002	2020
Thomas C. Martin	Director	78	1995	2021
Thomas L. McKeever	Director	54	2011	2020
José A. Olivieri	Director	61	2019	2022
Michael J. Pjevach	Director	55	2015	2021
Edward H. Schaefer	President, Chief Executive Officer and Director	57	2016	2020
Christine A. Specht	Director	44	2019	2022
James A. Tarantino	Chairman of the Board	61	2008	2022
Nikola B. Schaumberg	Chief Financial Officer	43	N/A	N/A

(1)	The mailing address for each person listed is 1360 South Moorland Road, Brookfield, Wisconsin 53005.

The business experience for the past five years of each of our directors and executive officers is set forth below. The directors’ biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director is also a director of First Federal Bank of Wisconsin. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Kathryn Sawyer Gutenkunst is a partner at Cramer, Multhauf & Hammes, a full-service law firm headquartered in Waukesha, Wisconsin. Ms. Gutenkunst concentrates her practice on civil litigation, family law, municipal law, and law related to land use and development, real estate and eminent domain. Ms. Gutenkunst’s knowledge of real estate law provides the board with valuable business acumen and knowledge of the real estate market in our market area.

Stephen W. Johnson is retired. Prior to his retirement in March 2016, from May 2014 until March 2016, Mr. Johnson served as president of First Federal Bank of Wisconsin, a position he assumed in connection with our merger with Bay View Federal. Prior to the merger, from 2006 until May 2014, Mr. Johnson served as president and chief executive officer of Bay View Federal. He is presently serving as a director on the Wisconsin Banker’s Benefits and Insurance Committee Board. Mr. Johnson has over 27 years of banking experience and this extensive experience, as well as his institutional knowledge of the former Bay View Federal, provides assistance to the board in assessing trends and developments in the financial institutions industry on a local and national level.

Thomas C. Martin is retired. Prior to his retirement in 2007, from 1995 to 2007, Mr. Martin served as president and chief executive officer of First Federal Bank of Wisconsin. Mr. Martin has over 40 years of managerial and business experience. This experience provides the board with broad knowledge of corporate responsibility and oversight of management.

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Thomas L. McKeever is a dentist and is a partner of Mukwonago Family Dentistry, Mukwonago, Wisconsin. As one of the managers of his dental practice, Dr. McKeever provides the board insight into the operations of a small business and provides insight into small business customer needs in our market area.

José A. Olivieri is the Managing Partner of the Milwaukee office of the full-service law firm Michael Best & Friedrich LLP. Mr. Olivieri’s practice includes representing management in employment related matters and business immigration law. He is also the leader of the firm’s Higher Education Practice, and served as Chair of the Michael Best’s Labor and Employment Relations Practice Group from 2007 to 2015. Outside of his legal practice, Mr. Olivieri has served in a variety of leadership positions for local organizations. Mr. Olivieri provides the board with valuable legal insight with respect to certain business and employment matters. Mr. Olivieri received his J.D. from Marquette University Law School in 1981.

Michael J. Pjevach is Senior Vice President-West Region of Coach USA, Inc. Mr. Pjevach has over 30 years of general business administration and corporate and financial experience. This experience provides the board with financial sophistication and general business acumen.

Edward H. Schaefer is president and chief executive officer of First Federal Bank of Wisconsin, positions he has held since July 2016. Prior to this appointment, from 2010 until 2016, Mr. Schaefer served as president and chief executive officer of Citizens Community Federal NA, a national bank headquartered in Eau Claire, Wisconsin, and its publicly traded holding company, Citizens Community Bancorp. Mr. Schaefer has over 32 years of banking experience, including managerial as well as all aspects of credit administration and underwriting. In addition to his extensive banking experience, during his career Mr. Schaefer served for seven years as president and chief executive officer of Huntsinger Farms, Inc., and its subsidiary Silver Spring Foods, Inc., Eau Claire, Wisconsin, one of the world's largest grower and processors of horseradish and horseradish related products. Mr. Schaefer’s broad business, banking and managerial experience, including his knowledge of commercial and residential lending, provides the board with a perspective on the day to day operations of First Federal Bank of Wisconsin and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Christine A. Specht is the Chief Executive Officer of Cousins Subs, a sub sandwich chain headquartered in Menomonee Falls, Wisconsin, a role she has held since January 2019. Prior to this from 2015 until 2019, in addition to Chief Executive Officer, she also held the role of President of Cousins Subs. Ms. Specht first began her career at Cousins Subs in 2001 as the Human Resources Manager. In 2008, she became the President and Chief Operating Officer, and in 2015 assumed the role of President and Chief Executive Officer. In her current role as CEO she remains the visionary for the brand focused on continuing a strong culture throughout Cousins’ system and leading growth and business strategy. Ms. Specht serves in leadership positions for a variety of local organizations. She has received the Cum Deo award from the Lutheran High School Association in 2017 in honor of her Christian service and accomplishments in business. In 2018, Specht was honored as one of the Milwaukee Business Journal’s Women of Influence and recognized in Fast Casual magazine’s “Women in the Lead” series. Ms. Specht brings vision and experience in growth and business strategy to the board.

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James A. Tarantino is the Founder, Sole Member and serves as Chief Operating Officer of Capri Communities LLC, one of the largest senior living operators based in Wisconsin. In addition, Mr. Tarantino serves as Managing Member of a portfolio of over 14 senior housing developments and campuses in southeastern Wisconsin. Mr. Tarantino’s expertise includes real estate development, debt and equity structuring, design and construction, real estate and health care management. Mr. Tarantino serves as Chairman of the Board and his extensive experience as a business owner provides the board with an important perspective on managerial oversight and on the development of product offerings.

Executive Officer Who is Not a Director

Nikola B. Schaumberg is our chief financial officer, a position she has held since November 2012. Prior to this, from 2001 until 2012, Ms. Schaumberg served as Controller of Westbury Bank, West Bend, Wisconsin. Ms. Schaumberg has over 20 years of experience in accounting and the financial services industry.

Board Independence

The Board of Directors has determined that each of our directors, other than Edward H. Schaefer, is considered independent under the Nasdaq Stock Market corporate governance listing standards. Mr. Schaefer is not considered independent because he is an executive officer of First Federal Bank of Wisconsin. In determining the independence of our directors, the Board of Directors considered relationships between First Federal Bank of Wisconsin and our directors that are not required to be reported under “ − Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at First Federal Bank of Wisconsin. In addition, we utilize the services of a law firm in which one of our directors is a partner. Fees paid to the firm for 2018 were $11,434.

Code of Ethics for Senior Officers

We have adopted a Code of Ethics for Senior Officers that applies to Old FFBW’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and which will apply to the same individuals for New FFBW. The Code of Ethics for Senior Officers is available on our website at www.firstfederalwisconsin.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

We have also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Federal Bank of Wisconsin, to their executive officers and directors in compliance with federal banking regulations. At June 30, 2019, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Federal Bank of Wisconsin, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at June 30, 2019, and were made in compliance with federal banking regulations.

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Additionally, pursuant to our Code of Ethics for Senior Officers, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before First Federal Bank of Wisconsin.

Executive Compensation

Summary Compensation Table

The table below summarizes, for the years ended December 31, 2018 and 2017, the total compensation paid to or earned by our President and Chief Executive Officer, Edward H. Schaefer, and our two other most highly compensated executive officers for the year ended December 31, 2018. Each individual listed in the table below is referred to as a “Named Executive Officer.”

Summary Compensation Table
						All Other
		Salary	Bonus	Stock awards	Option awards	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)
Edward H. Schaefer	2018	233,365	48,640	347,663	269,740	38,293	937,701
President and Chief Executive Officer	2017	210,408	46,893	—	—	49,393	306,694

Nikola B. Schaumberg	2018	134,808	27,000	139,061	107,895	22,289	431,053
Chief Financial Officer	2017	132,403	13,250	—	—	14,718	160,371

David D. Rosenwald (1)	2018	88,425	—	—	—	67,533	155,958
Former Chief Lending Officer	2017	131,404	10,438	—	—	24,995	166,837

(1)	Mr. Rosenwald resigned effective July 26, 2018.
(2)	Amounts in this column represent a discretionary bonus.
(3)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the Notes to the Financial Statements beginning on page F-1 of this prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimates the value of stock options on the date of grant. The actual value of stock options, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above.
(4)	For 2018, the amounts in this column reflect what First Federal Bank of Wisconsin paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation
Name	Year	ESOP Award ($) (a)	Employer Contributions To Profit Sharing Plan ($)	Severance ($) (b)	HSA Match ($)	Life Insurance ($)	Total All Other Compensation ($)
Edward H. Schaefer	2018	17,433	16,996	―	3,000	864	38,293
Nikola B. Schaumberg	2018	10,257	8,883	―	3,000	149	22,289
David D. Rosenwald	2018	―	3,758	61,398	2,000	377	67,533

(a) Calculated using the closing market price as of the award date of December 31, 2018.

(b) Mr. Rosenwald resigned effective July 26, 2018.

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Benefit Plans and Agreements

Employment Agreements. First Federal Bank of Wisconsin entered into employment agreements with each of Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg effective as of May 24, 2017. Each agreement has similar terms; however, Mr. Schaefer’s agreement has an initial term of three years and Ms. Schaumberg’s agreement has an initial term of eighteen months. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years for Mr. Schaefer’s agreement and eighteen months for Ms. Schaumberg’s agreement, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. Schaefer and Ms. Schaumberg are $240,000 and $135,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees (and for Mr. Schaefer only, a company-owned automobile). The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of First Federal Bank of Wisconsin, (e) a material breach of the employment agreement by First Federal Bank of Wisconsin or (f) for Mr. Schaefer’s agreement only, failure to elect the executive to the Board of Directors of Old FFBW, FFBW, MHC or First Federal Bank of Wisconsin, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., our 401(k) Plan or Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or, if participation by the executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits.

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In the event of a change in control of First Federal Bank of Wisconsin or Old FFBW, followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times for Mr. Schaefer (1.5 times for Ms. Schaumberg) the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by First Federal Bank of Wisconsin, plus, if the amount paid under such disability programs are less than the executive’s base salary, First Federal Bank of Wisconsin shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for one year following the termination of employment due to disability. First Federal Bank of Wisconsin will also provide the executive with continued non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with First Federal Bank of Wisconsin, (ii) the executive’s full-time employment with another employer, (iii) one year following the termination of employment due to disability, or (iv) death.

In the event of executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical and dental insurance for twelve months following the executive’s death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete for a period of six months following termination of employment, or to solicit business or employees of First Federal Bank of Wisconsin and Old FFBW for a period of one year following termination of employment.

Anticipated Future Employment Agreements. In connection with the conversion, First Federal Bank of Wisconsin intends to enter into new employment agreements with Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg, which will be effective on the date of the conversion. The employment agreements to be entered into with Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg will replace the current employment agreements described above. The new employment agreements will delete all references to FFBW, MHC and replace all references to Old FFBW with New FFBW. In all other respects, the employment agreements will be substantially similar as described above.

Deferred Compensation Agreements. First Federal Bank of Wisconsin has entered into a deferred compensation agreement with Mr. Schaefer. Under the terms of the agreement, Mr. Schaefer is entitled to the value of the account balance upon his termination of employment or death. First Federal Bank of Wisconsin has credited Mr. Schaefer’s account balance with $55,000 as of June 30, 2017, and First Federal Bank of Wisconsin will make an additional contribution of $55,000 on each subsequent June 30th through June 30, 2021, for a total contribution of $275,000, provided that Mr. Schaefer is employed with First Federal Bank of Wisconsin on the date of such contribution. First Federal Bank of Wisconsin may, in its sole discretion, make additional contributions to the account balance.

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Life Insurance Agreement. First Federal Bank of Wisconsin is party to a life insurance agreement with Mr. Schaefer pursuant to which First Federal Bank of Wisconsin has purchased a life insurance policy on Mr. Schaefer’s life. Under the agreement, Mr. Schaefer’s beneficiaries are entitled to a death benefit paid by the insurer from the policy proceeds equal to $85,000.

401(k) Plan. First Federal Bank of Wisconsin maintains the First Federal Bank of Wisconsin Profit Sharing Plan (“401(k) Plan”). Employees who have attained age 21 and completed 1,000 hours of service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $25,000. First Federal Bank of Wisconsin matches 100% of participant salary deferrals up to 4% of a participant’s annual compensation. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with First Federal Bank of Wisconsin. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options.

Employee Stock Ownership Plan. In connection with Old FFBW’s stock offering in 2017, First Federal Bank of Wisconsin adopted an Employee Stock Ownership Plan for eligible employees. Eligible employees begin participation in the Employee Stock Ownership Plan upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

In connection with Old FFBW’s stock offering in 2017, the Employee Stock Ownership Plan trustee purchased, on behalf of the Employee Stock Ownership Plan, 3.92% of Old FFBW’s outstanding shares (including shares issued to FFBW, MHC and the charitable foundation). The Employee Stock Ownership Plan funded its stock purchase with a loan from Old FFBW equal to the aggregate purchase price of the common stock. The loan will be repaid principally through First Federal Bank of Wisconsin’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the anticipated 20-year term of the loan. The interest rate for the Employee Stock Ownership Plan loan is a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The trustee will hold the shares purchased by the Employee Stock Ownership Plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, such that the participant will be fully vested upon completion of five years of credited service. However, each participant who was employed by First Federal Bank of Wisconsin prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the Employee Stock Ownership Plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the Employee Stock Ownership Plan. Generally, a participant will receive a distribution from the Employee Stock Ownership Plan upon separation from service.

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The Employee Stock Ownership Plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, First Federal Bank of Wisconsin will record a compensation expense for the Employee Stock Ownership Plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in our earnings.

In connection with the conversion, we expect the Employee Stock Ownership Plan to purchase up to 8% of the shares of New FFBW common stock sold in the offering. We anticipate that the Employee Stock Ownership Plan will fund its stock purchase with a loan from New FFBW equal to the aggregate purchase price of the common stock. The loan will be repaid principally through First Federal Bank of Wisconsin’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the anticipated 20-year term of the loan. The interest rate for the Employee Stock Ownership Plan loan is expected to be a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. It is expected that the original ESOP loan from Old FFBW to the ESOP in connection with the minority stock offering will be refinanced and rolled into the loan to be received by the ESOP from New FFBW in connection with the conversion. If market conditions warrant, in the judgment of its trustees, the Employee Stock Ownership Plan’s subscription order will not be filled and the Employee Stock Ownership Plan may elect to purchase shares in the open market following the completion of the conversion, subject to applicable regulatory approvals.

Outstanding Equity Awards at Year-End. The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2018 for each Named Executive Officer.

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Edward H. Schaefer	—	81,003	10.73	12/19/2029	32,401	324,982
Nikola B. Schaumberg	—	32,401	10.73	12/19/2029	12,960	129,989
David D. Rosenwald (4)	—	—	—	—	—	—

(1) Stock options vest at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.

(2) Restricted stock vests at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.

(3) Reflects the closing market price of the stock on December 31, 2018 ($10.03) multiplied by the number of shares of restricted stock held by the named executive officer on such date.

(4) Mr. Rosenwald resigned effective July 26, 2018.

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Stock Benefit Plan

2018 Equity Incentive Plan. In 2018, stockholders approved the FFBW, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”), which provides for the grant of stock-based awards to our directors and executive officers.

The 2018 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 453,617 shares of Old FFBW’s common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of Old FFBW common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock option is 324,012, and the maximum number of shares of Old FFBW common stock that may be issued as restricted stock awards is 129,605 shares.

The 2018 Equity Incentive Plan is administered by the members of the Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2018 Equity Incentive Plan. The Committee has full and exclusive power within the limitations set forth in the 2018 Equity Incentive Plan to make all decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations and guidelines for carrying out the 2018 Equity Incentive Plan’s purposes; and (4) interpreting the provisions of the 2018 Equity Incentive Plan and any award agreement. The 2018 Equity Incentive Plan also permits the Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it.

Employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and nonqualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the 2018 Equity Incentive Plan will be granted only in whole shares of common stock. All shares of restricted stock and all stock option grants will be subject to conditions established by the Committee that are set forth in the applicable award agreement.

The Committee has periodically approved awards under the 2018 Equity Incentive Plan. To date, all stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive any cash dividends paid on all restricted stock awards, whether such awards are vested or not, and have voting rights consistent with the holders of our common stock generally.

Director Compensation

The following table sets forth for the year ended December 31, 2018 certain information as to the total remuneration we paid to our directors, other than to directors who are also Named Executive Officers. Information with respect to director compensation paid to directors who are also Named Executive Officers is included above in “ − Executive Officer Compensation − Summary Compensation Table.”

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Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(1)	Option Awards ($)(1)	Total ($)
Kathryn Sawyer Gutenkunst	16,500	49,948	32,307	98,755
Stephen W. Johnson	18,250	49,948	32,307	100,505
Thomas C. Martin	17,500	49,948	32,307	99,755
Thomas L. McKeever	17,500	49,948	32,307	99,755
Michael J. Pjevach	15,750	49,948	32,307	98,005
Daniel D. Resheter, Jr. (2)	16,250	49,948	32,307	98,505
James A. Tarantino	22,500	74,944	48,462	145,906
Gary D. Riley (2)	17,250	49,948	32,307	99,505

(1)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted during the year ended December 31, 2018 computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the Notes to the Financial Statements beginning on page F-1 of this prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimates the present dollar value of common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a director will be at or near the value shown above.
(2)	Directors Resheter and Riley retired from the board of directors as of May 22, 2019, on which date Jose A. Olivieri and Christine A. Specht were elected to the board.

For the year ended December 31, 2018, each director of First Federal Bank of Wisconsin was paid a fee of $2,000 for each monthly meeting attended.

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2018 for each person who was serving as a director (other than Mr. Schaefer).

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Kathryn Sawyer Gutenkunst	—	9,257	10.92	11/28/2028	4,574	45,877
Stephen W. Johnson	—	9,257	10.92	11/28/2028	4,574	45,877
Thomas C. Martin	—	9,257	10.92	11/28/2028	4,574	45,877
Thomas L. McKeever	—	9,257	10.92	11/28/2028	4,574	45,877
Michael J. Pjevach	—	9,257	10.92	11/28/2028	4,574	45,877
Daniel D. Resheter, Jr. (4)	—	9,257	10.92	11/28/2028	4,574	45,877
James A. Tarantino	—	13,886	10.92	11/28/2028	6,863	68,836
Gary D. Riley (4)	—	9,257	10.92	11/28/2028	4,574	45,877

(1)	Stock options vest at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(2)	Restricted stock vests at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(3)	Reflects the closing market price of the stock on December 31, 2018 ($10.03) multiplied by the number of shares of restricted stock held by the named executive officer on such date.
(4)	Directors Resheter and Riley retired from the board of directors as of May 22, 2019, on which date José A. Olivieri and Christine A. Specht were elected to the board.

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Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The new stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless First Federal Bank of Wisconsin has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of First Federal Bank of Wisconsin or New FFBW; and

•	our executive officers or directors must exercise or forfeit their options in the event that First Federal Bank of Wisconsin becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New FFBW’s common stock at the time the shares are awarded. The stock-based benefit plans are subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	126,201 Shares Awarded at Minimum of Offering Range	148,472 Shares Awarded at Midpoint of Offering Range	170,743 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)
$8.00	$1,010	$1,188	$1,366
10.00	1,262	1,485	1,707
12.00	1,514	1,782	2,049
14.00	1,767	2,079	2,390

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of New FFBW at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	315,503 Options at Minimum of Offering Range	371,180 Options at Midpoint of Offering Range	426,857 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$8.00	$2.07	$653	$768	$884
10.00	2.59	817	961	1,106
12.00	3.11	981	1,154	1,328
14.00	3.63	1,145	1,347	1,549

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 21.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old FFBW held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of November 8, 2019.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of All Common Stock Outstanding
Directors
Edward H. Schaefer	70,667 (3)	1.1%
Kathryn Sawyer Gutenkunst	12,525 (4)	*
Stephen W. Johnson	19,925 (5)	*
Thomas C. Martin	16,425 (6)	*
Thomas L. McKeever	16,425 (7)	*
José A. Olivieri	—	*
Michael J. Pjevach	14,425 (8)	*
Christine A. Specht	—	*
James A. Tarantino	33,640 (9)	*

Executive Officer Who Is Not a Director
Nikola B. Schaumberg	26,648 (10)	*

All directors and executive officers as a group (10 persons)	210,680	3.2%

FFBW, MHC 1360 South Moorland Road Brookfield, Wisconsin 53005	3,636,875	55.4%

* Less than 1%.

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Old FFBW common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from November 8, 2019. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Old FFBW common stock
(2)	Based on a total of 6,566,478 shares of common stock outstanding as of November 8, 2019.
(3)	Includes 2,066 shares held in Mr. Schaefer’s account in our ESOP, 32,401 unvested shares of restricted stock and 16,200 shares pursuant to options exercisable within 60 days of November 8, 2019.
(4)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(5)	Includes 8,000 shares held through Mr. Johnson’s IRA, 5,500 shares held through a trust of which Mr. Johnson serves as trustee, 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(6)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(7)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(8)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(9)	Includes 13,200 shares owned by Mr. Tarantino’s children, 6,863 unvested shares of restricted stock and 2,777 shares pursuant to options exercisable within 60 days of November 8, 2019.
(10)	Includes 1,208 shares held in Ms. Schaumberg’s account in our ESOP, 4,000 shares held through the IRA of Ms. Schaumberg’s spouse, 12,960 unvested shares of restricted stock and 6,480 shares pursuant to options exercisable within 60 days of November 8, 2019.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New FFBW’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old FFBW common stock as of November 8, 2019;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Offering − Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

	Number of	Proposed Purchases of Stock in the Offering (2)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Exchange Shares to Be Held (1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Edward H. Schaefer	60,074	5,000	50,000	65,074	1.1%
Kathryn Sawyer Gutenkunst	10,647	2,000	20,000	12,647	*
Stephen W. Johnson	16,938	3,000	30,000	19,938	*
Thomas C. Martin	13,962	2,500	25,000	16,462	*
Thomas L. McKeever	13,962	5,000	50,000	18,962	*
José A. Olivieri	0	5,000	50,000	5,000	*
Michael J. Pjevach	12,262	2,500	25,000	14,762	*
Christine A. Specht	0	2,000	20,000	2,000	*
James A. Tarantino	28,597	5,000	50,000	33,597	*
Nikola B. Schaumberg	22,653	1,000	10,000	23,653	*

Total for Directors and Executive Officers	179,095	33,000	$330,000	212,095	3.7%

* Less than 1%.

(1)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.8501 at the minimum of the offering range and including 34,712 shares pursuant to options exercisable within 60 days of November 8, 2019.
(2)	Includes proposed subscriptions, if any, by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or an entity that would be considered an “associate” of the named individuals under the plan of conversion.
(3)	At the maximum of the offering range, directors and executive officers would beneficially own 275,278 shares, or 3.6% of our outstanding shares of common stock, including 39,918 shares pursuant to options exercisable within 60 days of November 8, 2019.

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THE CONVERSION AND OFFERING

The boards of directors of FFBW, MHC and Old FFBW have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Old FFBW and the members of FFBW, MHC (depositors and eligible borrowers of First Federal Bank of Wisconsin). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to New FFBW becoming the holding company for First Federal Bank of Wisconsin, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. We have also filed an application with the Office of the Comptroller of the Currency with respect to the amendments to First Federal Bank of Wisconsin’s charter, and the approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and issue shares of common stock. Any approval by the Federal Reserve Board or the Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. FFBW, MHC will be merged into Old FFBW, and FFBW, MHC will no longer exist. Old FFBW, which owns 100% of First Federal Bank of Wisconsin, will be merged into a new Maryland corporation named “FFBW, Inc.” As part of the conversion, the 55.4% ownership interest of FFBW, MHC in Old FFBW will be offered for sale in the stock offering. In connection with the conversion and offering, we also intend to make a cash contribution to our charitable foundation, FFBW Community Foundation. When the conversion is completed, all of the outstanding common stock of First Federal Bank of Wisconsin will be owned by New FFBW, and all of the outstanding common stock of New FFBW will be owned by public stockholders, including FFBW Community Foundation. Old FFBW and FFBW, MHC will cease to exist. A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, at the completion of the conversion and offering, each share of Old FFBW common stock owned by persons other than FFBW, MHC will be converted automatically into the right to receive new shares of New FFBW common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Old FFBW for new shares of New FFBW, the public stockholders will own the same aggregate percentage of shares of common stock of New FFBW that they owned in Old FFBW immediately prior to the conversion, excluding any shares they purchased in the offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by FFBW, MHC.

We intend to retain between $12.2 million and $16.9 million of the net proceeds of the offering and to invest between $15.0 million and $20.5 million of the net proceeds in First Federal Bank of Wisconsin. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders and other members (qualifying depositors and certain borrowers). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

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(i)	Natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee; and

(ii)	Old FFBW’s public stockholders as of November 8, 2019.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated offering in which Janney will be sole manager. See “—Syndicated Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of New FFBW. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and offering and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each branch office of First Federal Bank of Wisconsin. The plan of conversion is also filed as an exhibit to FFBW, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. Upon completion of the offering, we intend to pursue a growth strategy through whole bank and/or branch acquisitions. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner. The additional capital raised in the offering also will enable us to consider larger merger transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of New FFBW for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

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•	Increase capital to support future growth and profitability. Our business strategy is centered upon growing our balance sheet, and especially our loan portfolio, subject to our prudent underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New FFBW common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies like FFBW, MHC to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old FFBW would be required to be paid to FFBW, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if FFBW, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of FFBW, MHC (depositors and eligible borrowers of First Federal Bank of Wisconsin) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of FFBW, MHC will also be approving the merger of FFBW, MHC into Old FFBW. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old FFBW and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old FFBW held by the public stockholders of Old FFBW (stockholders other than FFBW, MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to New FFBW becoming the holding company for First Federal Bank of Wisconsin, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. The Office of the Comptroller of the Currency must also approve an amendment to First Federal Bank of Wisconsin’s charter to establish a liquidation account.

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The affirmative vote of a majority of the total number of votes entitled to be cast at the special meeting by Old FFBW stockholders and the affirmative vote of a majority of the total number of votes entitled to be cast at the special meeting by Old FFBW stockholders other than FFBW, MHC is required to approve the contribution to the foundation. The affirmative vote of a majority of the total votes eligible to be cast by the members of FFBW, MHC is also required to approve the contribution to the foundation. However, the completion of the conversion and offering is not dependent upon the approval of the contribution to the foundation.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Old FFBW common stock will be converted automatically into the right to receive a number of shares of New FFBW common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New FFBW after the conversion as they held in Old FFBW immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by FFBW, MHC. The exchange ratio will not depend on the market value of Old FFBW common stock. The exchange ratio will be based on the percentage of Old FFBW common stock held by the public, the independent valuation of New FFBW prepared by Keller & Company, Inc., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.8501 shares for each publicly held share of Old FFBW at the minimum of the offering range to 1.1502 shares for each publicly held share of Old FFBW at the maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of New FFBW as of August 12, 2019, assuming public stockholders of Old FFBW own 44.6% of Old FFBW common stock and FFBW, MHC has cash of $100,000 immediately prior to the completion of the conversion. The table also shows how many shares of New FFBW a hypothetical owner of Old FFBW common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

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	Shares to be Sold in This Offering		Shares of New FFBW to be Issued for Shares of Old FFBW		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	3,155,030	55.4%	2,539,970	44.6%	5,695,000	0.8501	$8.50	$13.07	85
Midpoint	3,711,800	55.4	2,988,200	44.6	6,700,000	1.0002	10.02	13.80	100
Maximum	4,268,570	55.4	3,436,430	44.6	7,705,000	1.1502	11.50	14.53	115

(1)	Represents the value of shares of New FFBW common stock to be received in the conversion by a holder of one share of Old FFBW, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old FFBW common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New FFBW common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of First Federal Bank of Wisconsin of accepting deposits and making loans. First Federal Bank of Wisconsin will continue to be a federally chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, First Federal Bank of Wisconsin will continue to offer existing services to depositors, borrowers and other customers. The directors of Old FFBW serving at the time of the conversion will be the directors of New FFBW upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of First Federal Bank of Wisconsin at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from First Federal Bank of Wisconsin will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Depositors and Borrowers. Depositors and certain borrowers of First Federal Bank of Wisconsin are members of, and have voting rights in, FFBW, MHC, as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will no longer have voting rights. All voting rights in First Federal Bank of Wisconsin will be vested in New FFBW as the sole stockholder of First Federal Bank of Wisconsin, and the stockholders of New FFBW will possess exclusive voting rights with respect to New FFBW common stock.

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Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the Wisconsin state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, the public stockholders of Old FFBW (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “ − Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in First Federal Bank of Wisconsin has both a deposit account in First Federal Bank of Wisconsin and a pro rata ownership interest in the net worth of FFBW, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of FFBW, MHC and First Federal Bank of Wisconsin; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in FFBW, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of FFBW, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that FFBW, MHC and First Federal Bank of Wisconsin are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of FFBW, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by New FFBW and First Federal Bank of Wisconsin in an aggregate amount equal to (i) FFBW, MHC’s ownership interest in Old FFBW’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of FFBW, MHC as of the date of the latest statement of financial condition of FFBW, MHC prior to the consummation of the conversion (excluding its ownership of Old FFBW). New FFBW and First Federal Bank of Wisconsin will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in First Federal Bank of Wisconsin after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with First Federal Bank of Wisconsin a liquidation interest in the residual net worth, if any, of New FFBW or First Federal Bank of Wisconsin (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) New FFBW and First Federal Bank of Wisconsin or (b) First Federal Bank of Wisconsin. See “ − Liquidation Rights.”

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion transaction.

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However, because we afforded subscription rights to holders of non-interest bearing demand deposit accounts in our 2017 stock offering, we submitted to the Federal Reserve Board a request for a waiver from this regulation and the Federal Reserve Board granted such request. As a result, a depositor of First Federal Bank of Wisconsin who has an eligible non-interest bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.

The inclusion of depositors with non-interest bearing demand deposits as eligible account holders or as supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion transaction.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, Keller & Company, Inc. will receive a fee of $38,000, as well as payment for reimbursable expenses, and will receive a fee of $3,000 for any additional valuation updates. We have paid Keller & Company, Inc. no other fees during the previous three years. We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to Keller & Company, Inc. by us or by an intentional omission by us to state a material fact in the information provided, except where Keller & Company, Inc. has been negligent or at fault.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Old FFBW Keller & Company, Inc. also considered the following factors, among others:

•	the present results and financial condition of Old FFBW and the projected results and financial condition of New FFBW;

•	the economic and demographic conditions in Old FFBW’s existing market area;

•	certain historical, financial and other information relating to Old FFBW;

•	a comparative evaluation of the operating and financial characteristics of Old FFBW with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on New FFBW’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of New FFBW;

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•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the cash contribution to FFBW Community Foundation.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considered comparable to New FFBW under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New FFBW also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, Keller & Company, Inc. limited the peer group to companies with assets of less than $1.3 billion, located in all regions of the United States except the west, southwest and southeast, equity to assets ratios of at least 8.0% but not more than 25.0%, and a core return on average assets of less than 1.15%.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Keller & Company, Inc. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. Keller & Company, Inc. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to the pro forma market value based on a comparison of New FFBW with the peer group. Keller & Company, Inc. made downward adjustments for earnings, assets, loan and deposit growth, dividends, liquidity of the stock and marketing of the issue. Keller and Company, Inc. made a modest upward adjustment for financial condition. Keller & Company, Inc. made no adjustments for market area and management. The downward adjustment for profitability and viability of earnings took into consideration the lower historical, recent and pro forma return on assets and return on equity, and uncertainty related to future earnings growth given current financial characteristics. The downward adjustment for liquidity of the stock took into consideration the lower number of shares to be outstanding and lower market capitalization expected in comparison to the peer group companies. The downward adjustment for marketing of the offering was based on the risk and uncertainty related to a new offering. The downward adjustment was made for dividends due to Old FFBW’s absence of dividends relative to the peer group and no plan for increasing dividends going forward. The modest downward adjustment for subscription interest was due to current market condition for bank stocks and the lower level of subscription interest in new offerings. The upward adjustment for financial condition relates to Old FFBW’s rise in equity and decrease in nonperforming assets.

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Included in Keller & Company, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of New FFBW after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 21% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that as of August 12, 2019, the estimated pro forma market value of New FFBW was $67.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $56.9 million and a maximum of $77.1 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old FFBW common stock owned by FFBW, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old FFBW common stock owned by FFBW, MHC, certain assets held by FFBW, MHC and the $10.00 price per share, the minimum of the offering range is 3,155,030 shares, the midpoint of the offering range is 3,711,800 shares and the maximum of the offering range is 4,268,570 shares.

The board of directors of New FFBW reviewed the independent valuation and, in particular, considered the following:

•	Old FFBW’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old FFBW to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old FFBW common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Old FFBW or First Federal Bank of Wisconsin or market conditions generally. If the independent valuation is updated to amend the pro forma market value of New FFBW to less than $56.9 million or more than $77.1 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New FFBW’s registration statement.

The following table presents a summary of selected pricing ratios for New FFBW (on a pro forma basis) as of and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2018, with stock prices as of August 12, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 32.57% on a price-to-book value basis, a discount of 35.70% on a price-to-tangible book value basis and a premium of 112.54% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old FFBW’s common stock. The closing price of the common stock was $10.00 per share on September 4, 2019, the last trading day immediately preceding the announcement of the conversion, and $10.05 per share on August 12, 2019, the effective date of the appraisal.

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	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New FFBW (on a pro forma basis, assuming completion of the conversion)
Maximum	60.03	x	79.15%	79.15%
Midpoint	51.54	x	72.47%	72.47%
Minimum	43.26	x	65.05%	65.05%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25	x	107.47%	112.71%
Medians	13.75	x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Keller & Company, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers First Federal Bank of Wisconsin as a going concern and should not be considered as an indication of the liquidation value of First Federal Bank of Wisconsin. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $77.1 million and a corresponding increase in the offering range to more than 4,268,570 shares, or a decrease in the minimum of the valuation range to less than $56.9 million and a corresponding decrease in the offering range to fewer than 3,155,030 shares, then we will promptly return with interest at 0.10% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond January 6, 2022, which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New FFBW’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New FFBW’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “ − Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of First Federal Bank of Wisconsin with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2018 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2018. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old FFBW or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2018.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including First Federal Bank of Wisconsin’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of First Federal Bank of Wisconsin with a Qualifying Deposit at the close of business on September 30, 2019 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

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Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, each depositor of First Federal Bank of Wisconsin as of the close of business on November 8, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder and each borrower of First Federal Bank of Wisconsin as of November 1, 2012 and borrowers of the former Bay View Federal Savings and Loan Association as of May 17, 2014 whose borrowings remained outstanding as of November 8, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit and applicable loan accounts in which he or she has an ownership interest at November 8, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00, p.m., Central Time, on December 18, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 3,155,030 shares have not been sold in the offering by February 3, 2020 and the Federal Reserve Board not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.10% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond February 3, 2020, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee;

(ii)	Old FFBW’s public stockholders as of November 8, 2019; and

(iii)	Other members of the general public.

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Subscribers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Wisconsin Counties of Waukesha and Milwaukee, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Old FFBW or members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond February 3, 2020, in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Janney will serve as sole manager, and we will pay fees of 6% of the aggregate amount of common stock sold in the syndicated offering to Janney and any other broker-dealers included in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

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In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to New FFBW for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at First Federal Bank of Wisconsin or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of common stock in all categories of the offering combined;

(iv)	The number of shares of common stock that an existing Old FFBW stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old FFBW common stock, may not exceed 9.9% of the shares of common stock of New FFBW to be issued and outstanding at the completion of the conversion and offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of First Federal Bank of Wisconsin and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 30% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of FFBW, MHC, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

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The term “associate” of a person means:

(i)	any corporation or organization (other than First Federal Bank of Wisconsin, New FFBW, Old FFBW or FFBW, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old FFBW or First Federal Bank of Wisconsin.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

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We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the SEC with respect to other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New FFBW or First Federal Bank of Wisconsin and except as described below. Any purchases made by any associate of New FFBW or First Federal Bank of Wisconsin for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New FFBW.”

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Janney, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Janney will assist us on a best efforts basis in the subscription and community offerings by:

•	advising us on the financial and securities market implications of the plan of conversion;

•	assisting us in structuring and marketing the offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting us in scheduling and preparing meetings with potential investors, as necessary; and

•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Janney will receive a management fee of $25,000 payable on the commencement of the offering, and will receive a success fee of $360,000 payable at the time of the closing of the offering. The $25,000 management fee will be credited against the $360,000 success fee.

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Syndicated Offering. If shares of common stock are sold in a syndicated offering, we will pay a fee of 6% of the aggregate dollar amount of common stock sold in the syndicated offering to Janney and any other broker-dealers included in the syndicated offering.

Expenses. Janney also will be reimbursed for reasonable expenses, not to exceed $15,000, and fees and expenses of its legal counsel in an amount not to exceed $75,000. Such expenses may be increased by an additional amount not to exceed $25,000, in the event unusual circumstances arise or a delay or resolicitation occurs, including in the event of delay in the offering that would require an update to the financial information included in this prospectus. If the plan of conversion is terminated or if Janney’s engagement is terminated in accordance with the provisions of the agency agreement, Janney will receive reimbursement of its reasonable out-of-pocket expenses. Janney shall have earned in full, and be entitled to be paid in full, all fees then due and payable as of such date of termination. We have separately agreed to pay Janney up to $50,000 in fees and expenses for serving as records agent, as described below.

Records Management

We have also engaged Janney as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Janney, will assist us in the offering by:

•	consolidating deposit and loan accounts into a central file and calculating eligible votes;

•	designing and preparing proxy forms and stock order forms;

•	organizing and supervising our stock information center;

•	providing proxy and ballot tabulation services for the special meeting of members, including acting as or supporting the inspector of election; and

•	providing necessary subscription services to distribute, collect and tabulate stock orders in the offering.

Janney will receive fees of $50,000 for these services. Of the fees for serving as records agent, $12,500 has been paid as of the date of this prospectus. Such fees can be increased by up to $10,000, in the event of changes in regulations or the plan of conversion, or delays requiring duplicate or replacement processing.

Indemnity

We will indemnify Janney against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Janney’s engagement with respect to the conversion.

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Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of First Federal Bank of Wisconsin may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Janney. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Lock-up Agreements

We and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this prospectus and ending 90 days after the closing of the offering, without the prior written consent of Janney, we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of New FFBW stock or any securities convertible into or exchangeable or exercisable for New FFBW stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of New FFBW stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by delivery of stock or other securities, in cash or otherwise.  In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of New FFBW common stock or any security convertible into or exercisable or exchangeable for New FFBW common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Central Time, on December 18, 2019, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond February 3, 2020 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.10% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

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To ensure each purchaser receives a prospectus at least 48 hours before December 18, 2019, the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 2:00 p.m., Central Time, on December 18, 2019. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 9:00 a.m. and 5:00 p.m., local time, Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to First Federal Bank of Wisconsin’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by First Federal Bank of Wisconsin, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to FFBW, Inc.; or

(ii)	authorization of withdrawal of available funds from your First Federal Bank of Wisconsin deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at First Federal Bank of Wisconsin are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at First Federal Bank of Wisconsin and will earn interest at 0.10% per annum from the date payment is processed until the offering is completed or terminated.

Please do not submit cash. You may not remit any type of third-party checks (including those payable to you and endorsed over to New FFBW). You may not designate on your stock order form direct withdrawal from a First Federal Bank of Wisconsin retirement account. See “ − Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from First Federal Bank of Wisconsin deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “− Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not be accepted.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by February 3, 2020. If the subscription and community offerings are extended past February 3, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit First Federal Bank of Wisconsin from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

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If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New FFBW to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, First Federal Bank of Wisconsin’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a First Federal Bank of Wisconsin retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at First Federal Bank of Wisconsin or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the December 18, 2019 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

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Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (844) 977-0092. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that FFBW, MHC is liquidated prior to the conversion, all claims of creditors of FFBW, MHC would be paid first. Thereafter, if there were any assets of FFBW, MHC remaining, these assets would first be distributed to depositors of First Federal Bank of Wisconsin pro rata based on the value of their accounts at First Federal Bank of Wisconsin.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New FFBW for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) FFBW, MHC’s ownership interest in Old FFBW’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of FFBW, MHC as of the date of the latest statement of financial condition of FFBW, MHC prior to the consummation of the conversion (excluding its ownership of Old FFBW). The plan of conversion also provides for the establishment of a parallel liquidation account in First Federal Bank of Wisconsin to support the New FFBW liquidation account in the event New FFBW does not have sufficient assets to fund its obligations under the New FFBW liquidation account.

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In the unlikely event that First Federal Bank of Wisconsin were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Old FFBW, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of First Federal Bank of Wisconsin or New FFBW above that amount.

The liquidation account established by New FFBW is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in FFBW, MHC) after the conversion in the event of a complete liquidation of New FFBW and First Federal Bank of Wisconsin or a liquidation solely of First Federal Bank of Wisconsin. Specifically, in the unlikely event that either (i) First Federal Bank of Wisconsin or (ii) New FFBW and First Federal Bank of Wisconsin were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2018 and September 30, 2019 of their interests in the liquidation account maintained by New FFBW. Also, in a complete liquidation of both entities, or of First Federal Bank of Wisconsin only, when New FFBW has insufficient assets (other than the stock of First Federal Bank of Wisconsin) to fund the liquidation account distribution owed to Eligible Account Holders, and First Federal Bank of Wisconsin has positive net worth, then First Federal Bank of Wisconsin shall immediately make a distribution to fund New FFBW’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New FFBW as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New FFBW is completely liquidated or sold apart from a sale or liquidation of First Federal Bank of Wisconsin, then the New FFBW liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the First Federal Bank of Wisconsin liquidation account, subject to the same rights and terms as the New FFBW liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, New FFBW will transfer, or upon the prior written approval of the Federal Reserve New FFBW may transfer, the liquidation account and the depositors’ interests in such account to First Federal Bank of Wisconsin and the liquidation account shall thereupon be subsumed into the liquidation account of First Federal Bank of Wisconsin.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New FFBW or First Federal Bank of Wisconsin is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in First Federal Bank of Wisconsin on June 30, 2018 or September 30, 2019, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2018 or September 30, 2019, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in First Federal Bank of Wisconsin on such dates.

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If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2018 or September 30, 2019, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Federal Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New FFBW or First Federal Bank of Wisconsin would prevail in a judicial proceeding.

FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin and New FFBW have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of FFBW, MHC with and into Old FFBW will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in FFBW, MHC for liquidation interests in Old FFBW will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of FFBW, MHC, Old FFBW, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of FFBW, MHC to Old FFBW and the assumption by Old FFBW of FFBW, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Old FFBW

4.	The basis of the assets of FFBW, MHC and the holding period of such assets to be received by Old FFBW will be the same as the basis and holding period of such assets in FFBW, MHC immediately before the exchange.

5.	The merger of Old FFBW with and into New FFBW will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old FFBW nor New FFBW will recognize gain or loss as a result of such merger.

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6.	The basis of the assets of Old FFBW and the holding period of such assets to be received by New FFBW will be the same as the basis and holding period of such assets in Old FFBW immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old FFBW for interests in the liquidation account in New FFBW.

8.	Each stockholder’s aggregate basis in shares of New FFBW common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old FFBW common stock surrendered in the exchange.

9.	Each stockholder’s holding period in his or her New FFBW common stock received in the exchange will include the period during which the Old FFBW common stock surrendered was held, provided that the Old FFBW common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

10.	Except with respect to cash received in lieu of fractional shares, current stockholders of Old FFBW will not recognize any gain or loss upon their exchange of Old FFBW common stock for New FFBW common stock.

11.	Cash received by any current stockholder of Old FFBW in lieu of a fractional share interest in shares of New FFBW common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New FFBW common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

12.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New FFBW common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New FFBW common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

13.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of First Federal Bank of Wisconsin supporting the payment of the New FFBW liquidation account in the event New FFBW lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the First Federal Bank of Wisconsin liquidation account as of the effective date of the merger of Old FFBW with and into New FFBW.

14.	It is more likely than not that the basis of the shares of New FFBW common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New FFBW common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

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15.	No gain or loss will be recognized by New FFBW on the receipt of money in exchange for New FFBW common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, New FFBW and persons receiving subscription rights and stockholders of Old FFBW With respect to items 12 and 14 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that Keller & Company, Inc. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 13 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in First Federal Bank of Wisconsin are reduced; and (iv) the First Federal Bank of Wisconsin liquidation account payment obligation arises only if New FFBW lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from Keller & Company, Inc. stating its belief that the benefit provided by the First Federal Bank of Wisconsin liquidation account supporting the payment of the liquidation account in the event New FFBW lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the First Federal Bank of Wisconsin liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

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We have also received an opinion from Wipfli LLP that the Wisconsin state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New FFBW’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of First Federal Bank of Wisconsin, Old FFBW, New FFBW or FFBW, MHC generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New FFBW also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

FFBW COMMUNITY FOUNDATION

General

In furtherance of our commitment to our local community, the plan of conversion provides that we will make a $250,000 cash contribution to our charitable foundation, FFBW Community Foundation, a non-stock, nonprofit Delaware corporation, in connection with the offering.

By further enhancing our visibility and reputation in our local community, we believe that the contribution to the foundation will enhance the long-term value of our community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the foundation.

Purpose of the Foundation

The purpose of the foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. The foundation is dedicated completely to community activities and the promotion of charitable causes. In addition, the foundation maintains close ties with First Federal Bank of Wisconsin, thereby forming a partnership within the communities in which we operate. The Foundation also supports our ongoing obligations to the community under the Community Reinvestment Act.

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Structure of the Foundation

The foundation is incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the foundation provides that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation’s certificate of incorporation also provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The board of directors of the foundation is responsible for establishing the foundation’s grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of the foundation are at all times bound by their fiduciary duty to advance the foundation’s charitable goals, protect its assets and to act in a manner consistent with the charitable purposes for which the foundation was established. The directors of the foundation are also responsible for directing the activities of the foundation, including the management and voting of the shares of our common stock held by the foundation. However, as required by Federal Reserve Board’s regulations, all shares of our common stock held by the foundation are voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The board of directors of the foundation appoints officers and employees as necessary to manage its operations. To the extent applicable, we comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s regulations governing transactions between First Federal Bank of Wisconsin and the Foundation.

The foundation will receive working capital from our cash contribution and receives, with respect to the shares of our common stock that it owns:

(i)	any dividends that may be paid on our shares of common stock in the future;

(ii)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(iii)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the foundation is required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

New FFBW, Old FFBW, FFBW, MHC and First Federal Bank of Wisconsin are authorized by law to make charitable contributions. We believe that the stock offering presents a unique opportunity to make a contribution to the Foundation given the substantial amount of additional capital being raised. See “Capitalization” and “Historical and Pro Forma Regulatory Capital Compliance.”

We believe that our cash contribution to the foundation should not constitute an act of self-dealing and that we should be entitled to a federal tax deduction in the same amount at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual pre-tax income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the six-year period following the contribution to the foundation. We estimate that all of the contribution should be deductible for federal tax purposes over a six-year period. Even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any decision to make additional contributions to the foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

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As a private foundation, earnings and gains, if any, from the sale of our common stock or other assets by the foundation are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%, although we may qualify for the lower 1% special rate. The foundation is required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The foundation is required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Foundation

Federal Reserve Board regulations require that the directors who serve on the foundation’s board can not participate in our board’s discussions concerning contributions to the foundation, and cannot vote on the matter.

Federal Reserve Board regulations provide that the Federal Reserve Board will generally not object if a well-capitalized bank contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. First Federal Bank of Wisconsin qualifies as a well-capitalized savings bank for purposes of this limitation, and the contribution to the Foundation will not exceed this limitation.

Federal Reserve Board regulations impose the following requirements on the foundation:

•	the foundation’s primary purpose must be to serve and make grants in our local community;

•	the Federal Reserve Board may examine the foundation at the foundation’s expense;

•	the foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

•	the foundation must provide annually to the Federal Reserve Board a copy of the annual report that the foundation submits to the Internal Revenue Service;

•	the foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

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COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF OLD FFBW

General. As a result of the conversion, existing stockholders of Old FFBW will become stockholders of New FFBW. There are differences in the rights of stockholders of Old FFBW and stockholders of New FFBW caused by differences between federal and Maryland law and regulations, and differences between Old FFBW’s federal stock charter and bylaws and New FFBW’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New FFBW’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old FFBW consists of 19,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock.

The authorized capital stock of New FFBW consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New FFBW’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old FFBW.

Old FFBW’s charter and New FFBW’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, FFBW, MHC is required to own not less than a majority of the outstanding shares of Old FFBW common stock. FFBW, MHC will no longer exist following completion of the conversion.

New FFBW’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old FFBW’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New FFBW stockholders due to requirements of the Nasdaq Stock Market and to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Old FFBW’s charter or bylaws nor New FFBW’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

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Payment of Dividends. Old FFBW’s ability to pay dividends depends, to a large extent, upon First Federal Bank of Wisconsin’s ability to pay dividends to Old FFBW, which is restricted by federal regulations and by federal income tax considerations related to savings banks.

The same restrictions will apply to First Federal Bank of Wisconsin’s payment of dividends to New FFBW. In addition, Maryland law generally provides that New FFBW is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make New FFBW insolvent.

Board of Directors. Old FFBW’s bylaws and New FFBW’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old FFBW’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Old FFBW to fill vacancies may only serve until the next election of directors by stockholders. Under New FFBW’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Old FFBW do not limit the personal liability of directors or officers.

New FFBW’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New FFBW or its stockholders for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New FFBW.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and Old FFBW’s bylaws, Old FFBW will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old FFBW or its stockholders. Old FFBW also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

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The articles of incorporation of New FFBW provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law and regulation. Maryland law allows New FFBW to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New FFBW. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Old FFBW’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting. New FFBW’s bylaws provide that special meetings of stockholders may be called by the president, the chief executive officer, the chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old FFBW’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old FFBW at least five days before the date of any such meeting.

New FFBW’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New FFBW not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of New FFBW at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interests of New FFBW and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.

Stockholder Action Without a Meeting. Under the bylaws of Old FFBW and under Maryland law with respect to New FFBW, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

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Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Old FFBW, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, have held at least 5% of the company’s total shares, have the right to inspect the company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. New FFBW’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Old FFBW’s charter contained voting limits based on stock ownership that would expire in 2022, five years after the date of First Federal Bank of Wisconsin’s initial conversion to stock form.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New FFBW’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New FFBW’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Director Qualifications. New FFBW’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) other than the persons appointed as directors in connection with the formation of New FFBW and other than persons who are also executive officers of New FFBW or of First Federal Bank of Wisconsin, did not, at the time of his or her first election or appointment to the board of directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to New FFBW for the sole purpose of determining compliance with this requirement of the bylaws) within the State of Wisconsin for a period of at least one (1) year before the date of his or her purported nomination, election or appointment to the board of directors. The bylaws also prohibit service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as New FFBW or any of its subsidiaries; does not agree in writing to comply with all of New FFBW’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the bylaws; is a party to any agreement or arrangement with a party other than New FFBW or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on New FFBW entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the board of directors, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of New FFBW; or has lost more than one election for service as a director of New FFBW.

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Old FFBW’s bylaws do not provide for these types of restrictions on service as a director.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New FFBW and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New FFBW’s voting stock after the date on which New FFBW had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New FFBW at any time after the date on which New FFBW had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New FFBW. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New FFBW and an interested stockholder generally must be recommended by the board of directors of New FFBW and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New FFBW, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New FFBW other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New FFBW’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. As a result of an election made in New FFBW’s articles of incorporation, a merger or consolidation of New FFBW requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

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•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New FFBW.

Under Maryland law, a sale of all or substantially all of New FFBW’s assets other than in the ordinary course of business, or a voluntary dissolution of New FFBW, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of New FFBW provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New FFBW (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New FFBW and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New FFBW’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New FFBW and its subsidiaries and on the communities in which New FFBW and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New FFBW;

•	whether a more favorable price could be obtained for New FFBW’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New FFBW and its subsidiaries;

•	the future value of the stock or any other securities of New FFBW or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

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•	the ability of New FFBW to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old FFBW’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of New FFBW will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New FFBW is a party as long as the common stock of New FFBW trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies.

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation of New FFBW provide that, unless New FFBW consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New FFBW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New FFBW to New FFBW or New FFBW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New FFBW shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New FFBW and its directors, officers, and other employees.

Old FFBW’s charter and bylaws do not contain a similar provision.

Amendment of Governing Instruments. No amendment of Old FFBW’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Old FFBW’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Old FFBW at any legal meeting.

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New FFBW’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New FFBW;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by New FFBW;

(xi)	the limitation of liability of officers and directors to New FFBW for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

New FFBW’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New FFBW’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF NEW FFBW

Although the board of directors of New FFBW is not aware of any effort that might be made to obtain control of New FFBW after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New FFBW’s articles of incorporation to protect the interests of New FFBW and its stockholders from takeovers which the board of directors might conclude are not in the best interests of First Federal Bank of Wisconsin, New FFBW or New FFBW’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New FFBW’s articles of incorporation and bylaws, First Federal Bank of Wisconsin’s charter and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New FFBW’s articles of incorporation and bylaws are included as part of FFBW, MHC’s application for conversion filed with the Federal Reserve Board and New FFBW’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New FFBW

Maryland law, as well as New FFBW’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New FFBW more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of First Federal Bank of Wisconsin and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chief executive officer, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

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Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of New FFBW’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion, New FFBW will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New FFBW.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New FFBW is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of New FFBW that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New FFBW. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Old FFBW − Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New FFBW’s directors or by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New FFBW in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New FFBW and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of Old FFBW − Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of New FFBW provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New FFBW (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New FFBW and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Old FFBW—Evaluation of Offers.”

168

Purpose and Anti-Takeover Effects of New FFBW’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New FFBW and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New FFBW and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New FFBW and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New FFBW and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New FFBW’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

169

Charter of First Federal Bank of Wisconsin

First Federal Bank of Wisconsin’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than New FFBW may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of First Federal Bank of Wisconsin. This provision will not apply to any tax-qualified employee benefit plan of First Federal Bank of Wisconsin or New FFBW or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, generally no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New FFBW, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

170

DESCRIPTION OF CAPITAL STOCK OF NEW FFBW

General

New FFBW is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New FFBW currently expects to issue in the offering and exchange up to 7,705,000 shares of common stock, at the maximum of the offering range. New FFBW will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New FFBW may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if New FFBW’s assets are less than the amount necessary to satisfy the requirement set forth above, New FFBW may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by New FFBW is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce New FFBW’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New FFBW will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New FFBW issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of New FFBW will have exclusive voting rights in New FFBW. They will elect New FFBW’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New FFBW’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New FFBW issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

171

As a federally chartered stock savings bank, corporate powers and control of First Federal Bank of Wisconsin are vested in its board of directors, who elect the officers of First Federal Bank of Wisconsin and who fill any vacancies on the board of directors. Voting rights of First Federal Bank of Wisconsin are vested exclusively in the owners of the shares of capital stock of First Federal Bank of Wisconsin, which will be New FFBW, and voted at the direction of New FFBW’s board of directors. Consequently, the holders of the common stock of New FFBW will not have direct control of First Federal Bank of Wisconsin.

Liquidation. In the event of any liquidation, dissolution or winding up of First Federal Bank of Wisconsin, New FFBW, as the holder of 100% of First Federal Bank of Wisconsin’s capital stock, would be entitled to receive all assets of First Federal Bank of Wisconsin available for distribution, after payment or provision for payment of all debts and liabilities of First Federal Bank of Wisconsin, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New FFBW, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New FFBW available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New FFBW will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New FFBW’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

Continental Stock Transfer & Trust Company, LLC is the transfer agent and registrar for New FFBW’s common stock.

EXPERTS

The consolidated financial statements of Old FFBW as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 have been included herein and in the registration statement in reliance upon the reports of Wipfli LLP, Milwaukee, Wisconsin, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

172

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to New FFBW, FFBW, MHC, Old FFBW and First Federal Bank of Wisconsin, has issued to New FFBW its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Wipfli LLP has provided an opinion to us regarding the Wisconsin income tax consequences of the conversion. Certain legal matters will be passed upon for Janney and, in the event of a syndicated offering, for any other co-managers, by Reinhart Boerner Van Dueren s.c., Milwaukee, Wisconsin.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New FFBW has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New FFBW. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

FFBW, MHC has filed an application for approval of the conversion with the Federal Reserve Board, and New FFBW has filed a savings and loan holding company application with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Karen R. Smith, Director-Applications, of the Federal Reserve Bank of Chicago at (312) 322-6846. The plan of conversion is available, upon request, at each of First Federal Bank of Wisconsin’s offices.

In connection with the offering, New FFBW will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New FFBW and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New FFBW has undertaken that it will not terminate such registration for a period of at least three years following the offering.

173

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
OLD FFBW

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at June 30, 2019 (unaudited) and December 31, 2018 and 2017	F-3

Consolidated Statements of Operations for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-4

Consolidated Statements of Comprehensive Income (Loss) for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-5

Consolidated Statements of Changes in Equity for the six months ended June 30, 2019 (unaudited) and the years ended December 31, 2018 and 2017	F-6

Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-7

Notes to Consolidated Financial Statements	F-8

* * *

Separate financial statements for New FFBW have not been included in this prospectus because New FFBW has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of FFBW, Inc.

Brookfield, Wisconsin

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FFBW, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Wipfli LLP

We have served as the Company’s auditor since 2015.

March 27, 2019

Milwaukee, Wisconsin

F-2

FFBW, Inc.

CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	June 30,	December 31,	December 31,
	2019 (unaudited)	2018	2017
Assets
Cash and due from banks	$4,351	$1,746	$3,285
Fed funds sold	1,046	2,742	8,528
Cash and cash equivalents	5,397	4,488	11,813
Available for sale securities, stated at fair value	43,478	43,751	58,012
Loans held for sale	1,951	679	109
Loans, net of allowance for loan and lease losses of $2,252, $2,118, and $1,800, respectively	193,001	198,694	171,355
Premises and equipment, net	4,888	5,057	5,290
Foreclosed assets	84	69	619
FHLB stock, at cost	609	739	514
Accrued interest receivable	777	768	782
Cash value of life insurance	7,105	7,007	6,558
Other assets	1,034	1,474	1,429

TOTAL ASSETS	$258,324	$262,726	$256,481

Liabilities and Equity

Deposits	$177,553	$183,205	$182,913
Advance payments by borrowers for taxes and insurance	771	55	36
FHLB advances	15,750	17,750	12,750
Accrued interest payable	648	70	37
Other liabilities	2,418	1,284	1,256
Total liabilities	$197,140	$202,364	$196,992

Preferred stock ($0.01 par value, 1,000,000 authorized, no shares issued or outstanding as of June 30, 2019, December 31, 2018, and December 31, 2017, respectively)	$-	$-	-
Common stock ($0.01 par value, 19,000,000 authorized, 6,706,742, 6,696,742, and 6,612,500 issued and outstanding as of June 30, 2019, December 31, 2018 and December 31, 2017, respectively)	67	67	66
Additional paid in capital	28,489	28,326	28,296
Unallocated common stock of Employee Stock Ownership Plan ("ESOP") (236,823, 243,303, and 256,263 shares at June 30, 2019, December 31, 2018, and December 31, 2017, respectively)	(2,368)	(2,433)	(2,563)
Retained earnings	35,632	34,995	33,937
Accumulated other comprehensive income (loss), net of income taxes	235	(593)	(247)
Less common stock repurchased, 82,055, 0, and 0 shares at cost, at June 30, 2019, December 31, 2018, December 31, 2017, respectively	(871)	-	-
Total equity	$61,184	$60,362	$59,489

TOTAL LIABILITIES AND EQUITY	$258,324	$262,726	$256,481

See accompanying notes to financial statements.

F-3

FFBW, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Six months ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Interest and dividend income:
Loans, including fees	$4,945	$4,294	$9,192	$7,817
Securities
Taxable	557	679	1,290	943
Tax-exempt	6	37	49	142
Other	46	31	78	93

Total interest and dividend income	5,554	5,041	10,609	8,995

Interest expense:
Interest-bearing deposits	1,232	688	1,677	1,314
Borrowed funds	179	169	432	240

Total interest expense	1,411	857	2,109	1,554

Net interest income	4,143	4,184	8,500	7,441
Provision for loan losses	155	304	513	419

Net interest income after provision for loan losses	3,988	3,880	7,987	7,022

Noninterest income:
Service charges and other fees	99	111	371	279
Net gain on sale of loans	168	75	244	266
Net gain (loss) on sale of securities	(3)	9	(204)	20
Increase in cash surrender value of insurance	98	95	194	196
Other noninterest income	49	47	95	130

Total noninterest income	411	337	700	891

Noninterest expense:
Salaries and employee benefits	2,128	2,196	4,248	3,960
Occupancy and equipment	484	459	1,002	1,109
Data processing	344	310	719	605
Technology	157	104	-	-
Foreclosed assets, net	2	37	36	27
Professional fees	216	175	508	506
Other	229	323	798	1,628

Total noninterest expense	3,560	3,604	7,311	7,835

Income before income taxes	839	613	1,376	78
Provision for income taxes	202	137	318	264

Net income (loss)	$637	$476	$1,058	$(186)

Earnings (loss) per share
Basic	$0.10	$0.07	$0.17	$(0.03)
Diluted	$0.10	$0.07	$0.17	$(0.03)

See accompanying notes to financial statements.

F-4

FFBW, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Six months ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Net income (loss)	$637	$476	$1,058	$(186)
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period	1,132	(956)	(637)	(168)
Reclassification adjustment for (gains) losses realized in net income	3	(9)	204	(20)
Other comprehensive income (loss) before tax effect	1,135	(965)	(433)	(188)
Tax effect of other comprehensive income (loss) items	(307)	230	87	66
Other comprehensive income (loss), net of tax	828	(735)	(346)	(122)
Comprehensive income (loss)	$1,465	$(259)	$712	$(308)

See accompanying notes to financial statements.

F-5

FFBW, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Amounts in thousands, except share data)

	Common Stock	Additional Paid-In Capital	Unallocated Common Stock of ESOP	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Tresury Stock	Total
Balance at December 31, 2016	-	-	-	34,123	(125)	-	33,998
Net loss	-	-	-	(186)	-	-	(186)
Other comprehensive loss	-	-	-	-	(122)	-	(122)
Issuance of common stock, net of issuance costs	66	28,296	-	-		-	28,362
Issuance of common stock to FFBW Community Foundation, Inc.	-	-	-	-	-	-	-
Stock purchased by the ESOP (259,210 shares)	-	-	(2,592)	-	-	-	(2,592)
ESOP shares committed to be released (2,947 shares)	-	-	29	-	-	-	29
Balance at December 31, 2017	$66	$28,296	$(2,563)	$33,937	$(247)	$-	$59,489
Net income	-	-	-	1,058	-	-	1,058
Other comprehensive loss	-	-	-	-	(346)	-	(346)
Stock based compensation expense	1	17	-	-	-	-	18
ESOP shares committed to be released (12,960 shares)	-	13	130	-	-	-	143
Balance at December 31, 2018	$67	$28,326	$(2,433)	$34,995	$(593)	$-	$60,362
Net income	-	-	-	637	-		637
ESOP shares committed to be released (6,480 shares)	-	4	65	-	-	-	69
Stock based compensation expense	-	159	-	-	-	-	159
Other comprehensive income	-	-	-	-	828	-	828
Repurchase of common stock	-	-	-	-	-	(871)	(871)
Balance at June 30, 2019 (unaudited)	$67	$28,489	$(2,368)	$35,632	$235	$(871)	$61,184

See accompanying notes to financial statements.

F-6

FFBW, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income (loss)	$637	$476	$1,058	$(186)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	155	304	513	419
Depreciation	181	167	342	460
Gain on sale of premises and equipment	-	-	-	64
Accretion of loan portfolio discount	(59)	(46)	(144)	(405)
Net amortization on securities available for sale	199	272	526	525
(Gain) loss on sales and impairments of foreclosed assets	(7)	17	17	(12)
(Gain) loss on sale of securities	3	(9)	204	(20)
Increase in cash surrender value of life insurance	(98)	(95)	(194)	(196)
Accretion of discount on FHLB advances	-	-	-	(27)
ESOP compensation	69	71	143	32
Stock based compensation	159	-	18	-
Changes in operating assets and liabilities:
Accrued interest receivable	(9)	(39)	14	(22)
Loans held for sale	(1,272)	109	(570)	483
Other assets	133	66	42	366
Accrued interest payable	550	323	33	8
Other liabilities	1,162	(152)	28	(323)
Net cash provided by operating activities	1,803	1,464	2,030	1,166
Cash flows from investing activities:
Proceeds from sales of available for sale securities	4,837	6,437	12,874	6,856
Maturities, calls, paydowns on available for sale securities	2,316	3,079	8,091	8,081
Purchases of available for sale securities	(5,947)	(7,867)	(7,867)	(25,029)
Net (increase) decrease in loans	5,521	(22,259)	(27,967)	(5,793)
Purchases of premises and equipment	(12)	(38)	(109)	(357)
Proceeds from redemption of FHLB stock	130	-	-	833
Purchases of FHLB stock	-	(548)	(225)	-
Proceeds from sale of equipment	-	-	-	2,153
Purchase of life insurance	-	-	(255)	(10)
Proceeds from sale of foreclosed assets	76	823	792	1,458
Net cash provided (used) by investing activities	6,921	(20,373)	(14,666)	(11,808)
Cash flows from financing activities:
Net increase (decrease) in deposits	(5,660)	(16,501)	292	(1,726)
Net increase in escrow	716	776	19	3
Net decrease in FHLB open line of credit	-	-	-	(2,500)
Repayments of FHLB advances	(2,000)	-	(2,000)	(6,000)
Proceeds from FHLB advances	-	22,250	7,000	-
Net proceeds from issuance of common stock	(871)	-	-	25,767
Net cash provided (used) in financing activities	(7,815)	9,525	5,311	15,544
Net increase (decrease) in cash and cash equivalents	909	(9,420)	(7,325)	4,902
Cash and cash equivalents at beginning	4,488	11,813	11,813	6,911
Cash and cash equivalents at end	$5,397	$2,393	$4,488	$11,813

Supplemental Cash Flow Disclosures:
Cash paid for interest	$833	$534	$2,076	$1,546
Cash paid for income taxes	160	40	120	-
Loans transferred to foreclosed assets	84	221	238	1,118
Financed sales of foreclosed assets	-	21	21	280

See accompanying notes to financial statements

F-7

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies

Organization

On October 10, 2017, First Federal Bank of Wisconsin (“the Bank”) converted to a stock savings bank and was reorganized into the mutual holding company structure.  The Bank issued all of its outstanding stock to a new holding company, FFBW, Inc., (the “Company”) which sold 2,950,625 shares of common stock to the public at $10.00 per share, and contributed an additional 25,000 shares to FFBW Community Foundation, representing 45% of its outstanding shares of common stock.  This amount included shares purchased by the Bank’s employee stock ownership plan (“ESOP”), which purchased 3.92% of the Company’s outstanding common upon the completion of the reorganization and stock issuance.  FFBW, Inc. is organized as a corporation under the laws of the United States.  FFBW, MHC has been organized as a mutual holding company under the laws of the United States and owns 55% of the outstanding common stock of FFBW, Inc.

The cost of the reorganization and the issuing of the common stock were deferred and deducted from the sales proceeds of the offering.  Reorganization costs of $1,394 were recognized.

At June 30, 2019, the significant assets of the Company were the capital stock of the Bank, and a loan to the First Federal Bank of Wisconsin Employee Stock Ownership Plan (“ESOP”). The liabilities of the Company were insignificant. The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended. The Company is subject to regulation and examination by the Board of Governors of the Federal Reserve System (“the Federal Reserve Board”).

First Federal Bank of Wisconsin is a community bank headquartered in Waukesha, Wisconsin that provides financial services to individuals and businesses from our offices in Waukesha, Brookfield, and the Bay View neighborhood.

Jumpstart Our Business Startups Act

The Jumpstart Our Business Startups Act (the JOBS Act), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” The Company qualifies as an “emerging growth company” and believes that it will continue to qualify as an “emerging growth company” until five years from the completion of the stock offering.

As an “emerging growth company,” the Company has elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, the financial statements may not be comparable to financial statements of companies that comply with such new or revised accounting standards.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the fair values of securities, fair value of financial instruments, the valuation of other real estate owned and the valuation of deferred income tax assets.

Revenue Recognition

Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. The majority of the Company's revenue-generating transactions are not subject to ASC 606, including revenue all interest and dividend income generated from financial instruments. Certain noninterest income items, including loan servicing income, gain on sales of loans, gain on sales of securities, and other noninterest income have been evaluated to not fall with the scope of ASC 606. Elements of noninterest income that is within the scope of ASC 606, are as follows:

F-8

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Service fees - The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Management reviewed the deposit account agreements, and determined that the agreements can be terminated at any time by either the Company or the account holder. Transaction fees, such as balance transfers, wires and overdraft charges are settled the day the performance obligation is satisfied. The Company's monthly service charges and maintenance fees are for services provided to the customer on a monthly basis and are considered a series of services that have the same pattern of transfer each month. The review of service charges assessed on deposit accounts included the amount of variable consideration that is a part of the monthly charges. It was found that the waiver of service charges due to insufficient funds and dormant account fees is immaterial and would not require a change in the accounting treatment for these fees under the new revenue standards. Recognition of revenue under ASC 606 did not materially change the timing or magnitude of revenue recognition.

Interchange fees - Customers use a Bank-issued debit card to purchase goods and services, and the Company earns interchange fees on those transactions, typically a percentage of the sale amount of the transaction. The Company records the amount due when it receives the settlement from the payment network. Payments from the payment network are received and recorded into income on a daily basis. There are no contingent debit card interchange fees recorded by the Company that could be subject to a clawback in future periods. Recognition of revenue under ASC 606 did not materially change the timing or magnitude of revenue recognition.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks and non-maturity deposits in the Federal Home Loan Bank of Chicago (FHLB). The Company may at times maintain balances at financial institutions that exceed federally insured limits. The Company has not experienced any losses in such accounts.

Available for Sale Securities

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity.  Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital requirements, and other similar factors.  Securities classified as available for sale are carried at fair value.  Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect.  Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient enough to allow for any anticipated recovery in fair value.

F-9

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Loans Acquired in a Transfer

The Company acquires loans (including debt securities) individually and in groups or portfolios. These loans are initially measured at fair value with no allowance for loan losses. The Company's allowance for loan losses on all acquired loans reflect only those losses incurred subsequent to acquisition.

Certain acquired loans may have experienced deterioration of credit quality between origination and the Company's acquisition of the loans. At acquisition, the Company reviews each loan to determine whether there is evidence of deterioration of credit quality since origination and if it is probable that the Company will be unable to collect all amounts due according to the loan's contractual terms. If both conditions exist, the Company determines whether each such loan is to be accounted for individually or whether such loans will be assembled into pools of loans based on common risk characteristics (for example, credit score, loan type, and date of origination). The Company considers expected prepayments and estimates the amount and timing of undiscounted principal, interest, and other cash flows expected at acquisition for each loan and aggregated pool of loans. The excess of the loan's or pool's scheduled contractual principal and interest payments over all cash flows expected at acquisition is calculated as the nonaccretable difference. The excess of cash flows expected to be collected over the fair value of each loan or pool (accretable yield) is accreted into interest income over the remaining life of the loan or pool.

At each reporting date, the Company continues to estimate cash flows expected to be collected for each loan or pool. If expected cash flows have decreased from the acquisition date estimate, the Company recognizes an allowance for loan losses. If expected cash flows have increased from the acquisition date estimate, the Company increases the amount of accretable yield to be recognized as interest income over the remaining life of the loan or pool.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Mortgage loans held for sale are sold with the mortgage servicing rights released by the Company. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loan sold.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for deferred loan fees and costs, charge-offs, and an allowance for loan losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan-origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to make payments as they become due. When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is maintained at the level considered adequate by management to provide for losses that are probable as of the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to expense as losses are estimated to have occurred. Loan losses are charged against the allowance when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. In determining the adequacy of the allowance balance, the Company makes evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

F-10

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

When establishing the allowance for loan losses, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories and their relevant risk characteristics are as follows: Commercial development: These loans are secured by vacant land and/or property that are in the process of improvement. Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user. Construction loans include not only construction of new structures, but loans originated to finance additions to or alterations of existing structures. Until a permanent loan originates, or payoff occurs, all commercial construction loans secured by real estate are reported in this loan pool. Development loans also have the risk that improvements will not be completed on time, or in accordance with specifications and projected costs.

Commercial real estate: These loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities, and various special purpose properties, including restaurants. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. Loans to closely held businesses are generally guaranteed in full by the owners of the business. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property. The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to the general economic factors or conditions specific to the real estate market, such as geographic location and/or purpose type.

Commercial and industrial: Commercial and industrial loans are extended primarily to small and middle market customers. Such credits typically comprise working capital loans, asset acquisition loans, and loans for other business purposes. Loans to closely held businesses are generally guaranteed in full by the owners of the business. Commercial and industrial loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors. Minimum standards and underwriting guidelines have been established for commercial and industrial loans.

1-4 family owner-occupied: These loans are generally to individuals and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations, the underlying collateral, and the loan to collateral value. Also included in this category are junior liens on 1-4 family residential properties. Underwriting standards for single family loans are heavily influenced by statutory requirements, which include, but are not limited to, loan-to-value and affordability ratios, risk-based pricing strategies, and documentation requirements.

1-4 family investor-owned: These loans may be to individuals or businesses and are subject to underwriting standards and processes similar to commercial and industrial loans. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property(ies). The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to the general economic factors or conditions specific to the real estate market, such as geographic location and/or purpose type.

Multifamily real estate: These loans include loans to finance non-farm properties with five or more units in structures primarily to accommodate households. Such credits are typically originated to finance the acquisition or refinancing of an apartment building. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. Loans to closely held businesses are generally guaranteed in full by the owners of the business. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the subject multifamily property, with assumptions made for vacancy rates. Cash flows of the borrowers rely on the receipt of rental income from the tenants of the property who are themselves subject to fluctuations in national and local economic conditions and unemployment trends.

F-11

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Consumer: These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family, and other personal expenditures. These loans generally include direct consumer automobile loans and credit card loans. These loans are generally smaller in size and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations.

Management regularly evaluates the allowance for loan losses using the Company’s past loan loss experience, known and inherent risks in the loan portfolio, composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

A loan is impaired when, based on current information, it is probable that the Company will not collect all amounts due in accordance with the contractual terms of the loan agreement. Management determines whether a loan is impaired on a case-by-case basis, taking into consideration the payment status, collateral value, length and reason of any payment delays, the borrower’s prior payment record, and any other relevant factors. Large groups of smaller-balance homogeneous loans, such as residential mortgage and consumer loans, are collectively evaluated in the allowance for loan losses analysis and are not subject to impairment analysis unless such loans have been subject to a restructuring agreement. Specific allowances for impaired loans are based on discounted cash flows of expected future payments using the loan’s initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Company to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

Troubled Debt Restructurings

Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and the Company grants a “concession” to the borrower that they would not otherwise consider. These concessions include a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof to facilitate repayment. Troubled debt restructurings are considered impaired loans.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value, less costs to sell, at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets.

Federal Home Loan Bank Stock

The Company's investment in Federal Home Loan Bank ("FHLB") stock is carried at cost, which approximates fair value. The Company is required to hold the stock as a member of the FHLB, and transfer of the stock is substantially restricted. The stock is evaluated for impairment on an annual basis.

F-12

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Income Taxes

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the allowances for loan losses, deferred compensation, depreciation, FHLB stock dividends and non-accrual interest. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company's policy is to recognize interest and penalties related to income tax issues as components of income tax expense. During the periods shown, the Company did not recognize any interest or penalties related to income tax expense in its statement of income.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising

Advertising costs are expensed as incurred.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) is shown on the statements of comprehensive income (loss). The Company’s accumulated other comprehensive income (loss) is composed of the unrealized gain (loss) on securities available for sale, net of tax and is shown on the statements of changes in equity. Reclassification adjustments out of other comprehensive income (loss) for gains (losses) realized on sales of securities available for sale comprise the entire balance of “net gain (loss) on sale of securities” on the statements of income. As part of this reclassification, income tax credit of approximately $1 was recognized for the six months ended June 30, 2019, and income tax expense of approximately $2 was recognized for the six months ended June 30, 2018 in “provision for income taxes” on the statements of operations. An income tax credit of approximately $56 was recognized for the year ended December 31, 2018 and income tax expense of approximately $5 was recognized for the year ended December 31, 2017.

F-13

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Life Insurance

The Company has purchased life insurance policies on certain key executives. Life insurance is measured at the amount that could be realized under the insurance contract as of the balance sheet date, which is generally the cash surrender value of the policy.

Subsequent Events

Management has reviewed the Company’s operations for potential disclosure or financial statement impacts related to events occurring after December 31, 2018, but prior to the release of these financial statements. Based on the results of this review, no subsequent event disclosure or financial statement impacts to these financial statements are required as of September 12, 2019.

Reclassifications

Certain reclassifications have been made to the 2017 and 2018 consolidated financial statements to conform to the 2019 classifications.

Recent Accounting Pronouncements

The Company recently adopted the following Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB).

ASU No. 2014-09, "Revenue from Contracts with Customers."

The objective of this new standard is to provide a common revenue standard for all entities that enter into contracts with customers to transfer goods, services, or nonfinancial assets. The Company adopted this new accounting standard for the effective January 1, 2019. The Company did not identify any changes in the timing of revenue recognition when considering the amended accounting guidance, however, the Company has included additional disclosures as required by the guidance.

ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”

ASU No. 2018-03, “Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)”

These standards make a number of changes to the recognition and measurement standards of financial instruments, including the following changes: 1) equity securities with a readily determinable fair value will have to be measured at fair value with changes in fair value recognized in net income; 2) entities that are public business entities will no longer be required to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost; and 3) entities that are public business entities will be required to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. The Company adopted this new accounting standard for the effective January 1, 2019. The adoption of these standard did not have a material impact on the Company's financial condition or results of operations, except that the Company will no longer disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost.

F-14

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

The following Accounting Standards Updates (ASUs) have been issued by the Financial Accounting Standards Board (FASB) and may impact the Company's financial statements in future reporting periods:

ASU No. 2016-13, “Credit Losses (Topic 326).”

ASU No. 2019-04, “Codification Improvements to Topic 326.”

ASU No. 2019-05, “Financial Instruments-Credit Losses.”

ASU 2016-13 requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently assessing the impact of adopting ASU 2016-13 on its financial statements.

ASU No. 2016-02, “Leases (Topic 842): Amendments to the Leases Analysis.”

ASU No. 2018-10, "Codification Improvements to Topic 842."

ASU No. 2018-11, "Targeted Improvements"

For lessees, Topic 842 requires leases to be recognized on the balance sheet, along with disclosure of key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-01, 2018-10 and 2018-11. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification expense recognition in the income statement.

For lessors, Topic 842 requires lessors to classify leases as sales-type, direct financing or operating leases. A lease is a sales-type lease if any one of five criteria are met, each of which indicate that the lease, in effect, transfers control of the underlying asset to the lessee. If none of those five criteria are met, but two additional criteria are both met, indicating the lessor has transferred substantially all the risks and benefits of the underlying asset to the lessee and a third party, the lease is a direct financing lease. All leases that are not sales-type or direct financing leases are operating leases.

The new standard is effective for the Company on January 1, 2020, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) the new standard's effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company expects to adopt the new standard on January 1, 2020 using the effective date as its date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2020.

ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”

ASU No. 2018-03, “Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)”

ASU No. 2016-01 is a wide-ranging standard with several elements that will impact most financial institutions. The standard introduces new guidance that applies to most equity investments. Under the standard, equity securities can no longer be classified as available-for-sale securities. Instead, market value fluctuations on equity securities will have to be recognized directly through net income. An entity may elect to value equity investments without a readily determinable fair value at its cost minus impairment (if any) plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer, with any changes recognized through net income. The standard also eliminates certain disclosure requirements related to financial instruments. Non-PBEs will no longer have to disclose the fair value of financial instruments measured at amortized cost in the financial statements. PBEs will still need to make this disclosure but will no longer be required to disclose the methods and significant assumptions used to determine the fair value of financial instruments measured at amortized cost. ASU 2016-01 is effective for non-PBEs for years beginning after December 15, 2018, and was effective for PBEs with fiscal years beginning after December 15, 2017.  ASU2016-01 will require the Company to adjust its reported value of Bankers’ Bank stock, which is considered an equity security without a readily determinable market value, if a comparable transaction is observed.

F-15

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”

This ASU modifies the disclosure requirements on fair value measurements in Topic 820, including the removal, modification to, and addition of certain disclosure requirements. This ASU will be effective for fiscal years beginning after December 15, 2019 with early adoption permitted. The majority of the disclosure changes are to be applied on a prospective basis. The Company is currently in the process of reviewing this ASU to determine whether the modifications within will be adopted prior to the effective date. Although this ASU has a significant impact to the Company’s fair value disclosures, no additional impact to the financial statements is expected.

NOTE 2 – Earnings Per Share

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding, adjusted for weighted average unallocated ESOP shares, during the applicable period, excluding outstanding participating securities. Participating securities include non-vested restricted stock awards and restricted stock units, though no actual shares of common stock related to restricted stock units are issued until the settlement of such units, to the extent holders of these securities receive non-forfeitable dividends or dividend equivalents at the same rate as holders of the Company’s common stock. Diluted earnings per share is computed using the weighted-average number of shares determined for the basic earnings per common share computation plus the dilutive effect of stock compensation using the treasury stock method. Antidilutive options are disregarded in earnings per share calculations.

The following table presents a reconciliation of the number of shares used in the calculation of basic and diluted earnings per common share (in thousands, except share and per share data).

	Six months ended June 30,		Year Ended December 31, 2017
	2019	2018	2018	2017*
	(Unaudited)
Net income (loss)	$637	$476	$1,058	$(186)
Basic potential common shares
Weighted average shares outstanding	6,668,358	6,612,500	6,617,507	6,612,500

Weighted average unallocated Employee Stock
Ownership Plan Shares	(240,558)	(252,483)	(249,783)	(257,245)
Basic weighted average shares outstanding	6,427,800	6,360,017	6,367,724	6,355,255
Dilutive potential common shares	-	-	-	-
Dilutive weighted average shares outstanding	6,427,800	6,360,017	6,367,724	6,355,255
Basic earnings (loss) per share	$0.10	$0.07	$0.17	$(0.03)
Diluted earnings (loss) per share	$0.10	$0.07	$0.17	$(0.03)

*Loss per shares for the year ended December 31, 2017 is adjusted to include the gain attributed to the period prior to the initial public offering for the common shares issued.

F-16

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 3 - Cash and Due from Banks

Under Regulation D, savings institutions are generally required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based upon a percentage of deposits. The Company was required to maintain reserve balances with the Federal Reserve Bank of $0 as of June 30, 2019, and December 31, 2018 and 2017, respectively.

In the normal course of business, the Company maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation's insured limit of $250. Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

NOTE 4 – Available for Sale Securities

Amortized costs and fair values of available for sale securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
June 30, 2019 (unaudited)
Obligations of the US government and US government sponsored agencies	$1,102	$22	$-	$1,124
Obligations of states and political subdivisions	7,612	46	(20)	7,638
Mortgage-backed securities	30,863	360	(113)	31,110
Certificates of deposit	1,500	1	(3)	1,498
Corporate debt securities	2,079	29	-	2,108
Total available for sale securities	$43,156	$458	$(136)	$43,478

December 31, 2018
Obligations of the US government and US government sponsored agencies	$1,299	$8	$-	$1,307
Obligations of states and political subdivisions	8,381	17	(103)	8,295
Mortgage-backed securities	29,164	24	(652)	28,536
Certificates of deposit	1,500	1	(55)	1,446
Corporate debt securities	4,220	2	(55)	4,167
Total available for sale securities	$44,564	$52	$(865)	$43,751

December 31, 2017
Obligations of the US government and US government sponsored agencies	$2,211	$11	$(2)	$2,220
Obligations of states and political subdivisions	13,102	104	(69)	13,137
Mortgage-backed securities	33,908	14	(455)	33,467
Certificates of deposit	4,000	6	(9)	3,997
Corporate debt securities	5,171	29	(9)	5,191
Total available for sale securities	$58,392	$164	$(544)	$58,012

Fair values of securities are estimated based on financial models or prices paid for similar securities. It is possible interest rates could change considerably, resulting in a material change in estimated fair value.

F-17

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 4 – Available for Sale Securities (cont.)

The following table presents the portion of the Company's portfolio which has gross unrealized losses, reflecting the length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2019 (unaudited)
Obligations of the US government and US government sponsored agencies	$-	$-	$-	$-	$-	$-
Obligations of states and political subdivisions	-	-	2,084	(20)	2,084	(20)
Mortgage-backed securities	9	-	6,898	(113)	6,907	(113)
Certificates of deposit	-	-	1,247	(3)	1,247	(3)
Corporate debt securities	-	-	-	-	-	-
Total	$9	$-	$10,229	$(136)	$10,238	$(136)
December 31, 2018
Obligations of the US government and US government sponsored agencies	$175	$-	$113	$-	$288	$-
Obligations of states and political subdivisions	-	-	6,142	(103)	6,142	(103)
Mortgage-backed securities	1,171	(24)	24,725	(628)	25,896	(652)
Certificates of deposit	-	-	1,195	(55)	1,195	(55)
Corporate debt securities	384	(2)	3,128	(53)	3,512	(55)
Total	$1,730	$(26)	$35,303	$(839)	$37,033	$(865)
December 31, 2017
Obligations of the US government and US government sponsored agencies	$235	$(2)	$-	$-	$235	$(2)
Obligations of states and political subdivisions	3,180	(23)	2,660	(46)	5,840	(69)
Mortgage-backed securities	22,685	(213)	9,270	(242)	31,955	(455)
Certificates of deposit	2,492	(9)	-	-	2,492	(9)
Corporate debt securities	2,683	(8)	250	(1)	2,933	(9)
Total	$31,275	$(255)	$12,180	$(289)	$43,455	$(544)

At June 30, 2019, the investment portfolio included 27 securities available for sale, which had been in an unrealized position for greater than twelve months, and one security available for sale, which had been in an unrealized loss position for less than twelve months. At December 31, 2018, the investment portfolio included 79 securities available for sale, which had been in an unrealized loss position for greater than twelve months, and 6 securities available for sale, which had been in an unrealized loss position for less than twelve months. At December 31, 2017, the investment portfolio included 27 securities available for sale, which had been in an unrealized loss position for greater than twelve months, and 73 securities available for sale, which had been in an unrealized loss position for less than twelve months. Because these securities have a fixed interest rate, their fair value is sensitive to movements in market interest rates. These unrealized losses are considered temporary because the Company does not intend to sell them prior to maturity; therefore we expect to collect all contractually due amounts from these securities. Accordingly, these investments were reduced to their fair values through accumulated other comprehensive income, not through earnings.

We regularly assess our securities portfolio for OTTI. These assessments are based on the nature of the securities, the underlying collateral, the financial condition of the issuer, the extent and duration of the loss, our intent related to the individual securities, and the likelihood that we will have to sell securities prior to expected recovery. We did not have any impairment losses recognized in earnings for the six months ended June 30, 2019 and the years ended December 31, 2018 or December 31, 2017.

F-18

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 4 – Available for Sale Securities (cont.)

The amortized cost and fair value of available for sale securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following maturity summary listed below:

	June 30, 2019 (unaudited)
	Amortized Cost	Fair Value
Due in one year or less	$641	$648
Due after one year through 5 years	4,053	4,079
Due after 5 years through 10 years	3,578	3,610
Due after 10 years	4,021	4,031
Subtotal	$12,293	$12,368
Mortgage-backed securities	30,863	31,110
Total	$43,156	$43,478

	December 31, 2018
	Amortized Cost	Fair Value
Due in one year or less	$2,642	$2,632
Due after one year through 5 years	3,282	3,238
Due after 5 years through 10 years	4,888	4,818
Due after 10 years	4,588	4,527
Subtotal	$15,400	$15,215
Mortgage-backed securities	29,164	28,536
Total	$44,564	$43,751

The following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Proceeds from sale of securities	$4,837	$12,874	$6,856
Gross gains	22	35	86
Gross losses	(25)	(239)	(66)

Available for sale securities with a market value of $1,001 and $960 were pledged at June 30, 2019 and December 31, 2018, respectively. No securities were pledged at December 31, 2017.

F-19

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans

Major classifications of loans are as follows:

	June 30,	December 31,	December 31,
	2019	2018	2017
	(unaudited)
Commercial
Development	$12,886	$7,801	$1,498
Real estate	70,993	69,425	53,202
Commercial and industrial	12,526	13,142	10,135
Residential real estate and consumer
1-4 family owner-occupied	33,629	41,018	41,446
1-4 family investor-owned	31,339	32,312	33,658
Multifamily	31,148	34,467	31,677
Consumer	2,884	2,733	1,613
Subtotal	$195,405	$200,898	$173,229
Deferred loan fees	(152)	(86)	(74)
Allowance for loan losses	(2,252)	(2,118)	(1,800)
Net loans	$193,001	$198,694	$171,355

Deposit accounts in an overdraft position and reclassified as loans approximated $4, $7, and $2 at June 30, 2019 and December 31, 2018, and 2017, respectively.

A summary of the activity in the allowance for loan losses by portfolio segment for the six months ended June 30, 2019 and 2018, is as follows:

	Commercial	Residential real estate and consumer	Total
June 30, 2019 (unaudited)
Beginning balance	$940	$1,178	$2,118
Provision for loan losses	113	42	155
Loans charged off	-	(21)	(21)
Recoveries of loans previously charged off	-	-	-
Total ending allowance balance	$1,053	$1,199	$2,252

June 30, 2018 (unaudited)
Beginning balance	$660	$1,140	$1,800
Provision (credit) for loan losses	170	134	304
Loans charged off	(24)	(172)	(196)
Recoveries of loans previously charged off	-	-	-
Total ending allowance balance	$806	$1,102	$1,908

F-20

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

A summary of the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2018 and 2017, is as follows:

	Commercial	Residential real estate and consumer	Total
December 31, 2018
Beginning balance	$660	$1,140	$1,800
Provision for loan losses	304	209	513
Loans charged off	(24)	(172)	(196)
Recoveries of loans previously charged off	-	1	1
Total ending allowance balance	$940	$1,178	$2,118

December 31, 2017
Beginning balance	$348	$1,130	$1,478
Provision (credit) for loan losses	312	107	419
Loans charged off	-	(133)	(133)
Recoveries of loans previously charged off	-	36	36
Total ending allowance balance	$660	$1,140	$1,800

F-21

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Information about how loans were evaluated for impairment and the related allowance for loan losses follows:

June 30, 2019 (unaudited)	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$78	$1,861	$1,939
Collectively evaluated for impairment	96,327	97,139	193,466
Total loans	$96,405	$99,000	$195,405

Allowance for loan losses:
Individually evaluated for impairment	$-	$-	$-
Collectively evaluated for impairment	1,053	1,199	2,252
Total allowance for loan losses	$1,053	$1,199	$2,252

December 31, 2018	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$87	$1,469	$1,556
Collectively evaluated for impairment	90,281	109,061	199,342
Total loans	$90,368	$110,530	$200,898

Allowance for loan losses:
Individually evaluated for impairment	$-	$-	$-
Collectively evaluated for impairment	940	1,178	2,118
Total allowance for loan losses	$940	$1,178	$2,118

December 31, 2017	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$192	$2,112	$2,304
Collectively evaluated for impairment	64,643	106,282	170,925
Total loans	$64,835	$108,394	$173,229

Allowance for loan losses:
Individually evaluated for impairment	$-	$179	$179
Collectively evaluated for impairment	660	961	1,621
Total allowance for loan losses	$660	$1,140	$1,800

F-22

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Information regarding impaired loans follows:

As of June 30, 2019 (unaudited)	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	$81	$78	$-	$82	$2
Residential real estate and consumer
1-4 family owner-occupied	1,136	1,109	-	1,114	17
1-4 family investor-owned	669	653	-	657	-
Consumer	108	99	-	103	-

Total impaired loans	$1,994	$1,939	$-	$1,956	$19

As of December 31, 2018	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	$89	$87	$-	$93	$5
Residential real estate and consumer
1-4 family owner-occupied	1,142	1,120	-	1,137	26
1-4 family investor-owned	248	241	-	246	-
Consumer	114	108	-	114	-

Total impaired loans	$1,593	$1,556	$-	$1,590	$31

As of December 31, 2017	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with related allowance for loan losses:
Residential real estate and consumer
1-4 family investor-owned	$375	$330	$179	$312	$8

Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	198	192	-	204	-
Residential real estate and consumer
1-4 family owner-occupied	1,158	1,099	-	1,443	1
1-4 family investor-owned	716	683	-	1,289	24

Total loans with no related allowance	2,072	1,974	-	2,936	25

Total impaired loans	$2,447	$2,304	$179	$3,248	$33

There were no additional funds committed to impaired loans as of June 30, 2019 and December 31, 2018. As of December 31, 2017, approximately $50 is committed to one impaired loan relationship to finance costs relating to the disposal of several properties.

F-23

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

The Company regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses. The credit quality indicators monitored differ depending on the class of loan.

Commercial loans are generally evaluated using the following internally prepared ratings:

“Pass” ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.

“Special mention” ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.

“Substandard” ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.

“Doubtful” ratings are assigned to loans that do not have adequate collateral and/or debt service ability, and collectibility of the contractual loan payments is unlikely.

Information regarding the credit quality indicators most closely monitored for commercial loans by class follows:

	Pass	Special Mention	Substandard	Doubtful	Totals
June 30, 2019 (unaudited)
Development	$12,886	$-	$-	$-	$12,886
Real estate	70,993	-	-	-	70,993
Commercial and industrial	9,886	2,623	17	-	12,526
1-4 family investor owned	29,616	912	811	-	31,339
Multifamily	31,148	-	-	-	31,148
Totals	$154,529	$3,535	$828	$-	$158,892

December 31, 2018
Development	$7,801	$-	$-	$-	$7,801
Real estate	69,425	-	-	-	69,425
Commercial and industrial	13,122	-	20	-	13,142
1-4 family investor owned	30,558	1,353	401	-	32,312
Multifamily	34,467	-	-	-	34,467
Totals	$155,373	$1,353	$421	$-	$157,147
December 31, 2017
Development	$1,498	$-	$-	$-	$1,498
Real estate	51,939	1,263	-	-	53,202
Commercial and industrial	9,435	586	114	-	10,135
1-4 family investor owned	31,964	1,449	149	96	33,658
Multifamily	31,677	-	-	-	31,677
Totals	$126,513	$3,298	$263	$96	$130,170

F-24

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class follows:

	Performing	Non-performing	Totals
June 30, 2019 (unaudited)
1-4 family owner-occupied	32,967	662	33,629
Consumer	2,794	90	2,884
	$35,761	$752	$36,513
December 31, 2018
1-4 family owner-occupied	39,919	1,099	41,018
Consumer	2,625	108	2,733
	$42,544	$1,207	$43,751
December 31, 2017
1-4 family owner-occupied	40,347	1,099	41,446
Consumer	1,613	-	1,613
	$41,960	$1,099	$43,059

F-25

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Loan aging information follows:

	Current	Loans Past Due	Loans Past Due		Nonaccrual
	Loans	30-89 Days	90+ Days	Total Loans	Loans
June 30, 2019 (unaudited)
Commercial
Development	$12,886	$-	$-	$12,886	$-
Real estate	70,993	-	-	70,993	-
Commercial and industrial	12,526	-	-	12,526	17
Residential real estate and consumer
1-4 family owner-occupied	32,880	749	-	33,629	357
1-4 family investor-owned	31,339	-	-	31,339	653
Multifamily	31,148	-	-	31,148	-
Consumer	2,826	58	-	2,884	90
Total	$194,598	$807	$-	$195,405	$1,117

December 31, 2018
Commercial
Development	$7,801	$-	$-	$7,801	$-
Real estate	69,425	-	-	69,425	-
Commercial and industrial	13,076	66	-	13,142	20
Residential real estate and consumer
1-4 family owner-occupied	41,013	5	-	41,018	365
1-4 family investor-owned	32,069	243	-	32,312	241
Multifamily	34,467	-	-	34,467	-
Consumer	2,733	-	-	2,733	94
Total	$200,584	$314	$-	$200,898	$720

December 31, 2017
Commercial
Development	$1,498	$-	$-	$1,498	$-
Real estate	53,202	-	-	53,202	-
Commercial and industrial	9,946	75	114	10,135	114
Residential real estate and consumer
1-4 family owner-occupied	40,941	436	69	41,446	580
1-4 family investor-owned	33,209	205	244	33,658	549
Multifamily	31,677	-	-	31,677	-
Consumer	1,607	6	-	1,613	-
Total	$172,080	$722	$427	$173,229	$1,243

There are no loans 90 or more days past due and accruing interest as of June 30, 2019 and December 31, 2018 or 2017.

F-26

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Management regularly monitors impaired loan relationships. In the event facts and circumstances change, an additional provision for loan losses may be necessary.

Nonperforming loans are as follows:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Nonaccrual loans, other than troubled debt restructurings	$17	$20	$274
Nonaccrual loans, troubled debt restructurings	1,100	700	969
Total nonperforming loans (NPLs)	1,117	720	1,243
Restructured loans, accruing	$300	$501	$661

When, for economic or legal reasons related to the borrower’s financial difficulties, the Company grants a concession to the borrower that the Company would not otherwise consider, the modified loan is classified as a troubled debt-restructuring. Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, allowing interest-only payments for a period of time, and/or extending amortization terms.

The following presents information regarding new modifications of loans classified as troubled debt restructurings during the years ended December 31, 2018 and 2017. All troubled debt restructurings are classified as impaired loans. The recorded investment presented in the following tables does not include specific reserves for loan losses recognized for these loans, which totaled $0 at June 30, 2019, December 31, 2018 and December 31, 2017.

	Number of Modifications	Pre- Modification Investment	Post- Modification Investment
June 30, 2019 (unaudited)
Residential real estate and consumer:
1-4 family owner-occupied	1	83	83
1-4 family investor-owned	1	421	421
	2	$504	$504
December 31, 2018
Residential real estate and consumer:
1-4 family owner-occupied	2	302	302
1-4 family investor-owned	1	250	250
Consumer	1	20	20
	4	$572	$572
December 31, 2017
Commercial:
Commercial and industrial	1	$88	$88
	1	$88	$88

No troubled debt restructurings defaulted within six months of their modification date during the six months ended June 30, 2019. No troubled debt restructurings defaulted within 12 months of their modification date during the year ended December 31, 2018. The Company considers a troubled debt restructuring in default if it becomes past due more than 90 days. Two 1-4 family investor-owned properties totaling $331 defaulted in 2017 that were restructured within twelve months. $82 was charged to the allowance for loan losses relating to these properties.

F-27

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

The Company continues to evaluate purchased loans for impairment in accordance with US GAAP. The purchased loans were considered impaired at the acquisition date if there was evidence of deterioration since origination and if it was probable that not all contractually required principal and interest payments would be collected under the loans. The following table reflects the carrying value of all purchased loans:

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of June 30, 2019 (unaudited)
Commercial
Real estate	$-	$-	$-
Residential real estate and consumer
1-4 family owner-occupied	-	4,658	4,614
1-4 family investor-owned	-	8,427	8,348
Multifamily	-	-	-
Consumer	-	-	-
Totals	$-	$13,085	$12,962

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of December 31, 2018
Commercial
Real estate	$-	$7,687	$7,673
Residential real estate and consumer
1-4 family owner-occupied	-	5,075	5,014
1-4 family investor-owned	-	9,269	9,164
Multifamily	-	3,953	3,943
Consumer	-	-	-
Totals	$-	$25,984	$25,794

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of December 31, 2017
Commercial
Real estate	$-	$8,444	$8,380
Residential real estate and consumer
1-4 family owner-occupied	146	6,709	6,753
1-4 family investor-owned	149	10,558	10,591
Multifamily	-	5,425	5,372
Consumer	-	-	-
Totals	$295	$31,136	$31,096

As of June 30, 2019, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $0 and $13,085, respectively. The cash flows expected to be collected related to principal as of June 30, 2019 on all purchased loans is $12,962. As a result, there was approximately $123 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of June 30, 2019. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

F-28

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

As of December 31, 2018, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $0 and $25,984, respectively. The cash flows expected to be collected related to principal as of December 31, 2018 on all purchased loans is $25,794. As a result, there was approximately $190 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of December 31, 2018. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

As of December 31, 2017, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $295 and $31,136, respectively. The cash flows expected to be collected related to principal as of December 31, 2017 on all purchased loans is $31,096. As a result, there is approximately $334 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of December 31, 2017. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

The change in carrying amount of accretable yield for purchased loans was as follows:

	For six months ended June 30,		For years ended December 31,
	2019	2018	2018	2017

Beginning Balance	$190	$334	$334	$739
Additions	-	-	-	-
Accretion	(67)	(53)	(144)	(405)
Ending Balance	$123	$281	$190	$334

NOTE 6 - Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and are summarized as follows:

	June 30, 2019	December 31,
	(unaudited)	2018	2017

Land	$479	$479	$479
Buildings	4,929	4,929	4,919
Leasehold improvements	162	153	153
Furniture and equipment	1,335	1,332	1,233

Totals	6,905	6,893	6,784

Less: Accumulated depreciation	2,017	1,836	1,494

Premises and equipment, net	$4,888	$5,057	$5,290

Depreciation expense was $181, $167, $342 and $460 for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, respectively.

During 2017, the Company sold and leased back two of its office buildings. The Bay View building was sold for $700, resulting in a net loss of approximately $8. The Racine Avenue building was sold for $1,200, resulting in a gain of approximately $59 during the year ended December 31, 2017. In conjunction with the sales, the Company entered into ten-year leases, with options to renew for two additional five-year terms. Rent expense for all operating leases was $83, $82, $165 and $46 for the six month periods ended June 30, 2019 and 2018, and the years ended December 31, 2018 and 2017, respectively.

F-29

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 6 - Premises and Equipment (cont.)

Rent commitments, before considering renewal options that are present, are as follows:

	June 30, 2019	December 31,2018
	(unaudited)
2019	$84	$167
2020	153	153
2021	144	144
2022	146	146
2023	148	148
Thereafter	575	575
	$1,250	$1,333

The Company made a charitable donation of the former branch office located in downtown Waukesha during July 2017, valued at $273.

The Company also entered into a lease with a tenant for a portion of the Brookfield branch, commencing June 1, 2017 through May 31, 2024. The minimum future rents receivable are as follows:

	June 30, 2019	December 31,2018
	(unaudited)
2019	$49	$97
2020	99	99
2021	101	101
2022	103	103
2023	106	106
Thereafter	44	44
	$502	$550

NOTE 7 - Deposits

The composition of deposits are as follows:

	June 30, 2019	December 31,
	(unaudited)	2018	2017

Non-interest bearing checking	$20,658	$22,763	$22,271
Interest bearing checking	8,467	5,424	4,017
Money market	40,803	41,910	54,472
Statement savings accounts	13,129	13,773	14,030
Health savings accounts	10,914	11,197	11,335
Certificates of deposit	83,582	88,138	76,788
Total	$177,553	$183,205	$182,913

F-30

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 7 – Deposits (cont.)

Certificates of deposit that meet or exceed the FDIC insurance limit of $250 totaled $28,013, $30,590 and $12,424 at June 30, 2019, and December 31, 2018 and 2017, respectively.

The scheduled maturities of certificates of deposit are as follows as follows:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018
2019	$43,338	$62,303
2020	25,108	16,570
2021	10,522	5,391
2022	2,258	1,910
2023	1,981	1,964
2024	375	-

Total	$83,582	$88,138

NOTE 8 – FHLB Advances

FHLB advances consist of the following:

	As of June 30,		As of December 31,
	2019 (unaudited)		2018		2017
	Rates	Amount	Rates	Amount	Rates	Amount

Fixed rate, fixed term advances	1.42%-2.70%	$9,750	1.42%-2.70%	$11,750	1.42% - 1.92%	$4,750
Fixed term advances with floating spread	1.73% - 2.06%	6,000	1.54% - 2.05%	6,000	1.39% - 1.96%	8,000

Total		$15,750		$17,750		$12,750

F-31

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 8 – FHLB Advances (cont.)

The following is a summary of scheduled maturities of fixed term FHLB:

As of June 30, 2019 (unaudited)

	Fixed Rate Advances		Adjustable Rate Advances
	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Total Amount
2019	2.36%	$3,750	1.73%	$2,000	$7,750
2020	2.34%	6,000	1.88%	2,000	8,000
2021		-	2.06%	2,000	2,000

Total	2.35%	$9,750	1.89%	$6,000	$15,750

As of December 31, 2018

	Fixed Rate Advances		Adjustable Rate Advances
	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Total Amount
2019	2.21%	$5,750	1.54%	$2,000	$7,750
2020	2.34%	6,000	1.69%	2,000	8,000
2021		-	2.05%	2,000	2,000

Total	2.28%	$11,750	1.76%	$6,000	$17,750

Actual maturities may differ from the scheduled principal maturities due to call options on the various advances.

The Company has a master contract agreement with the FHLB that provides for a borrowing up to the lesser of a determined multiple of FHLB stock owned or a determined percentage of the book value of the Company’s qualifying 1-4 family, multifamily, and commercial real estate loans. The Company pledged approximately $156,985, $156,923, and $135,760 of 1-4 family, multifamily, and commercial real estate loans to secure FHLB advances at June 30, 2019 and December 31, 2018 and 2017, respectively. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as LIBOR, Federal funds or Treasury Bill rates. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. FHLB advances are also secured by $609, $739, and $514 of FHLB stock owned by the Company at June 30, 2019 and December 31, 2018 and 2017, respectively.

At June 30, 2019 and December 31, 2018 and 2017, the Company’s available and unused portion of this borrowing agreement was $0, $889, and $2,000, respectively. Additionally, at December 31, 2017, the Company has a fluctuating $5,000 letter of credit under this agreement, which collateralizes certain public deposits.

In addition, the Company has a $7,000 federal funds line of credit through Bankers’ Bank of Wisconsin, which was not drawn on as of June 30, 2019 or December 31, 2018 or 2017. The Company also has the authority to borrow through the Federal Reserve’s Discount Window.

F-32

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 9 – Employee Benefit Plan

The Company sponsors a 401(k) profit sharing plan that covers substantially all employees. To be eligible to participate, an employee must have completed 1,000 hours of service and be 21 years of age or older. The Company matches 100% of employee contributions up to 4% of their annual compensation. The Company may also make nonelective contributions to the plan at the discretion of the Board of Directors. Expense charged to operations for this plan was $76 and $79 for the six months ended June 30, 2019 and 2018, respectively. Expense charged to operations for this plan was $154 and $127 for the years ended December 31, 2018 and 2017, respectively.

NOTE 10 - Income Taxes

The provision for income taxes included in the accompanying financial statements consists of the following components:

	Six Month Ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Current Taxes (Benefit)
Federal	$219	$89	$114	$192
State	79	42	83	76
	298	131	197	268
Deferred Income Taxes
Federal	(77)	5	107	(311)
State	(19)	1	14	(46)
	(96)	6	121	(357)

Impact of Deferred Tax Asset Restatement	-	-	-	353

Total Provision for Income Taxes	$202	$137	$318	$264

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The net deferred tax asset in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

F-33

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 10 - Income Taxes (cont.)

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Deferred Tax Assets
Allowance for loan losses	$614	$577	$490
Deferred compensation	121	121	120
Non-accrual interest	18	18	30
Purchase accounting	12	18	17
Equity Compensation	48	4	-
AMT credit	-	-	108
Unrealized loss on available for sale securities	-	219	133
Charitable Contribution Carryforward	171	191	235
Other	27	10	11
Deferred Tax Assets	$1,011	$1,158	$1,144

Deferred Tax Liabilities
Unrealized gain on available for sale securities	(87)	-	-
Depreciation and amortization	(49)	(73)	(17)
FHLB stock	(30)	(30)	(30)
Other	-	-	(7)
Deferred Tax Liabilities	$(166)	$(103)	$(54)

Net Deferred Tax Asset	$845	$1,055	$1,090

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce corporate tax rates and modify various tax policies, credits, and deductions. The Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate, which was effective for the Company beginning January 1, 2018. As a result of the tax rate reduction in the Act, the Company reduced its net deferred tax asset during the year ended December 31, 2017, by $353, which was recognized as additional income tax expense.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision (credit) for income taxes follows:

	Six Months ended June 30,				Years ended December 31,
	2019 (unaudited)		2018 (unaudited)		2018		2017
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Reconciliation of statutory to effective rates
Federal income taxes at statutory rate	$176	21.00%	$129	21.00%	$289	21.00%	$27	34.00%
Adjustments for
Tax exempt interest on municipal obligations	(1)	-0.12%	(8)	-1.31%	(10)	-0.73%	(45)	-57.69%
State income taxes, net of federal income tax benefit	48	5.72%	34	5.55%	75	5.45%	20	25.64%
Increase in CSV of life insurance	(21)	-2.50%	(20)	-3.26%	(41)	-2.98%	(67)	-85.90%
Other	-	0.00%	2	0.33%	5	0.36%	(24)	-30.77%
Valuation of deferred tax asset	-	0.00%	-	0.00%	-	0.00%	353	452.56%
Provision (credit) for income taxes	$202	24.10%	$137	22.31%	$318	23.11%	$264	337.84%

F-34

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 11 - Commitments and Contingencies

With few exceptions, the Company is no longer subject to federal or state examinations by taxing authorities for years before 2014.

At June 30, 2019, December 31, 2018 and December 31, 2017, the Company did not have any state or federal net operating loss carryover.

In the normal course of business, the Company may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements. No legal proceedings existed at June 30, 2019.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Company’s exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments. Since some of the commitments are expected to expire without being drawn upon, and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements of the Company.

F-35

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 11 - Commitments and Contingencies (cont.)

The contract amounts of credit-related financial instruments at June 30, 2019, December 31, 2018 and 2017 are summarized below:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Unused lines of credit
Fixed	11,083	7,467	4,497
Variable	4,157	11,307	10,807
Undisbursed portion of loan proceeds, fixed	2,887	5,890	6,002
Standby letters of credit, variable	1,739	1,277	822

Unused commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These lines of credit may or may not require collateral and may or may not contain a specific maturity date. All of these commitments are at variable rates.

The undisbursed portion of loan proceeds represents undrawn amounts under construction loans. These loans are generally secured by real estate and generally have a specific maturity date.

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party. Generally, all standby letters of credit issued have expiration dates within one year. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting these commitments. Standby letters of credit are not reflected in the financial statements, since recording the fair value of these guarantees would not have a significant impact on the financial statements.

The Company sells loans to investors and does not retain servicing responsibilities. Upon sale, the risk of credit loss is passed to the investor, unless the loan is sold with recourse. For loans sold without recourse, the Company does not retain the risk of loss should a loan, previously sold, go into default, unless it is determined that such loan was not within the agreed-upon underwriting guidelines due to negligence on the part of the Company or fraud on the part of the borrower. Such risk retention is standard within the mortgage banking industry. The Company’s exposure relating to the fair value of the representations and warranties and other recourse obligations is not material. The Company is contingently liable in the amount of $5,932 relating to loans sold with recourse at June 30, 2019. $5,326 of this expires within four months from when the loan is sold and $606 doesn’t expire until the loan is paid off.

As of June 30, 2019, the Company did not engage in the use of interest rate swaps, futures, or option contracts.

NOTE 12 - Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, investments, and loans. The Company's cash and cash equivalents are held in demand accounts with various institutions. The Company's investments are held in a variety of interest bearing investments including obligations from the U.S. government and government sponsored agencies and certificates of deposit. Such deposits are generally in excess of insured limits. The Company has not experienced any historical losses on its deposits of cash and cash equivalents. Practically all of the Company's loans and commitments have been granted to customers in the Company's market area. Although the Company has a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Company. The concentration of credit by type of loan is set forth in Note 5.

F-36

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 13 – Related-Party Transactions

A summary of loans to directors, executive officers, and their affiliates follows:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Beginning balance	$6,825	$6,697	$2,853
Adjustments for changes in directors and executive officers	-	-	-
New loans	44	2,121	9,976
Less: Participations sold	(3,980)	(310)	(5,913)
Repayments	(49)	(1,683)	(219)

Ending balance	2,840	$6,825	$6,697

Deposits from directors, executive officers, and their affiliates totaled $1,190, $3,467 and $1,333 at June 30, 2019, December 31, 2018 and 2017, respectively.

The Company utilizes the services of a law firm in which one of the Company’s directors is a partner. Fees paid to the firm for the six months ended June 30, 2019 and 2018 were $4 and $7, respectively, and $11 and $38 during the years ended 2018 and 2017, respectively. The Company also has an operating lease with the law firm for office space through 2020. Rent paid for the six months ended June 30, 2019 and 2018 were $14 and $14, respectively, and $28 and $16 during the years ended 2018 and 2017, respectively, pertaining to this lease.

To further the Company’s commitment to the local community, $250,000 cash as well as 25,000 shares of stock were donated to a charitable foundation established by the Company as part of the reorganization and offering in 2017.

NOTE 14 – Foreclosed Assets

Foreclosed Assets consists of one owner-occupied 1-4 family properties as of June 30, 2019 and December 31, 2018 totaling $84 and $69, respectively, and two foreclosed owner-occupied 1-4 family properties totaling $619 as of December 31, 2017. Residential real estate loans that are in the process of foreclosure totaled $0, $0, and $165 at June 30, 2019 and December 31, 2018 and 2017, respectively.

NOTE 15 – Fair Value

Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy:

Level 1 - Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.

Level 2 - Fair value measurement is based on: (1) quoted prices for similar assets or liabilities in active markets; (2) quoted prices for identical or similar assets or liabilities in markets that are not active; or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

F-37

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Level 3 - Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data. Level 3 measurements reflect the Company’s estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the Company’s valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Available for sale securities- Available for sale securities may be classified as Level 1 or Level 2 measurements within the fair value hierarchy. Level 1 securities include equity securities traded on a national exchange. The fair value measurement of a Level 1 security is based on the quoted price of the security. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage related securities. The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Loans- Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired may be measured at fair value on a nonrecurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. Independent appraisals are obtained that utilize one or more valuation methodologies - typically they will incorporate a comparable sales approach and an income approach. Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value. Such adjustments are usually significant, which results in a Level 3 classification. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements.

Foreclosed assets- Real estate acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis. However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired. The fair value measurement for each asset may be obtained from an independent appraiser or prepared internally. Fair value measurements obtained from independent appraisers generally utilize a market approach based on sales of comparable assets and/or an income approach. Such measurements are usually considered Level 2 measurements. However, management routinely evaluates fair value measurements of independent appraisers by comparing actual selling prices to the most recent appraisals. If management determines significant adjustments should be made to the independent appraisals based on these evaluations, these measurements are considered Level 3 measurements. Fair value measurements prepared internally are based on management's comparisons to sales of comparable assets, but include significant unobservable data and are therefore considered Level 3 measurements.

F-38

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Assets measured at fair value on a recurring basis are summarized below:

	Recurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
As of June 30, 2019 (unaudited)
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$1,124	$-	$1,124
Obligations of states and political subdivisions	-	7,638	-	7,638
Mortgage-backed securities	-	31,110	-	31,110
Certificates of deposit	-	1,498	-	1,498
Corporate debt securities	-	2,108	-	2,108
Total	$-	$43,478	$-	$43,478

As of December 31, 2018
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$1,307	$-	$1,307
Obligations of states and political subdivisions	-	8,295	-	8,295
Mortgage-backed securities	-	28,536	-	28,536
Certificates of deposit	-	1,446	-	1,446
Corporate debt securities	-	4,167	-	4,167
Total	$-	$43,751	$-	$43,751

As of December 31, 2017
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$2,220	$-	$2,220
Obligations of states and political subdivisions	-	13,137	-	13,137
Mortgage-backed securities	-	33,467	-	33,467
Certificates of deposit	-	3,997	-	3,997
Corporate debt securities	-	5,191	-	5,191
Total	$-	$58,012	$-	$58,012

F-39

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Information regarding the fair value of assets measured at fair value on a nonrecurring basis follows:

	Nonrecurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
As of June 30, 2019 (unaudited)
Assets:
Foreclosed assets	$-	$-	$84	$84

As of December 31, 2018
Assets:
Foreclosed assets	$-	$-	$69	$69

As of December 31, 2017
Assets:
Loans	$-	$-	$151	$151
Foreclosed assets	-	-	619	619

There were no loans with specific allowances as of June 30, 2019 and December 31, 2018. Loans with a carrying amount of $330 were considered impaired and were written down to their estimated fair value of $151 as of December 31, 2017. As a result, the Company recognized a specific valuation allowance against these impaired loans totaling $179 as of December 31, 2017.

Foreclosed assets with a carrying amount of $84, $69, and $619 were determined to be at their fair value as of June 30, 2019 and December 31, 2018 and 2017, respectively.

The following presents quantitative information about nonrecurring Level 3 fair value measurements:

	Fair Value	Valuation Technique	Unobservable Input(s)	Range/Weighted Average
As of June 30, 2019 (unaudited)
Foreclosed assets	$84	Market and/or income approach	Management discount on appraised values	10% - 20%

As of December 31, 2018
Foreclosed assets	$69	Market and/or income approach	Management discount on appraised values	10% - 20%

As of December 31, 2017
Impaired loans	$151	Market and/or income approach	Management discount on appraised values	10% - 20%
Foreclosed assets	$619	Market and/or income approach	Management discount on appraised values	10% - 20%

F-40

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

The carrying value and estimated fair value of financial instruments follow:

	June 30, 2019 (unaudited)
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$5,397	$5,397	$-	$-
Available for sale securities	43,478	-	43,478	-
Loans held for sale	1,951	-	1,951	-
Loans	193,001	-	-	194,770
Accrued interest receivable	777	777	-	-
Cash value of life insurance	7,105	-	-	7,105
FHLB stock	609	-	-	609

Financial liabilities:
Deposits	177,553	93,971	-	83,719
Advance payments by borrowers for taxes and insurance	771	771	-	-
FHLB advances	15,750	-	-	15,685
Accrued interest payable	648	648	-	-

	December 31, 2018
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$4,488	$4,488	$-	$-
Available for sale securities	43,751	-	43,751	-
Loans held for sale	679	-	679
Loans	198,694	-	-	199,048
Accrued interest receivable	768	768	-	-
Cash value of life insurance	7,007	-	-	7,007
FHLB stock	739	-	-	739

Financial liabilities:
Deposits	183,205	95,067	-	87,531
Advance payments by borrowers for taxes and insurance	55	55	-	-
FHLB advances	17,750	-	-	17,505
Accrued interest payable	70	70	-	-

F-41

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

	December 31, 2017
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$11,813	$11,813	$-	$-
Available for sale securities	58,012	-	58,012	-
Loans held for sale	109	-	109	-
Loans	171,355	-	-	171,729
Accrued interest receivable	782	782	-	-
Cash value of life insurance	6,558	-	-	6,558
FHLB stock	514	-	-	514

Financial liabilities:
Deposits	182,913	106,125	-	76,099
Advance payments by borrowers for taxes and insurance	36	36	-	-
FHLB advances	12,750	-	-	12,597
Accrued interest payable	37	37	-	-

Limitations - The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business. Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts, nor is it recorded as an intangible asset on the consolidated balance sheets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

F-42

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 16 – Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank became subject to the regulatory capital reforms in accordance with Basel III, which established higher minimum risk-based capital ratio requirements, a new common equity Tier 1 risk-based capital ratio and a new capital conservation buffer (“CCB.”) The regulations also included revisions to the definiation of capital and changes in the risk-weighting of certain assets, in addition to redefining “well capitalized” as a 6.5% common equity Tier 1 risk-based capital ratio, an 8.0% Tier 1 risk-based capital ratio, a 10.0% total risk-based capital ratio and a 5.0% Tier 1 leverage ratio.

Additionally, the CCB, which is applicable to the above minimum risk-based capital requirement, was introduced. The CCB will eventually be 2.5% and is being phased in over a five year period. The current CCB is equal to 1.25% and increases 0.625% annually through 2019 to 2.5%. The Bank, in order to avoid limitations on capital distributions, including dividend payments, engaging in share repurchases and certain discretionary bonus payments to executive officers, must maintain the CCB at the appropriate level.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1, and Total capital to risk-weighted assets and of Tier 1 capital to average assets. It is management's opinion, as of June 30, 2019 and December 31, 2018, that the Bank meet all applicable capital adequacy requirements.

As of June 30, 2019 and December 31, 2018, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table. There are no conditions or events since June 30, 2019 that management believes have changed the category.

The Bank's actual capital amounts and ratios are presented in the following tables:

F-43

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 16 – Equity and Regulatory Matters (cont.)

			For Capital Adequacy		To Be Well Capitalized Under Prompt Corrective
	Actual		Purposes		Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2019 (unaudited):
First Federal Bank of Wisconsin
Leverage (Tier 1)	$49,268	19.0%	$10,346	4.0%	$12,932	5.0%
Risk Based:
Common Tier 1	49,268	24.5	9,055	4.5	13,079	6.5
Tier 1	49,268	24.5	12,073	6.0	16,097	8.0
Total	51,520	25.6	16,097	8.0	20,122	10.0

December 31, 2018:
First Federal Bank of Wisconsin
Leverage (Tier 1)	$48,502	18.4%	$10,542	4.0%	$13,178	5.0%
Risk Based:
Common Tier 1	48,502	23.7	9,209	4.5	13,302	6.5
Tier 1	48,502	23.7	12,279	6.0	16,372	8.0
Total	50,620	24.7	16,372	8.0	20,465	10.0

December 31, 2017:
First Federal Bank of Wisconsin
Leverage (Tier 1)	$47,513	17.2%	$11,051	4.0%	$13,813	5.0%
Risk Based:
Common Tier 1	47,513	26.8	7,973	4.50	11,517	6.50
Tier 1	47,513	26.8	10,631	6.00	14,174	8.00
Total	49,313	27.8	14,174	8.00	17,718	10.00

F-44

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 17 – Intangible Assets

The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $82 at June 30, 2019. The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $74 at December 31, 2018. The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $58 at December 31, 2017. Aggregate amortization expense for the six months ended June 30, 2019 and 2018 was $8 and $8, and for the years ended December 31, 2018 and 2017 was $16 and $16.

The following table shows the estimated future amortization of the core deposit premium intangible asset for the next five years. The projections of amortization expense are based on existing asset balances:

	As of June 30, 2019	As of December 31, 2018	As of December 31, 2017
2018			16
2019	8	16	16
2020	16	16	16
2021	16	16	16
2022	16	16	16
2023	16	16	16
2024	7

NOTE 18 – Deferred Compensation

The Company has entered into various deferred compensation agreements with key officers. The liability outstanding under the agreements was $445 at June 30, 2019, $443 at December 31, 2018 and $442 at December 31, 2017. The amount charged to operations was $27 and $26 for the six months ended June 31, 2019 and 2018 and $52 and $51 for the twelve months ended December 31, 2018 and 2017.

In addition, the Company is party to a life insurance agreement with an executive officer pursuant to which the Company has purchased a life insurance policy on the executive officer’s life. Under the agreement, the beneficiary is entitled to a death benefit paid by the insurer rom the policy proceeds equal to $85. At June 31, 2019, the cash surrender value of this policy was $256.

NOTE 19 – Employee Stock Ownership Plan

The Company maintains a leveraged employee stock ownership plan (“ESOP”) that covers substantially all employees. The ESOP was established in conjunction with the Company’s stock offering completed in October 2017 and operates on a plan year ending December 31. The loan to fund the acquisition of stock by the ESOP was made by the Company. The Bank makes annual contributions to the ESOP equal to the ESOP’s debt service. The ESOP shares initially were pledged as collateral for this debt. As the debt is repaid, shares are released from collateral and allocated to active participants, based on the proportion of debt service paid in the year. Because the debt is intercompany, it is eliminated in consolidation for presentation in these financial statements. The shares pledged as collateral are reported as unearned ESOP shares in the balance sheet.

F-45

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 19 – Employee Stock Ownership Plan (cont.)

As shares are committed to be released from collateral and allocated to active participants, the Company reports compensation expense equal to the current market price of the shares and the shares will become outstanding for earnings-per-shares (EPS) computations. During the six months period ended June 30, 2019 and 2018, 6,480 shares were committed to released. During the period ended June 30, 2019, the average fair value per share of stock was $10.57 resulting in total ESOP compensation expense of $69 for the six months ended June 30, 2019. During the period ended June 30, 2018, the average fair value per share of stock was $10.95 resulting in total ESOP compensation expense of $71 for the six months ended June 30, 2018. During the years ended December 31, 2018 and 2017, 12,960 and 2,947 shares were committed to be released, respectively. During the years ended December 31, 2018 the average fair value per share of stock was $11.03 resulting in total ESOP compensation expense of $143 for the years ended December 31, 2018. During the years ended December 31, 2017 the average fair value per share of stock was $11.00 resulting in total ESOP compensation expense of $32 for the years ended December 31, 2017. The ESOP shares as of June 30, 2019 and December 31, 2018 and 2017 were as follows:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Shares allocated to active participants	15,907	2,947	-
Shares committed to be released and allocated to participants	6,480	12,960	2,947
Total unallocated shares	236,823	243,303	256,263
Total ESOP shares	259,210	259,210	259,210
Fair value of unallocated shares (based on $10.45, $10.03, and $11.02 shares price at June 30, 2019 and December 31, 2018 and 2017, respectively)	$2,475	$2,440	$2,824

NOTE 20 – Compensation Equity Plans

ASC Topic 718 requires that the grant date fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such awards.

The following table summarizes the impact of the Company’s share-based payment plans in the financial statements for the period shown:

	Six Months Ended June 30, 2019 (unaudited)	Year Ended December 31, 2018
Total cost of stock grant plan during the year	$93	$11
Total cost of stock option plan during the year	66	7
Total cost of share-based payment plans during the year	$159	$18

Amount of related income tax benefit recognized in income	$44	$5

The Company adopted the FFBW, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) in 2018. In November 2018, the Company’s stockholders approved the 2018 Equity Incentive Plan which authorized the issuance of up to 129,605 restricted stock awards and up to 324,012 stock options. As of June 30, 2019 there were 35,363 restricted stock awards and 101,923 options available for future grants. Shares granted under the 2018 Equity Incentive Plan may be authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Forfeited or canceled shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

F-46

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 20 – Compensation Equity Plans (cont.)

Options are granted with an exercise price equal to no less than the market price of the Company’s shares at the date of grant: those option awards generally vest pro-rata over five years of service and have 10-year contractual terms. Restricted shares typically vest pro-rata over a five year period, 20% per year beginning one year from the issuance date.

The following table summarizes stock options activity for the six months ended June 30, 2019 and the year ended December 31, 2018:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Options outstanding as of December 31, 2018	192,089	$10.81
Granted	30,000	10.64
Exercised	-	-
Expired or canceled	-	-
Forfeited	-	-
Options outstanding as of June 30, 2019	222,089	$10.79	9.51	$-
Options exercisable as of June 30, 2019	-	$-	-	$-

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Options outstanding as of December 31, 2017	-	-
Granted	192,089	10.81
Exercised	-	-
Expired or canceled	-	-
Forfeited	-	-
Options outstanding as of December 31, 2018	192,089	$10.81	9.95	$-

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions. Since the Company does not have sufficient historical fair value estimates of its stock, the Company calculates expected volatility using the historical volatility of the Dow Jones U.S. Financial Services Index. The risk free interest rate for periods within the contractual term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life of options is estimated based on the assumption that options will be exercised evenly throughout their life after vesting and represents the period of time that options granted are expected to remain outstanding.

F-47

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 20 – Compensation Equity Plans (cont.)

The following assumptions were used for options granted during the six months ended June 30, 2019 and the year ended December 31, 2018:

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2019	2018
	(unaudited)
Risk-free interest rate	2.30%	2.80%
Expected volatility	18.38%	21.21%
Expected dividend yield	0%	0%
Expected life of options (years)	7.5	7.5
Weighted average fair value per option of options granted during the year	$2.90	$3.40

The total intrinsic value of options exercised during the six months ended June 30, 2019 and the year ended December 31, 2018 was $0.

The following is a summary of changes in restricted shares for the six months ended June 30, 2019 and the year ended December 31, 2018:

	Number of Shares	Weighted Average Grant Date Fair Value
Shares outstanding as of December 31, 2018	84,242	$10.82
Granted	10,000	10.64
Exercised	-	-
Forfeited	-	-
Shares outstanding as of June 30, 2019	94,242	$10.80

	Number of Shares	Weighted Average Grant Date Fair Value
Shares outstanding as of December 31, 2017	-	$-
Granted	84,242	10.82
Exercised	-	-
Forfeited	-	-
Shares outstanding as of December 31, 2018	84,242	$10.82

The total intrinsic value of restricted shares that vested during the six months ended June 30, 2019 and the year ended December 31, 2018 was $0.

As of June 30, 2019, there was $1.6 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements (including share option and non-vested share awards) granted under the 2018 Equity Incentive Plan. At June 30, 2019, the weighted-average period over which the unrecognized compensation expense is expected to be recognized was approximately 2.72 years.

F-48

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by FFBW, Inc. or First Federal Bank of Wisconsin. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of FFBW, Inc. or First Federal Bank of Wisconsin since any of the dates as of which information is furnished herein or since the date hereof.

Up to 4,268,570 Shares

(Proposed Holding Company for

First Federal Bank of Wisconsin)

COMMON STOCK

par value $0.01 per share

__________________

PROSPECTUS

__________________

JANNEY MONTGOMERY SCOTT LLC

November 12, 2019

________________

These securities are not deposits or accounts and are not federally insured or guaranteed.

________________

Until December 18, 2019, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Existing Logo of FFBW, Inc.]

Dear Fellow Stockholder:

FFBW, Inc., a federal corporation (sometimes, herein referred to as “Old FFBW”), is soliciting stockholder votes regarding the mutual-to-stock conversion of FFBW, MHC. Pursuant to a Plan of Conversion and Reorganization (the “Plan of Conversion”), our organization will convert from a partially public company to a fully public company by selling a minimum of 3,155,030 shares of common stock of a newly Maryland corporation, named FFBW, Inc. (“New FFBW”), which will become the holding company for First Federal Bank of Wisconsin.

The Proxy Vote

In addition, to receiving final regulatory approval, our stockholders must approve the Plan of Conversion before we can complete the conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the approval of the Plan of Conversion, “FOR” approval of the cash contribution to our charitable foundation and “FOR” the other matters being presented at the special meeting.

The Exchange

At the conclusion of the conversion, your shares of FFBW, Inc. common stock will be exchanged for shares of New FFBW common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of FFBW, Inc. who holds stock certificates. The transmittal form explains the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of FFBW, Inc. that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.

The Stock Offering

We are offering the shares of common stock of New FFBW for sale at $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors and borrowers of First Federal Bank of Wisconsin. If all shares are not subscribed for in the subscription offering, shares would be available in a community offering to FFBW, Inc. public stockholders and others not eligible to place orders in the subscription offering. If you may be interested in purchasing shares of our common stock, contact our Stock Information Center at (844) 977-0092 to receive a stock order form and prospectus. The stock offering period is expected to expire on December 18, 2019.

If you have any questions, please refer to the Questions & Answers section herein.

We thank you for your support as a stockholder of FFBW, Inc.

Sincerely,

Edward H. Schaefer

President and Chief Executive Officer

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF FFBW, INC., A MARYLAND CORPORATION
PROXY STATEMENT OF FFBW, INC., A FEDERAL CORPORATION

First Federal Bank of Wisconsin is converting from the mutual holding company structure to a fully public stock holding company structure. Currently, First Federal Bank of Wisconsin is a wholly owned subsidiary of FFBW, Inc., a federal corporation, which we sometimes refer to in this document as “Old FFBW,” and FFBW, MHC owns 55.4% of Old FFBW’s common stock. The remaining 44.6% of Old FFBW’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation named FFBW, Inc. (“New FFBW”) will replace Old FFBW, the federal corporation, as the holding company of First Federal Bank of Wisconsin. Each share of FFBW, Inc. common stock owned by the public will be exchanged for between 0.8501 and 1.1502 shares of common stock of New FFBW, so that immediately after the conversion Old FFBW’s existing public stockholders will own approximately the same percentage of New FFBW common stock as they owned of Old FFBW’s common stock immediately prior to the conversion. The actual number of shares that you will receive will depend on the percentage of FFBW, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of New FFBW and the number of shares of New FFBW common stock sold in the offering described in the following paragraph. It will not depend on the market price of FFBW, Inc. common stock. See “Proposal 1 − Approval of the Plan of Conversion − Share Exchange Ratio” for a discussion of the exchange ratio. Based on the $10.85 per share closing price of FFBW, Inc. common stock as of November 5, 2019, the most recent practicable date prior to the date of this proxy statement/prospectus, unless at least 4,123,253 shares of New FFBW common stock are sold in the offering (which is between the midpoint and the maximum of the offering range), the initial value of the New FFBW common stock you receive in the share exchange would be less than the market value of the FFBW, Inc. common stock you currently own. See “Risk Factors − The market value of New FFBW common stock received in the share exchange may be less than the market value of Old FFBW common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 4,268,570 shares of common stock of New FFBW, representing the ownership interest of FFBW, MHC in Old FFBW. We are offering the shares of common stock to eligible depositors and borrowers of First Federal Bank of Wisconsin, to First Federal Bank of Wisconsin’s tax qualified benefit plans and to the public at a price of $10.00 per share. The conversion of FFBW, MHC and the offering and exchange of common stock by New FFBW are referred to herein as the “conversion and offering.” After the conversion and offering are completed, First Federal Bank of Wisconsin will be a wholly owned subsidiary of New FFBW, and 100% of the common stock of New FFBW will be owned by public stockholders. As a result of the conversion and offering, Old FFBW and FFBW, MHC will cease to exist.

FFBW, Inc.’s common stock is currently traded on the Nasdaq Capital Market under the trading symbol “FFBW,” and we expect New FFBW’s shares of common stock will also trade on the Nasdaq Capital Market under the symbol “FFBW.”

The conversion and offering cannot be completed unless the current stockholders of FFBW, Inc. approve the Plan of Conversion and Reorganization of FFBW, MHC, which may be referred to herein as the “plan of conversion.” FFBW, Inc. is holding a special meeting of stockholders at the Bank’s office located at 1360 South Moorland Road, Brookfield, Wisconsin, on January 6, 2020, at 2:30 p.m., Central Time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, including shares held by FFBW, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, excluding shares held by FFBW, MHC. FFBW, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of FFBW, Inc. and the prospectus for the shares of New FFBW common stock to be issued in exchange for shares of FFBW, Inc. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by New FFBW of its shares of common stock in the offering, which is being made pursuant to a separate prospectus. Stockholders of FFBW, Inc. are not required to participate in the offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 10 for a discussion of certain risk factors relating to the conversion and offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, please read this proxy statement/prospectus including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to Regan & Associates, at (800) 737-3426, Monday through Friday from 7:30 a.m. to 5:00 p.m., Central Time.

The date of this proxy statement/prospectus is November 12, 2019, and it is first being mailed to stockholders of FFBW, Inc. on or about November 22, 2019.

FFBW, Inc.

1360 South Moorland Road

Brookfield, Wisconsin 53005

(262) 542-4448

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On January 6, 2020, FFBW, Inc. will hold a special meeting of stockholders at the Bank’s office located at 1360 South Moorland Road, Brookfield, Wisconsin. The meeting will begin at 2:30 p.m., Central Time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a plan of conversion, whereby FFBW, MHC and FFBW, Inc., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.	The approval of the contribution to our charitable foundation, FFBW Community Foundation, in connection with the conversion and offering;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and/or the approval of the contribution to FFBW Community Foundation;

The following informational proposals:

4.	Approval of a provision in New FFBW’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New FFBW’s articles of incorporation;

5.	Approval of a provision in New FFBW’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New FFBW’s bylaws;

6.	Approval of a provision in New FFBW’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New FFBW’s outstanding voting stock; and

such other business that may properly come before the meeting.

NOTE: The board of directors is not aware of any other business to come before the meeting.

The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals 4 through 6 were approved as part of the process in which our board of directors approved the plan of conversion and reorganization (the “plan of conversion”). These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed November 8, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of FFBW, Inc. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by FFBW, Inc. by December 23, 2019.

Please complete and sign the enclosed proxy card, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Kathryn Gutenkunst
Corporate Secretary

Brookfield, Wisconsin

November 12, 2019

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF FFBW, INC.

REGARDING THE PLAN OF CONVERSION

You should read this document for more information about the conversion. We have filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and stock offering and with respect to New FFBW becoming the holding company for First Federal Bank of Wisconsin, and the approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to First Federal Bank of Wisconsin’s charter, and the approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	FFBW, Inc. stockholders as of November 8, 2019 are being asked to vote on the plan of conversion pursuant to which FFBW, MHC will convert from the mutual to the stock form of organization. As part of the conversion, a newly formed Maryland corporation, New FFBW, is offering its common stock to eligible depositors and borrowers of First Federal Bank of Wisconsin, to First Federal Bank of Wisconsin’s tax qualified benefit plans, and to the public. The shares offered represent FFBW, MHC’s current ownership interest in FFBW, Inc. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation of New FFBW (including anti-takeover provisions and provisions limiting stockholder rights).

In addition, FFBW, Inc. stockholders are being asked to approve a $250,000 cash contribution to our charitable foundation, FFBW Community Foundation, in connection with the conversion and offering.

FFBW, Inc. stockholders are also being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and the contribution to the foundation.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of New FFBW:

•	Approval of a provision requiring a super-majority vote to approve certain amendments to New FFBW’s articles of incorporation;

•	Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New FFBW’s bylaws; and

•	Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of New FFBW’s outstanding voting stock.

1

The provisions of New FFBW’s articles of incorporation that are included as informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New FFBW’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of New FFBW if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	The primary reasons for the conversion and offering are to:

•	Facilitate future mergers and acquisitions;

•	Increase capital to support future growth and profitability;

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure;

•	Improve the liquidity of our shares of common stock; and

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders.

As a fully converted stock holding company, we will have greater flexibility in structuring potential mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since FFBW, MHC is required to own a majority of FFBW, Inc.’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING FFBW, INC. SHARES?

A.	As more fully described in “Proposal 1 − Approval of the Plan of Conversion − Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 0.8501 shares at the minimum and 1.1502 shares at the maximum of the offering range of New FFBW common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of FFBW, Inc. common stock, and the exchange ratio is 1.1502 (at the maximum of the offering range), after the conversion you will receive 115 shares of New FFBW common stock and $0.20 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the offering.

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If you own shares of FFBW, Inc. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you own shares in the form of FFBW, Inc. stock certificates, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificates. A statement reflecting your ownership of shares of common stock of New FFBW and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing FFBW, Inc. stock certificate(s). New FFBW will not issue stock certificates. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The shares will be based on a price of $10.00 per share because that is the price at which New FFBW will sell shares in its stock offering. The amount of common stock New FFBW will issue at $10.00 per share in the offering and the exchange is based on an independent appraisal of the estimated market value of New FFBW, assuming the conversion and offering are completed. Keller & Company, Inc., an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of August 12, 2019, this market value was $67.0 million. Based on federal regulations, the market value forms the midpoint of a range with a minimum of $56.9 million and a maximum of $77.1 million. Based on this valuation and the valuation range, the number of shares of common stock of New FFBW that existing public stockholders of FFBW, Inc. will receive in exchange for their shares of FFBW, Inc. common stock is expected to range from 2,539,970 to 3,436,430, with a midpoint of 2,988,200 (a value of approximately $25.4 million to $34.4 million, with a midpoint of $29.9 million, at $10.00 per share). The number of shares received by the existing public stockholders of FFBW, Inc. is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by FFBW, MHC. The independent appraisal is based in part on FFBW, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded bank holding companies and savings and loan holding companies that Keller & Company, Inc., considered comparable to FFBW, Inc.

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Q.	Does the exchange ratio depend on the TRADING price of FFBW, INC. common stock?

A.	No, the exchange ratio will not be based on the market price of FFBW, Inc. common stock. Instead, the exchange ratio will be based on the appraised value of New FFBW. The purpose of the exchange ratio is to maintain the ownership percentage of existing public stockholders of FFBW, Inc., adjusted downward to reflect certain assets held by FFBW, MHC. Therefore, changes in the price of FFBW, Inc. common stock between now and the completion of the conversion and offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion. Without sufficient favorable votes “for” the plan of conversion, we cannot complete the conversion and offering. Without voting “for” approval of the contribution to the foundation, we cannot make this contribution in connection with the conversion and offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion and “against” the contribution to the foundation.

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Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at (844) 977-0092. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Eligible depositors and borrowers of First Federal Bank of Wisconsin have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering to members of the general public, with a preference given to (1) natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee; and (2) FFBW Inc.’s existing public stockholders as of November 8, 2019.

Stockholders of New FFBW are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of FFBW, Inc. common stock, may not exceed 9.9% of the total shares of common stock of New FFBW to be issued and outstanding after the completion of the conversion.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 2:00 p.m., Central Time on December 18, 2019.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT FIRST FEDERAL BANK OF WISCONSIN?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and certain borrowers will no longer have voting rights in FFBW, MHC as to matters currently requiring such vote. FFBW, MHC will cease to exist after the conversion and offering. Only stockholders of New FFBW will have voting rights after the conversion and offering.

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion or the contribution to the foundation may be directed to Regan & Associates, at (800) 737-3426, Monday through Friday from 7:30 a.m. to 5:00 p.m., Central Time. Questions about the stock offering may be directed to our Stock Information Center at (844) 977-0092, Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

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SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 − Approval of The Plan of Conversion,” “Proposal 2 − Approval of the Contribution to FFBW Community Foundation,” “Proposal 3 − Adjournment of the Special Meeting” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. FFBW, Inc. will hold its special meeting of stockholders at the Bank’s office located at 1360 South Moorland Road, Brookfield, Wisconsin, on January 6, 2020, at 2:30 p.m., Central Time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of a plan of conversion whereby: (a) FFBW, MHC and FFBW, Inc., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) FFBW, Inc., a Maryland corporation (“New FFBW”), will become the new stock holding company of First Federal Bank of Wisconsin; (c) the outstanding shares of FFBW, Inc., other than those held by FFBW, MHC, will be converted into shares of common stock of New FFBW; and (d) New FFBW will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering or firm commitment underwritten offering;

2.	The approval of a $250,000 cash contribution to our charitable foundation, FFBW Community Foundation;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and/or the contribution to FFBW Community Foundation;

The following informational proposals:

4.	Approval of a provision in New FFBW’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New FFBW’s articles of incorporation;

5.	Approval of a provision in New FFBW’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New FFBW’s bylaws;

6.	Approval of a provision in New FFBW’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New FFBW’s outstanding voting stock; and

such other business that may properly come before the meeting.

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The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals 4 through 6 were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New FFBW, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Vote Required for Approval of Proposals by the Stockholders of FFBW, Inc.

Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, including shares held by FFBW, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, excluding shares held by FFBW, MHC.

Proposal 2: Approval of the contribution to FFBW Community Foundation. We must obtain the affirmative vote of (i) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, including shares held by FFBW, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, excluding shares held by FFBW, MHC. If the members of FFBW MHC or the stockholders of FFBW, Inc. do not approve the contribution to the foundation, we will proceed with the conversion and offering without making the contribution to the foundation and subscribers for common stock will not be resolicited (unless required by the Federal Reserve Board).

Proposal 3: Adjournment of the Special Meeting. We must obtain the affirmative vote of a majority of the votes cast by FFBW, Inc. stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and/or the contribution to FFBW Community Foundation.

Informational Proposals 4 through 6. The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of New FFBW approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New FFBW, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

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Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of FFBW, Inc. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of FFBW, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by FFBW, MHC

Management anticipates that FFBW, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If FFBW, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

As of November 8, 2019 the directors and executive officers of FFBW, Inc. beneficially owned 175,968 shares of Old FFBW (excluding exercisable options), or 2.7% of the outstanding shares of common stock and FFBW, MHC owned 3,636,875 shares, or approximately 55.4% of the outstanding shares of FFBW, Inc. common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” the contribution to FFBW Community Foundation, and “FOR” the adjournment of the special meeting, if necessary, and “FOR” approval of the Informational Proposals 4 through 6.

Our Business

First Federal Bank of Wisconsin is a federally chartered stock savings bank, with its home office in Waukesha, Wisconsin, which is in Waukesha County, located in southeastern Wisconsin approximately 18 miles west of Milwaukee. First Federal Bank of Wisconsin was originally organized in 1922 and has operated continuously in the Milwaukee metropolitan area since that time. In May 2014, we merged with Bay View Federal Savings and Loan Association (“Bay View Federal”), a federal mutual saving association located in Milwaukee, Wisconsin, with approximately $135 million in assets as of the closing date of the merger. In the merger, Bay View Federal’s sole office located in the Bay View neighborhood of Milwaukee became a branch office of First Federal Bank of Wisconsin, thereby expanding our presence into Milwaukee County.

From our founding in 1922 until 2006, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts. Beginning in 2006, we expanded our loan operations and began offering commercial products. Our commercial loan offerings have increased significantly in the last decade, including through our merger in 2014 with Bay View Federal.

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In July 2016, we hired our current president and chief executive officer, Edward H. Schaefer, and at that time we conducted an extensive review of our credit, underwriting, information technology and compliance operations. In recent years, under the leadership of Mr. Schaefer, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. Among other areas, we have enhanced our commercial real estate and commercial and industrial lending infrastructure and have added new loan officers, including two commercial loan officers, and expect to add additional loan officers in the future. Additionally, consistent with our strategy to grow our commercial loan operations, we have enhanced our suite of deposit products in order to accommodate business customers grow our core deposits. Also, beginning in 2015, we restructured our residential loan underwriting operations in order to increase the amount of loans that we originate which are underwritten consistent with Fannie Mae guidelines, allowing us to increase our loan sales, and thereby increase our noninterest income loan sale fees.

In recent years, we have assembled an experienced new executive management team. In 2012 we hired Nikola Schaumberg as our chief financial officer and in 2015 we hired a new compliance/internal audit officer. Since 2016, in addition to the hiring of Mr. Schaefer as our president and chief executive officer, we have also hired a new senior vice president of lending and a senior vice president of operations. We believe that our executive management team has positioned First Federal Bank of Wisconsin to achieve prudent, organic and sustained growth.

Subject to market conditions, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans in an effort to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate debt securities and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, savings accounts, health savings accounts and certificate of deposit accounts. Additionally, we have used borrowings, primarily advances from the Federal Home Loan Bank of Chicago, to fund our operations.

In October 2017, we consummated our reorganization into a mutual holding company structure whereby First Federal Bank of Wisconsin became a stock bank and the wholly owned subsidiary of Old FFBW. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including the First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

First Federal Bank of Wisconsin is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency.

New FFBW is a newly formed Maryland corporation. Following the completion of the conversion and offering, New FFBW will be the holding company for First Federal Bank of Wisconsin and will succeed Old FFBW as the publicly traded holding company of First Federal Bank of Wisconsin. Our executive offices are located at 1360 South Moorland Road, Brookfield, Wisconsin 53005 and our telephone number is (262) 542-4448. Our website address is www.firstfederalwisconsin.com. Information on this website is not and should not be considered a part of this proxy statement/prospectus.

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Plan of Conversion

The Boards of Directors of FFBW, Inc., FFBW, MHC, First Federal Bank of Wisconsin and New FFBW have adopted a plan of conversion pursuant to which First Federal Bank of Wisconsin will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of FFBW, Inc. will receive shares in New FFBW in exchange for their shares of FFBW, Inc. common stock based on an exchange ratio. See “ − The Exchange of Existing Shares of FFBW, Inc. Common Stock.” This conversion to a stock holding company structure also includes the offering by New FFBW of shares of its common stock to eligible depositors and borrowers of First Federal Bank of Wisconsin in a subscription offering and, if necessary, to the public in a community offering and/or in a separate public offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering, or through a firm commitment offering. Following the conversion and offering, FFBW, MHC and FFBW, Inc. will no longer exist, and New FFBW will be the parent company of First Federal Bank of Wisconsin.

The conversion and offering cannot be completed unless the stockholders of FFBW, Inc. approve the plan of conversion. FFBW, Inc.’s stockholders will vote on the plan of conversion at the special meeting. This document is the proxy statement used by FFBW, Inc.’s board of directors to solicit proxies for the special meeting. It is also the prospectus of New FFBW regarding the shares of New FFBW common stock to be issued to FFBW, Inc.’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by New FFBW of its shares of common stock in the subscription offering and any community offering, syndicated community offering or firm commitment offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure and the Proposed Conversion

Since October 2017, we have operated in a two-tier mutual holding company structure. Old FFBW is a federal corporation that is our publicly traded stock holding company and the parent company of First Federal Bank of Wisconsin. At June 30, 2019, Old FFBW had consolidated assets of $258.3 million, deposits of $177.6 million and stockholders’ equity of $61.2 million. Old FFBW’s parent company is FFBW, MHC, a federally chartered mutual holding company. At September 1, 2019, Old FFBW had 6,566,478 shares of common stock outstanding, of which 2,929,603 shares, or 44.6%, were owned by the public, including 25,000 shares owned by FFBW Community Foundation, and the remaining 3,636,875 shares were held by FFBW, MHC.

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion, FFBW, MHC and Old FFBW will cease to exist, and New FFBW will become the successor corporation to Old FFBW. The conversion will be accomplished by the merger of FFBW, MHC with and into Old FFBW, followed by the merger of Old FFBW with and into New FFBW. The shares of New FFBW being offered for sale represent the majority ownership interest in Old FFBW currently held by FFBW, MHC. Public stockholders of Old FFBW will receive shares of common stock of New FFBW in exchange for their shares of Old FFBW at an exchange ratio intended to preserve the same aggregate ownership interest in New FFBW as they had in Old FFBW, adjusted downward to reflect certain assets held by FFBW, MHC, without giving effect to new shares purchased in the offering or cash paid in lieu of any fractional shares. FFBW, MHC’s shares of Old FFBW will be cancelled.

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As part of the conversion, we intend to contribute $250,000 in cash to FFBW Community Foundation.

The following diagram shows our current organizational structure, reflecting ownership percentages as of September 1, 2019 (excluding options to purchase shares of our common stock):

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

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Business Strategy

Our goal is to enhance long-term stockholder and franchise value by executing a safe and sound growth strategy that produces increasing earnings. We have sought to accomplish this objective by implementing a business strategy designed to grow our loan portfolio while maintaining a strong capital position and solid asset quality.

Our current business strategy consists of the following:

•	Grow organically while managing operating expense and risk. As a result of our new executive management team and infrastructure, increased loan personnel and enhanced loan policies and procedures and credit administration processes, and given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk.

•	Grow through opportunistic bank or branch acquisitions or de novo branching. In addition to our expected organic growth, we intend to pursue a business strategy to grow through whole bank and/or branch acquisitions, in each case where we believe the acquisition would enhance over a relatively short period of time the value of our franchise and yield potential financial benefits for our stockholders. Although we believe opportunities exist to increase our market share in our historical markets, we expect to continue to expand into nearby markets in southeastern Wisconsin. We will consider expanding our branch network by establishing new (“de novo”) branches and/or adding loan production offices. The capital we are raising in the offering will also provide us the opportunity to make acquisitions of other financial institutions or branches thereof, and will help fund improvements in our operating facilities, credit reporting and customer delivery services in order to enhance our competitiveness. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner.

•	Grow our loan portfolio prudently with a focus on diversifying the portfolio, particularly in commercial real estate and commercial and industrial lending. Our principal business activity historically has been the origination of residential mortgage loans for retention in our loan portfolio, and we intend to retain our presence as a mortgage lender in our market area. Since our hiring of our new president and chief executive officer in July 2016, we believe that we have implemented a stronger sales culture in our institution and we intend to continue to increase our emphasis on the origination of commercial real estate and commercial and industrial loans. Since 2016 we have added four new loan officers, including two commercial loan officers, and a Senior Vice President of Lending and we intend to add additional lenders following completion of the conversion and offering. Additionally, in recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting, information technology and compliance operations. We believe all of these actions have properly positioned our institution to achieve prudent, organic and consistent growth in the future. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

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•	Continue to increase core deposits, with an emphasis on low cost commercial demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts, statement savings and health savings accounts. As part of our focus on commercial loan growth, our lenders are expected to source business checking accounts from our borrowers. We have recently hired a senior vice president of lending and a senior vice president of operations. These individuals are leading our efforts to increase the origination of commercial and industrial loan and deposit relationships. In addition to these core relationships, we expect to continue to utilize non-core funding sources, such as brokered deposits and borrowings, as needed, to fund future loan growth and our operations.

•	Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Our nonperforming assets to total assets ratio was 0.46% at June 30, 2019, compared to 0.30% at December 31, 2018 and 0.73% at December 31, 2017. At June 30, 2019, the majority of our nonperforming assets were related to one- to four-family residential real estate loans, including investor-owned one- to four-family loans, as our residential borrowers experienced difficulties repaying their loans during the past recession. We will continue to increase our investment in our credit review function, both in personnel as well as ancillary systems, as necessary, in order to be able to evaluate more complex loans and better manage credit risk, which will also support our intended loan growth.

Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. Upon completion of the offering, we intend to pursue a growth strategy through whole bank and/or branch acquisitions. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner. The additional capital raised in the offering also will enable us to consider larger merger and acquisition transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of New FFBW for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

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•	Increase capital to support future growth and profitability. Our business strategy is centered upon growing our balance sheet, and especially our loan portfolio, subject to our prudent underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New FFBW common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies like FFBW, MHC to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old FFBW would be required to be paid to FFBW, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if FFBW, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

See “Proposal 1 − Approval of the Plan of Conversion” for a more complete discussion of our reasons for conducting the conversion and offering.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

•	The plan of conversion is approved by a majority of votes eligible to be cast by members of FFBW, MHC (depositors and eligible borrowers of First Federal Bank of Wisconsin) as of November 8, 2019;

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•	The plan of conversion is approved by Old FFBW stockholders holding at least two-thirds of the outstanding shares of common stock of Old FFBW as of November 8, 2019, including shares held by FFBW, MHC;

•	The plan of conversion is approved by Old FFBW stockholders holding a majority of the outstanding shares of common stock of Old FFBW as of November 8, 2019, excluding shares held by FFBW, MHC;

•	We sell at least the minimum number of shares of common stock offered in the offering;

•	We receive approval from the Federal Reserve Board; and

•	The Office of the Comptroller of the Currency approves an amendment to First Federal Bank of Wisconsin’s charter to provide for a liquidation account.

Subject to member, stockholder and regulatory approvals, we intend to contribute $250,000 in cash to FFBW Community Foundation in connection with the conversion. However, member and stockholder approval of the contribution to the foundation is not a condition to the completion of the conversion and offering.

FFBW, MHC intends to vote its shares in favor of the plan of conversion and in favor of the contribution to FFBW Community Foundation. At November 8, 2019, FFBW, MHC owned 55.4% of the outstanding shares of common stock of Old FFBW. In addition, at November 8, 2019, the directors and executive officers of Old FFBW and their affiliates owned 175,968 shares of Old FFBW (excluding exercisable options), or 2.7% of the outstanding shares of common stock and 6.0% of the outstanding shares of common stock excluding shares held by FFBW, MHC. They intend to vote those shares in favor of the plan of conversion and in favor of the contribution to FFBW Community Foundation.

The Exchange of Existing Shares of Old FFBW Common Stock

If you are a stockholder of Old FFBW immediately prior to the completion of the conversion, your shares will be exchanged for shares of common stock of New FFBW. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Old FFBW common stock owned by public stockholders immediately prior to the completion of the conversion. The following table shows how the exchange ratio will adjust, based on the appraised value of New FFBW as of August 12, 2019, assuming public stockholders of Old FFBW own 44.6% of Old FFBW common stock and FFBW, MHC had assets (not including its shares of Old FFBW common stock) of $100,000 immediately prior to the completion of the conversion. The table also shows the number of shares of New FFBW common stock a hypothetical owner of Old FFBW common stock would receive in exchange for 100 shares of Old FFBW common stock owned at the completion of the conversion, depending on the number of shares of common stock issued in the offering.

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	Shares to be Sold in This Offering		Shares of New FFBW to be Issued for Shares of Old FFBW		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)

Minimum	3,155,030	55.4%	2,539,970	44.6%	5,695,000	0.8501	$8.50	$13.07	85
Midpoint	3,711,800	55.4	2,988,200	44.6	6,700,000	1.0002	10.02	13.80	100
Maximum	4,268,570	55.4	3,436,430	44.6	7,705,000	1.1502	11.50	14.53	115

(1)	Represents the value of shares of New FFBW common stock to be received in the conversion by a holder of one share of Old FFBW, pursuant to the exchange ratio, based upon the $10.00 per share purchase price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of New FFBW common stock will be issued to any public stockholder of Old FFBW For each fractional share that otherwise would be issued, New FFBW will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Outstanding options to purchase shares of Old FFBW common stock will convert into and become options to purchase shares of New FFBW common stock based upon the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At June 30, 2019, there were 222,089 outstanding options to purchase shares of Old FFBW common stock, none of which had vested at that date. Such outstanding options will be converted into options to purchase 188,797 shares of common stock at the minimum of the offering range and 255,447 shares of common stock at the maximum of the offering range. Because federal regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised and funded with authorized but unissued shares of common stock following the conversion, stockholders would experience ownership dilution of approximately 3.21% at the minimum of the offering range.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of New FFBW for shares of Old FFBW are based on an independent appraisal of the estimated market value of New FFBW, assuming the offering has been completed. Keller & Company, Inc., our independent appraiser, has estimated that, as of August 12, 2019, this market value was $67.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $56.9 million and a maximum of $77.1 million. Based on this valuation range, the 55.4% ownership interest of FFBW, MHC in Old FFBW being sold in the offering, certain assets held by FFBW, MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by New FFBW ranges from 3,155,030 shares to 4,268,570 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.8501 shares at the minimum of the offering range to 1.1502 shares at the maximum of the offering range, and will generally preserve the percentage ownership of public stockholders immediately prior to the completion of the conversion.

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Keller & Company, Inc. will update its appraisal before we complete the conversion and offering. If our pro forma market value at that time is either below $56.9 million or above $77.1 million, then, after consulting with the Federal Reserve Board, we may: terminate the offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Old FFBW’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considers comparable to Old FFBW. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets (1)
			(In millions)
Eagle Financial Bancorp, Inc.	EFBI	Cincinnati, OH	$140,575
Elmira Savings Bank	ESBK	Elmira, NY	$610,578
Equitable Financial Corp.	EQFN	Grand Island, NE	$330,224
FSB Bancorp, Inc.	FSBC	Fairport, NY	$325,313
HMN Financial, Inc.	HMNF	Rochester, MN	$721,666
IF Bancorp, Inc.	IROQ	Watseka, IL	$723,870
Prudential Bancorp, Inc.	PBIP	Philadelphia, PA	$1,191,317
Severn Bancorp, Inc.	SVBI	Annapolis, MD	$858,410
Wellesley Bancorp, Inc.	WEBK	Wellesley, MA	$952,069
WVS Financial Corp.	WVFC	Pittsburgh, PA	$355,165

(1)    Asset size for all companies is as of June 30, 2019.

The following table presents a summary of selected pricing ratios for New FFBW (on a pro forma basis) as of and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended June 30, 2019, with stock prices as of August 12, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 32.57% on a price-to-book value basis, a discount of 35.70% on a price-to-tangible book value basis, and a premium of 112.54% on a price-to-earnings basis.

	Price-to-earnings multiple (1)	Price-to-book value ratio	Price-to-tangible book value ratio
New FFBW (on a pro forma basis, assuming completion of the conversion)
Maximum	60.03x	79.15%	79.15%
Midpoint	51.54x	72.47%	72.47%
Minimum	43.26x	65.05%	65.05%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25x	107.47%	112.71%
Medians	13.75x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core” or recurring earnings. These ratios are different than those presented in “Pro Forma Data.”

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The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “Proposal 1 − Approval of the Plan of Conversion − Stock Pricing and Number of Shares to be Issued.”

How We Intend to Use the Proceeds From the Offering

We intend to invest at least 50% of the net proceeds from the stock offering in First Federal Bank of Wisconsin, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the offering at New FFBW. Therefore, assuming we sell 3,711,800 shares of common stock in the stock offering at the midpoint of the offering range, and we have net proceeds of $35.8 million, we intend to invest $17.9 million in First Federal Bank of Wisconsin, loan $3.0 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $14.7 million of the net proceeds at New FFBW.

New FFBW may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. First Federal Bank of Wisconsin may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisition transactions.

See “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”

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Purchases and Ownership by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 33,000 shares of common stock in the offering, representing 1.0% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to beneficially own 212,095 shares of common stock (including stock options exercisable within 60 days of November 8, 2019), or 3.7% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own that will be exchanged for shares of New FFBW.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of First Federal Bank of Wisconsin employees, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion. If we implement stock-based benefit plans within 12 months following the completion of the conversion, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, it would not be subject to the percentage limitations set forth above. We have not yet definitively determined the number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management − Benefits to be Considered Following Completion of the Conversion − Stock-Based Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

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	Number of Shares to be Granted or Purchased			Dilution	Value of Grants (1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Offering	Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	252,402	341,485	8.0%	N/A (2)	$2,524,020	$3,414,850
Restricted stock awards	126,201	170,742	4.0	3.85%	1,262,010	1,707,420
Stock options	315,503	426,857	10.0	9.09%	817,152	1,105,560
Total	694,106	939,084	22.0%	12.94%	$4,603,183	$6,227,830

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.59 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 2.03%; and expected volatility of 13.20%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.
(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2018 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

The following table presents information as of June 30, 2019 regarding our employee stock ownership plan, our 2018 Equity Incentive Plan and our proposed stock-based benefit plan. The table below assumes that 7,705,000 shares are outstanding after the offering, which includes the sale of 4,268,570 shares in the offering at the maximum of the offering range and the issuance of new shares in exchange for shares of Old FFBW using an exchange ratio of 1.1502. It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range	Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion
Employee Stock Ownership Plan:	Officers and Employees
Shares purchased in 2017 offering (1)		298,143 (2)	$2,981,430		3.9%
Shares to be purchased in this offering		341,485	3,414,850		4.4
Total employee stock ownership plan shares		639,628	$6,396,280		8.3%

Restricted Stock Awards:	Directors, Officers and Employees
2018 Equity Incentive Plan (1)		149,071 (3)	$1,490,710	(4)	1.9%
New shares of restricted stock		170,742	1,707,420(4)		2.2
Total shares of restricted stock		319,813	$3,198,130		4.2% (5)

Stock Options:	Directors, Officers and Employees
2018 Equity Incentive Plan (1)		372,678 (6)	$965,236 (7)		4.8%
New stock options		426,857	1,105,560 (7)		5.5
Total stock options		799,535	$2,070,796		10.4% (5)

Total of stock benefit plans		1,758,976	$11,665,206		22.8% (5)

(1)	The number of shares indicated has been adjusted for the 1.1502 exchange ratio at the maximum of the offering range.
(2)	As of June 30, 2019, 18,296 of these shares, or 15,907 shares prior to adjustment for the exchange, have been allocated to participants.
(3)	As of June 30, 2019, 108,397 of these shares, or 94,242 shares prior to adjustment for the exchange, have been awarded, and 0 of these shares, or 0 shares prior to adjustment for the exchange, have vested.
(4)	The value of restricted stock awards is determined based on their fair value as of the date grants are made. For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.
(5)	Total does not foot due to rounding.
(6)	As of June 30, 2019, options to purchase 255,446 of these shares, or 222,089 shares prior to adjustment for the exchange, have been awarded, and options to purchase 0 of these shares, or 0 shares prior to adjustment for the exchange, have vested.
(7)	The weighted-average fair value of stock options has been estimated at $2.59 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; no dividend yield; expected term, 10 years; expected volatility, 13.20%; and risk-free rate of return, 2.03%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

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Market for Common Stock

Existing publicly held shares of Old FFBW’s common stock are listed on the Nasdaq Capital Market under the symbol “FFBW.” Upon completion of the conversion, the shares of common stock of New FFBW will replace the existing shares, and we expect the shares of New FFBW common stock will also trade on the Nasdaq Capital Market under the symbol “FFBW.” Janney has advised us that it intends to continue to make a market in our common stock following the offering, but is under no obligation to do so.

Tax Consequences

FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin and New FFBW have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, and have received an opinion of Wipfli LLP regarding the material Wisconsin tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, New FFBW, persons eligible to subscribe in the subscription offering, or existing stockholders of Old FFBW (except as to cash paid for fractional shares). Existing stockholders of Old FFBW who receive cash in lieu of fractional shares of New FFBW will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Changes in Stockholders’ Rights for Existing Stockholders of FFBW, Inc.

As a result of the conversion, existing stockholders of FFBW, Inc. will become stockholders of New FFBW. Some rights of stockholders of New FFBW will be reduced compared to the rights stockholders currently have in FFBW, Inc. The reduction in stockholder rights results from differences between the federal charter and bylaws and the Maryland articles of incorporation and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New FFBW are not mandated by Maryland law but have been chosen by management as being in the best interests of New FFBW and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of New FFBW include greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old FFBW” for a discussion of these differences.

Dissenters’ Rights

Stockholders of FFBW, Inc. do not have dissenters’ rights in connection with the conversion and offering.

Important Risks in Owning New FFBW’s Common Stock

Before you vote on the conversion, you should read the “Risk Factors” section beginning on page 22 of this proxy statement/prospectus.

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RISK FACTORS

You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of New FFBW common stock.

Risks Related to Our Business

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes growth in assets, deposits and the scale of our operations. Achieving such growth will require us to attract customers that currently bank at other financial institutions in our market area. In recent years we have hired a new executive management team, including a new president and chief executive officer and a senior vice president of lending and senior vice president of operations. These officers oversee our strategy to implement a stronger sales culture whereby we seek to attain prudent, consistent organic growth. Our ability to successfully grow will depend on a variety of factors, including the ability of these executive officers to execute our business strategy to increase commercial real estate and commercial and industrial loans and to increase these new customers’ deposit relationships, our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in the opening of new branches.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations. Since 2016 we have hired a new team of executive officers to lead our institution, including Edward H. Schaefer, our president and chief executive officer, who was hired in July 2016. Since then, we have also hired a senior vice president of lending and a senior vice president of operations. Under our leadership team, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. These executive officers and lending personnel possess expertise in our markets and key business relationships, and have been integral in the restructuring of our operations, including the implementation of a more aggressive sales culture within our institution. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

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We have a substantial amount of commercial real estate, multifamily and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At June 30, 2019, commercial real estate loans totaled $71.0 million, or 36.3% of our loan portfolio, multifamily loans totaled $31.1 million, or 15.9% of our loan portfolio, and commercial and industrial loans totaled $12.5 million, or 6.4% of our loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate, multifamily and commercial and industrial loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate, multifamily and commercial and industrial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. Further, unlike residential mortgage loans, commercial real estate, multifamily and commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise or liquidate and may be more susceptible to fluctuation in value at default. In addition, the physical condition of non-owner-occupied properties may be below that of owner-occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. As our commercial real estate, multifamily and commercial and industrial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

A portion of our one- to four-family residential real estate loans is comprised of investor-owned properties which increases the credit risk on this portion of our loan portfolio.

At June 30, 2019, one- to four-family investor-owned residential real estate loans totaled $31.3 million, or 16.0% of our total loan portfolio. Our investor-owned residential loans are secured primarily by single family properties, and to a much lesser extent, by two- to four-unit properties. We believe that there is a greater credit risk inherent in investor-owned residential properties than in owner-occupied one- to four-family residential real estate loans since, similar to commercial real estate and multifamily loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of investor-owned properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties. Furthermore, some of our investor-owned loan borrowers may have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan. A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan. At June 30, 2019, none of our investor-owned one- to four-family residential real estate loans were delinquent 30 days or more. At June 30, 2019, we had $653,000 investor-owned one- to four-family residential real estate loans on nonaccrual status.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We maintain an allowance for loan losses, which is established through a provision for loan losses, that represents management’s best estimate of probable losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. In addition, federal regulators periodically review our allowance for loan losses and as a result of such reviews, we may decide to adjust our allowance for loan losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of management. Material additions to the allowance would materially decrease our net income.

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We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.

In 2016, the Financial Accounting Standards Board (“FASB”) released a new standard for determining the amount of the allowance for credit losses. The new standard was scheduled to be effective for us for reporting periods beginning January 1, 2022, however, FASB has voted to issue a proposed Accounting Standard Update that would delay the effective date of the new standard to January 1, 2023. The new credit loss model will be a significant change from the standard in place today, because it requires the allowance for loan losses to be calculated based on current expected credit losses (commonly referred to as the “CECL model”) rather than losses inherent in the portfolio as of a point in time. When adopted, the CECL model may increase our allowance for credit losses, which could materially affect our financial condition and results of operations. The extent of the increase and its impact to our financial condition is under evaluation, but will ultimately depend upon the nature and characteristics of our portfolio at the adoption date, and the macroeconomic conditions and forecasts at that date; therefore, the potential financial impact is currently unknown.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

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Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment, tariffs, trader barriers or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Acquisitions may disrupt our business and dilute stockholder value.

We completed our acquisition of Bay View Federal in May 2014. Since that time we have regularly evaluated merger and acquisition opportunities with other financial institutions and financial services companies. Our business strategy includes growth through acquisition and our board of directors has established a Mergers & Acquisitions Committee in order to enhance our ability to efficiently review and assess future mergers and acquisitions opportunities. As a result of this strategy, we expect that negotiations may take place and future mergers or acquisitions involving cash, debt, or equity securities may occur from time to time. We would seek acquisition partners that offer us either significant market presence or the potential to expand our market footprint and improve profitability and thereby enhance shareholder value over a relatively short period of time through economies of scale or expanded services.

Acquiring other banks, businesses, or branches may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

•	difficulty in estimating the value of the target company;

•	payment of a premium over book and market values that may materially dilute our tangible book value and earnings per share in the short and long term;

•	exposure to unknown or contingent liabilities, or asset quality problems, of the target company;

•	larger than anticipated merger-related expenses, including expenses related to regulatory approvals;

•	difficulty and expense of integrating the operations and personnel of the target company, and retaining key employees and customers;

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•	the possible loss of key employees and customers of the target company;

•	we may record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential impairment charges and we may also incur amortization expenses related to intangible assets;

•	inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits; and

•	potential diversion of our management’s time and attention.

If we are unable to successfully integrate an acquired company, the anticipated benefits may not be realized fully or may take longer to realize than expected. A significant decline in asset valuations or cash flows may also cause us not to realize expected benefits.

An inability to identify or complete future acquisitions could adversely affect our future growth.

As part of our growth strategy, we intend to pursue acquisitions that are consistent with our mission and enable us to leverage our competitive strengths. While we intend to seek and evaluate potential merger and acquisition opportunities, we may not be able to identify and successfully negotiate suitable acquisitions, obtain regulatory approval for acquisitions or otherwise complete acquisitions in the future. An inability to identify or complete future acquisitions could limit our future growth.

We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches.

We operate in diverse markets and rely on the ability of our employees and systems to process a high number of transactions and to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and others and concerning our own business, operations, plans and strategies. Operational risk is the risk of loss resulting from our operations, including but not limited to, the risk of fraud by employees or persons outside our company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of operational deficiencies or as a result of non-compliance with applicable regulatory standards or customer attrition due to potential negative publicity. In addition, we outsource some of our data processing to certain third-party providers. If these third-party providers encounter difficulties, including as a result of cyber-attacks or information security breaches, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected.

In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, face regulatory action, civil litigation and/or suffer damage to our reputation.

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Future changes in interest rates could reduce our profits and asset values.

Net income is the amount by which net interest income and noninterest income exceed noninterest expense and the provision for loan losses. Net interest income makes up a majority of our net income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. In a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called, requiring us to reinvest those cash flows at lower interest rates.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates. As of June 30, 2019, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 4.8% decrease in NPV. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations − Management of Market Risk.”

Strong competition may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, fintech companies and securities brokerage firms and unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates on more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans due to competition, our net interest margin and profitability could be adversely affected.

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The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For additional information see “Business of First Federal Bank of Wisconsin − Market Area” and “− Competition.”

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Old FFBW and First Federal Bank of Wisconsin are subject to extensive regulation, supervision and examination by the Federal Reserve Board and the Office of the Comptroller of the Currency, respectively, and New FFBW and First Federal Bank of Wisconsin will continue to be subject to this extensive regulation, supervision and examination by these agencies. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of First Federal Bank of Wisconsin, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.

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We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, which were effective for us on January 1, 2015, and define what constitutes “capital” for calculating these ratios. The new minimum capital requirements are: (1) a new common equity Tier 1 capital ratio of 4.5%; (2) a Tier 1 to risk-based assets capital ratio of 6%; (3) a total capital ratio of 8%; and (4) a Tier 1 leverage ratio of 4%. The regulations also require unrealized gains and losses on certain “available-for-sale” securities holdings to be included for calculating regulatory capital requirements unless a one-time opt-out is exercised. We elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating our regulatory capital requirements. The regulations also establish a “capital conservation buffer” of 2.5%, and, when fully phased in, will result in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. The capital conservation buffer requirement began being phased in January 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The recently enacted Economic Growth, Regulatory Relief, and Consumer Protection Act (the “Regulatory Relief Act”) simplifies capital calculations by requiring the federal regulators to establish for institutions under $10 billion in assets a community bank leverage ratio (tangible equity to average consolidated assets) at a percentage not less than 8% and not greater than 10% that eligible institutions may choose to elect to replace the general applicable risk-based capital requirements under the Basel III capital rules for such institutions. Such institutions that meet the community bank leverage ratio will automatically be deemed to be well-capitalized under the federal regulator’s prompt corrective action framework, although the regulators retain the flexibility to determine that the institution may not qualify for the community bank leverage ratio test based on the institution’s risk profile. The federal regulators jointly issued a proposed rule on November 21, 2018, whereby a qualifying community bank organization may elect, but is not required to, use the community bank leverage ratio capital framework, in which case it will be considered well-capitalized so long as its community bank leverage ratio is greater than 9%.

Until the federal regulators issue their final rule, the Basel III risk-based and leverage ratios apply. The effective date and the specific community bank leverage ratio remain undetermined.

The application of more stringent Basel III capital requirements could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating Basel III regulatory capital and/or additional Basel III capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.

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You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. See “Our Dividend Policy.”

Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. Additionally, we will not be permitted to pay dividends on our common stock if our stockholders’ equity would be reduced below the amount of the liquidation account established by New FFBW in connection with the conversion.

New FFBW will depend primarily upon the proceeds it retains from the offering as well as earnings of First Federal Bank of Wisconsin to provide funds to pay dividends on our common stock. The payment of dividends by First Federal Bank of Wisconsin also is subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations. As a result, any payment of dividends in the future by New FFBW will depend, in large part, on First Federal Bank of Wisconsin’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing our periodic reports that we file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.

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We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”), which means we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we are not subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We could remain an “emerging growth company” until December 31, 2022, which is the end of the fiscal year following the fifth anniversary of Old FFBW’s sale of common stock in its 2017 initial stock offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Our Equity Incentive Plan has increased our expenses and reduced our income, and may dilute your ownership interests.

Our stockholders approved the FFBW, Inc. 2018 Equity Incentive Plan, under which 129,605 shares of common stock may be issued as restricted stock awards and 324,012 shares of common stock may be issued as stock options. During the six months ended June 30, 2019 and the year ended December 31, 2018, we recognized $159,000 and $18,000, respectively, in noninterest expense relating to this stock benefit plan. As of June 30, 2019, we had unrecognized costs of $1.6 million related to non-vested share-based compensation arrangements (including share option and non-vested share awards) granted under the Equity Incentive Plan, and we expect to recognize additional expenses in the future as additional grants are made under the plan. See Note 20 of the Notes to the Financial Statements beginning on page F-1 of this proxy statement/prospectus.

We may fund the 2018 Equity Incentive Plan either through open market purchases or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of common stock to fund this plan will be subject to many factors, including, but not limited to, applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. Our intention is to fund the plan through open market purchases. However, stockholders would experience a reduction in ownership interest in the event newly issued shares of our common stock are used to fund stock issuances under the plan.

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Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

We may be required to transition from the use of the LIBOR interest rate index in the future.

We have certain loans and investment securities indexed to LIBOR to calculate the loan interest rate. The continued availability of the LIBOR index is not guaranteed after 2021. We cannot predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted. At this time, no consensus exists as to what rate or rates may become acceptable alternatives to LIBOR (with the exception of overnight repurchase agreements, which are expected to be based on the Secured Overnight Financing Rate, or SOFR). The language in our LIBOR-based contracts and financial instruments has developed over time and may have various events that trigger when a successor rate to the designated rate would be selected. If a trigger is satisfied, contracts and financial instruments may give the calculation agent discretion over the substitute index or indices for the calculation of interest rates to be selected. The implementation of a substitute index or indices for the calculation of interest rates under our loan agreements with our borrowers may result in our incurring significant expenses in effecting the transition, may result in reduced loan balances if borrowers do not accept the substitute index or indices, and may result in disputes or litigation with customers over the appropriateness or comparability to LIBOR of the substitute index or indices, which could have an adverse effect on our results of operations.

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Risks Related to the Offering and the Exchange

The market value of New FFBW common stock received in the share exchange may be less than the market value of Old FFBW common stock exchanged.

The number of shares of New FFBW common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of FFBW, Inc. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of New FFBW common stock prepared by Keller & Company, Inc. and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public stockholders of FFBW, Inc. common stock will own the same percentage of New FFBW common stock after the conversion and offering as they owned of FFBW, Inc. common stock immediately prior to completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), adjusted downward to reflect certain assets held by FFBW, MHC. The exchange ratio will not depend on the market price of FFBW, Inc. common stock.

The exchange ratio ranges from 0.8501 shares at the minimum and 1.1502 shares at the maximum of the offering range of New FFBW common stock per share of FFBW, Inc. common stock. Shares of New FFBW common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of FFBW, Inc. common stock at the time of the exchange, the initial market value of the New FFBW common stock that you receive in the share exchange could be less than the market value of the FFBW, Inc. common stock that you currently own. Based on the closing price of FFBW, Inc. common stock as of November 5, 2019, which is the most recent practicable prior to the date of this proxy statement/prospectus, which was $10.85, unless at least 4,123,253 shares of New FFBW common stock are sold in the offering (which is between the midpoint and the maximum of the offering range), the initial value of the New FFBW common stock you receive in the share exchange would be less than the market value of the FFBW, Inc. common stock you currently own.

There may be a decrease in stockholders’ rights for existing stockholders of Old FFBW.

As a result of the conversion, existing stockholders of Old FFBW will become stockholders of New FFBW. In addition to the provisions discussed above that may discourage takeover attempts that may be favored by stockholders, some rights of stockholders of New FFBW will be reduced compared to the rights stockholders currently have in Old FFBW. The reduction in stockholder rights results from differences between the federal and Maryland chartering documents and bylaws, and from differences between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of New FFBW are not mandated by Maryland law but have been chosen by management as being in the best interests of New FFBW and its stockholders. The articles of incorporation and bylaws of New FFBW include greater lead time required for stockholders to submit proposals for new business or to nominate directors. See “Comparison of Stockholders’ Rights For Existing Stockholders of Old FFBW” for a discussion of these differences.

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The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of New FFBW and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $15.1 million and $20.7 million of the net proceeds of the offering in First Federal Bank of Wisconsin. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the offering. First Federal Bank of Wisconsin may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, with the exception of funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of the Office of the Comptroller of the Currency or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on equity will be low until we are able to leverage the additional capital we receive from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt, and may be negatively affected by higher minimum regulatory capital requirements. Until we can increase our net interest income and noninterest income and leverage the capital raised in the stock offering, we expect our return on equity to be low, which may reduce the market price of our shares of common stock.

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Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, has been estimated to be approximately $733,000 ($534,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management − Benefits to be Considered Following Completion of the Conversion.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 7.20% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options and shares of restricted common stock in amounts equal to 10% and 4%, respectively, of the shares sold in the offering, and all such stock options are exercised. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these limitations and stockholders could experience greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

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We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “ − Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “ − The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of New FFBW without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. First Federal Bank of Wisconsin’s charter will contain a similar restriction on acquisitions of 10% or more of its common stock, directly or indirectly, for five years following the conversion. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of New FFBW without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on Acquisition of New FFBW” and “Management − Benefits to be Considered Following Completion of the Conversion.”

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Prior to the conversion and offering, transactions in shares of Old FFBW common stock have been listed on the Nasdaq Capital Market and shares of New FFBW will continue to be listed on Nasdaq.  The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

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Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The Articles of Incorporation of New FFBW provide that, unless New FFBW consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New FFBW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New FFBW to New FFBW or New FFBW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New FFBW and its directors, officers, and other employees. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase New FFBW common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Keller & Company, Inc., among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond February 3, 2020, or the number of shares to be sold in the offering is increased to more than 4,268,570 shares or decreased to fewer than 3,155,030 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and borrowers of First Federal Bank of Wisconsin are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

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You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

Risks Related to Our Contribution to FFBW Community Foundation

The contribution to FFBW Community Foundation will adversely affect net income.

We intend to make a contribution to our charitable foundation, FFBW Community Foundation, in connection with the conversion and offering. We intend to contribute to the foundation $250,000 in cash. The contribution will reduce our net income for the quarter and year in which we make the contribution and the after-tax expense is expected to be approximately $181,500.

Our contribution to FFBW Community Foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to FFBW Community Foundation. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before federal income taxes and charitable contributions) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the six years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period. We estimate that we would be able to deduct for federal income tax purposes all of the contribution to the foundation over six years, although there can be no assurance of the amount and the timing of the deduction.

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INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of FFBW, Inc. of proxies to be voted at the special meeting of stockholders to be held at the Bank’s office located at 1360 South Moorland Road, Brookfield, Wisconsin, on January 6, 2020, at 2:30 p.m., Central Time, and any adjournment or postponement thereof.

The primary purpose of the special meeting is to consider and vote upon the Plan of Conversion of FFBW, MHC (referred to herein as the “plan of conversion”). Voting in favor of or against the plan of conversion includes a vote for or against the conversion of FFBW, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or deposit insurance of any deposits at First Federal Bank of Wisconsin.

In addition, stockholders will vote on a proposal to approve a $250,000 cash contribution to our charitable foundation, FFBW Community Foundation, in connection with the conversion and offering. Stockholders will also vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and/or contribution to FFBW Community Foundation.

Who Can Vote at the Meeting

You are entitled to vote your FFBW, Inc. common stock if our records show that you held your shares as of the close of business on November 8, 2019. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on November 8, 2019, there were 6,566,478 shares of FFBW, Inc. common stock outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on November 8, 2019, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of FFBW, Inc. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

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Proposal 1: Approval of the Plan of Conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of FFBW, Inc. entitled to be cast at the special meeting, including shares held by FFBW, MHC, and (ii) a majority of the outstanding shares of common stock of FFBW, Inc. entitled to be cast at the special meeting, excluding shares held by FFBW, MHC.

Proposal 2: Approval of the contribution to FFBW Community Foundation. We must obtain the affirmative vote of (i) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, including shares held by FFBW, MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by FFBW, Inc. stockholders, excluding shares held by FFBW, MHC. If the members of FFBW MHC or the stockholders of Old FFBW do not approve the contribution to the foundation, we will proceed with the conversion and offering without making the contribution to the foundation and subscribers for common stock will not be resolicited (unless required by the Federal Reserve Board).

Proposal 3: Adjournment of the Special Meeting. We must obtain the affirmative vote of a majority of the votes cast by FFBW, Inc. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 4 through 6: Approval of certain provisions in New FFBW’s articles of incorporation. The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of FFBW, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New FFBW, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of FFBW, Inc. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by FFBW, MHC and Our Officers and Directors

As of November 8, 2019, FFBW, MHC beneficially owned 3,636,875 shares of FFBW, Inc. common stock. This equals approximately 55.4% of our outstanding shares. We expect that FFBW, MHC will vote all of its shares in favor of Proposal 1 − Approval of the Plan of Conversion, Proposal 2 − Approval of the Contribution to FFBW Community Foundation, and Proposal 3 − Adjournment of the Special Meeting and Informational Proposal 4 through 6.

As of November 8, 2019, our officers and directors beneficially owned 210,680 shares of FFBW, Inc. common stock (including exercisable options). This equals 3.2% of our outstanding shares and 7.2% of shares held by persons other than FFBW, MHC.

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Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of FFBW, Inc. common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of FFBW, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the contribution to our charitable foundation and “FOR” approval of the adjournment of the special meeting, if necessary and “FOR” approval of each of the Informational Proposals 4 through 6.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

If your FFBW, Inc. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of FFBW, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. FFBW, Inc. will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Regan & Associates, our proxy solicitor, and directors, officers or employees of FFBW, Inc. and First Federal Bank of Wisconsin may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay Regan & Associates $9,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

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Participants in the Employee Stock Ownership Plan and 401(k) Plan

If you participate in First Federal Bank of Wisconsin Employee Stock Ownership Plan, you will receive vote authorization form(s) that reflect all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of FFBW, Inc. common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions is December 30, 2019.

The board of directors recommends that you promptly sign and mark the enclosed proxy in favor of the above described proposals, including the adoption of the plan of conversion, and promptly return it in the enclosed envelope. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion and against the contribution to our charitable foundation.

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PROPOSAL 1 − APPROVAL OF THE PLAN OF CONVERSION

The board of directors of FFBW, Inc. and the board of directors of FFBW, MHC have approved the Plan of Conversion of FFBW, MHC, referred to herein as the “plan of conversion.” The plan of conversion must be approved by the stockholders of Old FFBW. A special meeting of stockholders has been called for this purpose. We have filed an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and stock offering and with respect to New FFBW becoming the holding company for First Federal Bank of Wisconsin, and the approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. We have also filed an application with the Office of the Comptroller of the Currency with respect to amendments to First Federal Bank of Wisconsin’s charter, and the approval of the Office of the Comptroller of the Currency is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or Office of the Comptroller of the Currency does not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, First Federal Bank of Wisconsin is a wholly owned subsidiary of FFBW, Inc. and FFBW, MHC owns approximately 55.4% of FFBW, Inc.’s common stock. The remaining 44.6% of FFBW, Inc.’s common stock is owned by public stockholders. As a result of the conversion, a newly formed Maryland corporation, FFBW, Inc. (“New FFBW”), will become the holding company of First Federal Bank of Wisconsin. Each share of FFBW, Inc. common stock owned by the public will be exchanged for between 0.8501 shares at the minimum and 1.1502 shares at the maximum of the offering range of New FFBW common stock, so that FFBW, Inc.’s existing public stockholders will own the same percentage of New FFBW common stock as they owned of FFBW, Inc.’s common stock immediately prior to the conversion (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares), after giving effect to certain assets held by FFBW, MHC. The actual number of shares that you will receive will depend on the percentage of FFBW, Inc. common stock held by the public immediately prior to the completion of the conversion, the final independent appraisal of New FFBW and the number of shares of New FFBW common stock sold in the offering described in the following paragraph. It will not depend on the market price of FFBW, Inc. common stock.

Concurrently with the exchange offer, New FFBW is offering up to 4,268,570 shares of common stock for sale, representing the ownership interest of FFBW, MHC in FFBW, Inc., to eligible depositors and borrowers and to the public at a price of $10.00 per share. After the conversion and offering are completed, First Federal Bank of Wisconsin will be a wholly owned subsidiary of New FFBW, and 100% of the common stock of New FFBW will be owned by public stockholders. As a result of the conversion and offering, FFBW, Inc. and FFBW, MHC will cease to exist.

New FFBW intends to contribute between $15.1 million and $20.7 million of the net proceeds to First Federal Bank of Wisconsin and to retain between $12.4 million and $17.0 million of the net proceeds. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

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The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	To depositors with accounts at First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on June 30, 2018.

(ii)	To our tax-qualified employee benefit plans (including First Federal Bank of Wisconsin’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at First Federal Bank of Wisconsin with aggregate balances of at least $50 at the close of business on September 30, 2019.

(iv)	To depositors of First Federal Bank of Wisconsin at the close of business on November 8, 2019 and borrowers of First Federal Bank of Wisconsin as of November 1, 2012 who maintained such borrowings as of the close of business on November 8, 2019 and former borrowers of Bay View Federal as of May 17, 2014 who maintained such borrowings as of the close of business on November 8, 2019.

Shares of common stock not purchased in the subscription offering will be offered for sale to the general public in a community offering, natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee, and then to Old FFBW’s public stockholders as of November 8, 2019. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated or firm commitment underwritten offering. Janney Montgomery Scott LLC will act as sole book-running manager for the syndicated or firm commitment underwritten offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated or firm commitment underwritten offering. Any determination to accept or reject stock orders in the community offering or syndicated or firm commitment underwritten offering will be based on the facts and circumstances available to management at the time of the determination.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of New FFBW. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of shares of common stock to be issued in the offering will be determined at the completion of the offering. See “ − Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

A copy of the plan of conversion is available for inspection at each office of First Federal Bank of Wisconsin. The plan of conversion is also filed as an exhibit to FFBW, MHC’s application to convert from mutual to stock form of which this proxy statement/prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

The board of directors recommends that you vote “FOR” the Plan of Conversion of FFBW, MHC.

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Reasons for the Conversion

Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions or business lines as opportunities arise. Upon completion of the offering, we intend to pursue a growth strategy through whole bank and/or branch acquisitions. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner. The additional capital raised in the offering also will enable us to consider larger merger transactions. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of New FFBW for three years following completion of the conversion, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

•	Increase capital to support future growth and profitability. Our business strategy is centered upon growing our balance sheet, and especially our loan portfolio, subject to our prudent underwriting standards. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and offering is expected to result in a more liquid and active market for New FFBW common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current policy of the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” restricts the ability of mutual holding companies like FFBW, MHC to waive dividends declared by their subsidiaries. Accordingly, in our current structure, because dividends paid by Old FFBW would be required to be paid to FFBW, MHC along with all other stockholders, the amount of dividends available for all other stockholders will be less than if FFBW, MHC were to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to our public stockholders, subject to the customary legal, regulatory and financial considerations applicable to all financial institutions. See “Our Dividend Policy.”

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Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of FFBW, MHC (depositors and eligible borrowers of First Federal Bank of Wisconsin) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of FFBW, MHC will also be approving the merger of FFBW, MHC into Old FFBW. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Old FFBW and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Old FFBW held by the public stockholders of Old FFBW (stockholders other than FFBW, MHC) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and with respect to New FFBW becoming the holding company for First Federal Bank of Wisconsin, and the approval of the Federal Reserve Board is required before we can consummate the conversion and issue shares of common stock. The Office of the Comptroller of the Currency must also approve an amendment to First Federal Bank of Wisconsin’s charter to establish a liquidation account.

The affirmative vote of a majority of the total number of votes entitled to be cast at the special meeting by Old FFBW stockholders and the affirmative vote of a majority of the total number of votes entitled to be cast at the special meeting by Old FFBW stockholders other than FFBW, MHC is required to approve the contribution to the foundation. The affirmative vote of a majority of the total votes eligible to be cast by the members of FFBW, MHC is also required to approve the contribution to the foundation. However, the completion of the conversion and offering is not dependent upon the approval of the contribution to the foundation.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion, each publicly held share of Old FFBW common stock will be converted automatically into the right to receive a number of shares of New FFBW common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in New FFBW after the conversion as they held in Old FFBW immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by FFBW, MHC. The exchange ratio will not depend on the market value of Old FFBW common stock. The exchange ratio will be based on the percentage of Old FFBW common stock held by the public, the independent valuation of New FFBW prepared by Keller & Company, Inc., and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.8501 shares for each publicly held share of Old FFBW at the minimum of the offering range to 1.1502 shares for each publicly held share of Old FFBW at the maximum of the offering range.

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The following table shows how the exchange ratio will adjust, based on the appraised value of New FFBW as of August 12, 2019, assuming public stockholders of Old FFBW own 44.6% of Old FFBW common stock and FFBW, MHC has cash of $100,000 immediately prior to the completion of the conversion. The table also shows how many shares of New FFBW a hypothetical owner of Old FFBW common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of New FFBW to be Issued for Shares of Old FFBW		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	3,155,030	55.4%	2,539,970	44.6%	5,695,000	0.8501	$8.50	$13.07	85
Midpoint	3,711,800	55.4	2,988,200	44.6	6,700,000	1.0002	10.02	13.80	100
Maximum	4,268,570	55.4	3,436,430	44.6	7,705,000	1.1502	11.50	14.53	115

(1)	Represents the value of shares of New FFBW common stock to be received in the conversion by a holder of one share of Old FFBW, pursuant to the exchange ratio, based upon the $10.00 per share offering price.
(2)	Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio.
(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Old FFBW common stock that are outstanding immediately prior to the completion of the conversion will be converted into options to purchase shares of New FFBW common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of Conversion

Continuity. The conversion will not affect the normal business of First Federal Bank of Wisconsin of accepting deposits and making loans. First Federal Bank of Wisconsin will continue to be a federally chartered savings bank and will continue to be regulated by the Office of the Comptroller of the Currency. After the conversion, First Federal Bank of Wisconsin will continue to offer existing services to depositors, borrowers and other customers. The directors of Old FFBW serving at the time of the conversion will be the directors of New FFBW upon the completion of the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of First Federal Bank of Wisconsin at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from First Federal Bank of Wisconsin will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Depositors and Borrowers. Depositors and certain borrowers of First Federal Bank of Wisconsin are members of, and have voting rights in, FFBW, MHC, as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will no longer have voting rights. All voting rights in First Federal Bank of Wisconsin will be vested in New FFBW as the sole stockholder of First Federal Bank of Wisconsin, and the stockholders of New FFBW will possess exclusive voting rights with respect to New FFBW common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and an opinion of our tax advisor with regard to the Wisconsin state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, the public stockholders of Old FFBW (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders or other members. See “ − Material Income Tax Consequences.”

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Effect on Liquidation Rights. Each depositor in First Federal Bank of Wisconsin has both a deposit account in First Federal Bank of Wisconsin and a pro rata ownership interest in the net worth of FFBW, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of FFBW, MHC and First Federal Bank of Wisconsin; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in FFBW, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of FFBW, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that FFBW, MHC and First Federal Bank of Wisconsin are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of FFBW, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by New FFBW and First Federal Bank of Wisconsin in an aggregate amount equal to (i) FFBW, MHC’s ownership interest in Old FFBW’s total stockholders’ equity as of the date of the latest statement of financial condition included in the prospectus, plus (ii) the value of the net assets of FFBW, MHC as of the date of the latest statement of financial condition of FFBW, MHC prior to the consummation of the conversion (excluding its ownership of Old FFBW). New FFBW and First Federal Bank of Wisconsin will hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in First Federal Bank of Wisconsin after the conversion. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with First Federal Bank of Wisconsin a liquidation interest in the residual net worth, if any, of New FFBW or First Federal Bank of Wisconsin (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) New FFBW and First Federal Bank of Wisconsin or (b) First Federal Bank of Wisconsin. See “ − Liquidation Rights.”

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion transaction.

However, because we afforded subscription rights to holders of non-interest bearing demand deposit accounts in our 2017 stock offering, we submitted to the Federal Reserve Board a request for a waiver from this regulation and the Federal Reserve Board granted such request. As a result, a depositor of First Federal Bank of Wisconsin who has an eligible non-interest bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.

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The inclusion of depositors with non-interest bearing demand deposits as eligible account holders or as supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion transaction.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Keller & Company, Inc. to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one valuation update, Keller & Company, Inc. will receive a fee of $38,000, as well as payment for reimbursable expenses, and will receive a fee of $3,000 for any additional valuation updates. We have paid Keller & Company, Inc. no other fees during the previous three years. We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to Keller & Company, Inc. by us or by an intentional omission by us to state a material fact in the information provided, except where Keller & Company, Inc. has been negligent or at fault.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in the prospectus, including the consolidated financial statements of Old FFBW Keller & Company, Inc. also considered the following factors, among others:

•	the present results and financial condition of Old FFBW and the projected results and financial condition of New FFBW;

•	the economic and demographic conditions in Old FFBW’s existing market area;

•	certain historical, financial and other information relating to Old FFBW;

•	a comparative evaluation of the operating and financial characteristics of Old FFBW with those of other publicly traded savings institutions;

•	the effect of the conversion and offering on New FFBW’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of New FFBW;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the cash contribution to FFBW Community Foundation.

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The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that Keller & Company, Inc. considered comparable to New FFBW under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for New FFBW also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, Keller & Company, Inc. limited the peer group to companies with assets of less than $1.3 billion, located in all regions of the United States except the west, southwest and southeast, equity to assets ratios of at least 8.0% but not more than 25.0%, and a core return on average assets of less than 1.15%.

The independent valuation appraisal considered the pro forma effect of the offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Keller & Company, Inc. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. Keller & Company, Inc. did not consider a pro forma price-to-assets approach to be meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to the pro forma market value based on a comparison of New FFBW with the peer group. Keller & Company, Inc. made downward adjustments for earnings, assets, loan and deposit growth, dividends, liquidity of the stock and marketing of the issue. Keller and Company, Inc. made a modest upward adjustment for financial condition. Keller & Company, Inc. made no adjustments for market area and management. The downward adjustment for profitability and viability of earnings took into consideration the lower historical, recent and pro forma return on assets and return on equity, and uncertainty related to future earnings growth given current financial characteristics. The downward adjustment for liquidity of the stock took into consideration the lower number of shares to be outstanding and lower market capitalization expected in comparison to the peer group companies. The downward adjustment for marketing of the offering was based on the risk and uncertainty related to a new offering. The downward adjustment was made for dividends due to Old FFBW’s absence of dividends relative to the peer group and no plan for increasing dividends going forward. The modest downward adjustment for subscription interest was due to current market condition for bank stocks and the lower level of subscription interest in new offerings. The upward adjustment for financial condition relates to Old FFBW’s rise in equity and decrease in nonperforming assets.

Included in Keller & Company, Inc.’s independent valuation were certain assumptions as to the pro forma earnings of New FFBW after the conversion that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 21% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

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The independent valuation states that as of August 12, 2019, the estimated pro forma market value of New FFBW was $67.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $56.9 million and a maximum of $77.1 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Old FFBW common stock owned by FFBW, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Old FFBW common stock owned by FFBW, MHC, certain assets held by FFBW, MHC and the $10.00 price per share, the minimum of the offering range is 3,155,030 shares, the midpoint of the offering range is 3,711,800 shares and the maximum of the offering range is 4,268,570 shares.

The board of directors of New FFBW reviewed the independent valuation and, in particular, considered the following:

•	Old FFBW’s financial condition and results of operations;

•	a comparison of financial performance ratios of Old FFBW to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Old FFBW common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Old FFBW or First Federal Bank of Wisconsin or market conditions generally. If the independent valuation is updated to amend the pro forma market value of New FFBW to less than $56.9 million or more than $77.1 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to New FFBW’s registration statement.

The following table presents a summary of selected pricing ratios for New FFBW (on a pro forma basis) as of and for the twelve months ended June 30, 2019, and for the peer group companies based on earnings and other information as of and for the twelve months ended December 31, 2018, with stock prices as of August 12, 2019, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 32.57% on a price-to-book value basis, a discount of 35.70% on a price-to-tangible book value basis and a premium of 112.54% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The appraisal did not consider one valuation approach to be more important than the other. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the conversion and offering as well as the trading price of Old FFBW’s common stock. The closing price of the common stock was $10.00 per share on September 4, 2019, the last trading day immediately preceding the announcement of the conversion, and $10.05 per share on August 12, 2019, the effective date of the appraisal.

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	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
New FFBW (on a pro forma basis, assuming completion of the conversion)
Maximum	60.03	x	79.15%	79.15%
Midpoint	51.54	x	72.47%	72.47%
Minimum	43.26	x	65.05%	65.05%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	24.25	x	107.47%	112.71%
Medians	13.75	x	108.52%	112.39%

(1)	Price-to-earnings multiples calculated by Keller & Company, Inc. in the independent appraisal are based on an estimate of “core,” or recurring, earnings. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Keller & Company, Inc. did not independently verify our consolidated financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities. The independent valuation considers First Federal Bank of Wisconsin as a going concern and should not be considered as an indication of the liquidation value of First Federal Bank of Wisconsin. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $77.1 million and a corresponding increase in the offering range to more than 4,268,570 shares, or a decrease in the minimum of the valuation range to less than $56.9 million and a corresponding decrease in the offering range to fewer than 3,155,030 shares, then we will promptly return with interest at 0.10% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond January 6, 2022, which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and New FFBW’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and New FFBW’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

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Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “ − Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of First Federal Bank of Wisconsin with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2018 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2018. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Old FFBW or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2018.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including First Federal Bank of Wisconsin’s employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each depositor of First Federal Bank of Wisconsin with a Qualifying Deposit at the close of business on September 30, 2019 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

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To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at September 30, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans and Supplemental Eligible Account Holders, each depositor of First Federal Bank of Wisconsin as of the close of business on November 8, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder and each borrower of First Federal Bank of Wisconsin as of November 1, 2012 and borrowers of the former Bay View Federal Savings and Loan Association as of May 17, 2014 whose borrowings remained outstanding as of November 8, 2019 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit and applicable loan accounts in which he or she has an ownership interest at November 8, 2019. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00, p.m., Central Time, on December 18, 2019, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

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We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 3,155,030 shares have not been sold in the offering by February 3, 2020 and the Federal Reserve Board not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.10% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond February 3, 2020, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the Wisconsin Counties of Waukesha and Milwaukee;

(ii)	Old FFBW’s public stockholders as of November 8, 2019; and

(iii)	Other members of the general public.

Subscribers in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Wisconsin Counties of Waukesha and Milwaukee, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Old FFBW or members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in the prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

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Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond February 3, 2020, in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Janney will serve as sole manager, and we will pay fees of 6% of the aggregate amount of common stock sold in the syndicated offering to Janney and any other broker-dealers included in the syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to New FFBW for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at First Federal Bank of Wisconsin or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated offering to the extent consistent with Rules 10b-9 and 15c2-4 and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares.  The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of common stock in all categories of the offering combined;

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(iv)	The number of shares of common stock that an existing Old FFBW stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Old FFBW common stock, may not exceed 9.9% of the shares of common stock of New FFBW to be issued and outstanding at the completion of the conversion and offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of First Federal Bank of Wisconsin and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 30% of the total shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of FFBW, MHC, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering may not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person means:

(i)	any corporation or organization (other than First Federal Bank of Wisconsin, New FFBW, Old FFBW or FFBW, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Old FFBW or First Federal Bank of Wisconsin.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

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We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the SEC with respect to other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of New FFBW or First Federal Bank of Wisconsin and except as described below. Any purchases made by any associate of New FFBW or First Federal Bank of Wisconsin for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of New FFBW.”

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Janney, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Janney will assist us on a best efforts basis in the subscription and community offerings by:

•	advising us on the financial and securities market implications of the plan of conversion;

•	assisting us in structuring and marketing the offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting us in scheduling and preparing meetings with potential investors, as necessary; and

•	providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the offering.

For these services, Janney will receive a management fee of $25,000 payable on the commencement of the offering, and will receive a success fee of $360,000 payable at the time of the closing of the offering. The $25,000 management fee will be credited against the $360,000 success fee.

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Syndicated Offering. If shares of common stock are sold in a syndicated offering, we will pay a fee of 6% of the aggregate dollar amount of common stock sold in the syndicated offering to Janney and any other broker-dealers included in the syndicated offering.

Expenses. Janney also will be reimbursed for reasonable expenses, not to exceed $15,000, and fees and expenses of its legal counsel in an amount not to exceed $75,000. Such expenses may be increased by an additional amount not to exceed $25,000, in the event unusual circumstances arise or a delay or resolicitation occurs, including in the event of delay in the offering that would require an update to the financial information included in the prospectus. If the plan of conversion is terminated or if Janney’s engagement is terminated in accordance with the provisions of the agency agreement, Janney will receive reimbursement of its reasonable out-of-pocket expenses. Janney shall have earned in full, and be entitled to be paid in full, all fees then due and payable as of such date of termination. We have separately agreed to pay Janney up to $50,000 in fees and expenses for serving as records agent, as described below.

Records Management

We have also engaged Janney as records agent in connection with the conversion and the subscription and community offerings. In its role as records agent, Janney, will assist us in the offering by:

•	consolidating deposit and loan accounts into a central file and calculating eligible votes;

•	designing and preparing proxy forms and stock order forms;

•	organizing and supervising our stock information center;

•	providing proxy and ballot tabulation services for the special meeting of members, including acting as or supporting the inspector of election; and

•	providing necessary subscription services to distribute, collect and tabulate stock orders in the offering.

Janney will receive fees of $50,000 for these services. Of the fees for serving as records agent, $12,500 has been paid as of the date of this proxy statement/prospectus. Such fees can be increased by up to $10,000, in the event of changes in regulations or the plan of conversion, or delays requiring duplicate or replacement processing.

Indemnity

We will indemnify Janney against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Janney’s engagement with respect to the conversion.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of First Federal Bank of Wisconsin may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Janney. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

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Lock-up Agreements

We and each of our directors and executive officers have agreed, subject to certain exceptions, that during the period beginning on the date of this proxy statement/prospectus and ending 90 days after the closing of the offering, without the prior written consent of Janney, we will not, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of New FFBW stock or any securities convertible into or exchangeable or exercisable for New FFBW stock, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of New FFBW stock, or (iii) announce any intention to take any of the foregoing actions, whether any such transaction is to be settled by delivery of stock or other securities, in cash or otherwise.  In addition, our directors and executive officers have agreed that they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of New FFBW common stock or any security convertible into or exercisable or exchangeable for New FFBW common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 2:00 p.m., Central Time, on December 18, 2019, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond February 3, 2020 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.10% per annum for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before December 18, 2019, the expiration date of the offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

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We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 2:00 p.m., Central Time, on December 18, 2019. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to First Federal Bank of Wisconsin’s office located at 1801 Summit Avenue, Waukesha, Wisconsin, which is open between 9:00 a.m. and 5:00 p.m., local time, Monday through Friday. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at our other offices. Please do not mail stock order forms to First Federal Bank of Wisconsin’s offices.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by First Federal Bank of Wisconsin, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of the prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to FFBW, Inc.; or

(ii)	authorization of withdrawal of available funds from your First Federal Bank of Wisconsin deposit accounts.

Appropriate means for designating withdrawals from deposit accounts at First Federal Bank of Wisconsin are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at First Federal Bank of Wisconsin and will earn interest at 0.10% per annum from the date payment is processed until the offering is completed or terminated.

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Please do not submit cash. You may not remit any type of third-party checks (including those payable to you and endorsed over to New FFBW). You may not designate on your stock order form direct withdrawal from a First Federal Bank of Wisconsin retirement account. See “ − Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from First Federal Bank of Wisconsin deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “− Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not be accepted.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by February 3, 2020. If the subscription and community offerings are extended past February 3, 2020, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit First Federal Bank of Wisconsin from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or New FFBW to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, First Federal Bank of Wisconsin’s retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use funds that are currently in a First Federal Bank of Wisconsin retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. An annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at First Federal Bank of Wisconsin or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the December 18, 2019 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

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Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Old FFBW common stock into the right to receive shares of New FFBW common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our exchange agent will send a transmittal form to each public stockholder of Old FFBW who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Old FFBW common stock in exchange for shares of New FFBW common stock in book entry form, to be held electronically on the books of our transfer agent. New FFBW will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of New FFBW common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Old FFBW stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

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No fractional shares of New FFBW common stock will be issued to any public stockholder of Old FFBW when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Old FFBW stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive shares of New FFBW common stock and will not be paid dividends on the shares of New FFBW common stock until existing certificates representing shares of Old FFBW common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Old FFBW common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of New FFBW common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Old FFBW common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of New FFBW common stock that we issue in exchange for existing shares of Old FFBW common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

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We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call our Stock Information Center. The telephone number is (844) 977-0092 (toll-free). The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation Before the Conversion. In the unlikely event that FFBW, MHC is liquidated before the conversion, all claims of creditors of FFBW, MHC would be paid first. Thereafter, if there were any assets of FFBW, MHC remaining, these assets would first be distributed to depositors of First Federal Bank of Wisconsin pro rata based on the value of their accounts at First Federal Bank of Wisconsin.

Liquidation Following the Conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by New FFBW for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) FFBW, MHC’s ownership interest in FFBW, Inc.’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this proxy statement/prospectus plus (ii) the value of the net assets of FFBW, MHC as of the date of the latest statement of financial condition of FFBW, MHC before the consummation of the conversion (excluding its ownership of FFBW, Inc.). The plan of conversion also provides for the establishment of a parallel liquidation account in First Federal Bank of Wisconsin to support the New FFBW’s liquidation account in the event New FFBW does not have sufficient assets to fund its obligations under the New FFBW liquidation account.

In the unlikely event that First Federal Bank of Wisconsin were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in FFBW, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of First Federal Bank of Wisconsin or New FFBW above that amount.

The liquidation account established by New FFBW is intended to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in FFBW, MHC) after the conversion in the event of a complete liquidation of New FFBW and First Federal Bank of Wisconsin or a liquidation solely of First Federal Bank of Wisconsin. Specifically, in the unlikely event that either (i) First Federal Bank of Wisconsin or (ii) New FFBW and First Federal Bank of Wisconsin were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2018 and September 30, 2019 of their interests in the liquidation account maintained by New FFBW Also, in a complete liquidation of both entities, or of First Federal Bank of Wisconsin only, when New FFBW has insufficient assets (other than the stock of First Federal Bank of Wisconsin) to fund the liquidation account distribution owed to Eligible Account Holders, and First Federal Bank of Wisconsin has positive net worth, then First Federal Bank of Wisconsin shall immediately make a distribution to fund New FFBW’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by New FFBW as adjusted from time to time pursuant to the plan of conversion and federal regulations. If New FFBW is completely liquidated or sold apart from a sale or liquidation of First Federal Bank of Wisconsin, then the New FFBW liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the First Federal Bank of Wisconsin liquidation account, subject to the same rights and terms as the New FFBW liquidation account.

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Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, New FFBW will transfer, or upon the prior written approval of the Federal Reserve New FFBW may transfer, the liquidation account and the depositors’ interests in such account to First Federal Bank of Wisconsin and the liquidation account shall thereupon be subsumed into the liquidation account of First Federal Bank of Wisconsin.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which New FFBW or First Federal Bank of Wisconsin is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in First Federal Bank of Wisconsin on June 30, 2018 or September 30, 2019, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2018 or September 30, 2019, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in First Federal Bank of Wisconsin on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2018 or September 30, 2019, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion to FFBW, MHC, FFBW, Inc., First Federal Bank of Wisconsin, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Unlike private letter rulings, an opinion of counsel or tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that New FFBW or First Federal Bank of Wisconsin would prevail in a judicial proceeding.

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FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin and New FFBW have received an opinion of counsel, Luse Gorman, PC, regarding all of the material federal income tax consequences of the conversion, which include the following:

1.	The merger of FFBW, MHC with and into Old FFBW will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in FFBW, MHC for liquidation interests in Old FFBW will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of FFBW, MHC, Old FFBW, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of FFBW, MHC to Old FFBW and the assumption by Old FFBW of FFBW, MHC’s liabilities, if any, in constructive exchange for liquidation interests in Old FFBW

4.	The basis of the assets of FFBW, MHC and the holding period of such assets to be received by Old FFBW will be the same as the basis and holding period of such assets in FFBW, MHC immediately before the exchange.

5.	The merger of Old FFBW with and into New FFBW will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Old FFBW nor New FFBW will recognize gain or loss as a result of such merger.

6.	The basis of the assets of Old FFBW and the holding period of such assets to be received by New FFBW will be the same as the basis and holding period of such assets in Old FFBW immediately before the exchange.

7.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Old FFBW for interests in the liquidation account in New FFBW.

8.	Each stockholder’s aggregate basis in shares of New FFBW common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Old FFBW common stock surrendered in the exchange.

9.	Each stockholder’s holding period in his or her New FFBW common stock received in the exchange will include the period during which the Old FFBW common stock surrendered was held, provided that the Old FFBW common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

10.	Except with respect to cash received in lieu of fractional shares, current stockholders of Old FFBW will not recognize any gain or loss upon their exchange of Old FFBW common stock for New FFBW common stock.

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11.	Cash received by any current stockholder of Old FFBW in lieu of a fractional share interest in shares of New FFBW common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of New FFBW common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

12.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase New FFBW common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of New FFBW common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

13.	It is more likely than not that the fair market value of the benefit provided by the liquidation account of First Federal Bank of Wisconsin supporting the payment of the New FFBW liquidation account in the event New FFBW lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the First Federal Bank of Wisconsin liquidation account as of the effective date of the merger of Old FFBW with and into New FFBW.

14.	It is more likely than not that the basis of the shares of New FFBW common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the New FFBW common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

15.	No gain or loss will be recognized by New FFBW on the receipt of money in exchange for New FFBW common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to FFBW, MHC, Old FFBW, First Federal Bank of Wisconsin, New FFBW and persons receiving subscription rights and stockholders of Old FFBW With respect to items 12 and 14 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that Keller & Company, Inc. has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

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The opinion as to item 13 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in First Federal Bank of Wisconsin are reduced; and (iv) the First Federal Bank of Wisconsin liquidation account payment obligation arises only if New FFBW lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from Keller & Company, Inc. stating its belief that the benefit provided by the First Federal Bank of Wisconsin liquidation account supporting the payment of the liquidation account in the event New FFBW lacks sufficient net assets does not have any economic value at the time of the conversion. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the First Federal Bank of Wisconsin liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wipfli LLP that the Wisconsin state income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to New FFBW’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or certain officers of First Federal Bank of Wisconsin, FFBW, Inc., New FFBW or FFBW, MHC generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the individual. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of New FFBW also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

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PROPOSAL 2 − APPROVAL OF THE CONTRIBUTION TO FFBW COMMUNITY FOUNDATION

In furtherance of our commitment to the communities in our market area, the plan of conversion provides for a contribution of $250,000 in cash to our charitable foundation, FFBW Community Foundation, a non-stock, non-profit Delaware corporation, in connection with the conversion and offering. By further enhancing our visibility and reputation in the communities within our market area, we believe that the foundation enhances the long-term value of First Federal Bank of Wisconsin’s community banking franchise. The conversion and offering present a unique opportunity to provide a substantial and continuing benefit to our community through the foundation.

For further information about FFBW Community Foundation, see the sections entitled “Risk Factors – Risks Related to the Contribution to the Charitable Foundation” and “FFBW Community Foundation.”

The board of directors recommends that you vote “FOR” the approval of the contribution to FFBW Community Foundation.

PROPOSAL 3 − ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion and/or the contribution to our charitable foundation at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by FFBW, Inc. at the time of the special meeting to be voted for an adjournment, if necessary, FFBW, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration.

If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting before adjournment of the date, time and place to which the special meeting is adjourned.

The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and/or the contribution to FFBW Community Foundation.

PROPOSAL 4 THROUGH 6 — INFORMATIONAL PROPOSALS RELATING TO ARTICLES OF INCORPORATION OF NEW FFBW

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of FFBW, Inc. has approved each of the informational proposals numbered 4 through 6, all of which relate to provisions included in the articles of incorporation of New FFBW Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public stockholders of FFBW, Inc., whose rights are presently governed by the charter and bylaws of FFBW, Inc., will become stockholders of New FFBW, whose rights will be governed by the articles of incorporation and bylaws of New FFBW The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of FFBW, Inc. and the articles of incorporation and bylaws of New FFBW See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

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The provisions of New FFBW’s articles of incorporation that are summarized as informational proposals 4 through 6 were approved as part of the process in which the board of directors of FFBW, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. FFBW, Inc.’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of New FFBW’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of New FFBW, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Informational Proposal 4 – Approval of a Provision in New FFBW’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of New FFBW No amendment of the charter of FFBW, Inc. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of New FFBW generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), Article 12 (Selection of Forum) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.

These limitations on amendments to specified provisions of New FFBW’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, FFBW, MHC, as a 55.4% stockholder, currently can effectively block any stockholder proposed change to the charter.

The requirement of a super-majority stockholder vote to amend specified provisions of New FFBW’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New FFBW and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” approval of a provision in New FFBW’s articles of incorporation requiring a super-majority vote to approve certain amendments to New FFBW’s articles of incorporation.

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Informational Proposal 5 – Approval of a Provision in New FFBW’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to New FFBW’s Bylaws. An amendment to FFBW, Inc.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. The articles of incorporation of New FFBW provides that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

The requirement of a super-majority stockholder vote to amend the bylaws of New FFBW is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, FFBW, MHC, as a 55.4% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both FFBW, Inc. and New FFBW may by a majority vote amend either company’s bylaws.

This provision in New FFBW’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of New FFBW and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors unanimously recommends that you vote “FOR” approval of the provision in New FFBW’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to New FFBW’s bylaws.

Informational Proposal 6 – Approval of a Provision in New FFBW’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of New FFBW’s Outstanding Voting Stock. The articles of incorporation of New FFBW provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by New FFBW to be beneficially, owned by such person and his or her affiliates).

The foregoing restriction does not apply to any employee benefit plans of New FFBW or any subsidiary or a trustee of a plan.

The provision in New FFBW’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of New FFBW’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of New FFBW common stock and thereby gain sufficient voting control so as to cause New FFBW to effect a transaction that may not be in the best interests of New FFBW and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in New FFBW, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of New FFBW believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in New FFBW’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors unanimously recommends that you vote “FOR” approval of a provision in New FFBW’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New FFBW’s outstanding voting stock.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables set forth selected consolidated historical financial and other data of Old FFBW and its subsidiaries as of and for the periods indicated. The following is only a summary and you should read it in conjunction with the business and financial information regarding Old FFBW contained elsewhere in this proxy statement/prospectus. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. Information for periods prior to October 2017 relate solely to the operations of First Federal Bank of Wisconsin. The information at and for the years ended December 31, 2016 and 2015 is derived in part from audited financial statements of First Federal Bank of Wisconsin, that do not appear in this proxy statement/prospectus. The information at and for the year ended December 31, 2014 and at and for the six months ended June 30, 2019 is unaudited. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results to be achieved for all of the year ending December 31, 2019 or for any other period.

	At June 30,	At December 31,
	2019	2018	2017 (1)	2016	2015	2014
	(In thousands)
Selected Financial Condition Data:
Total assets	$258,324	$262,726	$256,481	$241,555	$242,695	$241,555
Cash and cash equivalents	5,397	4,488	11,813	6,911	3,093	7,363
Available-for-sale securities	43,478	43,751	58,012	48,613	48,921	51,829
Securities held to maturity	—	—	—	—	—	—
Loans held for sale	1,951	679	109	592	636	215
Loans, net	193,001	198,694	171,355	166,974	172,132	169,886
Premises and equipment, net	4,888	5,057	5,290	7,610	8,009	3,836
Foreclosed assets, net	84	69	619	667	—	—
Federal Home Loan Bank stock, at cost	609	739	514	1,347	1,347	1,347
Accrued interest receivable	777	768	782	760	806	810
Cash value of life insurance	7,105	7,007	6,558	6,352	6,149	4,469
Other assets	1,034	1,474	1,429	1,729	1,602	1,800
Total liabilities	197,140	202,364	196,992	207,557	208,513	208,013
Deposits and escrow	178,324	183,260	182,949	184,672	184,247	193,534
Federal Home Loan Bank advances	15,750	17,750	12,750	21,277	23,304	13,830
Other liabilities	3,066	1,354	1,293	1,608	962	649
Total equity	61,184	60,362	59,489	33,998	34,182	33,542

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Operations Data:
Interest and dividend income	$5,554	$5,041	$10,609	$8,995	$8,865	$9,121	$7,486
Interest expense	1,411	857	2,109	1,554	1,633	1,283	909
Net interest income	4,143	4,184	8,500	7,441	7,232	7,838	6,577
Provision for loan losses	155	304	513	419	844	360	523
Net interest income after provision for loan losses	3,988	3,880	7,987	7,022	6,388	7,478	6,054
Noninterest income	411	337	700	891	866	606	108
Noninterest expense (2)	3,560	3,604	7,311	7,835	7,239	6,689	6,520
Income (expense) before income tax provision (credit)	839	613	1,376	78	15	1,395	(358)
Provision (credit) for income tax	202	137	318	264	(156)	417	(60)
Net income (loss)	$637	$476	$1,058	$(186)	$171	$978	$(298)

(1)	We completed our mutual holding company reorganization and minority stock offering in October 2017. In the stock offering, Old FFBW sold 2,950,625 shares of its common stock at $10.00 per share for gross offering proceeds of $29.5 million.
(2)	Noninterest expense for the year ended December 31, 2017 included expenses of $283,000 associated with the charitable donation of our former downtown Waukesha branch and $500,000 associated with the establishment and funding of FFBW Community Foundation.

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	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
Performance Ratios (1):
Return on average assets	0.49%	0.37%	0.40%	(0.08)%	0.07%	0.41%	(0.14)%
Return on average equity	2.09%	1.61%	1.67%	(0.50)%	0.49%	2.83%	(1.10)%
Net interest rate spread (2)	2.93%	3.18%	3.14%	3.13%	3.16%	3.47%	3.49%
Net interest margin (3)	3.35%	3.45%	3.44%	3.29%	3.25%	3.55%	3.54%
Efficiency ratio (4)	78.17%	79.72%	79.47%	94.04%	89.39%	79.22%	97.53%
Noninterest expense to average assets	2.73%	2.80%	2.75%	3.20%	2.96%	2.78%	3.15%
Average interest-earning assets to average interest-bearing liabilities	137.40%	137.50%	135.30%	124.12%	112.80%	113.10%	110.50%
Average equity to average total assets	23.32%	22.97%	23.87%	15.04%	14.24%	14.37%	13.08%

Capital Ratios:
Total capital (to risk-weighted assets)	25.60%	25.09%	24.74%	27.83%	21.77%	21.54%	21.88%
Tier 1 capital (to risk-weighted assets)	24.49%	24.14%	23.70%	26.82%	20.87%	20.60%	21.13%
Tier 1 capital (to total assets)	19.05%	18.59%	18.40%	17.20%	13.93%	14.00%	13.60%
Common equity Tier 1 capital (to risk-weighted assets)	24.49%	24.14%	23.70%	26.82%	20.87%	20.60%	21.13%

Asset Quality Ratios:
Nonperforming assets to total assets	0.46%	0.36%	0.30%	0.73%	1.48%	1.61%	1.41%
Nonperforming loans to total loans	0.57%	0.48%	0.36%	0.72%	1.71%	2.25%	1.99%
Allowance for loan losses to nonperforming loans	201.64%	197.11%	294.17%	144.81%	50.97%	39.60%	34.30%
Allowance for loan losses to total loans	1.15%	0.95%	1.05%	1.04%	0.87%	0.89%	0.68%

Other Data:
Number of full service offices	4	4	4	4	4	4	3

(1)	Annualized for the six month periods ended June 30, 2019 and 2018.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(3)	Represents net interest income as a percent of average interest-earning assets for the year.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Old FFBW for the periods and at the dates indicated. This information is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this proxy statement/prospectus, including the financial statements beginning on page F-1. The information at December 31, 2018 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Old FFBW at page F-1 of this proxy statement/prospectus. The information at September 30, 2019 and for the three months and nine months ended September 30, 2019 and 2018 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months and nine months ended September 30, 2019 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2019 or any other period.

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	At September 30, 2019	At December 31, 2018
	(In thousands)
Selected Financial Condition Data:

Total assets	$258,089	$262,726
Cash and cash equivalents	4,185	4,488
Available-for-sale securities	44,603	43,751
Loans held for sale	1,118	679
Loans, net	193,307	198,694
Premises and equipment, net	4,818	5,057
Foreclosed assets, net	84	69
FHLB stock at cost and other equity investments (1)	730	739
Accrued interest receivable	766	768
Cash value of life insurance	7,155	7,007
Other assets	1,323	1,474
Total liabilities	196,779	202,364
Deposits and escrow	179,823	183,260
Federal Home Loan Bank advances	14,850	17,750
Other liabilities	2,106	1,354
Total equity	61,310	60,362

(1)	At September 30, 2019 includes $206,000 of Bankers’ Bank stock.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
			(In thousands)
Selected Operations Data:

Interest and dividend income	$2,812	$2,740	$8,366	$7,781
Interest expense	719	607	2,130	1,464
Net interest income	2,093	2,133	6,236	6,317
Provision for loan losses	45	111	200	415
Net interest income after provision for loan losses	2,048	2,022	6,036	5,902
Noninterest income	218	196	629	533
Noninterest expense	1,775	1,758	5,335	5,362
Income before income tax expense	491	460	1,330	1,073
Provision for income tax	121	111	323	248
Net income	$370	$349	$1,007	$825

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	At or For the Three Months Ended September 30		At or For the Nine Months Ended September 30,
	2019	2018	2019	2018
Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets	0.76%	0.68%	0.68%	0.54%
Return on average equity	3.18%	3.07%	2.92%	2.22%
Interest rate spread (1) (2)	2.95%	3.02%	2.93%	3.13%
Net interest margin (1) (3)	3.43%	3.35%	3.38%	3.41%
Efficiency ratio (1) (4)	76.68%	75.82%	77.60%	77.97%
Non-interest expense to average total assets	2.74%	2.58%	2.75%	2.69%
Average interest-earning assets to average interest-bearing liabilities	141%	134%	139%	136%
Average equity to average total assets	23.78%	22.03%	23.47%	22.65%

Asset Quality Ratios:
Non-performing assets to total assets	0.50%	0.36%	0.50%	0.36%
Non-performing loans to total loans	0.62%	0.48%	0.62%	0.48%
Allowance for loan losses to non-performing loans	186.17%	208.89%	186.17%	208.89%
Allowance for loan losses to total loans	1.16%	1.01%	1.16%	1.01%

Capital Ratios:
Total capital (to risk-weighted assets)	25.26%	24.30%	25.26%	24.30%
Common equity Tier 1 capital (to risk-weighted assets)	24.16%	23.33%	24.16%	23.33%
Tier 1 capital (to risk-weighted assets)	24.16%	23.33%	24.16%	23.33%
Tier 1 capital (to avg assets) (Tier1 Leverage Ratio)	19.36%	17.96%	19.36%	17.96%

Other Data:
Number of full service offices	4	4	4	4

(1)	Ratios are annualized where appropriate.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3)	Represents net interest income as a percent of average interest-earning assets.
(4)	Represents non-interest expense divided by the sum of net interest income and non-interest income.

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Comparison of Financial Condition at September 30, 2019 and December 31, 2018

Total Assets. Total assets decreased $4.6 million, or 1.8%, to $258.1 million at September 30, 2019 from $262.7 million at December 31, 2018. This decrease was primarily due to a decrease in net loans of $5.4 million, partially offset by an increase in available for sale securities of $852,000.

Cash and cash equivalents. Cash and due from banks increased $2.4 million, or 139.7%, to $4.2 million at September 30, 2019 from $1.7 million at December 31, 2018. Fed funds sold decreased $2.7 million, or 100.0%, to $0 at September 30, 2019 from $2.7 million at December 31, 2018. The change in cash and cash equivalents was due to normal fluctuations.

Net Loans.  Net loans decreased $5.4 million, or 2.7%, to $193.3 million at September 30, 2019 from $198.7 million at December 31, 2018. The decrease resulted primarily from decreases in one- to –four-family owner-occupied loans of $10.2 million, or 24.8%, and multifamily loans of $2.4 million, or 7.0%, offset by increases in commercial development loans of $9.8 million, or 125.6%, and commercial real estate loans of $1.8 million, or 2.5%. The decrease in one- to –four-family owner-occupied loans resulted from our strategy to sell the majority of conforming, fixed rate one- to –four-family loans in the secondary market.

During the nine months ended September 30, 2019 we sold $10.5 million of one- to –four-family, owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income and manage interest rate risk.

Available for sale securities. Available for sale securities increased $852,000, or 1.9%, to $44.6 million at September 30, 2019 from $43.8 million at December 31, 2018. This was a result of purchases of $8.6 million and a change in unrealized gain of $1.4 million offset by sales of $4.8 million and maturities, normal paydowns and amortization of $4.3 million.

Other equity investments. Other equity investments decreased $9,000, or 1.2%, to $730,000 at September 30, 2019 from $739,000 at December 31, 2018.

Deposits.  Deposits decreased $4.5 million, or 2.5%, to $178.7 million at September 30, 2019 from $183.2 million at December 31, 2018. Noninterest-bearing checking accounts decreased $1.4 million, or 6.3%, to $21.3 million as of September 30, 2019 compared to $22.8 million as of December 31, 2018. Interest-bearing checking accounts increased $4.0 million, or 74.4%, to $9.5 million at September 30, 2019 from $5.4 million at December 31, 2018. Additionally, money market accounts increased $4.1 million to $46.0 million at September 30, 2019, compared to $41.9 million at December 31, 2018, and savings accounts decreased $874,000 to $12.9 million at September 30, 2019, compared to $13.8 million at December 31, 2018. Certificates of deposit decreased $9.9 million, or 11.2% to $78.3 million as of September 30, 2019 from $88.1 million as of December 31, 2018. Health savings accounts decreased $469,000 to $10.7 million at September 30, 2019 from $11.2 million as of December 31, 2018.

Borrowings. Borrowings, consisting entirely of FHLB advances, decreased $2.9 million, or 16.3%, to $14.9 million at September 30, 2019 from $17.8 million December 31, 2018. The aggregate cost of outstanding FHLB advances was 2.02% at September 30, 2019, compared to the cost of deposits of 1.46% at that date.

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Other liabilities. Other liabilities decreased $18,000, or 1.4%, to $1.3 million at September 30, 2019 from $1.3 million at December 31, 2018.

Total Equity.  Total equity increased $948,000, or 1.6%, to $61.3 million at September 30, 2019 from $60.4 million at December 31, 2018. The increase resulted from net income of $1.0 million for the nine months ended September 30, 2019 and the change in net unrealized gain in available for sale securities of $1.1 million offset by the repurchases of common stock of $1.5 million.

Comparison of Operating Results for the Three Months Ended September 30, 2019 and September 30, 2018

General.  We had net income of $370,000 for the three months ended September 30, 2019, compared to net income of $349,000 for the three months ended September 30, 2018, an increase of $21,000, or 6.0%. The increase in net income was the net effect of an increase in noninterest income of $22,000, or 11.2%, and a decrease in the provision of loan losses of $66,000, or 59.5%, partially offset by an increase in noninterest expenses of $17,000, or 1.0%, and a decrease in net interest income of $40,000, or 1.9%.

Interest and dividend income. Interest and dividend income increased $72,000, or 2.6%, to $2.8 million for the three months ended September 30, 2019 from $2.7 million for the three months ended September 30, 2018. The increase was primarily attributable to a $102,000 increase in interest on loans resulting from an increase of 26 basis points in yield quarter to quarter. This was partially offset by a $36,000 decrease in interest on available-for-sale securities, a result of the decrease in the average balance of available-for-sale securities of $9.3 million quarter to quarter while the yield increased 19 basis points quarter to quarter.

Interest Expense. Interest expense increased $112,000, or 18.5%, to $719,000 for the three months ended September 30, 2019, from $607,000 for the three months ended September 30, 2018. Interest expense on interest-bearing deposits increased $180,000 quarter to quarter. The average cost of our interest-bearing deposits increased 48 basis points to 1.61% from 1.13%, and the average balance of interest-bearing deposits decreased by $3.2 million, or 2.0%, quarter to quarter. Interest expense on borrowings, consisting entirely of FHLB advances, decreased $68,000, or 43.6%, to $88,000 during the three months ended September 30, 2019 from $156,000 during the three months ended September 30, 2018, as the average balance of borrowings decreased $13.1 million to $16.3 million for the 2019 quarter from $29.4 million for the 2018 quarter. Additionally, the cost of those borrowings increased four basis points to 2.17% for the three months ended September 30, 2019 from 2.13% for the three months ended September 30, 2018.

Net Interest Income.  Net interest income decreased $40,000, or 1.9%, to $2.1 million for the three months ended September 30, 2019 from $2.1 million for the three months ended September 30, 2018. Average net interest-earning assets increased $5.8 million to $70.7 million for the 2019 quarter from $64.9 million for the 2018 quarter. The increase was due primarily to the decrease in borrowings to offset the inflow in interest-bearing deposit accounts. Our net interest rate spread decreased to 2.95% for the three months ended September 30, 2019 from 3.02% for the three months ended September 30, 2018, while our net interest margin increased to 3.43% for the 2019 quarter from 3.35% for the 2018 quarter.

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Provision for Loan Losses.  We recorded a provision for loan losses of $45,000 for the three months ended September 30, 2019, compared to $111,000 provision for the three months ended September 30, 2018, a decrease of $66,000, or 59.5%. The decrease in the provision for loan losses in the 2019 quarter compared to the 2018 quarter was a result of loan growth in the prior year quarter. The allowance for loan losses was $2.3 million, or 1.16% of total loans, at September 30, 2019, compared to $2.0 million, or 1.01% of total loans, at September 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $774,000 at September 30, 2019 from $267,000 at September 30, 2018. Total nonperforming loans increased to $1.2 million at September 30, 2019 from $757,000 at September 30, 2018. Net charge-offs for the three months ended September 30, 2019 were $35,000, compared to net recoveries of $1,000 for the three months ended September 30, 2018. At September 30, 2019, one non-performing loan of $353,000 was 90 days past due, and two non-performing loans totaling $136,000 were 30-89 days past due.

Noninterest Income. Noninterest income increased $22,000, or 11.2%, to $218,000 for the three months ended September 30, 2019 from $196,000 for the three months ended September 30, 2018. The increase resulted primarily from an increase in service charges and fees of $19,000 and an increase in net gain on sale of loans of $15,000, offset by a decrease in net gain on sale of securities of $11,000.

Noninterest Expense.  Noninterest expense increased $17,000, or 1.0%, to $1.8 million for the three months ended September 30, 2019 from $1.8 million for the three months ended September 30, 2018. The increase was due to an increase in salaries and employee benefits expense of $29,000 and technology of $19,000. The increase in noninterest expense was partially offset by decreases in occupancy and equipment of $9,000 and other noninterest expense of $40,000, which primarily consist of decreases in marketing of $33,000 and in business development of $3,000.

Income Tax Expense.  We recorded an income tax expense of $121,000 for the three months ended September 30, 2019 compared to an income tax expense of $111,000 for the three months ended September 30, 2018, an increase of $10,000, or 9.0%. The increase was due to an increase of $31,000 in income before income taxes to $491,000 for the 2019 quarter compared to $460,000 for the 2018 quarter.

Comparison of Operating Results for the Nine Months Ended September 30, 2019 and September 30, 2018

General.  We had net income of $1.0 million for the nine months ended September 30, 2019, compared to net income of $825,000 for the nine months ended September 30, 2018, an increase of $182,000, or 22.1%. The increase in net income was the net effect of an increase in noninterest income of $96,000, or 18.0%, a decrease in the provision of loan losses of $215,000, or 51.8%, and an decrease in noninterest expenses of $27,000, or 0.5%, offset by a decrease in net interest income of $81,000, or 1.3%.

Interest and dividend income. Interest and dividend income increased $585,000, or 7.5%, to $8.4 million for the nine months ended September 30, 2019 from $7.8 million for the nine months ended September 30, 2018. The increase was primarily attributable to a $753,000 increase in interest on loans resulting from an increase of $12.7 million in the average balance of loans period to period with a 20 basis point increase in yield period to period. Excluding second quarter 2018 one-time adjustments of $136,000 in nonaccrual interest recognized from the payoff of nonperforming loans, the yield on loans increased by 30 basis points. This was partially offset by a $189,000 decrease in interest on available-for-sale securities, a result of the decrease in the average balance of available-for-sale securities of $13.0 million period to period while the yield increased by 15 basis points period to period.

Interest Expense. Interest expense increased $666,000, or 45.5%, to $2.1 million for the nine months ended September 30, 2019, from $1.5 million for the nine months ended September 30, 2018. Interest expense on interest-bearing deposits increased $724,000 period to periods. The average cost of our interest-bearing deposits increased 58 basis points to 1.54% from 0.96%, and the average balance of interest-bearing deposits increased $2.2 million, or 1.4%, period to period. Interest expense on borrowings, consisting entirely of FHLB advances, decreased $58,000, or 17.8%, to $267,000 during the nine months ended September 30, 2019 from $325,000 during the nine months ended September 30, 2018, as the average balance of borrowings decreased $5.4 million to $16.4 million for the 2019 period from $21.8 million for the 2018 period. Additionally, the cost of borrowings increased 18 basis points to 2.16% for the nine months ended September 30, 2019 from 1.98% for the nine months ended September 30, 2018.

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Net Interest Income. Net interest income decreased $81,000, or 1.3%, to $6.2 million for the nine months ended September 30, 2019 from $6.3 million for the nine months ended September 30, 2018. Average net interest-earning assets increased $2.6 million to $68.4 million for the 2019 period from $65.9 million for the 2018 period. The increase was due primarily to the increase in loans and the decrease in borrowings offset by an increase in noninterest-bearing deposit accounts and a decrease in available-for-sale securities. Our net interest rate spread decreased to 2.93% for the nine months ended September 30, 2019 from 3.13% for the nine months ended September 30, 2018, while our net interest margin decreased to 3.38% for the 2019 period from 3.41% for the 2018 period.

Provision for Loan Losses.  We recorded a provision for loan losses of $200,000 for the nine months ended September 30, 2019, compared to a $415,000 provision for the nine months ended September 30, 2018, a decrease of $215,000, or 51.8%. The decrease in the provision for loan losses in the 2019 period compared to the 2018 period was a result of charge-offs in the prior year period. The allowance for loan losses was $2.3 million, or 1.16% of total loans, at September 30, 2019, compared to $2.0 million, or 1.01% of total loans, at September 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $774,000 at September 30, 2019 from $267,000 at September 30, 2018. Total nonperforming loans increased to $1.2 million at September 30, 2019 from $757,000 at September 30, 2018. Net charge-offs for the nine months ended September 30, 2019 were $56,000, compared to $195,000 for the nine months ended September 30, 2018. At September 30, 2019, one non-performing loan of $353,000 was 90 days past due, and two non-performing loans totaling $136,000 were 30-89 days past due.

Noninterest Income. Noninterest income increased $96,000, or 18.0%, to $629,000 for the nine months ended September 30, 2019 from $533,000 for the nine months ended September 30, 2018. The increase resulted primarily from the increase in net gain on sale of loans of $108,000 offset by a decrease in net gain on sale of securities of $23,000.

Noninterest Expense.  Noninterest expense decreased $27,000, or 0.5%, to $5.3 million for the nine months ended September 30, 2019 from $5.4 million for the nine months ended September 30, 2018. The decrease was due to a decrease in salaries and employee benefits of $39,000, due to staffing efficiencies and vacancies, as well as foreclosed assets expense of $31,000 and other noninterest expense of $134,000, which primarily is a reduction in marketing, business development, FDIC insurance, and supervisory expenses. The decrease in noninterest expense was partially offset by increases in professional fees of $50,000, data processing of $39,000, and technology of $72,000.

Income Tax Expense.  We recorded an income tax expense of $323,000 for the nine months ended September 30, 2019 compared to an income tax expense of $248,000 for the nine months ended September 30, 2018, an increase of $75,000, or 30.2%. The increase was due to an increase of $257,000 in income before income taxes to $1.3 million for the 2019 period compared to $1.1 million for the 2018 period.

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

•	These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

•	The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

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•	our ability to execute successfully any acquisitions of other institutions while managing related stockholder dilution;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, including as a result of Basel III;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	our ability to manage market risk, credit risk and operational risk in the current economic environment;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to attract and retain key employees;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 22. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $30.3 million and $41.4 million.

We intend to distribute the net proceeds as follows:

	3,155,030 Shares		3,711,800 Shares		4,268,570 Shares
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
Offering proceeds	$31,550	104.30%	$37,118	103.63%	$42,686	103.14%
Less estimated offering expenses	(1,300)	(4.30)%	(1,300)	(3.63)%	(1,300)	(3.14)%
Net offering proceeds	$30,250	100.00%	$35,818	100.00%	$41,386	100.00%

Distribution of net proceeds:
To FFBW Community Foundation	$(250)	(0.83)%	$(250)	(0.70)%	$(250)	(0.60)%
To First Federal Bank of Wisconsin	$(15,125)	(50.00)%	$(17,909)	(50.00)%	$(20,693)	(50.00)%
To fund loan to employee stock ownership plan	$(2,524)	(8.40)%	$(2,969)	(8.29)%	$(3,415)	(8.25)%
Retained by New FFBW	$12,351	40.83%	$14,690	41.01%	$17,0328	41.14%

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of First Federal Bank of Wisconsin’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription and community offerings and a portion of the shares were sold in a syndicated offering.

Use of Proceeds Retained by New FFBW

New FFBW:

•	intends to initially invest the proceeds that it retains in interest-earning deposits and in securities, including securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of First Federal Bank of Wisconsin − Investment Activities;”

•	may, in the future, use a portion of the proceeds that it retains to finance acquisitions of financial institutions, or branches thereof, or other financial services businesses, or to expand through de novo branching, although no specific transactions are being considered at this time and no specific expansion is being considered at this time;

•	may, in the future, use a portion of the proceeds that it retains to pay cash dividends or to repurchase shares of our common stock, although under current federal regulations we may not repurchase shares of our common stock during the first year following the conversion and offering, except to fund stock-based benefit plans or when extraordinary circumstances exist with prior regulatory approval; and

•	expects to use the proceeds that it retains from time to time for other general corporate purposes.

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Use of Proceeds Received by First Federal Bank of Wisconsin

First Federal Bank of Wisconsin:

•	intends to use a portion of the proceeds received to fund new commercial and industrial, commercial real estate, commercial development and residential mortgage loans and, to a lesser extent, other loans, in accordance with our business plan and lending guidelines. See “Business of First Federal Bank of Wisconsin − Lending Activities;”

•	may invest a portion of the proceeds received in securities issued by the U.S. government and its agencies or government sponsored enterprises, mortgage-backed securities, and other securities as permitted by our investment policy. See “Business of First Federal Bank of Wisconsin − Investment Activities;”

•	may, in the future, use a portion of the proceeds received to expand our retail banking franchise, by acquiring other financial institutions, branch offices or other financial services businesses, or establishing new branches or loan production offices, although no specific transactions are being considered at this time; and

•	expects to use the proceeds received from time to time for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors − Risks Related to the Offering − Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

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New FFBW will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by New FFBW in connection with the conversion. The source of dividends will depend on the net proceeds retained by New FFBW and earnings thereon, and dividends from First Federal Bank of Wisconsin. In addition, New FFBW will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

After the completion of the conversion, First Federal Bank of Wisconsin will not be permitted to pay dividends on its capital stock to New FFBW, its sole stockholder, if First Federal Bank of Wisconsin’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, First Federal Bank of Wisconsin will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. First Federal Bank of Wisconsin must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of First Federal Bank of Wisconsin’s net income for that year to date plus its retained net income for the preceding two years, or First Federal Bank of Wisconsin would not be at least adequately capitalized following the distribution.

Any payment of dividends by First Federal Bank of Wisconsin to New FFBW that would be deemed to be drawn from First Federal Bank of Wisconsin’s bad debt reserves established prior to 1988, if any, would require a payment of taxes at the then-current tax rate by First Federal Bank of Wisconsin on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. First Federal Bank of Wisconsin does not intend to make any distribution that would create such a federal tax liability. See “Proposal 1 − Approval of the Plan of Conversion − Liquidation Rights.” For further information concerning additional federal law and regulations regarding the ability of First Federal Bank of Wisconsin to make capital distributions, including the payment of dividends to New FFBW, see “Taxation − Federal Taxation.”

We will file a consolidated federal tax return with First Federal Bank of Wisconsin. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Old FFBW’s common stock is currently listed on the Nasdaq Capital Market under the symbol “FFBW.” Upon completion of the conversion, we expect the shares of common stock of New FFBW will replace the existing shares of Old FFBW and trade on the Nasdaq Capital Market under the symbol “FFBW.” Janney has advised us that it intends to continue to make a market in our common stock following the offering, but is under no obligation to do so.

As of the close of business on September 30, 2019, there were 6,566,478 shares of Old FFBW common stock outstanding, including 2,929,603 publicly held shares (shares held by stockholders other than FFBW, MHC), and approximately 176 stockholders of record.

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On September 4, 2019, the business day immediately preceding the public announcement of the conversion, and on November 5, 2019, the most recent practicable date before the date of this proxy statement/prospectus, the closing prices of Old FFBW common stock as reported on the Nasdaq Capital Market were $10.00 per share and $10.85 per share, respectively. On the effective date of the conversion, all publicly held shares of Old FFBW common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of New FFBW common stock determined pursuant to the exchange ratio. See “Proposal 1 − Approval of the Plan of Conversion − Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Old FFBW common stock will be converted into options to purchase a number of shares of New FFBW common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2019, First Federal Bank of Wisconsin exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of First Federal Bank of Wisconsin at June 30, 2019, and the pro forma equity capital and regulatory capital of First Federal Bank of Wisconsin, after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes the receipt by First Federal Bank of Wisconsin of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	First Federal Bank of Wisconsin Historical at		Pro Forma at June 30, 2019, Based Upon the Sale in the Offering of
	June 30, 2019		3,155,030 Shares		3,711,800 Shares		4,268,570 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$50,416	19.5%	$61,755	22.6%	$63,871	23.1%	$65,987	23.6%

Tier 1 leverage capital (1)(2)	$49,268	19.0%	$60,607	22.1%	$62,723	22.7%	$64,839	23.2%
Tier 1 leverage requirement	12,932	5.0	13,688	5.0	13,827	5.0	13,967	5.0
Excess	$36,336	14.0%	$46,919	17.1%	$48,895	17.7%	$50,872	18.2%

Tier 1 risk-based capital (1)(2)	$49,268	19.0%	$60,607	29.7%	$62,723	30.6%	$64,839	31.6%
Tier 1 risk-based requirement	16,097	8.0	16,339	8.0	16,384	8.0	16,428	8.0
Excess	$33,171	11.0%	$44,268	21.7%	$46,339	22.6%	$48,410	23.6%

Total risk-based capital (1)(2)	$51,520	25.6%	$62,859	30.8%	$64,975	31.7%	$67,091	32.7%
Total risk-based requirement	20,122	10.0	20,424	10.0	20,480	10.0	20,535	10.0
Excess	$31,399	15.6%	$42,435	20.8%	$44,495	21.7%	$46,555	22.7%

Common equity tier 1 risk-based capital (1)(2)	$49,268	24.5%	$60,607	29.7%	$62,723	30.6%	$64,839	31.6%
Common equity tier 1 risk-based requirement	13,079	6.5	13,276	6.5	13,312	6.5	13,348	6.5
Excess	$36,189	18.0%	$47,332	23.2%	$49,411	24.1%	$51,491	25.1%

Reconciliation of capital infused into First Federal Bank of Wisconsin:
Net proceeds			$30,250		$35,818		$41,386
Proceeds contributed to First Federal Bank of Wisconsin			15,125		17,909		20,693
Less: Common stock acquired by stock-based benefit plan			1,262		1,485		1,707
Less: Common stock acquired by employee stock ownership plan			2,524		2,969		3,415
Pro forma increase			$11,339		$13,455		$15,571

(1)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.
(3)	Totals do not foot due to rounding differences.

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CAPITALIZATION

The following table presents the historical consolidated capitalization of Old FFBW at June 30, 2019 and the pro forma consolidated capitalization of New FFBW after giving effect to the conversion and offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Old FFBW	New FFBW Pro Forma at June 30, 2019 Based upon the Sale in the Offering at $10.00 per Share of
	Historical at June 30, 2019	3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
	(Dollars in thousands)
Deposits (1)	$177,553	$177,553	$177,553	$177,553
Borrowed funds	15,750	15,750	15,750	15,750
Total deposits and borrowed funds	$193,303	$193,303	$193,303	$193,303

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (2)	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized (post-conversion); shares to be issued as reflected (2) (3)	67	57	67	77
Additional paid-in capital (2)	28,489	57,878	63,436	68,608
MHC consolidation	—	100	100	100
Retained earnings (4)	35,632	35,632	35,632	35,632
Accumulated other comprehensive income	235	235	235	235
Less:
Treasury stock	(871)	—	—	—
After-tax cost of foundation	—	(198)	(198)	(198)
Common stock held by employee stock ownership plan	(2,368)	(2,368)	(2,368)	(2,368)
Common stock to be acquired by employee stock ownership plan (5)	—	(2,524)	(2,969)	(3,415)
Common stock to be acquired by stock-based benefit plan (6)	—	(1,262)	(1,485)	(1,707)
Total stockholders’ equity	$61,184	$87,550	$92,450	$96,964

Pro Forma Shares Outstanding
Shares offered for sale	—	3,155,030	3,711,800	4,268,570
Exchange shares issued	—	2,539,970	2,988,200	3,436,430
Total shares outstanding	6,624,687	5,695,000	6,700,000	7,705,000

Total stockholders’ equity as a percentage of total assets	23.68%	30.75%	31.92%	33.06%
Tangible equity as a percentage of total assets	23.68%	30.75%	31.92%	33.06%

(1)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(2)	Old FFBW currently has 19,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock. On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of New FFBW common stock to be outstanding.
(3)	No effect has been given to the issuance of additional shares of New FFBW common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of New FFBW common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(4)	The retained earnings of First Federal Bank of Wisconsin will be substantially restricted after the conversion. See “Proposal 1 − Approval of the Plan of Conversion − Liquidation Rights” and “Supervision and Regulation − Federal Banking Regulation − Capital Distributions.”

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(5)	Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from New FFBW. The loan will be repaid principally from First Federal Bank of Wisconsin’s contributions to the employee stock ownership plan. Since New FFBW will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on New FFBW’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by New FFBW. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. New FFBW will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Old FFBW and pro forma data of New FFBW at and for the six months ended June 30, 2019 and the year ended December 31, 2018. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion.

The net proceeds disclosed in the tables are based upon the following assumptions:

(i)	all of the shares of common stock will be sold in the subscription and community offerings;

(ii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from New FFBW. The existing loan obligation of our employee stock ownership plan, equal to $2.5 million at June 30, 2019, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, as may be adjusted annually) over 20 years. Interest income that we earn on the loan will offset the interest paid by First Federal Bank of Wisconsin. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 20 years, net of historical expense for the period; and

(iii)	total expenses of the offering, including fees and expenses to be paid to Janney, will be $1.3 million.

We calculated pro forma consolidated net income for each period as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 1.66% (1.31% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note as of December 31, 2018, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

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The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.59 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net proceeds from the stock offering to First Federal Bank of Wisconsin, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of First Federal Bank of Wisconsin, to the tax effect of the recapture of the bad debt reserve. See “Proposal 1 − Approval of the Plan of Conversion − Liquidation Rights.”

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At or for the Six Months Ended June 30, 2019 Based upon the Sale at $10.00 Per Share of
3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$31,550	$37,118	$42,686
Market value of shares issued in the exchange	25,400	29,882	34,364
Pro forma market capitalization	$56,950	$67,000	$77,050

Gross proceeds of offering	$31,550	$37,118	$42,686
Estimated expenses	(1,300)	(1,300)	(1,300)
Estimated net proceeds	30,250	35,818	41,386
Assets received from mutual holding company	100	100	100
Cash contribution to foundation	(250)	(250)	(250)
Common stock purchased by employee stock ownership plan	(2,524)	(2,969)	(3,415)
Common stock purchased by stock-based benefit plans	(1,262)	(1,485)	(1,707)
Estimated net proceeds, as adjusted	$26,314	$31,214	$36,114

For the Six Months Ended June 30, 2019
Consolidated net earnings:
Historical	$637	$637	$637
Income on adjusted net proceeds	173	205	237
Employee stock ownership plan (1)	(50)	(59)	(67)
Stock awards (2)	(100)	(117)	(135)
Stock options (3)	(77)	(91)	(105)
Pro forma net income	$583	$575	$567

Earnings per share (4):
Historical	$0.12	$0.10	$0.09
Income on adjusted net proceeds	0.03	0.03	0.03
Employee stock ownership plan (1)	(0.01)	(0.01)	(0.01)
Stock awards (2)	(0.02)	(0.02)	(0.02)
Stock options (3)	(0.02)	(0.02)	(0.02)
Pro forma earnings per share (4)	$0.10	$0.08	$0.07

Offering price to pro forma net income per share	95.09	x	113.66	x	132.83	x
Number of shares used in earnings per share calculations	5,695,000	6,700,000	7,705,000

At June 30, 2019
Stockholders’ equity:
Historical	$61,184	$61,184	$61,184
Estimated net proceeds	30,250	35,818	41,386
Equity increase from the mutual holding company	100	100	100
Common stock acquired by employee stock ownership plan (1)	(2,524)	(2,969)	(3,415)
After-tax cost of foundation	(198)	(198)	(198)
Common stock acquired by stock-based benefit plans (2)	(1,262)	(1,485)	(1,707)
Pro forma stockholders’ equity (5)	$87,550	$92,450	$97,350
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$87,550	$92,450	$97,350

Stockholders’ equity per share (6):
Historical	$10.74	$9.13	$7.94
Estimated net proceeds	5.31	5.35	5.37
Equity increase from the mutual holding company	0.02	0.01	0.01
After-tax cost of foundation	(0.03)	(0.03)	(0.03)
Common stock acquired by employee stock ownership plan (1)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (2)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (5) (6)	$15.38	$13.80	$12.63
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$15.38	$13.80	$12.63

Offering price as percentage of pro forma stockholders’ equity per share	65.02%	72.46%	79.18%
Offering price as percentage of pro forma tangible stockholders’ equity per share	65.02%	72.46%	79.18%
Number of shares outstanding for pro forma book value per share calculations	5,695,000	6,700,000	7,705,000

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At or for the Year Ended December 31, 2018 Based upon the Sale at $10.00 Per Share of
3,155,030 Shares	3,711,800 Shares	4,268,570 Shares
(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$31,550	$37,118	$42,686
Market value of shares issued in the exchange	25,400	29,882	34,364
Pro forma market capitalization	$56,950	$67,000	$77,050

Gross proceeds of offering	$31,550	$37,118	$42,686
Estimated expenses	(1,300)	(1,300)	(1,300)
Estimated net proceeds	30,250	35,818	41,386
Assets received from mutual holding company	100	100	100
Cash contribution to foundation	(250)	(250)	(250)
Common stock purchased by employee stock ownership plan	(2,524)	(2,969)	(3,415)
Common stock purchased by stock-based benefit plans	(1,262)	(1,485)	(1,707)
Estimated net proceeds, as adjusted	$26,314	$31,214	$36,114

For the Year Ended December 31, 2018
Consolidated net earnings:
Historical	$1,058	$1,058	$1,058
Income on adjusted net proceeds	345	409	474
Employee stock ownership plan (1)	(100)	(117)	(135)
Stock awards (2)	(199)	(235)	(270)
Stock options (3)	(155)	(182)	(210)
Pro forma net income	$949	$933	$917

Earnings per share (4):
Historical	$0.19	$0.16	$0.14
Income on adjusted net proceeds	0.06	0.06	0.06
Employee stock ownership plan (1)	(0.02)	(0.02)	(0.02)
Stock awards (2)	(0.04)	(0.04)	(0.04)
Stock options (3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share (4)	$0.16	$0.13	$0.11

Offering price to pro forma net income per share	58.60	x	70.45	82.65	x
Number of shares used in income per share calculations	5,695,000	6,700,000	7,705,000

At December 31, 2018
Stockholders’ equity:
Historical	$60,362	$60,362	$60,362
Estimated net proceeds	30,250	35,818	41,386
Equity increase from the mutual holding company	100	100	100
After-tax cost of foundation	(198)	(198)	(198)
Common stock acquired by employee stock ownership plan (1)	(2,524)	(2,969)	(3,415)
Common stock acquired by stock-based benefit plans (2)	(1,262)	(1,485)	(1,707)
Pro forma stockholders’ equity (5)	$86,728	$91,628	$96,528
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity (5)	$86,728	$91,628	$96,528

Stockholders’ equity per share (6):
Historical	$10.60	$9.01	$7.83
Estimated net proceeds	5.31	5.35	5.37
Equity increase from the mutual holding company	0.02	0.01	0.01
After-tax contribution to foundation	(0.03)	(0.03)	(0.03)
Common stock acquired by employee stock ownership plan (1)	(0.44)	(0.44)	(0.44)
Common stock acquired by stock-based benefit plans (2)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (5) (6)	$15.24	$13.68	$12.52
Intangible assets	$—	$—	$—
Pro forma tangible stockholders’ equity per share (5) (6)	$15.24	$13.68	$12.52

Offering price as percentage of pro forma stockholders’ equity per share	65.62%	73.10%	79.87%
Offering price as percentage of pro forma tangible stockholders’ equity per share	65.62%	73.10%	79.87%
Number of shares outstanding for pro forma book value per share calculations	5,695,000	6,700,000	7,705,000

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(1)	Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from New FFBW, and the outstanding loan with respect to existing shares of Old FFBW held by the employee stock ownership plan will be refinanced and consolidated with the new loan. First Federal Bank of Wisconsin intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. First Federal Bank of Wisconsin’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation − Stock Compensation − Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by First Federal Bank of Wisconsin, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 6,310, 7,424 and 8,537 shares were committed to be released during the six months ended June 30, 2019 at the minimum, midpoint and maximum of the offering range, respectively, that 12,620, 14,847 and 17,874 shares were committed to be released during the year ended December 31, 2018 at the minimum, midpoint and maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(2)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from New FFBW or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by New FFBW. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2019, (iii) 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2018, and (iv) the plan expense reflects an effective combined federal and state tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.2%.
(3)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.59 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.2%.
(4)	Per share figures include publicly held shares of Old FFBW common stock that will be issued in exchange for shares of New FFBW common stock in the conversion. See “Proposal 1 − Approval of the Plan of Conversion − Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See note 2, above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(5)	The retained earnings of First Federal Bank of Wisconsin will be substantially restricted after the conversion. See “Our Dividend Policy,” “Proposal 1 − Approval of the Plan of Conversion − Liquidation Rights” and “Supervision and Regulation − Federal Banking Regulation − Capital Distributions.”

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(6)	Per share figures include publicly held shares of Old FFBW common stock that will be issued in exchange for shares of New FFBW common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8501, 1.0002 and 1.1502 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information at and for the years ended December 31, 2018 and 2017 is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information at and for the six months ended June 30, 2019 and 2018 is unaudited. You should read the information in this section in conjunction with the business and financial information regarding Old FFBW and the financial statements provided in this proxy statement/prospectus.

Business Strategy

Our goal is to provide long-term value to our stockholders, customers and employees and the communities we serve by executing a safe and sound business strategy that produces increasing earnings. We believe there is a significant opportunity for a community-focused bank to provide a full range of financial services to commercial and retail customers in our market area, and the increased capital we will have after the completion of the offering will enable us to compete more effectively with other financial institutions.

Our current business strategy consists of the following:

•	Grow organically while managing operating expense and risk. As a result of our new executive management team and infrastructure, increased loan personnel and enhanced loan policies and procedures and credit administration processes, and given our attractive market area, we believe we are well-positioned to increase the size of our balance sheet without a proportional increase in overhead expense or operating risk.

•	Grow through opportunistic bank or branch acquisitions or de novo branching. In addition to our expected organic growth, we intend to pursue a business strategy to grow through whole bank and/or branch acquisitions, in each case where we believe the acquisition would enhance over a relatively short period of time the value of our franchise and yield potential financial benefits for our stockholders. Although we believe opportunities exist to increase our market share in our historical markets, we expect to continue to expand into nearby markets in southeastern Wisconsin. We will consider expanding our branch network by establishing new (“de novo”) branches and/or adding loan production offices. The capital we are raising in the offering will also provide us the opportunity to make acquisitions of other financial institutions or branches thereof, and will help fund improvements in our operating facilities, credit reporting and customer delivery services in order to enhance our competitiveness. Our board of directors has formed a Mergers & Acquisitions Committee in order to enhance our ability to review and assess future merger and acquisition opportunities. Additionally, we believe that our experienced management team, led by our president and chief executive officer Edward H. Schaefer, will enable us to seek and review these opportunities in an efficient and prudent manner.

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•	Grow our loan portfolio prudently with a focus on diversifying the portfolio, particularly in commercial real estate and commercial and industrial lending. Our principal business activity historically has been the origination of residential mortgage loans for retention in our loan portfolio, and we intend to retain our presence as a mortgage lender in our market area. Since our hiring of our new president and chief executive officer in July 2016, we believe that we have implemented a stronger sales culture in our institution and we intend to continue to increase our emphasis on the origination of commercial real estate and commercial and industrial loans. Since 2016 we have added four new loan officers, including two commercial loan officers, and a Senior Vice President of Lending and we intend to add additional lenders following completion of the conversion and offering. Additionally, in recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting, information technology and compliance operations. We believe all of these actions have properly positioned our institution to achieve prudent, organic and consistent growth in the future. The capital we are raising in the offering will support an increase in our lending limits, which will enable us to originate larger loans to new and existing customers.

•	Continue to increase core deposits, with an emphasis on low cost commercial demand deposits. We seek core deposits to provide a stable source of funds to support loan growth at costs consistent with improving our net interest rate spread and margin. Core deposits also help us maintain loan-to-deposit ratios at levels consistent with regulatory expectations. We consider our core deposits to include checking accounts, money market accounts, statement savings and health savings accounts. As part of our focus on commercial loan growth, our lenders are expected to source business checking accounts from our borrowers. We have recently hired a senior vice president of lending and a senior vice president of operations. These individuals are leading our efforts to increase the origination of commercial and industrial loan and deposit relationships. In addition to these core relationships, we expect to continue to utilize non-core funding sources, such as brokered deposits and borrowings, as needed, to fund future loan growth and our operations.

•	Manage credit risk to maintain a low level of non-performing assets. We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. In recent years we have conducted an extensive review of, and have enhanced, our credit, underwriting and loan processing policies and procedures. Our nonperforming assets to total assets ratio was 0.46% at June 30, 2019, compared to 0.30% at December 31, 2018 and 0.73% at December 31, 2017. At June 30, 2019, the majority of our nonperforming assets were related to one- to four-family residential real estate loans, including investor-owned one- to four-family loans, as our residential borrowers experienced difficulties repaying their loans during the past recession. We will continue to increase our investment in our credit review function, both in personnel as well as ancillary systems, as necessary, in order to be able to evaluate more complex loans and better manage credit risk, which will also support our intended loan growth.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

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The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral, adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

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Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. First Federal Bank of Wisconsin estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, First Federal Bank of Wisconsin estimates fair value. These estimates are subjective in nature and any imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by the Bank can be found in Note 14 of the Financial Statements “ – Fair Value.”

Comparison of Financial Condition at June 30, 2019 and December 31, 2018

Total Assets. Total assets decreased $4.4 million, or 1.7%, to $258.3 million at June 30, 2019 from $262.7 million at December 31, 2018. This decrease was primarily due to the decrease in net loans of $5.7 million offset in part by the increases in cash and cash equivalents of $909,000 and loans held for sale of $1.3 million.

Cash and cash equivalents. Cash and due from banks increased $2.6 million, or 149.2%, to $4.4 million at June 30, 2019 from $1.7 million at December 31, 2018. Fed funds sold decreased $1.7 million, or 61.9%, to $1.0 million at June 30, 2019 from $2.7 million at December 31, 2018. The change in change in cash and cash equivalents is due to normal fluctuations.

Net Loans.  Net loans decreased $5.7 million, or 2.9%, to $193.0 million at June 30, 2019 from $198.7 million at December 31, 2018. The decrease resulted primarily from decreases in one- to four-family owner-occupied loans of $7.4 million, or 18.0%, and multifamily loans of $3.3 million, or 9.6%, offset in part by increases in commercial development loans of $5.1 million, or 65.2%, and commercial real estate loans of $1.6 million, or 2.3%. The decrease in the balance of net loans resulted primarily from our efforts to manage our loan-to-deposit ratio and significant loan growth during the year ended December 31, 2018, as well as our increased focus on originating commercial real estate and commercial and industrial loans to continue to diversify our overall loan portfolio.

During the six months ended June 30, 2019, we sold $6.5 million of one- to four family, owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income and manage interest rate risk.

Available for sale securities. Available for sale securities decreased $273,000, or 0.6%, to $43.5 million at June 30, 2019 from $43.8 million at December 31, 2018. This was a result of purchases of $5.9 million and a change in unrealized gain (loss) of $1.1 million offset in part by sales of $4.8 million and maturities, normal paydowns and amortization of $2.3 million.

Federal Home Loan Bank stock. Federal Home Loan Bank stock decreased $130,000, or 17.6%, to $609,000 at June 30, 2019 from $739,000 at December 31, 2018.

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Deposits.  Deposits decreased $5.6 million, or 3.1%, to $177.6 million at June 30, 2019 from $183.2 million at December 31, 2018. Noninterest-bearing checking accounts decreased $2.1 million, or 9.2%, to $20.7 million as of June 30, 2019 compared to $22.8 million as of December 31, 2018. Interest-bearing checking accounts increased $3.0 million, or 56.1%, to $8.5 million at June 30, 2019 from $5.4 million at December 31, 2018. Additionally, money market accounts decreased $1.1 million to $40.8 million at June 30, 2019, compared to $41.9 million at December 31, 2018, and savings accounts decreased $644,000 to $13.1 million at June 30, 2019, compared to $13.8 million at December 31, 2018. Certificates of deposit decreased $4.6 million, or 5.2% to $83.6 million as of June 30, 2019 from $88.1 million as of December 31, 2018. Health savings accounts decreased $283,000 to $10.9 million at June 30, 2019 from $11.2 million as of December 31, 2018.

Borrowings. Borrowings, consisting entirely of Federal Home Loan Bank advances, decreased $2.0 million, or 11.3%, to $15.8 million at June 30, 2019 from $17.8 million December 31, 2018. The aggregate cost of outstanding Federal Home Loan Bank advances was 2.16% at June 30, 2019, compared to the cost of deposits of 1.51% at that date.

Other liabilities. Other liabilities increased $1.2 million, or 90.5%, to $2.4 million at June 30, 2019 from $1.3 million at December 31, 2018.

Total Equity.  Total equity increased $822,000, or 1.4%, to $61.2 million at June 30, 2019 from $60.4 million at December 31, 2018. The increase resulted from net income of $637,000 for the six months ended June 30, 2019 and the change in net unrealized gain (loss) in available for sale securities offset by the repurchases of common stock of $871,000.

Comparison of Financial Condition at December 31, 2018 and December 31, 2017

Total Assets. Total assets increased $6.2 million, or 2.4%, to $262.7 million at December 31, 2018 from $256.5 million at December 31, 2017. The increase resulted primarily from an increase in net loans of $27.3 million offset in part by decreases in available for sale securities of $14.3 million and cash and cash equivalents of $7.3 million.

Cash and cash equivalents. Cash and due from banks decreased $1.5 million, or 46.8%, to $1.7 million at December 31, 2018 from $3.3 million at December 31, 2017. The decrease resulted primarily as a results of deploying funds for loan growth. Fed funds sold decreased $5.8 million, or 67.8%, to $2.7 million at December 31, 2018 from $8.5 million at December 31, 2017, primarily as a result of the deploying funds for loan growth.

Net Loans.  Net loans increased $27.3 million, or 16.0%, to $198.7 million at December 31, 2018 from $171.4 million at December 31, 2017. The increase resulted from increases in commercial real estate loans of $16.2 million, or 30.5%, commercial development loans of $6.3 million, or 420.8%, commercial and industrial loans of $3.0 million, or 29.7%, multifamily loans of $2.8 million, or 8.8%, and consumer loans of $1.1 million, or 69.4%, offset in part by decreases of $1.3 million, or 4.0%, in one- to four-family investor-owned loans and $428,000, or 1.0%, in one- to four-family owner-occupied loans.

During the years ended December 31, 2018 and 2017, we sold $13.0 million and $14.4 million, respectively, of one- to four family owner-occupied residential real estate loans, on a servicing-released basis. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale of loans income.

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Available for sale securities. Available for sale securities decreased $14.3 million, or 24.6%, to $43.8 million at December 31, 2018 from $58.0 million at December 31, 2017. This was a result of the deploying funds from sales and paydowns to fund loan growth.

Federal Home Loan Bank stock. Federal Home Loan Bank stock increased $225,000, or 43.8%, to $739,000 at December 31, 2018 from $514,000 at December 31, 2017. This was a result of Federal Home Loan Bank requirements due to the increase in Federal Home Loan Bank advances.

Deposits.  Deposits increased $292,000, or 0.2%, to $183.2 million at December 31, 2018 from $182.9 million at December 31, 2017. Noninterest-bearing checking accounts increased $492,000, or 2.2%, to $22.8 million as of December 31, 2018 compared to $22.3 million as of December 31, 2017. Interest-bearing checking accounts increased $1.4 million, or 35.0%, to $5.4 million at December 31, 2018 from $4.0 million at December 31, 2017. Additionally, money market accounts decreased $12.6 million, or 23.1%, to $41.9 million at December 31, 2018, compared to $54.5 million at December 31, 2017, and savings accounts decreased $257,000, or 1.8%, to $13.8 million at December 31, 2018, compared to $14.0 million at December 31, 2017. Certificates of deposit increased $11.4 million, or 14.8%, to $88.1 million as of December 31, 2018 from $76.8 million as of December 31, 2017, which includes $14.0 million of brokered certificates of deposit. Health savings accounts remained consistent at $11.2 million and $11.3 million as of December 31, 2018 and 2017, respectively.

Borrowings. Borrowings, consisting entirely of Federal Home Loan Bank advances, totaled $17.8 million at December 31, 2018 compared to $12.8 million at December 31, 2017. The aggregate cost of outstanding advances from the Federal Home Loan Bank was 2.10% at December 31, 2018, compared to the Bank’s cost of deposits of 1.33% at that date.

Other liabilities. Other liabilities increased $28,000, or 2.2%, to $1.3 million at December 31, 2018 from $1.3 million at December 31, 2017.

Total Equity.  Total equity increased $873,000, or 1.5%, to $60.4 million at December 31, 2018 from $59.5 million at December 31, 2017. The increase resulted primarily from net income of $1.1 million, recognition of ESOP shares of $143,000 and recognition of stock based compensation of $18,000, partially offset by other comprehensive loss of $346,000.

Comparison of Operating Results for the Six Months Ended June 30, 2019 and June 30, 2018

General.  We had net income of $637,000 for the six months ended June 30, 2019, compared to net income of $476,000 for the six months ended June 30, 2018, an increase of $161,000, or 33.8%. The increase in net income was the net effect of an increase in noninterest income of $74,000, or 22.0%, a decrease in the provision of loan losses of $149,000, or 49.0%, and an decrease in noninterest expenses of $44,000, or 1.2%, offset in part by a decrease in net interest income of $41,000, or 1.0%.

Interest and dividend income. Interest and dividend income increased $513,000, or 10.2%, to $5.6 million for the six months ended June 30, 2019 from $5.0 million for the six months ended June 30, 2018. The increase was primarily attributable to a $651,000 increase in interest on loans resulting from an increase of $19.9 million in the average balance of loans quarter to quarter with an 18 basis point increase in yield period to period. Excluding second quarter 2018 one-time adjustments of $136,000 in nonaccrual interest recognized from the payoff of nonperforming loans, the yield on loans increased by 33 basis points. This was partially offset by a $153,000 decrease in interest on available for sale securities, a result of the decrease in the average balance of available for sale securities of $14.9 million quarter to quarter while the yield increased by 13 basis points quarter to quarter.

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Interest Expense. Interest expense increased $554,000, or 64.6%, to $1.4 million for the six months ended June 30, 2019, from $857,000 for the six months ended June 30, 2018. Interest expense on interest-bearing deposits increased $544,000 period to period. The average cost of our interest-bearing deposits increased 63 basis points to 1.51% from 0.88%, and the average balance of interest-bearing deposits increased $6.5 million, or 4.1%, during the same period. Interest expense on borrowings, consisting entirely of Federal Home Loan Bank advances, increased $10,000, or 5.9%, to $179,000 during the six months ended June 30, 2019 from $169,000 during the six months ended June 30, 2018, as the average balance of borrowings decreased $3.3 million to $16.5 million for the six months ended June 30, 2019 from $19.9 million for the six months ended June 30, 2018. Additionally, the cost of those borrowings increased 46 basis points to 2.16% for the six months ended June 30, 2019 from 1.70% for the six months ended June 30, 2018.

Net Interest Income.  Net interest income decreased $41,000, or 1.0%, to $4.1 million for the six months ended June 30, 2019 from $4.2 million for the six months ended June 30, 2018. Average net interest-earning assets increased $1.0 million to $67.3 million for the 2019 period from $66.3 million for the 2018 period. The increase was due primarily to the increase in loans and the decrease in borrowings offset in part by an increase in noninterest-bearing deposit accounts and a decrease in available for sale securities. Our net interest rate spread decreased to 2.93% for the six months ended June 30, 2019 from 3.18% for the six months ended June 30, 2018, while our net interest margin decreased to 3.35% for the 2019 quarter from 3.45% for the 2018 quarter.

Provision for Loan Losses.  We recorded a provision for loan losses of $155,000 for the six months ended June 30, 2019, compared to a $304,000 provision for the six months ended June 30, 2018, a decrease of $149,000, or 49.0%. The decrease in the provision for loan losses in the 2019 period compared to the 2018 period was a result of charge-offs in the prior year period. The allowance for loan losses was $2.3 million, or 1.15% of total loans, at June 30, 2019, compared to $1.9 million, or 0.95% of total loans, at June 30, 2018. Classified (substandard, doubtful and loss) commercial loans increased to $828,000 at June 30, 2019 from $250,000 at June 30, 2018. Total nonperforming loans increased to $1.1 million at June 30, 2019 from $968,000 at June 30, 2018. Net charge-offs for the six months ended June 30, 2019 were $21,000, compared to $196,000 for the prior year period. At June 30, 2019, all of the nonperforming loans were contractually current.

Noninterest Income. Noninterest income increased $74,000, or 22.0%, to $411,000 for the six months ended June 30, 2019 from $337,000 for the six months ended June 30, 2018. The increase resulted primarily from the increase in net gain on sale of loans of $93,000, offset in part by a decrease in service charges and fees of $12,000 and a decrease in net gain on sale of securities of $12,000.

Noninterest Expense.  Noninterest expense decreased $44,000, or 1.2%, to $3.6 million for the six months ended June 30, 2019 from $3.6 million for the six months ended June 30, 2018. The decrease was due to a decrease in salaries and employee benefits of $68,000, due to staffing efficiencies and vacancies, as well as a decrease in foreclosed assets expense of $35,000 and other noninterest expense of $94,000, which primarily is a reduction in marketing, business development, FDIC insurance, and supervisory expenses. These decreases were partially offset by increases in professional fees of $41,000, data processing of $34,000, and technology of $53,000.

Income Tax Expense.  We recorded an income tax expense of $202,000 for the six months ended June 30, 2019 compared to an income tax expense of $137,000 for the six months ended June 30, 2018, an increase of $65,000, or 47.4%. The increase was due to an increase of $226,000 in income before income taxes to $839,000 for the 2019 period compared to $613,000 for the 2018 period.

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Comparison of Operating Results for the Years Ended December 31, 2018 and December 31, 2017

General. We had net income of $1.1 million for the year ended December 31, 2018, compared to a net loss of $186,000 for the year ended December 31, 2017, an increase of $1.2 million, or 668.8%. The increase in net income was the net effect of an increase in net interest income after provision for loan losses of $965,000, or 13.7%, and decrease in noninterest expense of $524,000, or 6.7%, offset in part by a decrease in noninterest income of $191,000, or 21.4%, and an increase in income taxes of $54,000, or 20.5%.

Interest and dividend income. Interest and dividend income increased $1.6 million, or 17.9%, to $10.6 million for the year ended December 31, 2018 from $9.0 million for the year ended December 31, 2017. The increase was primarily attributable to a $1.4 million increase in interest on loans, due to an increase in the average balance of loans of $18.7 million year to year.  Also, interest on available for sale securities increased $254,000, due to an increase in the average balance of available for sale securities of $7.4 million year to year.

Interest Expense. Interest expense increased $555,000, or 35.7%, to $2.1 million for the year ended December 31, 2018, from $1.6 million for the year ended December 31, 2017. Interest expense on borrowings, consisting entirely of Federal Home Loan Bank advances, increased $192,000, or 80.0%, to $432,000 during the year ended December 31, 2018 from $240,000 during the year ended December 31, 2017, as the average balance of borrowings increased $4.7 million to $22.6 million for the 2018 period from $17.9 million for 2017, and the cost of borrowings increased 58 basis points to 1.92% for 2018 from 1.34% for the 2017.  Interest expense on interest-bearing deposits increased $363,000, or 27.6%, year to year. The average cost of our interest-bearing deposits increased 25 basis points to 1.05% from 0.80%, while the average balance of interest-bearing deposits decreased by $3.9 million, or 2.4%, during the same period.

Net Interest Income. Net interest income increased $1.1 million, or 14.2%, to $8.5 million for the year ended December 31, 2018 from $7.4 million for the year ended December 31, 2017. Average net interest-earning assets increased $20.6 million to $64.5 million for 2018 from $43.9 million for 2017. The increase in average net interest-earning assets was due primarily to the increase of average loans of $18.7 million. Our net interest rate spread increased to 3.14% for the year ended December 31, 2018 from 3.13% for the year ended December 31, 2017, and our net interest margin increased to 3.44% for 2018 from 3.29% for 2017.

Provision for Loan Losses.  We recorded a provision for loan losses of $513,000 for the year ended December 31, 2018, compared to a $419,000 provision for the year ended December 31, 2017. The increase in the provision for loan losses in 2018 compared to 2017 was a result of our loan growth in 2018. The allowance for loan losses was $2.1 million, or 1.05% of total loans, at December 31, 2018, compared to $1.8 million, or 1.04% of total loans, at December 31, 2017. Classified (substandard, doubtful and loss) loans increased to $421,000 at December 31, 2018 from $359,000 at December 31, 2017. Total nonperforming loans decreased to $720,000 at December 31, 2018 from $1.2 million at December 31, 2017. Net charge-offs for the year ended December 31, 2018 were $195,000, compared to $97,000 for the prior year period. At December 31, 2018, $720,000, or 100.0%, of the nonperforming loans were contractually current.

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Noninterest Income. Noninterest income decreased $191,000, or 21.4%, to $700,000 for the year ended December 31, 2018 from $891,000 for the year ended December 31, 2017. The decrease resulted primarily from a $224,000 loss from sale of securities completed as part of a balance sheet restructuring strategy to sell more than $5.4 million of securities with below market book yields and redeploy those funds into higher yielding assets.  By redeploying those funds into higher yielding loans and securities, management expects an earnback period of approximately 1.15 years. In addition, the gain on sale of loans decreased $22,000 in 2018 compared to 2017 due to management’s decision to retain mortgage loans in the portfolio rather than selling to the secondary market. Finally, 2017 included a gain on the sales of two buildings. This was partially offset by the increase in service charges and other fees of $92,000 year over year.

Noninterest Expense.  Noninterest expense decreased $524,000, or 6.7%, to $7.3 million for the year ended December 31, 2018 from $7.8 million for the year ended December 31, 2017. The decrease was due primarily to a decrease of $830,000, or 51.0%, in other expense, to $798,000 for the year ended December 31, 2018 from $1.6 million for the year ended December 31, 2017. The decrease was due to two major donations made during 2017: We donated the former downtown Waukesha branch, resulting in an expense of $283,000 included in other noninterest expense. Additionally, as a part of the reorganization and stock issuance completed in 2017, we expensed $500,000 to set up the FFBW Community Foundation, Inc., which is also included in other noninterest expense. The decrease in occupancy and equipment of $107,000, or 9.6%, resulted from decreased building maintenance. These decreases were offset in part by increases of $114,000, or 18.8%, in data processing expense, $288,000, or 7.3%, in salaries and employee benefits, and $9,000, or 33.3%, in foreclosed assets expense.

Income Tax Expense.  We recorded an income tax expense of $318,000 for the year ended December 31, 2018 compared to $264,000 for the year ended December 31, 2017, an increase of $54,000 or 20.5%. Due to an increase in income before income taxes of $1.3 million, offset by the effects of the enactment of the Tax Cuts and Jobs Act of 2017, we reduced the value of the deferred tax asset by $353,000, which increased the income tax expense in 2017 by the same amount.

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Average balances and yields. The following tables sets forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	At June 30,	For the Six Months Ended June 30,
	2019	2019			2018
	Yield/ Cost	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)
		(Dollars in thousands)
Interest-earning assets:
Loans	4.81%	$200,246	$4,945	4.94%	$180,390	$4,294	4.76%
Available-for-sale securities	2.80%	43,579	563	2.58%	58,451	716	2.45%
Interest-bearing deposits	2.40%	2,540	29	2.28%	3,293	15	0.91%
Federal Home Loan Bank stock	4.95%	642	17	5.30%	700	16	4.57%
Total interest-earning assets	4.43%	247,007	5,554	4.50%	242,834	5,041	4.15%
Noninterest-earning assets		16,683			16,414
Allowance for loan losses		(2,182)			(1,835)
Total assets		$260,885			$257,413

Interest-bearing liabilities:
Demand accounts	1.26%	$9,168	57	1.24%	$4,502	7	0.31%
Money market accounts	1.74%	40,785	243	1.19%	52,764	185	0.70%
Savings accounts	0.12%	14,245	9	0.13%	15,329	15	0.20%
Health savings accounts	0.30%	11,284	17	0.30%	11,596	13	0.22%
Certificates of deposit	2.15%	87,689	906	2.07%	72,493	468	1.29%
Total interest-bearing deposits	1.69%	163,171	1,232	1.51%	156,684	688	0.88%
Borrowings	2.18%	16,544	179	2.16%	19,862	169	1.70%
Total interest-bearing liabilities	1.74%	179,715	1,411	1.57%	176,546	857	0.97%
Noninterest-bearing deposits		18,256			20,538
Other noninterest-bearing liabilities		1,406			1,199
Total liabilities		200,050			198,283
Stockholders’ equity		60,835			59,130
Total liabilities and stockholders’ equity		$260,885			$257,413

Net interest income			$4,143			$4,184
Net interest rate spread (2)	2.69%			2.93%			3.18%
Net interest-earning assets (3)		$67,292			$66,288

Net interest margin (4)				3.35%			3.45%
Average interest-earning assets to average interest-bearing liabilities		137%			138%

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	For the Year Ended December 31,
	2018			2017			2016
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate (1)
Interest-earning assets:
Loans	$189,233	$9,192	4.86%	$170,577	$7,817	4.58%	$172,892	$7,741	4.48%
Available-for-sale securities	55,030	1,339	2.43%	47,602	1,085	2.28%	48,218	1,093	2.27%
Interest-bearing deposits	2,278	42	1.84%	7,024	79	1.12%	—	—	—
Federal Home Loan Bank stock	765	36	4.71%	700	14	2.00%	1,347	31	2.30%
Total interest-earning assets	247,306	10,609	4.29%	225,903	8,995	3.98%	222,457	8,865	3.99%
Noninterest-earning assets	20,763			20,454			23,985
Allowance for loan losses	(1,912)			(1,542)			(1,546)
Total assets	$266,157			$244,815			$244,896

Interest-bearing liabilities:
Demand accounts	$5,225	$24	0.46%	$3,254	$11	0.34%	$7,779	$55	0.71%
Money market accounts	51,855	433	0.84%	54,956	282	0.51%	49,629	159	0.32%
Savings accounts	15,394	29	0.19%	16,447	16	0.10%	17,618	23	0.13%
Health savings accounts	11,462	30	0.26%	11,485	30	0.26%	11,558	43	0.37%
Certificates of deposit	76,277	1,161	1.52%	77,990	975	1.25%	87,476	1,085	1.24%
Total interest-bearing deposits	160,213	1,677	1.05%	164,132	1,314	0.80%	174,060	1,365	0.78%
Borrowings	22,552	432	1.92%	17,866	240	1.34%	23,147	268	1.16%
Total interest-bearing liabilities	182,765	2,109	1.15%	181,998	1,554	0.85%	197,207	1,633	0.83%
Noninterest-bearing deposits	19,631			20,902			11,508
Other non-interest bearing liabilities	229			5,083			1,306
Total liabilities	202,625			207,983			210,021
Equity	63,532			36,832			34,875
Total liabilities and equity	$266,157			$244,815			$244,896

Net interest income		$8,500			$7,441			$7,232
Net interest rate spread (2)			3.14%			3.13%			3.16%
Net interest-earning assets (3)	$64,541			$43,905			$25,250
Net interest margin (4)			3.44%			3.29%			3.25%
Average interest-earning assets to interest-bearing liabilities	135%			124%			113%

(1)	Yields and rates are annualized for the six months ended June 30, 2019 and 2018.
(2)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Represents total interest-earning assets less total interest-bearing liabilities.
(4)	Represents net interest income divided by total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in average rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior period average rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Six Months Ended June 30, 2019 vs. 2018			Year Ended December 31, 2018 vs. 2017			Year Ended December 31, 2017 vs. 2016
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$473	$178	$651	$851	$524	$1,375	$(106)	$182	$76
Available-for-sale securities	(182)	29	(153)	170	84	254	(14)	6	(8)
Interest-bearing deposits	(3)	17	14	(53)	16	(37)	79	—	79
Federal Home Loan Bank stock	(1)	2	1	1	21	22	(13)	(4)	(17)
Total interest-earning assets	287	226	513	969	645	1,614	(54)	184	130

Interest-bearing liabilities:
Demand accounts	7	43	50	7	6	13	(15)	(29)	(44)
Money market accounts	(42)	100	58	(16)	167	151	27	96	123
Savings accounts	(1)	(5)	(6)	(1)	14	13	(1)	(6)	(7)
Health savings accounts	—	4	4	—	—	—	—	(13)	(13)
Certificates of deposit	98	340	438	(21)	207	186	(119)	9	(110)
Total deposits	$62	$482	$544	$(31)	$394	$363	(108)	57	(51)

Borrowings	(28)	38	10	62	130	192	(71)	43	(28)

Total interest-bearing liabilities	$34	$520	$554	$31	$524	$555	(179)	100	(79)

Change in net interest income	$253	$(294)	$(41)	$938	$121	$1,059	$125	$84	$209

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Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our Asset/Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we use to manage interest rate risk are:

•	originating commercial real estate, multifamily and commercial and industrial loans, all of which tend to have shorter terms and higher interest rates than one- to four-family owner-occupied residential real estate loans, and which generate customer relationships that can result in larger noninterest-bearing checking accounts;

•	selling substantially all of our conforming and eligible jumbo, longer-term, fixed-rate one- to four-family owner-occupied residential real estate loans and retaining the non-conforming and shorter-term, fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs; and

•	reducing our dependence on certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts and savings accounts, which are less interest rate sensitive than certificates of deposit.

Our board of directors is responsible for the review and oversight of our executive management team and other essential operational staff which are responsible for our asset/liability analysis. These officers act as an asset/liability committee and are charged with developing and implementing an asset/liability management plan, and they meet at least quarterly to review pricing and liquidity needs and assess our interest rate risk. We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

Net Portfolio Value. The Office of the Comptroller of Currency requires the computation of amounts by which the net present value of an institution’s cash flow from assets, liabilities and off-balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates.

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The tables below set forth, as of June 30, 2019, the estimated changes in our NPV that would result from the designated instantaneous changes in market interest rates. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

				NPV as a Percentage of Present Value of Assets (3)
Change in Interest Rates	Estimated	Estimated Increase (Decrease) in NPV		NPV	Increase (Decrease)
(basis points) (1)	NPV (2)	Amount	Percent	Ratio (4)	(basis points)
(Dollars in thousands)
+300	$49,434	$(5,454)	(9.9)%	20.33%	(96)
+200	52,264	(2,624)	(4.8)%	21.00%	(29)
+100	54,072	(816)	(1.5)%	21.31%	2
—	54,888	—	—%	21.29%	—
-100	54,937	49	0.1%	21.02%	(27)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

The tables above indicate that at June 30, 2019, in the event of a 100 basis point decrease in interest rates, we would have experienced a 0.1% increase in NPV. In the event of a 200 basis point increase in interest rates at June 30, 2019, we would have experienced a 4.8% decrease in NPV.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on NPV and will differ from actual results.

NPV calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities of securities. We also have the ability to borrow from the Federal Home Loan Bank of Chicago. At June 30, 2019, we had $15.8 million outstanding in advances from the FHLB-Chicago. At June 30, 2019, due to the Federal Home Loan Bank of Chicago’s repurchase of its stock, we had no available capacity for additional Federal Home Loan Bank advances.

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Additionally, at June 30, 2019 we had a $7.0 million federal funds rate line of credit with the Bankers’ Bank of Wisconsin, of which $0 was drawn at June 30, 2019.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents and available-for-sale investment securities. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by operating activities was $1.8 million, $2.0 million and $1.2 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively. Net cash provided by investing activities, which consists primarily of disbursements for loan originations and the purchase of investment securities, offset by principal collections on loans, proceeds from the sale of loans and the sale of securities and proceeds from maturing securities and pay downs on securities, was $6.9 million, $14.7 million and $11.8 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively. Net cash used in financing activities, consisting of activity in deposit accounts and Federal Home Loan Bank advances and the issuance of common stock, was $7.8 million, $5.3 million and $15.5 million for the six months ended June 30, 2019 and for the years ended December 31, 2018 and 2017, respectively.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our current strategy to change our mix of deposits to become less reliant on certificates of deposit, we anticipate that we will continue to allow a significant portion of higher-costing certificates of deposit to run off at maturity. We also anticipate continued use of Federal Home Loan Bank of Chicago advances as well as continuing to utilize non-core funding sources, such as brokered deposits and online sources, as needed, to fund future loan growth and our operations.

At June 30, 2019, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital of $49.3 million, or 19.0% of adjusted total assets, which is above the well-capitalized required level of $12.9 million, or 5.0%; and total risk-based capital of $51.5 million, or 25.6% of risk-weighted assets, which is above the well-capitalized required level of $20.1 million, or 10.0%. Management is not aware of any conditions or events since the most recent notification that would change our category.

Off-Balance Sheet Arrangements and Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 10 of the Notes to the Financial Statements beginning on page F-1 of this proxy statement/prospectus.

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Contractual Obligations. In the ordinary course of our operations, we enter into certain contractual obligations. Such obligations include operating leases for premises and equipment, agreements with respect to borrowings and deposits, and agreements with respect to securities.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this proxy statement/prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF NEW FFBW AND OLD FFBW

New FFBW

New FFBW is a Maryland corporation that was organized in September 2019. Upon completion of the conversion, New FFBW will become the holding company of First Federal Bank of Wisconsin and will succeed to all of the business and operations of Old FFBW and FFBW, MHC, and each of Old FFBW and FFBW, MHC will cease to exist.

As part of the conversion, New FFBW will receive the cash and securities held by Old FFBW, as well as cash held by FFBW, MHC, which totaled $100,000 as of June 30, 2019, and the net proceeds New FFBW retains from the offering, part of which will be used to fund a loan to the First Federal Bank of Wisconsin Employee Stock Ownership Plan. New FFBW will have no significant liabilities. New FFBW intends to use the support staff and offices of First Federal Bank of Wisconsin and will pay First Federal Bank of Wisconsin for these services. If New FFBW expands or changes its business in the future, it may hire its own employees.

New FFBW intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.

New FFBW will be subject to comprehensive regulation by the Federal Reserve Board.

Old FFBW

Old FFBW is a federal corporation that owns all of the outstanding shares of common stock of First Federal Bank of Wisconsin. At June 30, 2019, Old FFBW had consolidated assets of $258.3 million, deposits of $177.6 million and stockholders’ equity of $61.2 million.

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First Federal Bank of Wisconsin became the wholly owned subsidiary of Old FFBW in 2017, when First Federal Bank of Wisconsin reorganized into the two-tier mutual holding company structure. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

Old FFBW is subject to comprehensive regulation by the Federal Reserve Board.

Our website address is www.firstfederalwisconsin.com. We make available, through links on our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports filed or furnished pursuant to Section 13(a) of 15(d) of the Exchange Act, and statements of ownership on Forms 3, 4 and 5. The information on our website is not incorporated into by reference, nor should it be deemed a part of, this proxy statement/prospectus.

BUSINESS OF FIRST FEDERAL BANK OF WISCONSIN

General

First Federal Bank of Wisconsin is a federally chartered stock savings bank, with its home office in Waukesha, Wisconsin, which is in Waukesha County, located in southeastern Wisconsin approximately 18 miles west of Milwaukee. First Federal Bank of Wisconsin was originally organized in 1922, and has operated continuously in the Milwaukee metropolitan area since that time. In May 2014, we merged with Bay View Federal Savings and Loan Association (“Bay View Federal”), a federal mutual saving association located in Milwaukee, Wisconsin, with approximately $135 million in assets as of the closing date of the merger. In the merger, Bay View Federal’s sole office located in the Bay View neighborhood of Milwaukee became a branch office of First Federal Bank of Wisconsin, thereby expanding our presence into Milwaukee County.

From our founding in 1922 until 2006, we operated as a traditional thrift institution, offering primarily residential mortgage loans and savings accounts. Beginning in 2006, we expanded our loan operations and began offering commercial products. Our commercial loan offerings have increased significantly in the last decade, including through our merger in 2014 with Bay View Federal.

In July 2016, we hired our current president and chief executive officer, Edward H. Schaefer, and since this time we have conducted an extensive review of our credit, underwriting, information technology and compliance operations. Under the leadership of Mr. Schaefer, we believe that we have significantly upgraded our loan operations, policies, procedures and controls. Among other areas, we have enhanced our commercial real estate and commercial and industrial lending infrastructure and have recently added a new senior vice president of lending. Additionally, consistent with our strategy to grow our commercial loan operations, we have enhanced our suite of deposit products in order to accommodate business customers, and thereby grow our core deposits.

Subject to market conditions, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans to continue to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We also invest in securities, which have historically consisted of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate debt securities and U.S. government and agency securities. We offer a variety of deposit accounts, including checking accounts, savings accounts, health savings accounts and certificate of deposit accounts. Additionally, we have used advances from the Federal Home Loan Bank of Chicago and brokered certificates of deposit to fund our operations.

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In October 2017, we consummated our reorganization in to a mutual holding company structure whereby First Federal Bank of Wisconsin became a stock bank and the wholly owned subsidiary of Old FFBW. Concurrently with this reorganization, Old FFBW sold 44.6% of its stock to the general public, including First Federal Bank of Wisconsin’s employee stock ownership plan, and issued 55.0% of its stock to FFBW, MHC, our top tier mutual holding company. Additionally, as part of the reorganization, we established a charitable foundation called FFBW Community Foundation and funded it with $250,000 in cash and 25,000 shares. The purpose of this foundation is to make contributions to support various charitable organizations operating in our community now and in the future.

Our website address is www.firstfederalwisconsin.com. The information on the website is not incorporated into by reference, nor should it be deemed a part of, this proxy statement/prospectus.

Market Area

We conduct our operations from our three full-service banking offices in Waukesha County, Wisconsin, which is located immediately west of Milwaukee, and our office in the Bay View neighborhood on Milwaukee’s south side. We consider our primary lending market area to be southeastern Wisconsin, however, we occasionally make loans secured by properties located outside of our primary lending market, usually to borrowers with whom we have an existing relationship and who have a presence within our primary market.

Waukesha County contains a diverse cross section of employment sectors, with a mix of services, manufacturing, wholesale/retail trade, federal and local government, health care facilities and finance-related employment. Waukesha County had an estimated population of 403,000 as of July 2018. The Bay View neighborhood of Milwaukee is a more urban community located in the southern portion of the city of Milwaukee.

Waukesha County is primarily a suburban community and is the second wealthiest county in Wisconsin. According to the United States Census, from 2013 through 2017:

•	The median household income in Waukesha County was $81,000 compared to a median household income for Wisconsin of $57,000;

•	The median home value was $263,000, compared to $169,000 in Wisconsin;

•	Approximately 42.9% of the population of Waukesha County held a bachelor’s degree or higher, compared to 29.0% of Wisconsin; and

•	Approximately 4.8% of the population of Waukesha County had incomes below the poverty level, compared to 11.3% of Wisconsin.

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Competition

We face significant competition both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. We also compete with fintech and internet banking companies.

As of June 30, 2018 (the latest date for which information is available), our market share was 0.99% of total deposits in Waukesha County, Wisconsin, making us the 21st largest out of 35 banks in Waukesha County. Our market share was 0.12% of total deposits in Milwaukee County, Wisconsin, making us the 23rd largest out of 28 banks in Milwaukee County.

Lending Activities

Historically, we focused on originating one- to four-family owner-occupied residential real estate loans, one- to four-family investor-owned residential real estate loans, commercial real estate loans and multifamily loans. In recent years and going-forward, subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on originating commercial real estate and commercial and industrial loans, in an ongoing effort to diversify our overall loan portfolio and increase the overall yield earned on our loans.

Since 2016, we have hired a new president and chief executive officer who has extensive commercial lending experience, as well as a new senior vice president of lending and four new loan officers, including two commercial loan officers. We anticipate hiring additional loan officers, including experienced commercial and industrial lenders, following the conversion and offering. Additionally, we continually enhance our underwriting policies and procedures. We believe that these enhanced policies and procedures will further our business strategy of growing our commercial real estate and commercial and industrial loan portfolios while maintaining a strong credit and underwriting culture.

We sell the majority of the fixed-rate conforming and eligible jumbo one- to four-family owner-occupied residential real estate loans that we originate, generally on a servicing-released basis, with limited or no recourse, while retaining non-eligible jumbo fixed-rate and adjustable-rate one- to four-family owner-occupied residential real estate loans in order to manage the duration and time to repricing of our loan portfolio.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale of $2.0 million, $679,000, $109,000, $592,000, $636,000 and $215,000 at June 30, 2019, December 31, 2018, 2017, 2016, 2015 and 2014, respectively.

	At June 30,		At December 31,
	2019		2018		2017
	Amount	Percent	Amount	Percent	Amount	Percent
		(Dollars in thousands)
Commercial:
Development	$12,886	6.6%	$7,801	3.9%	$1,498	0.9%
Real estate	70,993	36.3	69,425	34.6	53,202	30.7
Commercial and industrial	12,526	6.4	13,142	6.4	10,135	5.9
Residential real estate and consumer:
One- to four-family owner-occupied	33,629	17.3	41,018	20.4	41,446	23.9
One- to four-family investor-owned	31,339	16.0	32,312	16.1	33,658	19.4
Multifamily	31,148	15.9	34,467	17.2	31,677	18.3
Consumer	2,884	1.5	2,733	1.4	1,613	0.9

Total loans	195,405	100.0%	200,898	100.0%	173,229	100.0%

Deferred loan costs (fees)	(152)		(86)		(74)
Allowance for loan losses	(2,252)		(2,118)		(1,800)

Total loans, net	$193,001		$198,694		$171,355

	At December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial:
Development	$2,526	1.5%	$4,340	2.5%	$2,639	1.5%
Real estate	42,276	25.1	42,213	24.3	38,177	22.3
Commercial and industrial	7,617	4.6	8,972	5.1	7,173	4.2
Residential real estate and consumer:
One- to four-family owner-occupied	48,001	28.5	55,364	31.9	58,014	33.9
One- to four-family investor-owned	34,633	20.5	33,353	19.2	32,713	19.1
Multifamily	31,905	18.9	26,963	15.5	27,152	15.9
Consumer	1,582	0.9	2,555	1.5	5,256	3.1

Total loans	168,540	100.0%	173,760	100.0%	171,124	100.0%

Deferred loan costs (fees)	(88)		(77)		(71)
Allowance for loan losses	(1,478)		(1,551)		(1,167)

Total loans, net	$166,974		$172,132		$169,886

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Loan Portfolio Maturities. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2018. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2019. Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	Commercial development	Commercial real estate	Commercial and industrial	One- to four- family owner-occupied	One- to four- family investor-owned	Multifamily	Consumer	Total
Due During the Years Ending December 31,
2019	$500	$5,075	$4,276	$3,783	$1,890	$1,535	$700	$17,759
2020	3,398	16,448	1,752	343	7,720	5,373	130	35,164
2021	1,040	5,717	2,252	277	3,656	2,052	117	15,111
2022 to 2023	2,863	30,283	4,496	656	7,336	14,177	173	59,984
2024 to 2028	—	5,914	366	2,678	313	7,645	1,613	18,529
2029 to 2033	—	2,326	—	6,139	1,868	415	—	10,748
2034 and beyond	—	3,662	—	27,142	9,529	3,270	—	43,603

Total	$7,801	$69,425	$13,142	$41,018	$32,312	$34,467	$2,733	$200,898

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The following table sets forth the fixed- and adjustable-rate loans at December 31, 2018 that are contractually due after December 31, 2019.

	Due after December 31, 2019
	Fixed	Adjustable	Total
	(In thousands)
Commercial:
Development	$4,939	$2,362	$7,301
Real estate	50,126	14,224	64,350
Commercial and industrial	7,536	1,330	8,866
Residential real estate and consumer:
One- to four-family owner-occupied	12,981	24,254	37,235
One- to four-family investor-owned	20,114	10,308	30,422
Multifamily	29,603	3,329	32,932
Consumer	291	1,742	2,033
Total	$125,590	$57,549	$183,139

One- to Four-Family Owner-Occupied Residential Real Estate Lending. At June 30, 2019, we had $33.6 million of loans secured by one- to four-family owner-occupied residential real estate, representing 17.3% of our total loan portfolio. In addition, at June 30, 2019, we had $2.0 million of residential mortgages held for sale. We originate both fixed-rate and adjustable-rate one- to four-family residential real estate loans. At June 30, 2019, 44.5% of our one- to four-family owner-occupied residential real estate loans were fixed-rate loans, and 55.5% of such loans were adjustable-rate loans.

Our fixed-rate one- to four-family residential real estate loans typically have terms of 10 to 30 years and are generally underwritten according to Fannie Mae guidelines when the loan balance meets such guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency, which as of June 30, 2019 was $484,350 for single-family homes in our market area. We typically sell, servicing-released, our conforming and eligible jumbo fixed-rate one- to four-family owner-occupied residential real estate loans. We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans” that we retain in our portfolio. Jumbo loans that we originate typically have 15 to 30 year terms and maximum loan-to-value ratios of 80%. At June 30, 2019, we had $11.5 million in jumbo loans, which represented 34.2% of our one- to four-family owner-occupied residential real estate loans. Our average loan size for jumbo loans was $638,000 at June 30, 2019. Virtually all of our one- to four-family residential real estate loans are secured by properties located in Waukesha County or Milwaukee County, Wisconsin.

We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 85% of the sales price or appraised value, whichever is lower. Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios up to 100%.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity ranging from 10 to 30 years and generally have fixed rates for initial terms of five years, although we also offer terms of three or seven years, and adjust annually thereafter at a margin, which in recent years has been tied to a margin above the 12-month Treasury rate. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period, with a lifetime interest rate cap of generally 6% over the initial interest rate of the loan and a rate floor. We typically hold in our loan portfolio our adjustable-rate one- to four-family residential real estate loans.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

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We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not have a “subprime lending” program for one- to four-family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories).

Generally, residential mortgage loans that we originate include “due-on-sale” clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. All borrowers are required to obtain title insurance for the benefit of First Federal Bank of Wisconsin. We also require homeowner’s insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

One to Four-Family Investor-Owned Residential Real Estate Lending. At June 30, 2019, we had $31.3 million of loans secured by one- to four-family investor-owned residential real estate, representing 16.0% of our total loan portfolio. one- to four-family investor-owned residential real estate loans are underwritten pursuant to our commercial lending underwriting criteria. Generally, we require personal guarantees from the borrowers on these properties, and we will not make loans in excess of 80% loan to value on non-owner-occupied properties.

We believe that there is a greater credit risk inherent in investor-owned residential properties than in owner-occupied one- to four-family residential real estate loans since, similar to commercial real estate and multifamily loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of investor-owned properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.

Multifamily Residential Real Estate Loans. At June 30, 2019, multifamily residential real estate loans were $31.1 million, or 15.9%, of our total loan portfolio. Our multifamily residential real estate loans are generally secured by properties consisting of five or more rental units in our market area. In addition to originating these loans, we also purchase and participate in multifamily residential real estate loans from other financial institutions. Such loans are independently underwritten according to our policies and require satisfactory documentation review by our legal counsel before we will purchase or participate in such loans. We believe our enhanced credit underwriting and loan administration policies and procedures should address these risks.

We originate a variety of adjustable-rate multifamily residential real estate loans with terms and amortization periods generally up to 25 years, which may include balloon loans. Interest rates and payments on our adjustable-rate generally are indexed to the prime rate plus a margin. We generally include pre-payment penalties on multi-family residential real estate loans we originate.

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In underwriting multifamily residential real estate loans, we consider a number of factors, which include the projected net cash flow to the loan’s debt service requirement (generally requiring a minimum of 115%), the age and condition of the collateral, the financial resources and income level of the borrower and the borrower’s experience in owning or managing similar properties. Multifamily residential real estate loans are generally originated in amounts up to 75% of the appraised value or the purchase price of the property securing the loan, whichever is lower. When circumstances warrant, guarantees are obtained from multifamily residential real estate customers. In addition, the borrower’s and guarantor’s financial information on such loans is monitored on an ongoing basis by requiring periodic financial statement updates.

If we foreclose on a multifamily residential real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be a lengthy process with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on commercial real estate loans can be unpredictable and substantial.

At June 30, 2019, our largest multifamily residential real estate loan had an outstanding balance of $3.8 million and was secured by an apartment complex. At June 30, 2019, this loan was performing in accordance with its repayment terms.

Commercial Real Estate Lending. Consistent with our strategy to diversify our loan portfolio and increase our yield, we are focused on increasing our origination of commercial real estate loans. At June 30, 2019, we had $71.0 million in commercial real estate loans, representing 36.3% of our total loan portfolio. Our commercial real estate loans are generally secured by office and industrial buildings, warehouses, small retail facilities and restaurants and other special purpose commercial properties, primarily in southeastern Wisconsin.

Our commercial real estate loans generally have initial terms of five to ten years and amortization terms of 15 to 20 years, with a balloon payment at the end of the initial term, and may be fixed-rate or adjustable-rate loans. Our adjustable-rate commercial real estate loans are generally tied to a margin above the prime rate. The maximum loan-to-value ratio of our commercial real estate loans is generally 80% of the lower of cost or appraised value of the property securing the loan.

At June 30, 2019, the average loan size of our outstanding commercial real estate loans was $676,000, and the largest of such loan relationships was a $7.1 million relationship secured by a hotel. This loan was performing in accordance with its repayment terms at June 30, 2019.

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally require a debt service ratio of at least 1.15x. All commercial real estate loans of $250,000 or more are appraised by outside independent appraisers.

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Personal guarantees are generally obtained from the principals of commercial real estate loans. We require property and casualty insurance and flood insurance if the property is determined to be in a flood zone area.

Commercial real estate loans entail greater credit risks compared to one- to four-family owner-occupied residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service. Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties.

Commercial and Industrial Lending. At June 30, 2019, we had $12.5 million of commercial and industrial loans, representing 6.4% of our total loan portfolio. We originate commercial and industrial loans and lines of credit secured by non-real estate business assets. These loans are generally originated to small businesses in our primary market area. Our commercial and industrial loans are generally used by the borrowers for working capital purposes or for acquiring equipment, inventory or furniture, and are primarily secured by business assets other than real estate, such as business equipment, inventory and accounts receivable. Our commercial and industrial loans are generally term loans with terms of three to seven years and lines of credit with terms of one to two years, with a target loan size of $250,000 to $3.0 million. Our commercial and industrial lines of credit are generally priced on an adjustable-rate basis tied to the prime rate. Term loans are generally priced at a spread over the comparable term Federal Home Loan Bank of Chicago rate. We generally obtain personal guarantees with commercial and industrial loans.

At June 30, 2019, the average loan size of our outstanding commercial and industrial loans was $187,000, and our largest outstanding commercial and industrial loan balance was a $1.2 million loan to a graphics company. This loan was performing in accordance with its repayment terms at June 30, 2019.

We typically originate commercial and industrial loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and their underlying assumptions, and the value and marketability of any collateral securing the loan. As a result, the availability of funds for the repayment of commercial and industrial loans may be substantially dependent on the success of the business itself and the general economic environment in our market area. Therefore, commercial and industrial loans that we originate have greater credit risk than one- to four-family owner-occupied residential real estate loans. In addition, commercial and industrial loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

As commercial and industrial loans typically help to drive deposit growth, we are increasing our focus on growing this segment of the  loan portfolio. This will also improve diversification and increase loan portfolio yield.

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Commercial Development Loans. At June 30, 2019, we had $12.9 million, or 6.6% of our total loan portfolio, in commercial development loans. Our commercial development loans may be made for the construction and development of both one- to four-family residential real estate and commercial real estate projects. Our commercial development loans generally have initial terms of up to 36 months, during which the borrower pays interest only. Upon completion of construction, these loans convert to permanent loans. Our commercial development loans are generally underwritten pursuant to the same guidelines used for originating permanent commercial real estate loans, and have rates and terms comparable to commercial real estate loans that we originate. The maximum loan-to-value of our commercial construction loans is 65% of the lesser of the appraised value of the completed property or the contract price for the land plus the value of the improvements. Before making a commitment to fund a construction loan, First Federal Bank of Wisconsin requires detailed cost estimates to complete the project and an appraisal of the property by an independent licensed appraiser. Each property is inspected before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion method. All borrowers are required to obtain title insurance, property and casualty insurance, and, if the property is determined to be located in a flood zone area, flood insurance. At June 30, 2019, the unadvanced portion of total commercial development loans totaled $9.4 million. At June 30, 2019, our largest commercial development loan had a balance of $2.9 million and was secured by a multifamily complex construction project and was performing in accordance with its repayment terms.

Commercial development financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a commercial development loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property. Commercial development loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

Consumer Lending. To a much lesser extent, we offer a variety of consumer loans to individuals who reside or work in our market area, including home equity lines of credit, new and used automobile loans, boat loans, recreational vehicle loans and loans secured by certificates of deposit. At June 30, 2019, our consumer loan portfolio totaled $2.9 million, or 1.5% of our total loan portfolio. At June 30, 2019, we had no unsecured consumer loans.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

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Originations, Sales and Purchases of Loans

Most of our loan originations are generated by our loan personnel operating at our banking office locations. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and the pricing levels as set in the local marketplace by competing banks, thrifts, credit unions, and mortgage banking companies. Our volume of real estate loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our real estate loan originations can vary from period to period.

We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint. For the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, we sold $6.5 million, $13.0 million and $14.4 million of one- to four-family owner-occupied residential real estate loans. Subject to market and economic conditions, management intends to continue this sales activity in future periods to generate gain on sale income.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender. In these circumstances, we follow our customary loan underwriting and approval policies. At June 30, 2019, we had eight loans with an aggregate balance of $18.0 million in which we were not the lead lender, all of which were performing in accordance with their original repayment terms. We also have participated out portions of loans that exceeded our loans-to-one borrower legal lending limit and for risk diversification. At June 30, 2019 we had participated out portions of five loans with an aggregate amount of $11.2 million. Historically, we have not purchased whole loans, however, pursuant to our growth strategy, we may purchase whole loans in the future.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the periods indicated.

	Six Months Ended	Years Ended December 31,
	June 30, 2019	2018	2017	2016	2015	2014
		(In thousands)
Total loans, including loans held for sale, at beginning of period	$200,898	$173,229	$168,540	$173,760	$171,124	$89,533

Loans originated:
Commercial development	114	4,332	2,480	1,873	832	—
Commercial real estate	5,410	12,635	23,892	9,011	16,784	15,415
Commercial and industrial	1,791	6,434	3,904	2,637	2,582	3,724
Residential one- to four-family owner-occupied	9,259	30,461	30,742	33,688	26,885	18,178
Residential one- to four-family investor-owned	776	3,580	4,795	5,783	6,212	12,368
Multifamily	1,364	10,455	8,415	5,380	2,340	7,382
Consumer	570	781	368	76	70	73
Total loans originated	19,284	68,678	74,596	58,448	55,705	57,140

Loans purchased:
Commercial development	—	—	4,000	—	—	3,015
Commercial real estate	—	5,327	418	1,975	1,890	15,292
Residential one- to four-family owner-occupied	—	—	—	—	—	20,109
Residential one- to four-family investor-owned	—	—	—	—	—	22,182
Multifamily	—	—	—	4,000	—	13,607
Consumer	—	—	—	—	—	275
Total loans purchased	—	5,327	4,418	5,975	1,890	74,480

Loans sold:
Commercial real estate	—	—	—	—	(3,529)	(2,031)
Commercial and industrial	(606)	—	—	—	—	—
Residential one- to four-family owner-occupied	(6,513)	(13,003)	(14,440)	(20,175)	(14,434)	(4,646)
Multifamily	—	—	—	—	—	—
Total loans sold	(7,119)	(13,003)	(14,440)	(20,175)	(17,693)	(6,677)

Other:
Principal repayments	(17,658)	(33,333)	(59,885)	(49,468)	(37,266)	(43,352)

Net loan activity	(5,493)	27,669	4,689	(5,220)	2,636	81,591
Total loans, including loans held for sale, at end of period	$195,405	$200,898	$173,229	$168,540	$173,760	$171,124

Loan Approval Procedures and Authority

Pursuant to federal law, the aggregate amount of loans that First Federal Bank of Wisconsin is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of First Federal Bank of Wisconsin’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  At June 30, 2019, based on the 15% limitation, First Federal Bank of Wisconsin’s loans-to-one-borrower limit was approximately $7.7 million. On the same date, First Federal Bank of Wisconsin had no borrowers with outstanding balances in excess of this amount. At June 30, 2019, our largest loan relationship with one borrower was for $7.1 million, which was secured by a hotel and the underlying loans were performing in accordance with their repayment terms on that date.

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Our lending is subject to written underwriting standards and origination procedures.  Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors.  The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

All loan approval amounts are based on the aggregate loans, including total balances of outstanding loans and the proposed loan to the individual borrower and any related entity. Our president and chief executive officer has individual authorization to approve loans up to $2.0 million.  Our senior vice president of lending has individual authorization to approve loans up to $1.0 million.  Our Officers Loan Committee, which consists of our president and chief executive officer, senior vice president of lending, and all loan officers, can approve loans up to $3.0 million in the aggregate.  Our Board Credit Committee, which consists of our president and chief executive officer, chief lending officer, and three outside directors can approve loans up to $5.0 million. Loans in excess of $5.0 million require the approval of our full board of directors.

Generally, we require title insurance or abstracts on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Non-Performing Assets

Delinquency Procedures. When a loan payment becomes 15 days past due, we contact the customer by mailing a late notice, and loan officers may contact their customers. If a loan payment becomes 30 days past due, we mail an additional late notice and a loan-specific letter written by a collection representative, and we also place telephone calls to the borrower. These loan collection efforts continue until a loan becomes 90 days past due, at which point we would refer the loan for foreclosure proceedings unless management determines that it is in the best interest of First Federal Bank of Wisconsin to work further with the borrower to arrange a workout plan. The foreclosure process would begin when a loan becomes 120 days delinquent. From time to time we may accept deeds in lieu of foreclosure.

Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis. Management determines that a loan is impaired or nonperforming when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent.  When a loan is determined to be impaired, the measurement of the loan in the allowance for loan losses is based on present value of expected future cash flows, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as foreclosed assets.  Foreclosed assets are recorded at the lower of carrying amount or fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for loan losses, or, if the existing allowance is inadequate, charged to expense, in either case during the applicable period of such determination. After acquisition, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies by type, by amount and by percentage of type at the dates indicated.

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
At June 30, 2019
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	5	749			5	749
One- to four-family investor-owned	—	—	—	—	—	—
Multifamily	—	—	—	—	—	—
Consumer	1	58	—	—	1	58
Total	6	$807	—	$—	6	$807

At December 31, 2018
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	66	—	—	1	66
Residential real estate and consumer:
One- to four-family owner-occupied	1	5	—	—	1	5
One- to four-family investor-owned	1	243	—	—	1	243
Multifamily	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total	3	$314	—	$—	3	$314

At December 31, 2017
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	75	1	114	2	189
Residential real estate and consumer:
One- to four-family owner-occupied	4	436	1	69	5	505
One- to four-family investor-owned	3	205	2	244	5	449
Multifamily	—	—	—	—	—	—
Consumer	1	6	—	—	1	6
Total	9	$722	4	$427	13	$1,149

At December 31, 2016
Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	54	—	—	1	54
Residential real estate and consumer:
One- to four-family owner-occupied	10	1,743	2	407	12	2,150
One- to four-family investor-owned	2	170	3	567	5	737
Multifamily	—	—	—	—	—	—
Consumer	1	2	—	—	1	2
Total	14	$1,969	5	$974	19	$2,943

At December 31, 2015
Commercial:
Development	—	$—	1	$566	1	$566
Real estate	—	—	—	—	—	—
Commercial and industrial	2	162	—	—	2	162
Residential real estate and consumer:
One- to four-family owner-occupied	5	691	3	715	8	1,406
One- to four-family investor-owned	7	650	7	1,004	14	1,654
Multifamily	—	—	—	—	—	—
Consumer	3	117	2	200	5	317
Total	17	$1,620	13	$2,485	30	$4,105

At December 31, 2014
Commercial:
Development	$2	$1,083	$—	$—	$2	$1,083
Real estate	—	—	—	—	—	—
Commercial and industrial	1	118	—	—	1	118
Residential real estate and consumer:
One- to four-family owner-occupied	6	958	6	1,107	12	2,065
One- to four-family investor-owned	1	170	4	363	5	533
Multifamily	—	—	—	—	—	—
Consumer	2	172	2	43	4	215
Total	$12	$2,501	$12	$1,513	$24	$4,014

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Nonperforming Loans. We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed. Interest received on nonaccrual loans generally is applied against principal or interest and is recognized on a cash basis. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Nonperforming loans decreased to $1.1 million, or 0.57% of total loans, at June 30, 2019 from $1.2 million, or 0.72% of total loans, at December 31, 2017.

Troubled Debt Restructurings. Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and First Federal Bank of Wisconsin grants a concession to the borrower that it would not otherwise consider. These concessions include a modification of terms, such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than current market rate for a new loan with similar risk, or some combination thereof to facilitate payment. Troubled debt restructurings are considered impaired loans. There were no additional funds committed to impaired loans as of June 30, 2019.

Loans on non-accrual status at the date of modification are initially classified as non-accrual troubled debt restructurings. At June 30, 2019, we had $1.1 million in non-accrual troubled debt restructurings. Our policy provides that troubled debt restructured loans are returned to accrual status after a period of satisfactory and reasonable future payment performance under the terms of the restructuring. Satisfactory payment performance is generally no less than six consecutive months of timely payments. At June 30, 2019, we had $300,000 in accruing troubled debt restructurings.

Loans 30 to 89 days past due increased $493,000 during the six month period ended June 30, 2019 to $807,000 compared to $314,000 at December 31, 2018. We believe our credit and underwriting policies continue to support more effective lending decisions, which increases the likelihood of maintaining loan quality going forward. We believe our current allowance for loan losses is adequate to cover probable losses in our current loan portfolio.

Non-performing loans of $1.1 million at June 30, 2019, consisting of non-accrual troubled debt restructured loans, reflected an increase of $397,000 from the non-performing loans balance of $720,000 at December 31, 2018.

Our non-performing assets were $1.2 million at June 30, 2019, or 0.46% of total assets, compared to $789,000, or 0.30% of total assets, at December 31, 2018.

Foreclosed assets were $84,000 at June 30, 2019 compared to $69,000 at December 31, 2018. We strive to aggressively liquidate foreclosed assets as part of our overall credit risk management strategy.

Net charge offs for the six month period ended June 30, 2019 were $21,000 compared to $196,000 for the six month period ended June 30, 2018. The ratio of annualized net charge-offs to average loans receivable was 0.02% for the six month period ended June 30, 2019, compared to 0.10% for the twelve months ended December 31, 2018. Net charge-offs decreased during the current year to date period primarily as a result of selling nonperforming assets during 2018.

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Nonperforming Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At June 30,	At December 31,
	2019	2018	2017	2016	2015	2014
	(Dollars in thousands)
Non-accrual loans:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	—	—	—
Commercial and industrial	17	20	114	126	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	357	365	580	1,698	1,871	1,410
One- to four-family investor-owned	653	241	549	827	1,003	825
Multifamily	—	—	—	248	277	306
Consumer	90	94	—	—	200	192
Total	1,117	720	1,243	2,899	3,917	3,379

Accruing loans 90 days or more past due:
Residential real estate and consumer:
Consumer	—	—	—	—	—	23
Total loans 90 days or more past due	—	—	—	—	—	23
Total non-performing loans	1,117	720	1,243	2,899	3,917	3,402
Foreclosed assets	84	69	619	667	—	—
Other non-performing assets	—	—	—	—	—	—
Total non-performing assets	$1,201	$789	$1,862	$3,566	$3,917	$3,402

Troubled debt restructurings:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	14	—	—
Commercial and industrial	61	67	192	127	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	587	785	630	2,104	1,685	2,600
One- to four-family investor-owned	653	241	808	2,454	927	997
Multifamily	—	—	—	468	277	306
Consumer	99	108	—	—	177	—
Total	$1,400	$1,201	$1,630	$5,167	$3,632	$4,549

Ratios:
Total non-performing loans to total loans	0.57%	0.36%	0.72%	1.72%	2.25%	1.99%
Total non-performing loans to total assets	0.43%	0.27%	0.48%	1.20%	1.61%	1.41%
Total non-performing assets to total assets	0.46%	0.30%	0.73%	1.48%	1.61%	1.41%

For the year ended December 31, 2018, gross interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $31,000. Interest income recognized on such loans for the year ended December 31, 2018 was $31,000.

Foreclosed Assets. Foreclosed assets consist of property acquired through formal foreclosure, in-substance foreclosure or by deed in lieu of foreclosure, and are recorded at the lower of recorded investment or fair value less estimated costs to sell. Write-downs from recorded investment to fair value, which are required at the time of foreclosure, are charged to the allowance for loan losses. After transfer, adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. During the six months ended June 30, 2019, six loans totaling $221,000 secured by one- to four-family investor-owned residential properties and one loan totaling $69,000 secured by one- to four-family owner-occupied residential property were transferred into foreclosed assets. We had $84,000 of foreclosed assets at June 30, 2019.

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Other Loans of Concern. There were no other loans at June 30, 2019 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the Office of the Comptroller of the Currency to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses in the loan portfolio. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In accordance with our loan policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or if the loan possesses weaknesses although currently performing. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.” Management reviews the status of each impaired loan on our watch list on a quarterly basis.

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Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

As an integral part of their examination process, the Office of the Comptroller of the Currency will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management.

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Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or for the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands)
Balance at beginning of period	$2,118	$1,800	$1,800	$1,478	$1,551	$1,167	$1,033

Charge-offs:
Commercial:
Development	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	24	24	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	21	—	—	51	255	22	204
One- to four-family investor-owned	—	172	172	82	493	74	145
Multifamily	—	—	—	—	—	—	—
Consumer	—	—	—	—	169	20	40
Total charge-offs	21	196	196	133	917	116	389

Recoveries:
Commercial:
Development	—	—	—	—	—	—	—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	1	18	—	140	—
One- to four-family investor-owned	—	—	—	18	—	—	—
Multifamily	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—
Total recoveries	—	—	1	36	—	140	—

Net charge-offs	21	196	195	97	917	(24)	389
Transfer to hold for sale	—	—	—	—	—	—	—
Provision for loan losses	155	304	513	419	844	360	523

Balance at end of period	$2,252	$1,908	$2,118	$1,800	$1,478	$1,551	$1,167

Ratios:
Net charge-offs to average loans outstanding	0.01%	0.11%	0.10%	0.06%	0.53%	(0.01)%	0.27%
Allowance for loan losses to non-performing loans at end of period	201.64%	197.11%	294.17%	144.81%	50.98%	39.60%	34.30%
Allowance for loan losses to total loans at end of period	1.15%	0.98%	1.05%	1.04%	0.88%	0.89%	0.68%

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories. At the dates indicated, we had no unallocated allowance for loan losses.

	At June 30,			At December 31,
	2019			2018			2017
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Commercial:
Development	$156	6.9%	6.6%	$92	4.3%	3.9%	$18	1.0%	0.9%
Real estate	738	32.7	36.3	697	32.9	34.6	537	29.8	30.7
Commercial and industrial	159	7.1	6.4	151	7.1	6.4	105	5.8	5.9
Residential real estate and consumer:
One- to four-family owner-occupied	376	16.7	17.3	433	20.5	20.4	420	23.3	23.9
One- to four-family investor-owned	514	22.8	16.0	407	19.2	16.1	411	22.9	19.4
Multifamily	303	13.5	15.9	334	15.8	17.2	306	17.0	18.3
Consumer	6	0.3	1.5	4	0.2	1.4	3	0.2	0.9
Total allowance for loan losses	$2,252	100.0%	100.0%	$2,118	100.0%	100.0%	$1,800	100.0%	100.0%

	At December 31,
	2016			2015			2014
	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Commercial:
Development	$23	1.6%	1.5%	$23	1.5%	2.5%	$9	0.8%	1.5%
Real estate	268	18.1	25.1	416	26.8	24.3	322	27.6	22.3
Commercial and industrial	57	3.9	4.6	58	3.7	5.1	103	8.8	4.2
Residential real estate and consumer:
One- to four-family owner-occupied	388	26.2	28.5	498	32.1	31.9	152	13.0	33.9
One- to four-family investor-owned	500	33.8	20.5	313	20.2	19.2	384	32.8	19.1
Multifamily	195	13.2	18.9	126	8.1	15.5	26	2.3	15.9
Consumer	47	3.2	0.9	118	7.6	1.5	171	14.7	3.1
Total allowance for loan losses	$1,478	100.0%	100.0%	$1,551	100.0%	100.0%	$1,167	100.0%	100.0%

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At June 30, 2019, our allowance for loan losses represented 1.15% of total loans and 201.64% of non-performing loans, and at December 31, 2018, our allowance for loan losses represented 1.05% of total loans and 294.17% of non-performing loans. There were $21,000 and $195,000 in net loan charge-offs during the six months ended June 30, 2019 and year ended December 31, 2018, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

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Investment Activities

General. The goals of our investment policy are to provide and maintain liquidity to meet deposit withdrawal and loan funding needs, to help mitigate interest rate and market risk, to diversify our assets, and to generate a reasonable rate of return on funds within the context of our interest rate and credit risk objectives. Our board of directors is responsible for adopting our investment policy. The investment policy is reviewed annually by the board of directors. Authority to make investments under the approved investment policy guidelines is delegated to our president and chief executive officer and our chief financial officer. All investment transactions are reviewed at the next regularly scheduled meeting of the board of directors. Since 2014, we have classified all of our investment securities as available-for-sale.

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various government-sponsored enterprises and municipal governments, deposits at the Federal Home Loan Bank of Chicago, certificates of deposit of federally insured institutions, investment grade corporate bonds and investment grade marketable equity securities. We also are required to maintain an investment in Federal Home Loan Bank of Chicago stock. While we have the authority under applicable law to invest in derivative securities, we had no investments in derivative securities at June 30, 2019.

The following table sets forth the amortized cost and fair value of our investment securities portfolio (excluding Federal Home Loan Bank of Chicago common stock) at the dates indicated. At the dates indicated, all of our investment securities were held as available-for-sale.

	At June 30,		At December 31,
	2019		2018		2017		2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In thousands)
U.S. government and agency securities	$1,102	$1,124	$1,299	$1,307	$2,211	$2,220	$3,885	$3,919
State and political subdivision securities	7,612	7,638	8,381	8,295	13,102	13,137	15,606	15,562
Mortgage-backed securities	30,863	31,110	29,164	28,536	33,908	33,467	23,156	22,892
Certificates of deposits	1,500	1,498	1,500	1,446	4,000	3,997	1,000	1,014
Corporate debt securities	2,079	2,108	4,220	4,167	5,171	5,191	5,159	5,226
Total securities available for sale	$43,156	$43,478	$44,564	$43,751	$58,392	$58,012	$48,806	$48,613

At June 30, 2019, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity.

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at June 30, 2019 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All of our investment securities at this date were held as available-for-sale.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
U.S. government and agency securities	$—	—	$252	3.85%	$277	4.15%	$573	2.85%	$1,102	$1,124	3.41%
State and political subdivision securities	250	3.00%	1,384	2.99%	2,531	3.00%	3,447	2.73%	7,612	7,638	2.88%
Mortgage-backed securities	7	3.60%	437	2.12%	9,023	2.75%	21,396	2.73%	30,863	31,110	2.22%
Certificates of deposit	—	—	1,250	2.46%	250	2.75%	—	—	1,500	1,498	2.51%
Corporate debt securities	391	5.13%	1,168	3.25%	520	2.77%	—	—	2,079	2,108	3.48%
Total securities available for sale	$648	4.29%	$4,491	2.87%	$12,601	2.83%	$25,416	2.73%	$43,156	$43,478	2.80%

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U.S. Government and Agency Obligations. At June 30, 2019, we had U.S. government and agency securities totaling $1.1 million, which constituted 2.6% of our securities portfolio. While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent we deem appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Corporate Debt Securities. At June 30, 2019, we had corporate debt securities totaling $2.1 million, which constituted 4.8% of our securities portfolio. All of our corporate debt securities are investment grade and have maturities not in excess of 10 years. These securities generally provide slightly higher yields than U.S. government and agency securities and mortgage-backed securities.

State and Political Subdivision (“Municipal”) Securities. At June 30, 2019, we had municipal securities totaling $7.6 million, which constituted 17.6% of our securities portfolio. Our current municipal securities have a weighted average maturity of 8.9 years. These securities often provide slightly higher after-tax yields than U.S. government and agency securities and mortgage-backed securities, but are not as liquid as other investments, so we typically maintain investments in municipal securities, to the extent appropriate, for generating returns in our investment portfolio.

Mortgage-Backed Securities. At June 30, 2019, we had mortgage-backed securities totaling $31.1 million, which constituted 71.6% of our securities portfolio, including $20.8 million of agency collateralized mortgage obligations (CMOs). Of the $10.3 million of non-CMO mortgage-backed securities, $8.1 million were commercial-backed and $2.2 million were residential mortgage-backed securities. Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees. Residential mortgage-backed securities typically are collateralized by pools of one- to four-family or multi-family mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages. Commercial mortgage-backed securities typically are collateralized by pools of commercial mortgage loans. The issuers of such securities pool and resell the participation interests in the form of securities to investors such as First Federal Bank of Wisconsin. The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a U.S. government agency, the Small Business Administration or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential and commercial mortgage-backed securities issued by U.S. government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities. In addition, residential and commercial mortgage-backed securities may be used to collateralize our borrowings. Investments in residential and commercial mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities. Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Other Securities. We held common stock of the Federal Home Loan Bank of Chicago in connection with our borrowing activities totaling $609,000 at June 30, 2019. The Federal Home Loan Bank of Chicago common stock is carried at cost. We may be required to purchase additional Federal Home Loan Bank of Chicago stock if we increase borrowings in the future.

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Bank-Owned Life Insurance. We invest in bank-owned life insurance to provide us with a funding source for certain of our benefit plan obligations. Bank-owned life insurance also generally provides us noninterest income that is non-taxable. At June 30, 2019, our balance in bank-owned life insurance totaled $7.1 million and was issued by two insurance companies, both of which were rated AA+ by Standard & Poors.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Chicago advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, loan and mortgage-backed securities prepayments, maturities and calls of available-for-sale securities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including noninterest-bearing checking accounts, interest-bearing checking accounts, money market accounts, statement savings, health savings and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We have not in the past used, and currently do not hold, any brokered deposits. However, depending on our needs, we expect to utilize brokered certificates of deposit and online sources as alternative funding sources. At June 30, 2019, our core deposits, which are deposits other than certificates of deposit, were $94.0 million, representing 52.9% of total deposits. As part of our business strategy, we intend to continue our effort to increase our core deposits through the commercial product line and focusing on further developing commercial and industrial lending relationships.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. The flow of deposits is influenced significantly by general economic conditions, changes in interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in generating deposits and to respond with flexibility to changes in our customers’ demands. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

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The following tables set forth the distribution of total deposit accounts, by account type, for the periods indicated.

	For the Six Months Ended			For the Years Ended December 31,
	June 30, 2019			2018			2017			2016
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)
Deposit Type:
Noninterest bearing checking	$18,256	10.06%	—%	$19,631	10.92%	—%	$20,902	11.30%	—%	$11,508	6.20%	—%
Interest-bearing checking	9,168	5.06	1.24%	5,225	2.91	0.46%	3,255	1.76	0.34%	7,779	4.19	0.71%
Money market	40,785	22.48	1.19%	51,855	28.83	0.84%	54,956	29.70	0.51%	49,629	26.75	0.32%
Statement savings	14,245	7.85	0.13%	15,394	8.56	0.19%	16,447	8.89	0.10%	17,618	9.49	0.13%
Health savings	11,284	6.22	0.30%	11,462	6.37	0.26%	11,486	6.21	0.26%	11,558	6.23	0.37%
Certificates of deposit	87,689	48.33	2.07%	76,277	42.41	1.52%	77,990	42.14	1.25%	87,476	47.14	1.24%
Total deposits
	$181,427	100.00%	1.36%	$179,844	100.00%	0.93%	$185,036	100.00%	0.71%	$185,568	100.00%	0.74%

As of June 30, 2019, the aggregate amount of our outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $50.9 million. The following table sets forth the maturity of those certificates as of June 30, 2019.

At June 30, 2019
(In thousands)
Three months or less	$16,521
Over three months through six months	14,828
Over six months through one year	10,846
Over one year to three years	7,366
Over three years	1,362

Total	$50,923

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Borrowed Funds. We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of our capital stock in the Federal Home Loan Bank of Chicago and certain of our mortgage loans. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. To the extent such borrowings have different terms to repricing than our deposits, they can change our interest rate risk profile. At June 30, 2019, we had $15.8 million in advances from the Federal Home Loan Bank of Chicago. At June 30, 2019, our available and unused portion of this borrowing agreement was $0.

Additionally, at June 30, 2019 we had a $7.0 million federal funds rate line of credit with the Bankers’ Bank of Wisconsin, of which $0 was drawn at December 31, 2018. We also has the authority to borrow through the Federal Reserve’s Discount Window.

The following table sets forth information concerning balances and interest rates on our borrowings at and for the periods shown:

	At or for the Six Months Ended June 30,		At or For the Years Ended December 31,
	2019	2018	2018	2017	2016
	(Dollars in thousands)
Balance at end of period	$15,750	$38,000	$17,750	$12,750	$21,277
Average balance during period	$16,544	$19,862	$22,552	$17,866	$23,147
Maximum outstanding at any month end	$19,350	$38,000	$39,900	$24,750	$24,250
Weighted average interest rate at end of period	2.18%	1.91%	2.10%	1.69%	1.21%
Average interest rate during period	2.16%	1.70%	1.92%	1.34%	1.16%

Expense and Tax Allocation

Upon completion of the conversion and stock offering, First Federal Bank of Wisconsin will enter into an agreement with New FFBW to provide it with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, First Federal Bank of Wisconsin and New FFBW will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Personnel

As of June 30, 2019, we had 40 full-time equivalent employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

Legal Proceedings

We are subject to various legal actions arising in the normal course of business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our financial condition or results of operations.

Properties

We conduct business through our home banking office in Waukesha, Wisconsin and three branch offices located in Brookfield, Waukesha and Milwaukee, Wisconsin. We own two of our offices and lease two of our offices. At June 30, 2019, the net book value of our properties, including land, was $4.5 million.

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SUPERVISION AND REGULATION

General

As a federal savings association, First Federal Bank of Wisconsin is subject to examination, supervision and regulation, primarily by the Office of the Comptroller of the Currency, and, secondarily, by the Federal Deposit Insurance Corporation (“FDIC”) as deposits insurer. The federal system of regulation and supervision establishes a comprehensive framework of activities in which First Federal Bank of Wisconsin may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund.

First Federal Bank of Wisconsin is also regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board,” which governs the reserves to be maintained against deposits and other matters. In addition, First Federal Bank of Wisconsin is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System. First Federal Bank of Wisconsin’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of First Federal Bank of Wisconsin’s loan documents.

As a savings and loan holding company, New FFBW is subject to examination and supervision by, and will be required to file certain reports with, the Federal Reserve Board. New FFBW will also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to First Federal Bank of Wisconsin and New FFBW. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on First Federal Bank of Wisconsin and New FFBW. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on New FFBW, First Federal Bank of Wisconsin and their operations.

Dodd-Frank Act

The Dodd-Frank Act which became law in 2011 made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. Subsequent regulations issued by the Federal Reserve Board generally exempted from these requirements bank and savings and loan holding companies of less than $1 billion of consolidated assets. The legislation also established a floor for capital of insured depository institutions, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

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The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as First Federal Bank of Wisconsin, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets continue to be examined for compliance by their applicable bank regulators. The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directed the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank and savings and loan holding company executives, regardless of whether the company is publicly traded. Further, the legislation required that originators of securitized loans retain a percentage of the risk for transferred loans, directed the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contained a number of reforms related to mortgage originations.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. The implementation of the legislation is an ongoing process and the impact on operations cannot yet fully be assessed. The Dodd-Frank Act has resulted in, and may continue to result in, an increased regulatory burden and increased compliance, operating and interest expense for First Federal Bank of Wisconsin. However, in February 2017, the President issued an executive order that a policy of his administration would be making regulation efficient, effective, and appropriately tailored, and directed certain regulatory agencies to review and identify laws and regulations that inhibit federal regulation of the U.S. financial system in a manner consistent with the policies stated in the executive order. Any changes in laws or regulation as a result of this review could result in a repeal, amendment to or delayed implementation of the Dodd-Frank Act.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, First Federal Bank of Wisconsin may invest in mortgage loans secured by residential and commercial real estate, commercial and industrial and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits. The Dodd-Frank Act authorized, for the first time, the payment of interest on commercial checking accounts. First Federal Bank of Wisconsin may also establish, subject to specified investment limits, service corporation subsidiaries that may engage in certain activities not otherwise permissible for First Federal Bank of Wisconsin, including real estate investment and securities and insurance brokerage.

Examinations and Assessments.   First Federal Bank of Wisconsin is primarily supervised by the Office of the Comptroller of the Currency. First Federal Bank of Wisconsin is required to file reports with and is subject to periodic examination by the Office of the Comptroller of the Currency. First Federal Bank of Wisconsin is required to pay assessments to the Office of the Comptroller of the Currency to fund the agency’s operations.

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Capital Requirements. Federal regulations require FDIC-insured depository institutions, including federal savings associations, to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio, a Tier 1 capital to risk-based assets ratio, a total capital to risk-based assets and a Tier 1 capital to total assets leverage ratio. The existing capital requirements were effective January 1, 2015 and are the result of a final rule implementing regulatory amendments based on recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and Total capital to risk-weighted assets of at least 4.5%, 6% and 8%, respectively. The regulations also establish a minimum required leverage ratio of at least 4% of Tier 1 capital. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and Additional Tier 1 capital. Additional Tier 1 capital generally includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus Additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). We elected to exercise our one-time option to opt-out of the requirement under the final rule to include certain “available-for-sale” securities holdings for calculating our regulatory capital requirements. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, an institution’s assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests), are multiplied by a risk weight factor assigned by the regulations based on the risk deemed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four- family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement was phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019.

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As a result of the recently enacted Economic Growth, Regulatory Relief, and Consumer Protection Act, the federal banking agencies are required to develop a “Community Bank Leverage Ratio” (the ratio of a bank’s tangible equity capital to average total consolidated assets) for financial institutions with assets of less than $10 billion.  A “qualifying community bank” that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered “well capitalized” under Prompt Corrective Action statutes.  The federal banking agencies may consider a financial institution’s risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies must set the minimum capital for the new Community Bank Leverage Ratio at not less than 8% and not more than 10%.  The federal regulators jointly issued a proposed rule on November 21, 2018, whereby a qualifying community bank organization may elect, but is not required to, use the community bank leverage ratio capital framework, in which case it will be considered well-capitalized so long as its community bank leverage ratio is greater than 9%.  A financial institution can elect to be subject to this new definition.

At June 30, 2019, First Federal Bank of Wisconsin’s capital exceeded all applicable requirements including the applicable capital conservation buffer.

Loans-to-One Borrower. Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by “readily marketable collateral,” which generally includes certain financial instruments (but not real estate). As of December 31, 2018, First Federal Bank of Wisconsin was in compliance with the loans-to-one borrower limitations.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Prompt Corrective Action. Under the federal Prompt Corrective Action statute, the Office of the Comptroller of the Currency is required to take supervisory actions against undercapitalized institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital. An institution that has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a common equity Tier 1 ratio of less than 4.5% or a leverage ratio of less than 4% is considered to be “undercapitalized.” A savings institution that has total risk-based capital of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a common equity Tier 1 ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be “significantly undercapitalized.” A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be “critically undercapitalized.”

Generally, the Office of the Comptroller of the Currency is required to appoint a receiver or conservator for a federal savings association that becomes “critically undercapitalized” within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of the Comptroller of the Currency within 45 days of the date that a federal savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Any holding company of a federal savings association that is required to submit a capital restoration plan must guarantee performance under the plan in an amount of up to the lesser of 5.0% of the savings association’s assets at the time it was deemed to be undercapitalized by the Office of the Comptroller of the Currency or the amount necessary to restore the savings association to adequately capitalized status. This guarantee remains in place until the Office of the Comptroller of the Currency notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters. Institutions that are undercapitalized become subject to certain mandatory measures such as restrictions on capital distributions and asset growth. The Office of the Comptroller of the Currency may also take any one of a number of discretionary supervisory actions against undercapitalized federal savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

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At December 31, 2018, First Federal Bank of Wisconsin met the criteria for being considered “well capitalized,” which means that its total risk-based capital ratio exceeded 10%, its Tier 1 risk-based ratio exceeded 8.0%, its common equity Tier 1 ratio exceeded 6.5% and its leverage ratio exceeded 5.0%.

Qualified Thrift Lender Test. As a federal savings association, First Federal Bank of Wisconsin must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, First Federal Bank of Wisconsin must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of every 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Alternatively, First Federal Bank of Wisconsin may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code.

A savings association that fails the QTL test must operate under specified restrictions set forth in the Home Owners’ Loan Act. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At December 31, 2018, First Federal Bank of Wisconsin satisfied the QTL test.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the Office of the Comptroller of the Currency for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•	the savings association would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•	the savings association is not eligible for expedited treatment of its filings.

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Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as First Federal Bank of Wisconsin, must file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend.

An application or notice related to a capital distribution may be disapproved if:

•	the federal savings association would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement.

Community Reinvestment Act and Fair Lending Laws. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. In connection with its examination of a federal savings association, the Office of the Comptroller of the Currency is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of the Comptroller of the Currency, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. First Federal Bank of Wisconsin received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with an insured depository institution such as First Federal Bank of Wisconsin. New FFBW will be an affiliate of First Federal Bank of Wisconsin because of its control of First Federal Bank of Wisconsin. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

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First Federal Bank of Wisconsin’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

•	be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•	not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal Bank of Wisconsin’s capital.

In addition, extensions of credit in excess of certain limits must be approved by First Federal Bank of Wisconsin’s board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The Office of the Comptroller of the Currency has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the Office of the Comptroller of the Currency may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution to the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1.0 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as First Federal Bank of Wisconsin. Deposit accounts in First Federal Bank of Wisconsin are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts.

The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, insured institutions were assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s rate depended upon the category to which it is assigned, and certain adjustments specified by FDIC regulations. Institutions deemed less risky pay lower FDIC assessments. The Dodd-Frank Act required the FDIC to revise its procedures to base its assessments upon each insured institution’s total assets less tangible equity instead of deposits. The FDIC finalized a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity.

Effective July 1, 2016, the FDIC adopted changes that eliminated the risk categories. Assessments for most institutions are now based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of failure within three years. In conjunction with the Deposit Insurance Fund reserve ratio achieving 1.15%, the assessment range (inclusive of possible adjustments) was reduced for most banks and savings associations to 1.5 basis points to 30 basis points.

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In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of First Federal Bank of Wisconsin. First Federal Bank of Wisconsin cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Federal Home Loan Bank System. First Federal Bank of Wisconsin is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending. As a member of the Federal Home Loan Bank of Chicago, First Federal Bank of Wisconsin is required to acquire and hold shares of capital stock in the Federal Home Loan Bank. As of December 31, 2018, First Federal Bank of Wisconsin was in compliance with this requirement.

Proposed Federal Regulation. On September 10, 2018, the Office of the Comptroller of the Currency issued a proposed rule implementing a section of the Economic Growth, Relief and Consumer Protection Act that permits an eligible federal savings association with total consolidated assets of $20 billion or less as of December 31, 2017, to elect to operate with national bank powers without converting to a national bank charter.  An eligible savings association is a federal savings association that: (1) is well capitalized; (2) has a CAMELs composite rating of 1 or 2; (3) has a consumer compliance rating of 1 or 2; (4) has a Community Reinvestment Act rating of “outstanding” or “satisfactory,” if applicable; and (5) is not subject to an enforcement action.  The proposed rule is subject to change, and the Office of the Comptroller of the Currency will issue a final rule after reviewing all comments on the proposal.

Other Regulations

Interest and other charges collected or contracted for by First Federal Bank of Wisconsin are subject to state usury laws and federal laws concerning interest rates. First Federal Bank of Wisconsin’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of First Federal Bank of Wisconsin also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	The USA PATRIOT Act, which requires savings associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

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Holding Company Regulation

General. New FFBW will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over New FFBW and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to First Federal Bank of Wisconsin.

As a savings and loan holding company, New FFBW’s activities will be limited to those activities permissible by law for financial holding companies (if New FFBW makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such things as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements. The Dodd-Frank Act requires the Federal Reserve Board to establish minimum consolidated capital requirements for all depository institution holding companies that are as stringent as those required for the insured depository subsidiaries. However, savings and loan holding companies of under $3 billion in consolidated assets remain exempt from consolidated regulatory capital requirements, unless the Federal Reserve determines otherwise in particular cases.

The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies. The Federal Reserve Board has promulgated regulations implementing the “source of strength” doctrine that require holding companies to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of New FFBW to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

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Federal Securities Laws

New FFBW’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New FFBW will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) until December 31, 2022, which is the end of the fiscal year following the fifth anniversary of Old FFBW’s sale of common stock in its 2017 initial stock offering. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors − Risks Related to Our Business − We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. Old FFBW elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies and this decision is binding on New FFBW. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

TAXATION

New FFBW and First Federal Bank of Wisconsin are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to New FFBW, Old FFBW and First Federal Bank of Wisconsin.

Our federal and state tax returns have not been audited for the past six years.

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Federal Taxation

Method of Accounting. For federal income tax purposes, we report our income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing our federal income tax returns. New FFBW and First Federal Bank of Wisconsin will file a consolidated federal income tax return. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions.

Minimum Tax. The alternative minimum tax for corporations has been repealed for tax years beginning after December 31, 2017. Any unused minimum tax credit of a corporation may be used to offset regular tax liability for any tax year. In addition, a portion of unused minimum tax credit is refundable in 2018 through 2021. The refundable portion is 50% (100% in 2021) of the excess of the minimum tax credit for the year over any credit allowable against regular tax for that year. At June 30, 2019, First Federal Bank of Wisconsin had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, in tax years beginning after December 31, 2017, a financial institution may carry forward net operating losses indefinitely and can offset up to 80% of taxable income. At June 30, 2019, we had no federal net operating loss carryovers.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At June 30, 2019, we had no capital loss carryovers.

Corporate Dividends. New FFBW may generally exclude from its income 100% of dividends received from First Federal Bank of Wisconsin as a member of the same affiliated group of corporations.

State Taxation

New FFBW is subject to the Wisconsin corporate franchise (income) tax. Wisconsin imposes a corporate franchise tax of 7.9% on the combined taxable incomes of the members of our consolidated income tax group, which will include First Federal Bank of Wisconsin.

Our state tax returns have not been audited for the last six years.

Net Operating Loss Carryovers. Wisconsin law allows financial institutions to carry forward a Wisconsin net operating loss to the succeeding 20 taxable years. At June 30, 2019, we had no Wisconsin net operating loss carryovers.

Maryland State Taxation. As a Maryland business corporation, New FFBW is required to file an annual report with and pay franchise taxes to the state of Maryland.

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MANAGEMENT

Our Directors and Officers

Directors of New FFBW serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of New FFBW and First Federal Bank of Wisconsin are elected annually. The following table states our directors’ and executive officers’ names, their ages as of June 30, 2019, the years when they began serving as directors of First Federal Bank of Wisconsin and the years when their current terms expire.

Name (1)	Position(s) Held With New FFBW and First Federal Bank of Wisconsin	Age	Director Since	Current Term Expires
Kathryn Sawyer Gutenkunst	Director	57	2007	2021
Stephen W. Johnson	Director	67	2002	2020
Thomas C. Martin	Director	78	1995	2021
Thomas L. McKeever	Director	54	2011	2020
José A. Olivieri	Director	61	2019	2022
Michael J. Pjevach	Director	55	2015	2021
Edward H. Schaefer	President, Chief Executive Officer and Director	57	2016	2020
Christine A. Specht	Director	44	2019	2022
James A. Tarantino	Chairman of the Board	61	2008	2022
Nikola B. Schaumberg	Chief Financial Officer	43	N/A	N/A

(1)	The mailing address for each person listed is 1360 South Moorland Road, Brookfield, Wisconsin 53005.

The business experience for the past five years of each of our directors and executive officers is set forth below. The directors’ biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director is also a director of First Federal Bank of Wisconsin. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Kathryn Sawyer Gutenkunst is a partner at Cramer, Multhauf & Hammes, a full-service law firm headquartered in Waukesha, Wisconsin. Ms. Gutenkunst concentrates her practice on civil litigation, family law, municipal law, and law related to land use and development, real estate and eminent domain. Ms. Gutenkunst’s knowledge of real estate law provides the board with valuable business acumen and knowledge of the real estate market in our market area.

Stephen W. Johnson is retired. Prior to his retirement in March 2016, from May 2014 until March 2016, Mr. Johnson served as president of First Federal Bank of Wisconsin, a position he assumed in connection with our merger with Bay View Federal. Prior to the merger, from 2006 until May 2014, Mr. Johnson served as president and chief executive officer of Bay View Federal. He is presently serving as a director on the Wisconsin Banker’s Benefits and Insurance Committee Board. Mr. Johnson has over 27 years of banking experience and this extensive experience, as well as his institutional knowledge of the former Bay View Federal, provides assistance to the board in assessing trends and developments in the financial institutions industry on a local and national level.

Thomas C. Martin is retired. Prior to his retirement in 2007, from 1995 to 2007, Mr. Martin served as president and chief executive officer of First Federal Bank of Wisconsin. Mr. Martin has over 40 years of managerial and business experience. This experience provides the board with broad knowledge of corporate responsibility and oversight of management.

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Thomas L. McKeever is a dentist and is a partner of Mukwonago Family Dentistry, Mukwonago, Wisconsin. As one of the managers of his dental practice, Dr. McKeever provides the board insight into the operations of a small business and provides insight into small business customer needs in our market area.

José A. Olivieri is the Managing Partner of the Milwaukee office of the full-service law firm Michael Best & Friedrich LLP. Mr. Olivieri’s practice includes representing management in employment related matters and business immigration law. He is also the leader of the firm’s Higher Education Practice, and served as Chair of the Michael Best’s Labor and Employment Relations Practice Group from 2007 to 2015. Outside of his legal practice, Mr. Olivieri has served in a variety of leadership positions for local organizations. Mr. Olivieri provides the board with valuable legal insight with respect to certain business and employment matters. Mr. Olivieri received his J.D. from Marquette University Law School in 1981.

Michael J. Pjevach is Senior Vice President-West Region of Coach USA, Inc. Mr. Pjevach has over 30 years of general business administration and corporate and financial experience. This experience provides the board with financial sophistication and general business acumen.

Edward H. Schaefer is president and chief executive officer of First Federal Bank of Wisconsin, positions he has held since July 2016. Prior to this appointment, from 2010 until 2016, Mr. Schaefer served as president and chief executive officer of Citizens Community Federal NA, a national bank headquartered in Eau Claire, Wisconsin, and its publicly traded holding company, Citizens Community Bancorp. Mr. Schaefer has over 32 years of banking experience, including managerial as well as all aspects of credit administration and underwriting. In addition to his extensive banking experience, during his career Mr. Schaefer served for seven years as president and chief executive officer of Huntsinger Farms, Inc., and its subsidiary Silver Spring Foods, Inc., Eau Claire, Wisconsin, one of the world's largest grower and processors of horseradish and horseradish related products. Mr. Schaefer’s broad business, banking and managerial experience, including his knowledge of commercial and residential lending, provides the board with a perspective on the day to day operations of First Federal Bank of Wisconsin and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Christine A. Specht is the Chief Executive Officer of Cousins Subs, a sub sandwich chain headquartered in Menomonee Falls, Wisconsin, a role she has held since January 2019. Prior to this from 2015 until 2019, in addition to Chief Executive Officer, she also held the role of President of Cousins Subs. Ms. Specht first began her career at Cousins Subs in 2001 as the Human Resources Manager. In 2008, she became the President and Chief Operating Officer, and in 2015 assumed the role of President and Chief Executive Officer. In her current role as CEO she remains the visionary for the brand focused on continuing a strong culture throughout Cousins’ system and leading growth and business strategy. Ms. Specht serves in leadership positions for a variety of local organizations. She has received the Cum Deo award from the Lutheran High School Association in 2017 in honor of her Christian service and accomplishments in business. In 2018, Specht was honored as one of the Milwaukee Business Journal’s Women of Influence and recognized in Fast Casual magazine’s “Women in the Lead” series. Ms. Specht brings vision and experience in growth and business strategy to the board.

James A. Tarantino is the Founder, Sole Member and serves as Chief Operating Officer of Capri Communities LLC, one of the largest senior living operators based in Wisconsin. In addition, Mr. Tarantino serves as Managing Member of a portfolio of over 14 senior housing developments and campuses in southeastern Wisconsin. Mr. Tarantino’s expertise includes real estate development, debt and equity structuring, design and construction, real estate and health care management. Mr. Tarantino serves as Chairman of the Board and his extensive experience as a business owner provides the board with an important perspective on managerial oversight and on the development of product offerings.

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Executive Officer Who is Not a Director

Nikola B. Schaumberg is our chief financial officer, a position she has held since November 2012. Prior to this, from 2001 until 2012, Ms. Schaumberg served as Controller of Westbury Bank, West Bend, Wisconsin. Ms. Schaumberg has over 20 years of experience in accounting and the financial services industry.

Board Independence

The Board of Directors has determined that each of our directors, other than Edward H. Schaefer, is considered independent under the Nasdaq Stock Market corporate governance listing standards. Mr. Schaefer is not considered independent because he is an executive officer of First Federal Bank of Wisconsin. In determining the independence of our directors, the Board of Directors considered relationships between First Federal Bank of Wisconsin and our directors that are not required to be reported under “ − Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at First Federal Bank of Wisconsin. In addition, we utilize the services of a law firm in which one of our directors is a partner. Fees paid to the firm for 2018 were $11,434.

Code of Ethics for Senior Officers

We have adopted a Code of Ethics for Senior Officers that applies to Old FFBW’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and which will apply to the same individuals for New FFBW. The Code of Ethics for Senior Officers is available on our website at www.firstfederalwisconsin.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

We have also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as First Federal Bank of Wisconsin, to their executive officers and directors in compliance with federal banking regulations. At June 30, 2019, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Federal Bank of Wisconsin, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at June 30, 2019, and were made in compliance with federal banking regulations.

Additionally, pursuant to our Code of Ethics for Senior Officers, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before First Federal Bank of Wisconsin.

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Executive Compensation

Summary Compensation Table

The table below summarizes, for the years ended December 31, 2018 and 2017, the total compensation paid to or earned by our President and Chief Executive Officer, Edward H. Schaefer, and our two other most highly compensated executive officers for the year ended December 31, 2018. Each individual listed in the table below is referred to as a “Named Executive Officer.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward H. Schaefer	2018	233,365	48,640	347,663	269,740	38,293	937,701
President and Chief Executive Officer	2017	210,408	46,893	—	—	49,393	306,694

Nikola B. Schaumberg	2018	134,808	27,000	139,061	107,895	22,289	431,053
Chief Financial Officer	2017	132,403	13,250	—	—	14,718	160,371

David D. Rosenwald (1)	2018	88,425	—	—	—	67,533	155,958
Former Chief Lending Officer	2017	131,404	10,438	—	—	24,995	166,837

(1)	Mr. Rosenwald resigned effective July 26, 2018.
(2)	Amounts in this column represent a discretionary bonus.
(3)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted during the year indicated computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the Notes to the Financial Statements beginning on page F-1 of this proxy statement/prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimates the value of stock options on the date of grant. The actual value of stock options, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive officer will be at or near the value shown above.
(4)	For 2018, the amounts in this column reflect what First Federal Bank of Wisconsin paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation
Name	Year	ESOP Award ($) (a)	Employer Contributions To Profit Sharing Plan ($)	Severance ($) (b)	HSA Match ($)	Life Insurance ($)	Total All Other Compensation ($)
Edward H. Schaefer	2018	17,433	16,996	―	3,000	864	38,293
Nikola B. Schaumberg	2018	10,257	8,883	―	3,000	149	22,289
David D. Rosenwald	2018	―	3,758	61,398	2,000	377	67,533

(a)	Calculated using the closing market price as of the award date of December 31, 2018.
(b)	Mr. Rosenwald resigned effective July 26, 2018.

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Benefit Plans and Agreements

Employment Agreements. First Federal Bank of Wisconsin entered into employment agreements with each of Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg effective as of May 24, 2017. Each agreement has similar terms; however, Mr. Schaefer’s agreement has an initial term of three years and Ms. Schaumberg’s agreement has an initial term of eighteen months. Commencing on the first anniversary of the agreements and on each subsequent anniversary thereafter, the agreements will be renewed for an additional year so that the remaining term will be three years for Mr. Schaefer’s agreement and eighteen months for Ms. Schaumberg’s agreement, unless a notice is provided to the executive that the agreement will not renew. The current base salaries for Mr. Schaefer and Ms. Schaumberg are $240,000 and $135,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees (and for Mr. Schaefer only, a company-owned automobile). The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of First Federal Bank of Wisconsin, (e) a material breach of the employment agreement by First Federal Bank of Wisconsin or (f) for Mr. Schaefer’s agreement only, failure to elect the executive to the Board of Directors of Old FFBW, FFBW, MHC or First Federal Bank of Wisconsin, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., our 401(k) Plan or Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or, if participation by the executive is not permitted under the terms of the applicable health plans, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits.

In the event of a change in control of First Federal Bank of Wisconsin or Old FFBW, followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times for Mr. Schaefer (1.5 times for Ms. Schaumberg) the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under First Federal Bank of Wisconsin’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if providing such benefits would subject First Federal Bank of Wisconsin to penalties, then First Federal Bank of Wisconsin shall pay the executive a cash lump sum payment reasonably estimated to be equal to the cost of such non-taxable medical and dental benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

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Under each employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by First Federal Bank of Wisconsin, plus, if the amount paid under such disability programs are less than the executive’s base salary, First Federal Bank of Wisconsin shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for one year following the termination of employment due to disability. First Federal Bank of Wisconsin will also provide the executive with continued non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with First Federal Bank of Wisconsin, (ii) the executive’s full-time employment with another employer, (iii) one year following the termination of employment due to disability, or (iv) death.

In the event of executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical and dental insurance for twelve months following the executive’s death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete for a period of six months following termination of employment, or to solicit business or employees of First Federal Bank of Wisconsin and Old FFBW for a period of one year following termination of employment.

Anticipated Future Employment Agreements. In connection with the conversion, First Federal Bank of Wisconsin intends to enter into new employment agreements with Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg, which will be effective on the date of the conversion. The employment agreements to be entered into with Mr. Edward H. Schaefer and Ms. Nikola B. Schaumberg will replace the current employment agreements described above. The new employment agreements will delete all references to FFBW, MHC and replace all references to Old FFBW with New FFBW. In all other respects, the employment agreements will be substantially similar as described above.

Deferred Compensation Agreements. First Federal Bank of Wisconsin has entered into a deferred compensation agreement with Mr. Schaefer. Under the terms of the agreement, Mr. Schaefer is entitled to the value of the account balance upon his termination of employment or death. First Federal Bank of Wisconsin has credited Mr. Schaefer’s account balance with $55,000 as of June 30, 2017, and First Federal Bank of Wisconsin will make an additional contribution of $55,000 on each subsequent June 30th through June 30, 2021, for a total contribution of $275,000, provided that Mr. Schaefer is employed with First Federal Bank of Wisconsin on the date of such contribution. First Federal Bank of Wisconsin may, in its sole discretion, make additional contributions to the account balance.

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Life Insurance Agreement. First Federal Bank of Wisconsin is party to a life insurance agreement with Mr. Schaefer pursuant to which First Federal Bank of Wisconsin has purchased a life insurance policy on Mr. Schaefer’s life. Under the agreement, Mr. Schaefer’s beneficiaries are entitled to a death benefit paid by the insurer from the policy proceeds equal to $85,000.

401(k) Plan. First Federal Bank of Wisconsin maintains the First Federal Bank of Wisconsin Profit Sharing Plan (“401(k) Plan”). Employees who have attained age 21 and completed 1,000 hours of service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $25,000. First Federal Bank of Wisconsin matches 100% of participant salary deferrals up to 4% of a participant’s annual compensation. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with First Federal Bank of Wisconsin. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options.

Employee Stock Ownership Plan. In connection with Old FFBW’s stock offering in 2017, First Federal Bank of Wisconsin adopted an Employee Stock Ownership Plan for eligible employees. Eligible employees begin participation in the Employee Stock Ownership Plan upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

In connection with Old FFBW’s stock offering in 2017, the Employee Stock Ownership Plan trustee purchased, on behalf of the Employee Stock Ownership Plan, 3.92% of Old FFBW’s outstanding shares (including shares issued to FFBW, MHC and the charitable foundation). The Employee Stock Ownership Plan funded its stock purchase with a loan from Old FFBW equal to the aggregate purchase price of the common stock. The loan will be repaid principally through First Federal Bank of Wisconsin’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the anticipated 20-year term of the loan. The interest rate for the Employee Stock Ownership Plan loan is a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The trustee will hold the shares purchased by the Employee Stock Ownership Plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the loan is repaid. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, such that the participant will be fully vested upon completion of five years of credited service. However, each participant who was employed by First Federal Bank of Wisconsin prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the Employee Stock Ownership Plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the Employee Stock Ownership Plan. Generally, a participant will receive a distribution from the Employee Stock Ownership Plan upon separation from service.

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The Employee Stock Ownership Plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, First Federal Bank of Wisconsin will record a compensation expense for the Employee Stock Ownership Plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in our earnings.

In connection with the conversion, we expect the Employee Stock Ownership Plan to purchase up to 8% of the shares of New FFBW common stock sold in the offering. We anticipate that the Employee Stock Ownership Plan will fund its stock purchase with a loan from New FFBW equal to the aggregate purchase price of the common stock. The loan will be repaid principally through First Federal Bank of Wisconsin’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the anticipated 20-year term of the loan. The interest rate for the Employee Stock Ownership Plan loan is expected to be a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. It is expected that the original ESOP loan from Old FFBW to the ESOP in connection with the minority stock offering will be refinanced and rolled into the loan to be received by the ESOP from New FFBW in connection with the conversion. If market conditions warrant, in the judgment of its trustees, the Employee Stock Ownership Plan’s subscription order will not be filled and the Employee Stock Ownership Plan may elect to purchase shares in the open market following the completion of the conversion, subject to applicable regulatory approvals.

Outstanding Equity Awards at Year-End. The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2018 for each Named Executive Officer.

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Edward H. Schaefer	—	81,003	10.73	12/19/2029	32,401	324,982
Nikola B. Schaumberg	—	32,401	10.73	12/19/2029	12,960	129,989
David D. Rosenwald (4)	—	—	—	—	—	—

(1)	Stock options vest at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(2)	Restricted stock vests at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(3)	Reflects the closing market price of the stock on December 31, 2018 ($10.03) multiplied by the number of shares of restricted stock held by the named executive officer on such date.
(4)	Mr. Rosenwald resigned effective July 26, 2018.

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Stock Benefit Plan

2018 Equity Incentive Plan. In 2018, stockholders approved the FFBW, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”), which provides for the grant of stock-based awards to our directors and executive officers.

The 2018 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 453,617 shares of Old FFBW’s common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of Old FFBW common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock option is 324,012, and the maximum number of shares of Old FFBW common stock that may be issued as restricted stock awards is 129,605 shares.

The 2018 Equity Incentive Plan is administered by the members of the Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2018 Equity Incentive Plan. The Committee has full and exclusive power within the limitations set forth in the 2018 Equity Incentive Plan to make all decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations and guidelines for carrying out the 2018 Equity Incentive Plan’s purposes; and (4) interpreting the provisions of the 2018 Equity Incentive Plan and any award agreement. The 2018 Equity Incentive Plan also permits the Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it.

Employees and outside directors are eligible to receive awards under the Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and nonqualified stock options. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the 2018 Equity Incentive Plan will be granted only in whole shares of common stock. All shares of restricted stock and all stock option grants will be subject to conditions established by the Committee that are set forth in the applicable award agreement.

The Committee has periodically approved awards under the 2018 Equity Incentive Plan. To date, all stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year. The recipients of restricted stock awards are entitled to receive any cash dividends paid on all restricted stock awards, whether such awards are vested or not, and have voting rights consistent with the holders of our common stock generally.

Director Compensation

The following table sets forth for the year ended December 31, 2018 certain information as to the total remuneration we paid to our directors, other than to directors who are also Named Executive Officers. Information with respect to director compensation paid to directors who are also Named Executive Officers is included above in “ − Executive Officer Compensation − Summary Compensation Table.”

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Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(1)	Option Awards ($)(1)	Total ($)
Kathryn Sawyer Gutenkunst	16,500	49,948	32,307	98,755
Stephen W. Johnson	18,250	49,948	32,307	100,505
Thomas C. Martin	17,500	49,948	32,307	99,755
Thomas L. McKeever	17,500	49,948	32,307	99,755
Michael J. Pjevach	15,750	49,948	32,307	98,005
Daniel D. Resheter, Jr. (2)	16,250	49,948	32,307	98,505
James A. Tarantino	22,500	74,944	48,462	145,906
Gary D. Riley (2)	17,250	49,948	32,307	99,505

(1)	These amounts represent the aggregate grant data fair value for outstanding stock option or restricted stock awards granted during the year ended December 31, 2018 computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock option and restricted stock awards are described in Note 20 of the Notes to the Financial Statements beginning on page F-1 of this proxy statement/prospectus. For stock option awards, amounts reported are grant date fair values computed based upon the Black-Scholes option valuation model, which estimates the present dollar value of common stock options at the time of the grant. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a director will be at or near the value shown above.
(2)	Directors Resheter and Riley retired from the board of directors as of May 22, 2019, on which date Jose A. Olivieri and Christine A. Specht were elected to the board.

For the year ended December 31, 2018, each director of First Federal Bank of Wisconsin was paid a fee of $2,000 for each monthly meeting attended.

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2018 for each person who was serving as a director (other than Mr. Schaefer).

Outstanding Equity Awards At December 31, 2018
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#) (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Kathryn Sawyer Gutenkunst	—	9,257	10.92	11/28/2028	4,574	45,877
Stephen W. Johnson	—	9,257	10.92	11/28/2028	4,574	45,877
Thomas C. Martin	—	9,257	10.92	11/28/2028	4,574	45,877
Thomas L. McKeever	—	9,257	10.92	11/28/2028	4,574	45,877
Michael J. Pjevach	—	9,257	10.92	11/28/2028	4,574	45,877
Daniel D. Resheter, Jr. (4)	—	9,257	10.92	11/28/2028	4,574	45,877
James A. Tarantino	—	13,886	10.92	11/28/2028	6,863	68,836
Gary D. Riley (4)	—	9,257	10.92	11/28/2028	4,574	45,877

(1)	Stock options vest at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(2)	Restricted stock vests at the rate of 20% per year commencing one year from the date of grant, and continuing on each anniversary thereafter.
(3)	Reflects the closing market price of the stock on December 31, 2018 ($10.03) multiplied by the number of shares of restricted stock held by the named executive officer on such date.
(4)	Directors Resheter and Riley retired from the board of directors as of May 22, 2019, on which date José A. Olivieri and Christine A. Specht were elected to the board.

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Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit Plans. Following the stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The new stock-based benefit plans will not be established sooner than six months after the stock offering, and if adopted within one year after the stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the offering, unless First Federal Bank of Wisconsin has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of First Federal Bank of Wisconsin or New FFBW; and

•	our executive officers or directors must exercise or forfeit their options in the event that First Federal Bank of Wisconsin becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval prior to or more than 12 months after the completion of the conversion. In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of New FFBW’s common stock at the time the shares are awarded. The stock-based benefit plans are subject to stockholder approval, and cannot be implemented until at least six months after the offering. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	126,201 Shares Awarded at Minimum of Offering Range	148,472 Shares Awarded at Midpoint of Offering Range	170,743 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)
$8.00	$1,010	$1,188	$1,366
10.00	1,262	1,485	1,707
12.00	1,514	1,782	2,049
14.00	1,767	2,079	2,390

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of New FFBW at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	315,503 Options at Minimum of Offering Range	371,180 Options at Midpoint of Offering Range	426,857 Options at Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$8.00	$2.07	$653	$768	$884
10.00	2.59	817	961	1,106
12.00	3.11	981	1,154	1,328
14.00	3.63	1,145	1,347	1,549

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this proxy statement/prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 22.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of shares of common stock of Old FFBW held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of November 8, 2019.

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of All Common Stock Outstanding
Directors
Edward H. Schaefer	70,667	(3)	1.1%
Kathryn Sawyer Gutenkunst	12,525	(4)	*
Stephen W. Johnson	19,925	(5)	*
Thomas C. Martin	16,425	(6)	*
Thomas L. McKeever	16,425	(7)	*
José A. Olivieri	—		*
Michael J. Pjevach	14,425	(8)	*
Christine A. Specht	—		*
James A. Tarantino	33,640	(9)	*

Executive Officer Who Is Not a Director
Nikola B. Schaumberg	26,648	(10)	*

All directors and executive officers as a group (10 persons)	210,680		3.2%

FFBW, MHC 1360 South Moorland Road Brookfield, Wisconsin 53005	3,636,875		55.4%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Old FFBW common stock if he or she has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from November 8, 2019. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Old FFBW common stock
(2)	Based on a total of 6,566,478 shares of common stock outstanding as of November 8, 2019.
(3)	Includes 2,066 shares held in Mr. Schaefer’s account in our ESOP, 32,401 unvested shares of restricted stock and 16,200 shares pursuant to options exercisable within 60 days of November 8, 2019.
(4)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(5)	Includes 8,000 shares held through Mr. Johnson’s IRA, 5,500 shares held through a trust of which Mr. Johnson serves as trustee, 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(6)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(7)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(8)	Includes 4,574 unvested shares of restricted stock and 1,851 shares pursuant to options exercisable within 60 days of November 8, 2019.
(9)	Includes 13,200 shares owned by Mr. Tarantino’s children, 6,863 unvested shares of restricted stock and 2,777 shares pursuant to options exercisable within 60 days of November 8, 2019.
(10)	Includes 1,208 shares held in Ms. Schaumberg’s account in our ESOP, 4,000 shares held through the IRA of Ms. Schaumberg’s spouse, 12,960 unvested shares of restricted stock and 6,480 shares pursuant to options exercisable within 60 days of November 8, 2019.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of New FFBW’s directors and executive officers, and for all of these individuals as a group, the following information:

(i)	the number of exchange shares to be held upon completion of the conversion, based upon their beneficial ownership of Old FFBW common stock as of November 8, 2019;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “Proposal 1 − Approval of the Plan of Conversion − Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the Offering (2)		Total Common Stock to be Held at Minimum of Offering Range (3)
Name of Beneficial Owner	Number of Exchange Shares to Be Held (1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Edward H. Schaefer	60,074	5,000	50,000	65,074	1.1%
Kathryn Sawyer Gutenkunst	10,647	2,000	20,000	12,647	*
Stephen W. Johnson	16,938	3,000	30,000	19,938	*
Thomas C. Martin	13,962	2,500	25,000	16,462	*
Thomas L. McKeever	13,962	5,000	50,000	18,962	*
José A. Olivieri	0	5,000	50,000	5,000	*
Michael J. Pjevach	12,262	2,500	25,000	14,762	*
Christine A. Specht	0	2,000	20,000	2,000	*
James A. Tarantino	28,597	5,000	50,000	33,597	*
Nikola B. Schaumberg	22,653	1,000	10,000	23,653	*

Total for Directors and Executive Officers	179,095	33,000	$330,000	212,095	3.7%

*	Less than 1%.
(1)	Based on information presented in “Beneficial Ownership of Common Stock,” and assuming an exchange ratio of 0.8501 at the minimum of the offering range and including 34,712 shares pursuant to options exercisable within 60 days of November 8, 2019.
(2)	Includes proposed subscriptions, if any, by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above, the named individuals are not aware of any other purchases by a person who or an entity that would be considered an “associate” of the named individuals under the plan of conversion.
(3)	At the maximum of the offering range, directors and executive officers would beneficially own 275,278 shares, or 3.6% of our outstanding shares of common stock, including 39,918 shares pursuant to options exercisable within 60 days of November 8, 2019.

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COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF OLD FFBW

General. As a result of the conversion, existing stockholders of Old FFBW will become stockholders of New FFBW. There are differences in the rights of stockholders of Old FFBW and stockholders of New FFBW caused by differences between federal and Maryland law and regulations, and differences between Old FFBW’s federal stock charter and bylaws and New FFBW’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of New FFBW’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Old FFBW consists of 19,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock.

The authorized capital stock of New FFBW consists of 100,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and New FFBW’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Old FFBW.

Old FFBW’s charter and New FFBW’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, FFBW, MHC is required to own not less than a majority of the outstanding shares of Old FFBW common stock. FFBW, MHC will no longer exist following completion of the conversion.

New FFBW’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Old FFBW’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by New FFBW stockholders due to requirements of the Nasdaq Stock Market and to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Old FFBW’s charter or bylaws nor New FFBW’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

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Payment of Dividends. Old FFBW’s ability to pay dividends depends, to a large extent, upon First Federal Bank of Wisconsin’s ability to pay dividends to Old FFBW, which is restricted by federal regulations and by federal income tax considerations related to savings banks.

The same restrictions will apply to First Federal Bank of Wisconsin’s payment of dividends to New FFBW. In addition, Maryland law generally provides that New FFBW is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make New FFBW insolvent.

Board of Directors. Old FFBW’s bylaws and New FFBW’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Old FFBW’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Old FFBW to fill vacancies may only serve until the next election of directors by stockholders. Under New FFBW’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. The charter and bylaws of Old FFBW do not limit the personal liability of directors or officers.

New FFBW’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to New FFBW or its stockholders for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit New FFBW.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and Old FFBW’s bylaws, Old FFBW will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Old FFBW or its stockholders. Old FFBW also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

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The articles of incorporation of New FFBW provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law and regulation. Maryland law allows New FFBW to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of New FFBW. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Old FFBW’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting. New FFBW’s bylaws provide that special meetings of stockholders may be called by the president, the chief executive officer, the chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Old FFBW’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Old FFBW at least five days before the date of any such meeting.

New FFBW’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to New FFBW not less than 90 days nor more than 100 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of New FFBW at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Management believes that it is in the best interests of New FFBW and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.

Stockholder Action Without a Meeting. Under the bylaws of Old FFBW and under Maryland law with respect to New FFBW, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

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Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Old FFBW, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, have held at least 5% of the company’s total shares, have the right to inspect the company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. New FFBW’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Old FFBW’s charter contained voting limits based on stock ownership that would expire in 2022, five years after the date of First Federal Bank of Wisconsin’s initial conversion to stock form.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of New FFBW’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of New FFBW’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Director Qualifications. New FFBW’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (iv) other than the persons appointed as directors in connection with the formation of New FFBW and other than persons who are also executive officers of New FFBW or of First Federal Bank of Wisconsin, did not, at the time of his or her first election or appointment to the board of directors, maintain his or her principal residence (as determined by reference to such person’s most recent tax returns, copies of which shall be provided to New FFBW for the sole purpose of determining compliance with this requirement of the bylaws) within the State of Wisconsin for a period of at least one (1) year before the date of his or her purported nomination, election or appointment to the board of directors. The bylaws also prohibit service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as New FFBW or any of its subsidiaries; does not agree in writing to comply with all of New FFBW’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the bylaws; is a party to any agreement or arrangement with a party other than New FFBW or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on New FFBW entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the board of directors, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of New FFBW; or has lost more than one election for service as a director of New FFBW.

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Old FFBW’s bylaws do not provide for these types of restrictions on service as a director.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between New FFBW and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of New FFBW’s voting stock after the date on which New FFBW had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of New FFBW at any time after the date on which New FFBW had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of New FFBW. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between New FFBW and an interested stockholder generally must be recommended by the board of directors of New FFBW and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of New FFBW, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of New FFBW other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if New FFBW’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving federal mid-tier stock holding companies.

Mergers, Consolidations and Sales of Assets. As a result of an election made in New FFBW’s articles of incorporation, a merger or consolidation of New FFBW requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

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•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of New FFBW.

Under Maryland law, a sale of all or substantially all of New FFBW’s assets other than in the ordinary course of business, or a voluntary dissolution of New FFBW, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies.

Evaluation of Offers. The articles of incorporation of New FFBW provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New FFBW (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New FFBW and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon New FFBW’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, New FFBW and its subsidiaries and on the communities in which New FFBW and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of New FFBW;

•	whether a more favorable price could be obtained for New FFBW’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of New FFBW and its subsidiaries;

•	the future value of the stock or any other securities of New FFBW or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

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•	the ability of New FFBW to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Old FFBW’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of New FFBW will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which New FFBW is a party as long as the common stock of New FFBW trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies.

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation of New FFBW provide that, unless New FFBW consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of New FFBW, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New FFBW to New FFBW or New FFBW’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of New FFBW shall be deemed to have notice of and consented to the exclusive forum provisions of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with New FFBW and its directors, officers, and other employees.

Old FFBW’s charter and bylaws do not contain a similar provision.

Amendment of Governing Instruments. No amendment of Old FFBW’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Old FFBW’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Old FFBW at any legal meeting.

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New FFBW’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire New FFBW;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by New FFBW;

(xi)	the limitation of liability of officers and directors to New FFBW for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

New FFBW’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New FFBW’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF NEW FFBW

Although the board of directors of New FFBW is not aware of any effort that might be made to obtain control of New FFBW after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of New FFBW’s articles of incorporation to protect the interests of New FFBW and its stockholders from takeovers which the board of directors might conclude are not in the best interests of First Federal Bank of Wisconsin, New FFBW or New FFBW’s stockholders.

The following discussion is a general summary of the material provisions of Maryland law, New FFBW’s articles of incorporation and bylaws, First Federal Bank of Wisconsin’s charter and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. New FFBW’s articles of incorporation and bylaws are included as part of FFBW, MHC’s application for conversion filed with the Federal Reserve Board and New FFBW’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of New FFBW

Maryland law, as well as New FFBW’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of New FFBW more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of First Federal Bank of Wisconsin and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chief executive officer, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

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Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of New FFBW’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion, New FFBW will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of New FFBW.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. New FFBW is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of New FFBW that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of New FFBW. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Old FFBW − Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of New FFBW’s directors or by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of New FFBW in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law. Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between New FFBW and an “interested stockholder.” See “Comparison of Stockholder Rights for Existing Stockholders of Old FFBW − Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of New FFBW provide that its board of directors, when evaluating a transaction that would or may involve a change in control of New FFBW (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of New FFBW and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Old FFBW—Evaluation of Offers.”

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Purpose and Anti-Takeover Effects of New FFBW’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of New FFBW and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of New FFBW and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of New FFBW and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of New FFBW and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of New FFBW’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

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Charter of First Federal Bank of Wisconsin

First Federal Bank of Wisconsin’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than New FFBW may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of First Federal Bank of Wisconsin. This provision will not apply to any tax-qualified employee benefit plan of First Federal Bank of Wisconsin or New FFBW or to underwriters in connection with a public offering. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, generally no person may acquire control of an insured savings association or its parent holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. The Federal Reserve Board takes into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. In addition, federal regulations provide that no company may acquire control of a savings association without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with New FFBW, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Federal Reserve Board regulations provide that parties seeking to rebut control will be provided an opportunity to do so in writing.

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DESCRIPTION OF CAPITAL STOCK OF NEW FFBW
FOLLOWING THE CONVERSION

General

New FFBW is authorized to issue 100,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. New FFBW currently expects to issue in the offering and exchange up to 7,705,000 shares of common stock, at the maximum of the offering range. New FFBW will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. New FFBW may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if New FFBW’s assets are less than the amount necessary to satisfy the requirement set forth above, New FFBW may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by New FFBW is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce New FFBW’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of New FFBW will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If New FFBW issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the offering and exchange, the holders of common stock of New FFBW will have exclusive voting rights in New FFBW. They will elect New FFBW’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of New FFBW’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If New FFBW issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.

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As a federally chartered stock savings bank, corporate powers and control of First Federal Bank of Wisconsin are vested in its board of directors, who elect the officers of First Federal Bank of Wisconsin and who fill any vacancies on the board of directors. Voting rights of First Federal Bank of Wisconsin are vested exclusively in the owners of the shares of capital stock of First Federal Bank of Wisconsin, which will be New FFBW, and voted at the direction of New FFBW’s board of directors. Consequently, the holders of the common stock of New FFBW will not have direct control of First Federal Bank of Wisconsin.

Liquidation. In the event of any liquidation, dissolution or winding up of First Federal Bank of Wisconsin, New FFBW, as the holder of 100% of First Federal Bank of Wisconsin’s capital stock, would be entitled to receive all assets of First Federal Bank of Wisconsin available for distribution, after payment or provision for payment of all debts and liabilities of First Federal Bank of Wisconsin, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of New FFBW, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of New FFBW available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of New FFBW will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of New FFBW’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

Continental Stock Transfer & Trust Company, LLC is the transfer agent and registrar for New FFBW’s common stock.

EXPERTS

The consolidated financial statements of Old FFBW as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 have been included herein and in the registration statement in reliance upon the reports of Wipfli LLP, Milwaukee, Wisconsin, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

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LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to New FFBW, FFBW, MHC, Old FFBW and First Federal Bank of Wisconsin, has issued to New FFBW its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Wipfli LLP has provided an opinion to us regarding the Wisconsin income tax consequences of the conversion. Certain legal matters will be passed upon for Janney and, in the event of a syndicated offering, for any other co-managers, by Reinhart Boerner Van Dueren s.c., Milwaukee, Wisconsin.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

New FFBW has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including New FFBW. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

FFBW, MHC has filed an application for approval of the conversion with the Federal Reserve Board, and New FFBW has filed a savings and loan holding company application with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Karen R. Smith, Director-Applications, of the Federal Reserve Bank of Chicago at (312) 322-6846. The plan of conversion is available, upon request, at each of First Federal Bank of Wisconsin’s offices.

In connection with the offering, New FFBW will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, New FFBW and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, New FFBW has undertaken that it will not terminate such registration for a period of at least three years following the offering.

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STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by our Corporate Secretary at our executive offices, 1360 South Moorland Road, Brookfield, Wisconsin 53005, no later than December 12, 2019. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act’).

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Old FFBW’s Bylaws. Under Old FFBW’s bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not less than five days in advance of such meeting, subject to certain exceptions) by the Secretary of Old FFBW.

Provisions of New FFBW’s Bylaws. New FFBW’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, New FFBW’s Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first and made not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on New FFBW’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of New FFBW which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of New FFBW; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of New FFBW’s bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on New FFBW’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of New FFBW which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

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The 2020 annual meeting of stockholders is expected to be held May 27, 2020. If the conversion is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 16, 2020 and no later than February 26, 2020. If notice is received earlier than February 16, 2020 or after February 26, 2020, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than May 15, 2020. If notice is after May 15, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus and Proxy Card are available at www.firstfederalwisconsin.com.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
OLD FFBW

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets at June 30, 2019 (unaudited) and December 31, 2018 and 2017	F-3

Consolidated Statements of Operations for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-4

Consolidated Statements of Comprehensive Income (Loss) for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-5

Consolidated Statements of Changes in Equity for the six months ended June 30, 2019 (unaudited) and the years ended December 31, 2018 and 2017	F-6

Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and 2018 (unaudited) and for the years ended December 31, 2018 and 2017	F-7

Notes to Consolidated Financial Statements	F-8

* * *

Separate financial statements for New FFBW have not been included in this proxy statement/prospectus because New FFBW has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of FFBW, Inc.

Brookfield, Wisconsin

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FFBW, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Wipfli LLP

We have served as the Company’s auditor since 2015.

March 27, 2019

Milwaukee, Wisconsin

F-2

FFBW, Inc.

CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	June 30,	December 31,	December 31,
	2019 (unaudited)	2018	2017
Assets
Cash and due from banks	$4,351	$1,746	$3,285
Fed funds sold	1,046	2,742	8,528
Cash and cash equivalents	5,397	4,488	11,813
Available for sale securities, stated at fair value	43,478	43,751	58,012
Loans held for sale	1,951	679	109
Loans, net of allowance for loan and lease losses of $2,252, $2,118, and $1,800, respectively	193,001	198,694	171,355
Premises and equipment, net	4,888	5,057	5,290
Foreclosed assets	84	69	619
FHLB stock, at cost	609	739	514
Accrued interest receivable	777	768	782
Cash value of life insurance	7,105	7,007	6,558
Other assets	1,034	1,474	1,429

TOTAL ASSETS	$258,324	$262,726	$256,481

Liabilities and Equity

Deposits	$177,553	$183,205	$182,913
Advance payments by borrowers for taxes and insurance	771	55	36
FHLB advances	15,750	17,750	12,750
Accrued interest payable	648	70	37
Other liabilities	2,418	1,284	1,256
Total liabilities	$197,140	$202,364	$196,992

Preferred stock ($0.01 par value, 1,000,000 authorized, no shares issued or outstanding as of June 30, 2019, December 31, 2018, and December 31, 2017, respectively)	$-	$-	-
Common stock ($0.01 par value, 19,000,000 authorized, 6,706,742, 6,696,742, and 6,612,500 issued and outstanding as of June 30, 2019, December 31, 2018 and December 31, 2017, respectively)	67	67	66
Additional paid in capital	28,489	28,326	28,296
Unallocated common stock of Employee Stock Ownership Plan ("ESOP") (236,823, 243,303, and 256,263 shares at June 30, 2019, December 31, 2018, and December 31, 2017, respectively)	(2,368)	(2,433)	(2,563)
Retained earnings	35,632	34,995	33,937
Accumulated other comprehensive income (loss), net of income taxes	235	(593)	(247)
Less common stock repurchased, 82,055, 0, and 0 shares at cost, at June 30, 2019, December 31, 2018, December 31, 2017, respectively	(871)	-	-
Total equity	$61,184	$60,362	$59,489

TOTAL LIABILITIES AND EQUITY	$258,324	$262,726	$256,481

See accompanying notes to financial statements.

F-3

FFBW, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Six months ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Interest and dividend income:
Loans, including fees	$4,945	$4,294	$9,192	$7,817
Securities
Taxable	557	679	1,290	943
Tax-exempt	6	37	49	142
Other	46	31	78	93

Total interest and dividend income	5,554	5,041	10,609	8,995

Interest expense:
Interest-bearing deposits	1,232	688	1,677	1,314
Borrowed funds	179	169	432	240

Total interest expense	1,411	857	2,109	1,554

Net interest income	4,143	4,184	8,500	7,441
Provision for loan losses	155	304	513	419

Net interest income after provision for loan losses	3,988	3,880	7,987	7,022

Noninterest income:
Service charges and other fees	99	111	371	279
Net gain on sale of loans	168	75	244	266
Net gain (loss) on sale of securities	(3)	9	(204)	20
Increase in cash surrender value of insurance	98	95	194	196
Other noninterest income	49	47	95	130

Total noninterest income	411	337	700	891

Noninterest expense:
Salaries and employee benefits	2,128	2,196	4,248	3,960
Occupancy and equipment	484	459	1,002	1,109
Data processing	344	310	719	605
Technology	157	104	-	-
Foreclosed assets, net	2	37	36	27
Professional fees	216	175	508	506
Other	229	323	798	1,628

Total noninterest expense	3,560	3,604	7,311	7,835

Income before income taxes	839	613	1,376	78
Provision for income taxes	202	137	318	264

Net income (loss)	$637	$476	$1,058	$(186)

Earnings (loss) per share
Basic	$0.10	$0.07	$0.17	$(0.03)
Diluted	$0.10	$0.07	$0.17	$(0.03)

See accompanying notes to financial statements.

F-4

FFBW, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Six months ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Net income (loss)	$637	$476	$1,058	$(186)
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period	1,132	(956)	(637)	(168)
Reclassification adjustment for (gains) losses realized in net income	3	(9)	204	(20)
Other comprehensive income (loss) before tax effect	1,135	(965)	(433)	(188)
Tax effect of other comprehensive income (loss) items	(307)	230	87	66
Other comprehensive income (loss), net of tax	828	(735)	(346)	(122)
Comprehensive income (loss)	$1,465	$(259)	$712	$(308)

See accompanying notes to financial statements.

F-5

FFBW, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Amounts in thousands, except share data)

	Common Stock	Additional Paid-In Capital	Unallocated Common Stock of ESOP	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Tresury Stock	Total
Balance at December 31, 2016	-	-	-	34,123	(125)	-	33,998
Net loss	-	-	-	(186)	-	-	(186)
Other comprehensive loss	-	-	-	-	(122)	-	(122)
Issuance of common stock, net of issuance costs	66	28,296	-	-		-	28,362
Issuance of common stock to FFBW Community Foundation, Inc.	-	-	-	-	-	-	-
Stock purchased by the ESOP (259,210 shares)	-	-	(2,592)	-	-	-	(2,592)
ESOP shares committed to be released (2,947 shares)	-	-	29	-	-	-	29
Balance at December 31, 2017	$66	$28,296	$(2,563)	$33,937	$(247)	$-	$59,489
Net income	-	-	-	1,058	-	-	1,058
Other comprehensive loss	-	-	-	-	(346)	-	(346)
Stock based compensation expense	1	17	-	-	-	-	18
ESOP shares committed to be released (12,960 shares)	-	13	130	-	-	-	143
Balance at December 31, 2018	$67	$28,326	$(2,433)	$34,995	$(593)	$-	$60,362
Net income	-	-	-	637	-		637
ESOP shares committed to be released (6,480 shares)	-	4	65	-	-	-	69
Stock based compensation expense	-	159	-	-	-	-	159
Other comprehensive income	-	-	-	-	828	-	828
Repurchase of common stock	-	-	-	-	-	(871)	(871)
Balance at June 30, 2019 (unaudited)	$67	$28,489	$(2,368)	$35,632	$235	$(871)	$61,184

See accompanying notes to financial statements.

F-6

FFBW, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the six months ended June 30,		For the years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income (loss)	$637	$476	$1,058	$(186)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	155	304	513	419
Depreciation	181	167	342	460
Gain on sale of premises and equipment	-	-	-	64
Accretion of loan portfolio discount	(59)	(46)	(144)	(405)
Net amortization on securities available for sale	199	272	526	525
(Gain) loss on sales and impairments of foreclosed assets	(7)	17	17	(12)
(Gain) loss on sale of securities	3	(9)	204	(20)
Increase in cash surrender value of life insurance	(98)	(95)	(194)	(196)
Accretion of discount on FHLB advances	-	-	-	(27)
ESOP compensation	69	71	143	32
Stock based compensation	159	-	18	-
Changes in operating assets and liabilities:
Accrued interest receivable	(9)	(39)	14	(22)
Loans held for sale	(1,272)	109	(570)	483
Other assets	133	66	42	366
Accrued interest payable	550	323	33	8
Other liabilities	1,162	(152)	28	(323)
Net cash provided by operating activities	1,803	1,464	2,030	1,166
Cash flows from investing activities:
Proceeds from sales of available for sale securities	4,837	6,437	12,874	6,856
Maturities, calls, paydowns on available for sale securities	2,316	3,079	8,091	8,081
Purchases of available for sale securities	(5,947)	(7,867)	(7,867)	(25,029)
Net (increase) decrease in loans	5,521	(22,259)	(27,967)	(5,793)
Purchases of premises and equipment	(12)	(38)	(109)	(357)
Proceeds from redemption of FHLB stock	130	-	-	833
Purchases of FHLB stock	-	(548)	(225)	-
Proceeds from sale of equipment	-	-	-	2,153
Purchase of life insurance	-	-	(255)	(10)
Proceeds from sale of foreclosed assets	76	823	792	1,458
Net cash provided (used) by investing activities	6,921	(20,373)	(14,666)	(11,808)
Cash flows from financing activities:
Net increase (decrease) in deposits	(5,660)	(16,501)	292	(1,726)
Net increase in escrow	716	776	19	3
Net decrease in FHLB open line of credit	-	-	-	(2,500)
Repayments of FHLB advances	(2,000)	-	(2,000)	(6,000)
Proceeds from FHLB advances	-	22,250	7,000	-
Net proceeds from issuance of common stock	(871)	-	-	25,767
Net cash provided (used) in financing activities	(7,815)	9,525	5,311	15,544
Net increase (decrease) in cash and cash equivalents	909	(9,420)	(7,325)	4,902
Cash and cash equivalents at beginning	4,488	11,813	11,813	6,911
Cash and cash equivalents at end	$5,397	$2,393	$4,488	$11,813

Supplemental Cash Flow Disclosures:
Cash paid for interest	$833	$534	$2,076	$1,546
Cash paid for income taxes	160	40	120	-
Loans transferred to foreclosed assets	84	221	238	1,118
Financed sales of foreclosed assets	-	21	21	280

See accompanying notes to financial statements

F-7

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies

Organization

On October 10, 2017, First Federal Bank of Wisconsin (“the Bank”) converted to a stock savings bank and was reorganized into the mutual holding company structure.  The Bank issued all of its outstanding stock to a new holding company, FFBW, Inc., (the “Company”) which sold 2,950,625 shares of common stock to the public at $10.00 per share, and contributed an additional 25,000 shares to FFBW Community Foundation, representing 45% of its outstanding shares of common stock.  This amount included shares purchased by the Bank’s employee stock ownership plan (“ESOP”), which purchased 3.92% of the Company’s outstanding common upon the completion of the reorganization and stock issuance.  FFBW, Inc. is organized as a corporation under the laws of the United States.  FFBW, MHC has been organized as a mutual holding company under the laws of the United States and owns 55% of the outstanding common stock of FFBW, Inc.

The cost of the reorganization and the issuing of the common stock were deferred and deducted from the sales proceeds of the offering.  Reorganization costs of $1,394 were recognized.

At June 30, 2019, the significant assets of the Company were the capital stock of the Bank, and a loan to the First Federal Bank of Wisconsin Employee Stock Ownership Plan (“ESOP”). The liabilities of the Company were insignificant. The Company is subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended. The Company is subject to regulation and examination by the Board of Governors of the Federal Reserve System (“the Federal Reserve Board”).

First Federal Bank of Wisconsin is a community bank headquartered in Waukesha, Wisconsin that provides financial services to individuals and businesses from our offices in Waukesha, Brookfield, and the Bay View neighborhood.

Jumpstart Our Business Startups Act

The Jumpstart Our Business Startups Act (the JOBS Act), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” The Company qualifies as an “emerging growth company” and believes that it will continue to qualify as an “emerging growth company” until five years from the completion of the stock offering.

As an “emerging growth company,” the Company has elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, the financial statements may not be comparable to financial statements of companies that comply with such new or revised accounting standards.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the fair values of securities, fair value of financial instruments, the valuation of other real estate owned and the valuation of deferred income tax assets.

Revenue Recognition

Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. The majority of the Company's revenue-generating transactions are not subject to ASC 606, including revenue all interest and dividend income generated from financial instruments. Certain noninterest income items, including loan servicing income, gain on sales of loans, gain on sales of securities, and other noninterest income have been evaluated to not fall with the scope of ASC 606. Elements of noninterest income that is within the scope of ASC 606, are as follows:

F-8

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Service fees - The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Management reviewed the deposit account agreements, and determined that the agreements can be terminated at any time by either the Company or the account holder. Transaction fees, such as balance transfers, wires and overdraft charges are settled the day the performance obligation is satisfied. The Company's monthly service charges and maintenance fees are for services provided to the customer on a monthly basis and are considered a series of services that have the same pattern of transfer each month. The review of service charges assessed on deposit accounts included the amount of variable consideration that is a part of the monthly charges. It was found that the waiver of service charges due to insufficient funds and dormant account fees is immaterial and would not require a change in the accounting treatment for these fees under the new revenue standards. Recognition of revenue under ASC 606 did not materially change the timing or magnitude of revenue recognition.

Interchange fees - Customers use a Bank-issued debit card to purchase goods and services, and the Company earns interchange fees on those transactions, typically a percentage of the sale amount of the transaction. The Company records the amount due when it receives the settlement from the payment network. Payments from the payment network are received and recorded into income on a daily basis. There are no contingent debit card interchange fees recorded by the Company that could be subject to a clawback in future periods. Recognition of revenue under ASC 606 did not materially change the timing or magnitude of revenue recognition.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks and non-maturity deposits in the Federal Home Loan Bank of Chicago (FHLB). The Company may at times maintain balances at financial institutions that exceed federally insured limits. The Company has not experienced any losses in such accounts.

Available for Sale Securities

Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity.  Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital requirements, and other similar factors.  Securities classified as available for sale are carried at fair value.  Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect.  Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient enough to allow for any anticipated recovery in fair value.

F-9

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Loans Acquired in a Transfer

The Company acquires loans (including debt securities) individually and in groups or portfolios. These loans are initially measured at fair value with no allowance for loan losses. The Company's allowance for loan losses on all acquired loans reflect only those losses incurred subsequent to acquisition.

Certain acquired loans may have experienced deterioration of credit quality between origination and the Company's acquisition of the loans. At acquisition, the Company reviews each loan to determine whether there is evidence of deterioration of credit quality since origination and if it is probable that the Company will be unable to collect all amounts due according to the loan's contractual terms. If both conditions exist, the Company determines whether each such loan is to be accounted for individually or whether such loans will be assembled into pools of loans based on common risk characteristics (for example, credit score, loan type, and date of origination). The Company considers expected prepayments and estimates the amount and timing of undiscounted principal, interest, and other cash flows expected at acquisition for each loan and aggregated pool of loans. The excess of the loan's or pool's scheduled contractual principal and interest payments over all cash flows expected at acquisition is calculated as the nonaccretable difference. The excess of cash flows expected to be collected over the fair value of each loan or pool (accretable yield) is accreted into interest income over the remaining life of the loan or pool.

At each reporting date, the Company continues to estimate cash flows expected to be collected for each loan or pool. If expected cash flows have decreased from the acquisition date estimate, the Company recognizes an allowance for loan losses. If expected cash flows have increased from the acquisition date estimate, the Company increases the amount of accretable yield to be recognized as interest income over the remaining life of the loan or pool.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Mortgage loans held for sale are sold with the mortgage servicing rights released by the Company. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loan sold.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for deferred loan fees and costs, charge-offs, and an allowance for loan losses. Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan-origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to make payments as they become due. When loans are placed on nonaccrual status or charged off, all unpaid accrued interest is reversed against interest income. The interest on these loans is subsequently accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is maintained at the level considered adequate by management to provide for losses that are probable as of the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to expense as losses are estimated to have occurred. Loan losses are charged against the allowance when management believes that the collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. In determining the adequacy of the allowance balance, the Company makes evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

F-10

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

When establishing the allowance for loan losses, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories and their relevant risk characteristics are as follows: Commercial development: These loans are secured by vacant land and/or property that are in the process of improvement. Repayment of these loans can be dependent on the sale of the property to third parties or the successful completion of the improvements by the builder for the end user. Construction loans include not only construction of new structures, but loans originated to finance additions to or alterations of existing structures. Until a permanent loan originates, or payoff occurs, all commercial construction loans secured by real estate are reported in this loan pool. Development loans also have the risk that improvements will not be completed on time, or in accordance with specifications and projected costs.

Commercial real estate: These loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities, and various special purpose properties, including restaurants. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. Loans to closely held businesses are generally guaranteed in full by the owners of the business. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property. The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to the general economic factors or conditions specific to the real estate market, such as geographic location and/or purpose type.

Commercial and industrial: Commercial and industrial loans are extended primarily to small and middle market customers. Such credits typically comprise working capital loans, asset acquisition loans, and loans for other business purposes. Loans to closely held businesses are generally guaranteed in full by the owners of the business. Commercial and industrial loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to economic or individual performance factors. Minimum standards and underwriting guidelines have been established for commercial and industrial loans.

1-4 family owner-occupied: These loans are generally to individuals and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations, the underlying collateral, and the loan to collateral value. Also included in this category are junior liens on 1-4 family residential properties. Underwriting standards for single family loans are heavily influenced by statutory requirements, which include, but are not limited to, loan-to-value and affordability ratios, risk-based pricing strategies, and documentation requirements.

1-4 family investor-owned: These loans may be to individuals or businesses and are subject to underwriting standards and processes similar to commercial and industrial loans. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the property(ies). The cash flows of the borrowers, however, may not behave as forecasted and collateral securing loans may fluctuate in value due to the general economic factors or conditions specific to the real estate market, such as geographic location and/or purpose type.

Multifamily real estate: These loans include loans to finance non-farm properties with five or more units in structures primarily to accommodate households. Such credits are typically originated to finance the acquisition or refinancing of an apartment building. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. Loans to closely held businesses are generally guaranteed in full by the owners of the business. These loans are viewed primarily as cash flow loans and the repayment of these loans is largely dependent on the successful operation of the subject multifamily property, with assumptions made for vacancy rates. Cash flows of the borrowers rely on the receipt of rental income from the tenants of the property who are themselves subject to fluctuations in national and local economic conditions and unemployment trends.

F-11

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Consumer: These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family, and other personal expenditures. These loans generally include direct consumer automobile loans and credit card loans. These loans are generally smaller in size and are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet the debt service requirements of the loan and total debt obligations.

Management regularly evaluates the allowance for loan losses using the Company’s past loan loss experience, known and inherent risks in the loan portfolio, composition of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

A loan is impaired when, based on current information, it is probable that the Company will not collect all amounts due in accordance with the contractual terms of the loan agreement. Management determines whether a loan is impaired on a case-by-case basis, taking into consideration the payment status, collateral value, length and reason of any payment delays, the borrower’s prior payment record, and any other relevant factors. Large groups of smaller-balance homogeneous loans, such as residential mortgage and consumer loans, are collectively evaluated in the allowance for loan losses analysis and are not subject to impairment analysis unless such loans have been subject to a restructuring agreement. Specific allowances for impaired loans are based on discounted cash flows of expected future payments using the loan’s initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Company to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

Troubled Debt Restructurings

Loans are accounted for as troubled debt restructurings when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and the Company grants a “concession” to the borrower that they would not otherwise consider. These concessions include a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof to facilitate repayment. Troubled debt restructurings are considered impaired loans.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value, less costs to sell, at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets.

Federal Home Loan Bank Stock

The Company's investment in Federal Home Loan Bank ("FHLB") stock is carried at cost, which approximates fair value. The Company is required to hold the stock as a member of the FHLB, and transfer of the stock is substantially restricted. The stock is evaluated for impairment on an annual basis.

F-12

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies(cont.)

Income Taxes

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the allowances for loan losses, deferred compensation, depreciation, FHLB stock dividends and non-accrual interest. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company's policy is to recognize interest and penalties related to income tax issues as components of income tax expense. During the periods shown, the Company did not recognize any interest or penalties related to income tax expense in its statement of income.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising

Advertising costs are expensed as incurred.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) is shown on the statements of comprehensive income (loss). The Company’s accumulated other comprehensive income (loss) is composed of the unrealized gain (loss) on securities available for sale, net of tax and is shown on the statements of changes in equity. Reclassification adjustments out of other comprehensive income (loss) for gains (losses) realized on sales of securities available for sale comprise the entire balance of “net gain (loss) on sale of securities” on the statements of income. As part of this reclassification, income tax credit of approximately $1 was recognized for the six months ended June 30, 2019, and income tax expense of approximately $2 was recognized for the six months ended June 30, 2018 in “provision for income taxes” on the statements of operations. An income tax credit of approximately $56 was recognized for the year ended December 31, 2018 and income tax expense of approximately $5 was recognized for the year ended December 31, 2017.

F-13

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unfunded commitments under lines of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Life Insurance

The Company has purchased life insurance policies on certain key executives. Life insurance is measured at the amount that could be realized under the insurance contract as of the balance sheet date, which is generally the cash surrender value of the policy.

Subsequent Events

Management has reviewed the Company’s operations for potential disclosure or financial statement impacts related to events occurring after December 31, 2018, but prior to the release of these financial statements. Based on the results of this review, no subsequent event disclosure or financial statement impacts to these financial statements are required as of September 12, 2019.

Reclassifications

Certain reclassifications have been made to the 2017 and 2018 consolidated financial statements to conform to the 2019 classifications.

Recent Accounting Pronouncements

The Company recently adopted the following Accounting Standards Updates (ASU) issued by the Financial Accounting Standards Board (FASB).

ASU No. 2014-09, "Revenue from Contracts with Customers."

The objective of this new standard is to provide a common revenue standard for all entities that enter into contracts with customers to transfer goods, services, or nonfinancial assets. The Company adopted this new accounting standard for the effective January 1, 2019. The Company did not identify any changes in the timing of revenue recognition when considering the amended accounting guidance, however, the Company has included additional disclosures as required by the guidance.

ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”

ASU No. 2018-03, “Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)”

These standards make a number of changes to the recognition and measurement standards of financial instruments, including the following changes: 1) equity securities with a readily determinable fair value will have to be measured at fair value with changes in fair value recognized in net income; 2) entities that are public business entities will no longer be required to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost; and 3) entities that are public business entities will be required to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes. The Company adopted this new accounting standard for the effective January 1, 2019. The adoption of these standard did not have a material impact on the Company's financial condition or results of operations, except that the Company will no longer disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost.

F-14

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

The following Accounting Standards Updates (ASUs) have been issued by the Financial Accounting Standards Board (FASB) and may impact the Company's financial statements in future reporting periods:

ASU No. 2016-13, “Credit Losses (Topic 326).”

ASU No. 2019-04, “Codification Improvements to Topic 326.”

ASU No. 2019-05, “Financial Instruments-Credit Losses.”

ASU 2016-13 requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. Early adoption will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently assessing the impact of adopting ASU 2016-13 on its financial statements.

ASU No. 2016-02, “Leases (Topic 842): Amendments to the Leases Analysis.”

ASU No. 2018-10, "Codification Improvements to Topic 842."

ASU No. 2018-11, "Targeted Improvements"

For lessees, Topic 842 requires leases to be recognized on the balance sheet, along with disclosure of key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-01, 2018-10 and 2018-11. The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification expense recognition in the income statement.

For lessors, Topic 842 requires lessors to classify leases as sales-type, direct financing or operating leases. A lease is a sales-type lease if any one of five criteria are met, each of which indicate that the lease, in effect, transfers control of the underlying asset to the lessee. If none of those five criteria are met, but two additional criteria are both met, indicating the lessor has transferred substantially all the risks and benefits of the underlying asset to the lessee and a third party, the lease is a direct financing lease. All leases that are not sales-type or direct financing leases are operating leases.

The new standard is effective for the Company on January 1, 2020, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) the new standard's effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. The Company expects to adopt the new standard on January 1, 2020 using the effective date as its date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2020.

ASU No. 2016-01, “Recognition and Measurement of Financial Assets and Financial Liabilities”

ASU No. 2018-03, “Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10)”

ASU No. 2016-01 is a wide-ranging standard with several elements that will impact most financial institutions. The standard introduces new guidance that applies to most equity investments. Under the standard, equity securities can no longer be classified as available-for-sale securities. Instead, market value fluctuations on equity securities will have to be recognized directly through net income. An entity may elect to value equity investments without a readily determinable fair value at its cost minus impairment (if any) plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer, with any changes recognized through net income. The standard also eliminates certain disclosure requirements related to financial instruments. Non-PBEs will no longer have to disclose the fair value of financial instruments measured at amortized cost in the financial statements. PBEs will still need to make this disclosure but will no longer be required to disclose the methods and significant assumptions used to determine the fair value of financial instruments measured at amortized cost. ASU 2016-01 is effective for non-PBEs for years beginning after December 15, 2018, and was effective for PBEs with fiscal years beginning after December 15, 2017.  ASU2016-01 will require the Company to adjust its reported value of Bankers’ Bank stock, which is considered an equity security without a readily determinable market value, if a comparable transaction is observed.

F-15

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 1 - Summary of Significant Accounting Policies (cont.)

ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”

This ASU modifies the disclosure requirements on fair value measurements in Topic 820, including the removal, modification to, and addition of certain disclosure requirements. This ASU will be effective for fiscal years beginning after December 15, 2019 with early adoption permitted. The majority of the disclosure changes are to be applied on a prospective basis. The Company is currently in the process of reviewing this ASU to determine whether the modifications within will be adopted prior to the effective date. Although this ASU has a significant impact to the Company’s fair value disclosures, no additional impact to the financial statements is expected.

NOTE 2 – Earnings Per Share

Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding, adjusted for weighted average unallocated ESOP shares, during the applicable period, excluding outstanding participating securities. Participating securities include non-vested restricted stock awards and restricted stock units, though no actual shares of common stock related to restricted stock units are issued until the settlement of such units, to the extent holders of these securities receive non-forfeitable dividends or dividend equivalents at the same rate as holders of the Company’s common stock. Diluted earnings per share is computed using the weighted-average number of shares determined for the basic earnings per common share computation plus the dilutive effect of stock compensation using the treasury stock method. Antidilutive options are disregarded in earnings per share calculations.

The following table presents a reconciliation of the number of shares used in the calculation of basic and diluted earnings per common share (in thousands, except share and per share data).

	Six months ended June 30,		Year Ended December 31, 2017
	2019	2018	2018	2017*
	(Unaudited)
Net income (loss)	$637	$476	$1,058	$(186)
Basic potential common shares
Weighted average shares outstanding	6,668,358	6,612,500	6,617,507	6,612,500

Weighted average unallocated Employee Stock
Ownership Plan Shares	(240,558)	(252,483)	(249,783)	(257,245)
Basic weighted average shares outstanding	6,427,800	6,360,017	6,367,724	6,355,255
Dilutive potential common shares	-	-	-	-
Dilutive weighted average shares outstanding	6,427,800	6,360,017	6,367,724	6,355,255
Basic earnings (loss) per share	$0.10	$0.07	$0.17	$(0.03)
Diluted earnings (loss) per share	$0.10	$0.07	$0.17	$(0.03)

*Loss per shares for the year ended December 31, 2017 is adjusted to include the gain attributed to the period prior to the initial public offering for the common shares issued.

F-16

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 3 - Cash and Due from Banks

Under Regulation D, savings institutions are generally required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based upon a percentage of deposits. The Company was required to maintain reserve balances with the Federal Reserve Bank of $0 as of June 30, 2019, and December 31, 2018 and 2017, respectively.

In the normal course of business, the Company maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation's insured limit of $250. Management believes these financial institutions have strong credit ratings and that the credit risk related to these deposits is minimal.

NOTE 4 – Available for Sale Securities

Amortized costs and fair values of available for sale securities are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
June 30, 2019 (unaudited)
Obligations of the US government and US government sponsored agencies	$1,102	$22	$-	$1,124
Obligations of states and political subdivisions	7,612	46	(20)	7,638
Mortgage-backed securities	30,863	360	(113)	31,110
Certificates of deposit	1,500	1	(3)	1,498
Corporate debt securities	2,079	29	-	2,108
Total available for sale securities	$43,156	$458	$(136)	$43,478

December 31, 2018
Obligations of the US government and US government sponsored agencies	$1,299	$8	$-	$1,307
Obligations of states and political subdivisions	8,381	17	(103)	8,295
Mortgage-backed securities	29,164	24	(652)	28,536
Certificates of deposit	1,500	1	(55)	1,446
Corporate debt securities	4,220	2	(55)	4,167
Total available for sale securities	$44,564	$52	$(865)	$43,751

December 31, 2017
Obligations of the US government and US government sponsored agencies	$2,211	$11	$(2)	$2,220
Obligations of states and political subdivisions	13,102	104	(69)	13,137
Mortgage-backed securities	33,908	14	(455)	33,467
Certificates of deposit	4,000	6	(9)	3,997
Corporate debt securities	5,171	29	(9)	5,191
Total available for sale securities	$58,392	$164	$(544)	$58,012

Fair values of securities are estimated based on financial models or prices paid for similar securities. It is possible interest rates could change considerably, resulting in a material change in estimated fair value.

F-17

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 4 – Available for Sale Securities (cont.)

The following table presents the portion of the Company's portfolio which has gross unrealized losses, reflecting the length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2019 (unaudited)
Obligations of the US government and US government sponsored agencies	$-	$-	$-	$-	$-	$-
Obligations of states and political subdivisions	-	-	2,084	(20)	2,084	(20)
Mortgage-backed securities	9	-	6,898	(113)	6,907	(113)
Certificates of deposit	-	-	1,247	(3)	1,247	(3)
Corporate debt securities	-	-	-	-	-	-
Total	$9	$-	$10,229	$(136)	$10,238	$(136)
December 31, 2018
Obligations of the US government and US government sponsored agencies	$175	$-	$113	$-	$288	$-
Obligations of states and political subdivisions	-	-	6,142	(103)	6,142	(103)
Mortgage-backed securities	1,171	(24)	24,725	(628)	25,896	(652)
Certificates of deposit	-	-	1,195	(55)	1,195	(55)
Corporate debt securities	384	(2)	3,128	(53)	3,512	(55)
Total	$1,730	$(26)	$35,303	$(839)	$37,033	$(865)
December 31, 2017
Obligations of the US government and US government sponsored agencies	$235	$(2)	$-	$-	$235	$(2)
Obligations of states and political subdivisions	3,180	(23)	2,660	(46)	5,840	(69)
Mortgage-backed securities	22,685	(213)	9,270	(242)	31,955	(455)
Certificates of deposit	2,492	(9)	-	-	2,492	(9)
Corporate debt securities	2,683	(8)	250	(1)	2,933	(9)
Total	$31,275	$(255)	$12,180	$(289)	$43,455	$(544)

At June 30, 2019, the investment portfolio included 27 securities available for sale, which had been in an unrealized position for greater than twelve months, and one security available for sale, which had been in an unrealized loss position for less than twelve months. At December 31, 2018, the investment portfolio included 79 securities available for sale, which had been in an unrealized loss position for greater than twelve months, and 6 securities available for sale, which had been in an unrealized loss position for less than twelve months. At December 31, 2017, the investment portfolio included 27 securities available for sale, which had been in an unrealized loss position for greater than twelve months, and 73 securities available for sale, which had been in an unrealized loss position for less than twelve months. Because these securities have a fixed interest rate, their fair value is sensitive to movements in market interest rates. These unrealized losses are considered temporary because the Company does not intend to sell them prior to maturity; therefore we expect to collect all contractually due amounts from these securities. Accordingly, these investments were reduced to their fair values through accumulated other comprehensive income, not through earnings.

We regularly assess our securities portfolio for OTTI. These assessments are based on the nature of the securities, the underlying collateral, the financial condition of the issuer, the extent and duration of the loss, our intent related to the individual securities, and the likelihood that we will have to sell securities prior to expected recovery. We did not have any impairment losses recognized in earnings for the six months ended June 30, 2019 and the years ended December 31, 2018 or December 31, 2017.

F-18

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 4 – Available for Sale Securities (cont.)

The amortized cost and fair value of available for sale securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities in mortgage-backed securities since the anticipated maturities are not readily determinable. Therefore, these securities are not included in the maturity categories in the following maturity summary listed below:

	June 30, 2019 (unaudited)
	Amortized Cost	Fair Value
Due in one year or less	$641	$648
Due after one year through 5 years	4,053	4,079
Due after 5 years through 10 years	3,578	3,610
Due after 10 years	4,021	4,031
Subtotal	$12,293	$12,368
Mortgage-backed securities	30,863	31,110
Total	$43,156	$43,478

	December 31, 2018
	Amortized Cost	Fair Value
Due in one year or less	$2,642	$2,632
Due after one year through 5 years	3,282	3,238
Due after 5 years through 10 years	4,888	4,818
Due after 10 years	4,588	4,527
Subtotal	$15,400	$15,215
Mortgage-backed securities	29,164	28,536
Total	$44,564	$43,751

The following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Proceeds from sale of securities	$4,837	$12,874	$6,856
Gross gains	22	35	86
Gross losses	(25)	(239)	(66)

Available for sale securities with a market value of $1,001 and $960 were pledged at June 30, 2019 and December 31, 2018, respectively. No securities were pledged at December 31, 2017.

F-19

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans

Major classifications of loans are as follows:

	June 30,	December 31,	December 31,
	2019	2018	2017
	(unaudited)
Commercial
Development	$12,886	$7,801	$1,498
Real estate	70,993	69,425	53,202
Commercial and industrial	12,526	13,142	10,135
Residential real estate and consumer
1-4 family owner-occupied	33,629	41,018	41,446
1-4 family investor-owned	31,339	32,312	33,658
Multifamily	31,148	34,467	31,677
Consumer	2,884	2,733	1,613
Subtotal	$195,405	$200,898	$173,229
Deferred loan fees	(152)	(86)	(74)
Allowance for loan losses	(2,252)	(2,118)	(1,800)
Net loans	$193,001	$198,694	$171,355

Deposit accounts in an overdraft position and reclassified as loans approximated $4, $7, and $2 at June 30, 2019 and December 31, 2018, and 2017, respectively.

A summary of the activity in the allowance for loan losses by portfolio segment for the six months ended June 30, 2019 and 2018, is as follows:

	Commercial	Residential real estate and consumer	Total
June 30, 2019 (unaudited)
Beginning balance	$940	$1,178	$2,118
Provision for loan losses	113	42	155
Loans charged off	-	(21)	(21)
Recoveries of loans previously charged off	-	-	-
Total ending allowance balance	$1,053	$1,199	$2,252

June 30, 2018 (unaudited)
Beginning balance	$660	$1,140	$1,800
Provision (credit) for loan losses	170	134	304
Loans charged off	(24)	(172)	(196)
Recoveries of loans previously charged off	-	-	-
Total ending allowance balance	$806	$1,102	$1,908

F-20

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

A summary of the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2018 and 2017, is as follows:

	Commercial	Residential real estate and consumer	Total
December 31, 2018
Beginning balance	$660	$1,140	$1,800
Provision for loan losses	304	209	513
Loans charged off	(24)	(172)	(196)
Recoveries of loans previously charged off	-	1	1
Total ending allowance balance	$940	$1,178	$2,118

December 31, 2017
Beginning balance	$348	$1,130	$1,478
Provision (credit) for loan losses	312	107	419
Loans charged off	-	(133)	(133)
Recoveries of loans previously charged off	-	36	36
Total ending allowance balance	$660	$1,140	$1,800

F-21

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Information about how loans were evaluated for impairment and the related allowance for loan losses follows:

June 30, 2019 (unaudited)	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$78	$1,861	$1,939
Collectively evaluated for impairment	96,327	97,139	193,466
Total loans	$96,405	$99,000	$195,405

Allowance for loan losses:
Individually evaluated for impairment	$-	$-	$-
Collectively evaluated for impairment	1,053	1,199	2,252
Total allowance for loan losses	$1,053	$1,199	$2,252

December 31, 2018	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$87	$1,469	$1,556
Collectively evaluated for impairment	90,281	109,061	199,342
Total loans	$90,368	$110,530	$200,898

Allowance for loan losses:
Individually evaluated for impairment	$-	$-	$-
Collectively evaluated for impairment	940	1,178	2,118
Total allowance for loan losses	$940	$1,178	$2,118

December 31, 2017	Commercial	Residential real estate and consumer	Total
Loans:
Individually evaluated for impairment	$192	$2,112	$2,304
Collectively evaluated for impairment	64,643	106,282	170,925
Total loans	$64,835	$108,394	$173,229

Allowance for loan losses:
Individually evaluated for impairment	$-	$179	$179
Collectively evaluated for impairment	660	961	1,621
Total allowance for loan losses	$660	$1,140	$1,800

F-22

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Information regarding impaired loans follows:

As of June 30, 2019 (unaudited)	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	$81	$78	$-	$82	$2
Residential real estate and consumer
1-4 family owner-occupied	1,136	1,109	-	1,114	17
1-4 family investor-owned	669	653	-	657	-
Consumer	108	99	-	103	-

Total impaired loans	$1,994	$1,939	$-	$1,956	$19

As of December 31, 2018	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	$89	$87	$-	$93	$5
Residential real estate and consumer
1-4 family owner-occupied	1,142	1,120	-	1,137	26
1-4 family investor-owned	248	241	-	246	-
Consumer	114	108	-	114	-

Total impaired loans	$1,593	$1,556	$-	$1,590	$31

As of December 31, 2017	Principal Balance	Recorded Investment	Related Allowance	Average Investment	Interest Recognized
Loans with related allowance for loan losses:
Residential real estate and consumer
1-4 family investor-owned	$375	$330	$179	$312	$8

Loans with no related allowance for loan losses:
Commercial
Commercial and industrial	198	192	-	204	-
Residential real estate and consumer
1-4 family owner-occupied	1,158	1,099	-	1,443	1
1-4 family investor-owned	716	683	-	1,289	24

Total loans with no related allowance	2,072	1,974	-	2,936	25

Total impaired loans	$2,447	$2,304	$179	$3,248	$33

There were no additional funds committed to impaired loans as of June 30, 2019 and December 31, 2018. As of December 31, 2017, approximately $50 is committed to one impaired loan relationship to finance costs relating to the disposal of several properties.

F-23

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

The Company regularly evaluates various attributes of loans to determine the appropriateness of the allowance for loan losses. The credit quality indicators monitored differ depending on the class of loan.

Commercial loans are generally evaluated using the following internally prepared ratings:

“Pass” ratings are assigned to loans with adequate collateral and debt service ability such that collectibility of the contractual loan payments is highly probable.

“Special mention” ratings are assigned to loans where management has some concern that the collateral or debt service ability may not be adequate, though the collectibility of the contractual loan payments is still probable.

“Substandard” ratings are assigned to loans that do not have adequate collateral and/or debt service ability such that collectibility of the contractual loan payments is no longer probable.

“Doubtful” ratings are assigned to loans that do not have adequate collateral and/or debt service ability, and collectibility of the contractual loan payments is unlikely.

Information regarding the credit quality indicators most closely monitored for commercial loans by class follows:

	Pass	Special Mention	Substandard	Doubtful	Totals
June 30, 2019 (unaudited)
Development	$12,886	$-	$-	$-	$12,886
Real estate	70,993	-	-	-	70,993
Commercial and industrial	9,886	2,623	17	-	12,526
1-4 family investor owned	29,616	912	811	-	31,339
Multifamily	31,148	-	-	-	31,148
Totals	$154,529	$3,535	$828	$-	$158,892

December 31, 2018
Development	$7,801	$-	$-	$-	$7,801
Real estate	69,425	-	-	-	69,425
Commercial and industrial	13,122	-	20	-	13,142
1-4 family investor owned	30,558	1,353	401	-	32,312
Multifamily	34,467	-	-	-	34,467
Totals	$155,373	$1,353	$421	$-	$157,147
December 31, 2017
Development	$1,498	$-	$-	$-	$1,498
Real estate	51,939	1,263	-	-	53,202
Commercial and industrial	9,435	586	114	-	10,135
1-4 family investor owned	31,964	1,449	149	96	33,658
Multifamily	31,677	-	-	-	31,677
Totals	$126,513	$3,298	$263	$96	$130,170

F-24

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Residential real estate and consumer loans are generally evaluated based on whether or not the loan is performing according to the contractual terms of the loan.

Information regarding the credit quality indicators most closely monitored for residential real estate and consumer loans by class follows:

	Performing	Non-performing	Totals
June 30, 2019 (unaudited)
1-4 family owner-occupied	32,967	662	33,629
Consumer	2,794	90	2,884
	$35,761	$752	$36,513
December 31, 2018
1-4 family owner-occupied	39,919	1,099	41,018
Consumer	2,625	108	2,733
	$42,544	$1,207	$43,751
December 31, 2017
1-4 family owner-occupied	40,347	1,099	41,446
Consumer	1,613	-	1,613
	$41,960	$1,099	$43,059

F-25

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Loan aging information follows:

	Current	Loans Past Due	Loans Past Due		Nonaccrual
	Loans	30-89 Days	90+ Days	Total Loans	Loans
June 30, 2019 (unaudited)
Commercial
Development	$12,886	$-	$-	$12,886	$-
Real estate	70,993	-	-	70,993	-
Commercial and industrial	12,526	-	-	12,526	17
Residential real estate and consumer
1-4 family owner-occupied	32,880	749	-	33,629	357
1-4 family investor-owned	31,339	-	-	31,339	653
Multifamily	31,148	-	-	31,148	-
Consumer	2,826	58	-	2,884	90
Total	$194,598	$807	$-	$195,405	$1,117

December 31, 2018
Commercial
Development	$7,801	$-	$-	$7,801	$-
Real estate	69,425	-	-	69,425	-
Commercial and industrial	13,076	66	-	13,142	20
Residential real estate and consumer
1-4 family owner-occupied	41,013	5	-	41,018	365
1-4 family investor-owned	32,069	243	-	32,312	241
Multifamily	34,467	-	-	34,467	-
Consumer	2,733	-	-	2,733	94
Total	$200,584	$314	$-	$200,898	$720

December 31, 2017
Commercial
Development	$1,498	$-	$-	$1,498	$-
Real estate	53,202	-	-	53,202	-
Commercial and industrial	9,946	75	114	10,135	114
Residential real estate and consumer
1-4 family owner-occupied	40,941	436	69	41,446	580
1-4 family investor-owned	33,209	205	244	33,658	549
Multifamily	31,677	-	-	31,677	-
Consumer	1,607	6	-	1,613	-
Total	$172,080	$722	$427	$173,229	$1,243

There are no loans 90 or more days past due and accruing interest as of June 30, 2019 and December 31, 2018 or 2017.

F-26

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

Management regularly monitors impaired loan relationships. In the event facts and circumstances change, an additional provision for loan losses may be necessary.

Nonperforming loans are as follows:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Nonaccrual loans, other than troubled debt restructurings	$17	$20	$274
Nonaccrual loans, troubled debt restructurings	1,100	700	969
Total nonperforming loans (NPLs)	1,117	720	1,243
Restructured loans, accruing	$300	$501	$661

When, for economic or legal reasons related to the borrower’s financial difficulties, the Company grants a concession to the borrower that the Company would not otherwise consider, the modified loan is classified as a troubled debt-restructuring. Loan modifications may consist of forgiveness of interest and/or principal, a reduction of the interest rate, allowing interest-only payments for a period of time, and/or extending amortization terms.

The following presents information regarding new modifications of loans classified as troubled debt restructurings during the years ended December 31, 2018 and 2017. All troubled debt restructurings are classified as impaired loans. The recorded investment presented in the following tables does not include specific reserves for loan losses recognized for these loans, which totaled $0 at June 30, 2019, December 31, 2018 and December 31, 2017.

	Number of Modifications	Pre- Modification Investment	Post- Modification Investment
June 30, 2019 (unaudited)
Residential real estate and consumer:
1-4 family owner-occupied	1	83	83
1-4 family investor-owned	1	421	421
	2	$504	$504
December 31, 2018
Residential real estate and consumer:
1-4 family owner-occupied	2	302	302
1-4 family investor-owned	1	250	250
Consumer	1	20	20
	4	$572	$572
December 31, 2017
Commercial:
Commercial and industrial	1	$88	$88
	1	$88	$88

No troubled debt restructurings defaulted within six months of their modification date during the six months ended June 30, 2019. No troubled debt restructurings defaulted within 12 months of their modification date during the year ended December 31, 2018. The Company considers a troubled debt restructuring in default if it becomes past due more than 90 days. Two 1-4 family investor-owned properties totaling $331 defaulted in 2017 that were restructured within twelve months. $82 was charged to the allowance for loan losses relating to these properties.

F-27

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

The Company continues to evaluate purchased loans for impairment in accordance with US GAAP. The purchased loans were considered impaired at the acquisition date if there was evidence of deterioration since origination and if it was probable that not all contractually required principal and interest payments would be collected under the loans. The following table reflects the carrying value of all purchased loans:

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of June 30, 2019 (unaudited)
Commercial
Real estate	$-	$-	$-
Residential real estate and consumer
1-4 family owner-occupied	-	4,658	4,614
1-4 family investor-owned	-	8,427	8,348
Multifamily	-	-	-
Consumer	-	-	-
Totals	$-	$13,085	$12,962

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of December 31, 2018
Commercial
Real estate	$-	$7,687	$7,673
Residential real estate and consumer
1-4 family owner-occupied	-	5,075	5,014
1-4 family investor-owned	-	9,269	9,164
Multifamily	-	3,953	3,943
Consumer	-	-	-
Totals	$-	$25,984	$25,794

	Contractually Required Payments Receivable
	Credit Impaired	Non-Credit Impaired	Carrying Value of Purchased Loans
As of December 31, 2017
Commercial
Real estate	$-	$8,444	$8,380
Residential real estate and consumer
1-4 family owner-occupied	146	6,709	6,753
1-4 family investor-owned	149	10,558	10,591
Multifamily	-	5,425	5,372
Consumer	-	-	-
Totals	$295	$31,136	$31,096

As of June 30, 2019, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $0 and $13,085, respectively. The cash flows expected to be collected related to principal as of June 30, 2019 on all purchased loans is $12,962. As a result, there was approximately $123 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of June 30, 2019. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

F-28

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 5 - Loans (cont.)

As of December 31, 2018, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $0 and $25,984, respectively. The cash flows expected to be collected related to principal as of December 31, 2018 on all purchased loans is $25,794. As a result, there was approximately $190 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of December 31, 2018. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

As of December 31, 2017, the estimated contractually-required payments receivable on credit impaired and non-credit impaired loans was $295 and $31,136, respectively. The cash flows expected to be collected related to principal as of December 31, 2017 on all purchased loans is $31,096. As a result, there is approximately $334 of remaining discount on the purchased loans. These amounts are based upon the estimate of the underlying collateral or discounted cash flows as of December 31, 2017. Any excess of cash flows expected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan as the purchased loans pay down, mature, renew or pay off.

The change in carrying amount of accretable yield for purchased loans was as follows:

	For six months ended June 30,		For years ended December 31,
	2019	2018	2018	2017

Beginning Balance	$190	$334	$334	$739
Additions	-	-	-	-
Accretion	(67)	(53)	(144)	(405)
Ending Balance	$123	$281	$190	$334

NOTE 6 - Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and are summarized as follows:

	June 30, 2019	December 31,
	(unaudited)	2018	2017

Land	$479	$479	$479
Buildings	4,929	4,929	4,919
Leasehold improvements	162	153	153
Furniture and equipment	1,335	1,332	1,233

Totals	6,905	6,893	6,784

Less: Accumulated depreciation	2,017	1,836	1,494

Premises and equipment, net	$4,888	$5,057	$5,290

Depreciation expense was $181, $167, $342 and $460 for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, respectively.

During 2017, the Company sold and leased back two of its office buildings. The Bay View building was sold for $700, resulting in a net loss of approximately $8. The Racine Avenue building was sold for $1,200, resulting in a gain of approximately $59 during the year ended December 31, 2017. In conjunction with the sales, the Company entered into ten-year leases, with options to renew for two additional five-year terms. Rent expense for all operating leases was $83, $82, $165 and $46 for the six month periods ended June 30, 2019 and 2018, and the years ended December 31, 2018 and 2017, respectively.

F-29

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 6 - Premises and Equipment (cont.)

Rent commitments, before considering renewal options that are present, are as follows:

	June 30, 2019	December 31,2018
	(unaudited)
2019	$84	$167
2020	153	153
2021	144	144
2022	146	146
2023	148	148
Thereafter	575	575
	$1,250	$1,333

The Company made a charitable donation of the former branch office located in downtown Waukesha during July 2017, valued at $273.

The Company also entered into a lease with a tenant for a portion of the Brookfield branch, commencing June 1, 2017 through May 31, 2024. The minimum future rents receivable are as follows:

	June 30, 2019	December 31,2018
	(unaudited)
2019	$49	$97
2020	99	99
2021	101	101
2022	103	103
2023	106	106
Thereafter	44	44
	$502	$550

NOTE 7 - Deposits

The composition of deposits are as follows:

	June 30, 2019	December 31,
	(unaudited)	2018	2017

Non-interest bearing checking	$20,658	$22,763	$22,271
Interest bearing checking	8,467	5,424	4,017
Money market	40,803	41,910	54,472
Statement savings accounts	13,129	13,773	14,030
Health savings accounts	10,914	11,197	11,335
Certificates of deposit	83,582	88,138	76,788
Total	$177,553	$183,205	$182,913

F-30

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 7 – Deposits (cont.)

Certificates of deposit that meet or exceed the FDIC insurance limit of $250 totaled $28,013, $30,590 and $12,424 at June 30, 2019, and December 31, 2018 and 2017, respectively.

The scheduled maturities of certificates of deposit are as follows as follows:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018
2019	$43,338	$62,303
2020	25,108	16,570
2021	10,522	5,391
2022	2,258	1,910
2023	1,981	1,964
2024	375	-

Total	$83,582	$88,138

NOTE 8 – FHLB Advances

FHLB advances consist of the following:

	As of June 30,		As of December 31,
	2019 (unaudited)		2018		2017
	Rates	Amount	Rates	Amount	Rates	Amount

Fixed rate, fixed term advances	1.42%-2.70%	$9,750	1.42%-2.70%	$11,750	1.42% - 1.92%	$4,750
Fixed term advances with floating spread	1.73% - 2.06%	6,000	1.54% - 2.05%	6,000	1.39% - 1.96%	8,000

Total		$15,750		$17,750		$12,750

F-31

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 8 – FHLB Advances (cont.)

The following is a summary of scheduled maturities of fixed term FHLB:

As of June 30, 2019 (unaudited)

	Fixed Rate Advances		Adjustable Rate Advances
	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Total Amount
2019	2.36%	$3,750	1.73%	$2,000	$7,750
2020	2.34%	6,000	1.88%	2,000	8,000
2021		-	2.06%	2,000	2,000

Total	2.35%	$9,750	1.89%	$6,000	$15,750

As of December 31, 2018

	Fixed Rate Advances		Adjustable Rate Advances
	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Total Amount
2019	2.21%	$5,750	1.54%	$2,000	$7,750
2020	2.34%	6,000	1.69%	2,000	8,000
2021		-	2.05%	2,000	2,000

Total	2.28%	$11,750	1.76%	$6,000	$17,750

Actual maturities may differ from the scheduled principal maturities due to call options on the various advances.

The Company has a master contract agreement with the FHLB that provides for a borrowing up to the lesser of a determined multiple of FHLB stock owned or a determined percentage of the book value of the Company’s qualifying 1-4 family, multifamily, and commercial real estate loans. The Company pledged approximately $156,985, $156,923, and $135,760 of 1-4 family, multifamily, and commercial real estate loans to secure FHLB advances at June 30, 2019 and December 31, 2018 and 2017, respectively. FHLB provides both fixed and floating rate advances. Floating rates are tied to short-term market rates of interest, such as LIBOR, Federal funds or Treasury Bill rates. Fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. FHLB advances are also secured by $609, $739, and $514 of FHLB stock owned by the Company at June 30, 2019 and December 31, 2018 and 2017, respectively.

At June 30, 2019 and December 31, 2018 and 2017, the Company’s available and unused portion of this borrowing agreement was $0, $889, and $2,000, respectively. Additionally, at December 31, 2017, the Company has a fluctuating $5,000 letter of credit under this agreement, which collateralizes certain public deposits.

In addition, the Company has a $7,000 federal funds line of credit through Bankers’ Bank of Wisconsin, which was not drawn on as of June 30, 2019 or December 31, 2018 or 2017. The Company also has the authority to borrow through the Federal Reserve’s Discount Window.

F-32

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 9 – Employee Benefit Plan

The Company sponsors a 401(k) profit sharing plan that covers substantially all employees. To be eligible to participate, an employee must have completed 1,000 hours of service and be 21 years of age or older. The Company matches 100% of employee contributions up to 4% of their annual compensation. The Company may also make nonelective contributions to the plan at the discretion of the Board of Directors. Expense charged to operations for this plan was $76 and $79 for the six months ended June 30, 2019 and 2018, respectively. Expense charged to operations for this plan was $154 and $127 for the years ended December 31, 2018 and 2017, respectively.

NOTE 10 - Income Taxes

The provision for income taxes included in the accompanying financial statements consists of the following components:

	Six Month Ended June 30,		Years ended December 31,
	2019	2018	2018	2017
	(unaudited)
Current Taxes (Benefit)
Federal	$219	$89	$114	$192
State	79	42	83	76
	298	131	197	268
Deferred Income Taxes
Federal	(77)	5	107	(311)
State	(19)	1	14	(46)
	(96)	6	121	(357)

Impact of Deferred Tax Asset Restatement	-	-	-	353

Total Provision for Income Taxes	$202	$137	$318	$264

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The net deferred tax asset in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

F-33

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 10 - Income Taxes (cont.)

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Deferred Tax Assets
Allowance for loan losses	$614	$577	$490
Deferred compensation	121	121	120
Non-accrual interest	18	18	30
Purchase accounting	12	18	17
Equity Compensation	48	4	-
AMT credit	-	-	108
Unrealized loss on available for sale securities	-	219	133
Charitable Contribution Carryforward	171	191	235
Other	27	10	11
Deferred Tax Assets	$1,011	$1,158	$1,144

Deferred Tax Liabilities
Unrealized gain on available for sale securities	(87)	-	-
Depreciation and amortization	(49)	(73)	(17)
FHLB stock	(30)	(30)	(30)
Other	-	-	(7)
Deferred Tax Liabilities	$(166)	$(103)	$(54)

Net Deferred Tax Asset	$845	$1,055	$1,090

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce corporate tax rates and modify various tax policies, credits, and deductions. The Act reduces the corporate federal tax rate from a maximum of 35% to a flat 21% rate, which was effective for the Company beginning January 1, 2018. As a result of the tax rate reduction in the Act, the Company reduced its net deferred tax asset during the year ended December 31, 2017, by $353, which was recognized as additional income tax expense.

A summary of the sources of differences between income taxes at the federal statutory rate and the provision (credit) for income taxes follows:

	Six Months ended June 30,				Years ended December 31,
	2019 (unaudited)		2018 (unaudited)		2018		2017
	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income	Amount	% of Pretax Income
Reconciliation of statutory to effective rates
Federal income taxes at statutory rate	$176	21.00%	$129	21.00%	$289	21.00%	$27	34.00%
Adjustments for
Tax exempt interest on municipal obligations	(1)	-0.12%	(8)	-1.31%	(10)	-0.73%	(45)	-57.69%
State income taxes, net of federal income tax benefit	48	5.72%	34	5.55%	75	5.45%	20	25.64%
Increase in CSV of life insurance	(21)	-2.50%	(20)	-3.26%	(41)	-2.98%	(67)	-85.90%
Other	-	0.00%	2	0.33%	5	0.36%	(24)	-30.77%
Valuation of deferred tax asset	-	0.00%	-	0.00%	-	0.00%	353	452.56%
Provision (credit) for income taxes	$202	24.10%	$137	22.31%	$318	23.11%	$264	337.84%

F-34

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 11 - Commitments and Contingencies

With few exceptions, the Company is no longer subject to federal or state examinations by taxing authorities for years before 2014.

At June 30, 2019, December 31, 2018 and December 31, 2017, the Company did not have any state or federal net operating loss carryover.

In the normal course of business, the Company may be involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements. No legal proceedings existed at June 30, 2019.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Company’s exposure to credit loss is represented by the contractual, or notional, amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments. Since some of the commitments are expected to expire without being drawn upon, and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements of the Company.

F-35

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 11 - Commitments and Contingencies (cont.)

The contract amounts of credit-related financial instruments at June 30, 2019, December 31, 2018 and 2017 are summarized below:

	As of June 30,	As of December 31,
	2019 (unaudited)	2018	2017
Unused lines of credit
Fixed	11,083	7,467	4,497
Variable	4,157	11,307	10,807
Undisbursed portion of loan proceeds, fixed	2,887	5,890	6,002
Standby letters of credit, variable	1,739	1,277	822

Unused commitments under lines of credit are commitments for possible future extensions of credit to existing customers. These lines of credit may or may not require collateral and may or may not contain a specific maturity date. All of these commitments are at variable rates.

The undisbursed portion of loan proceeds represents undrawn amounts under construction loans. These loans are generally secured by real estate and generally have a specific maturity date.

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party. Generally, all standby letters of credit issued have expiration dates within one year. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting these commitments. Standby letters of credit are not reflected in the financial statements, since recording the fair value of these guarantees would not have a significant impact on the financial statements.

The Company sells loans to investors and does not retain servicing responsibilities. Upon sale, the risk of credit loss is passed to the investor, unless the loan is sold with recourse. For loans sold without recourse, the Company does not retain the risk of loss should a loan, previously sold, go into default, unless it is determined that such loan was not within the agreed-upon underwriting guidelines due to negligence on the part of the Company or fraud on the part of the borrower. Such risk retention is standard within the mortgage banking industry. The Company’s exposure relating to the fair value of the representations and warranties and other recourse obligations is not material. The Company is contingently liable in the amount of $5,932 relating to loans sold with recourse at June 30, 2019. $5,326 of this expires within four months from when the loan is sold and $606 doesn’t expire until the loan is paid off.

As of June 30, 2019, the Company did not engage in the use of interest rate swaps, futures, or option contracts.

NOTE 12 - Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, investments, and loans. The Company's cash and cash equivalents are held in demand accounts with various institutions. The Company's investments are held in a variety of interest bearing investments including obligations from the U.S. government and government sponsored agencies and certificates of deposit. Such deposits are generally in excess of insured limits. The Company has not experienced any historical losses on its deposits of cash and cash equivalents. Practically all of the Company's loans and commitments have been granted to customers in the Company's market area. Although the Company has a diversified loan portfolio, the ability of their debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Company. The concentration of credit by type of loan is set forth in Note 5.

F-36

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 13 – Related-Party Transactions

A summary of loans to directors, executive officers, and their affiliates follows:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Beginning balance	$6,825	$6,697	$2,853
Adjustments for changes in directors and executive officers	-	-	-
New loans	44	2,121	9,976
Less: Participations sold	(3,980)	(310)	(5,913)
Repayments	(49)	(1,683)	(219)

Ending balance	2,840	$6,825	$6,697

Deposits from directors, executive officers, and their affiliates totaled $1,190, $3,467 and $1,333 at June 30, 2019, December 31, 2018 and 2017, respectively.

The Company utilizes the services of a law firm in which one of the Company’s directors is a partner. Fees paid to the firm for the six months ended June 30, 2019 and 2018 were $4 and $7, respectively, and $11 and $38 during the years ended 2018 and 2017, respectively. The Company also has an operating lease with the law firm for office space through 2020. Rent paid for the six months ended June 30, 2019 and 2018 were $14 and $14, respectively, and $28 and $16 during the years ended 2018 and 2017, respectively, pertaining to this lease.

To further the Company’s commitment to the local community, $250,000 cash as well as 25,000 shares of stock were donated to a charitable foundation established by the Company as part of the reorganization and offering in 2017.

NOTE 14 – Foreclosed Assets

Foreclosed Assets consists of one owner-occupied 1-4 family properties as of June 30, 2019 and December 31, 2018 totaling $84 and $69, respectively, and two foreclosed owner-occupied 1-4 family properties totaling $619 as of December 31, 2017. Residential real estate loans that are in the process of foreclosure totaled $0, $0, and $165 at June 30, 2019 and December 31, 2018 and 2017, respectively.

NOTE 15 – Fair Value

Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy:

Level 1 - Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.

Level 2 - Fair value measurement is based on: (1) quoted prices for similar assets or liabilities in active markets; (2) quoted prices for identical or similar assets or liabilities in markets that are not active; or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

F-37

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Level 3 - Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data. Level 3 measurements reflect the Company’s estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Following is a description of the Company’s valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Available for sale securities- Available for sale securities may be classified as Level 1 or Level 2 measurements within the fair value hierarchy. Level 1 securities include equity securities traded on a national exchange. The fair value measurement of a Level 1 security is based on the quoted price of the security. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage related securities. The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Loans- Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired may be measured at fair value on a nonrecurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. Independent appraisals are obtained that utilize one or more valuation methodologies - typically they will incorporate a comparable sales approach and an income approach. Management routinely evaluates the fair value measurements of independent appraisers and adjusts those valuations based on differences noted between actual selling prices of collateral and the most recent appraised value. Such adjustments are usually significant, which results in a Level 3 classification. All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and, thus, are not fair value measurements.

Foreclosed assets- Real estate acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis. However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired. The fair value measurement for each asset may be obtained from an independent appraiser or prepared internally. Fair value measurements obtained from independent appraisers generally utilize a market approach based on sales of comparable assets and/or an income approach. Such measurements are usually considered Level 2 measurements. However, management routinely evaluates fair value measurements of independent appraisers by comparing actual selling prices to the most recent appraisals. If management determines significant adjustments should be made to the independent appraisals based on these evaluations, these measurements are considered Level 3 measurements. Fair value measurements prepared internally are based on management's comparisons to sales of comparable assets, but include significant unobservable data and are therefore considered Level 3 measurements.

F-38

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Assets measured at fair value on a recurring basis are summarized below:

	Recurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
As of June 30, 2019 (unaudited)
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$1,124	$-	$1,124
Obligations of states and political subdivisions	-	7,638	-	7,638
Mortgage-backed securities	-	31,110	-	31,110
Certificates of deposit	-	1,498	-	1,498
Corporate debt securities	-	2,108	-	2,108
Total	$-	$43,478	$-	$43,478

As of December 31, 2018
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$1,307	$-	$1,307
Obligations of states and political subdivisions	-	8,295	-	8,295
Mortgage-backed securities	-	28,536	-	28,536
Certificates of deposit	-	1,446	-	1,446
Corporate debt securities	-	4,167	-	4,167
Total	$-	$43,751	$-	$43,751

As of December 31, 2017
Assets:
Available for sale securities:
Obligations of the US government and US government sponsored agencies	$-	$2,220	$-	$2,220
Obligations of states and political subdivisions	-	13,137	-	13,137
Mortgage-backed securities	-	33,467	-	33,467
Certificates of deposit	-	3,997	-	3,997
Corporate debt securities	-	5,191	-	5,191
Total	$-	$58,012	$-	$58,012

F-39

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

Information regarding the fair value of assets measured at fair value on a nonrecurring basis follows:

	Nonrecurring Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Instruments	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
As of June 30, 2019 (unaudited)
Assets:
Foreclosed assets	$-	$-	$84	$84

As of December 31, 2018
Assets:
Foreclosed assets	$-	$-	$69	$69

As of December 31, 2017
Assets:
Loans	$-	$-	$151	$151
Foreclosed assets	-	-	619	619

There were no loans with specific allowances as of June 30, 2019 and December 31, 2018. Loans with a carrying amount of $330 were considered impaired and were written down to their estimated fair value of $151 as of December 31, 2017. As a result, the Company recognized a specific valuation allowance against these impaired loans totaling $179 as of December 31, 2017.

Foreclosed assets with a carrying amount of $84, $69, and $619 were determined to be at their fair value as of June 30, 2019 and December 31, 2018 and 2017, respectively.

The following presents quantitative information about nonrecurring Level 3 fair value measurements:

	Fair Value	Valuation Technique	Unobservable Input(s)	Range/Weighted Average
As of June 30, 2019 (unaudited)
Foreclosed assets	$84	Market and/or income approach	Management discount on appraised values	10% - 20%

As of December 31, 2018
Foreclosed assets	$69	Market and/or income approach	Management discount on appraised values	10% - 20%

As of December 31, 2017
Impaired loans	$151	Market and/or income approach	Management discount on appraised values	10% - 20%
Foreclosed assets	$619	Market and/or income approach	Management discount on appraised values	10% - 20%

F-40

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

The carrying value and estimated fair value of financial instruments follow:

	June 30, 2019 (unaudited)
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$5,397	$5,397	$-	$-
Available for sale securities	43,478	-	43,478	-
Loans held for sale	1,951	-	1,951	-
Loans	193,001	-	-	194,770
Accrued interest receivable	777	777	-	-
Cash value of life insurance	7,105	-	-	7,105
FHLB stock	609	-	-	609

Financial liabilities:
Deposits	177,553	93,971	-	83,719
Advance payments by borrowers for taxes and insurance	771	771	-	-
FHLB advances	15,750	-	-	15,685
Accrued interest payable	648	648	-	-

	December 31, 2018
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$4,488	$4,488	$-	$-
Available for sale securities	43,751	-	43,751	-
Loans held for sale	679	-	679
Loans	198,694	-	-	199,048
Accrued interest receivable	768	768	-	-
Cash value of life insurance	7,007	-	-	7,007
FHLB stock	739	-	-	739

Financial liabilities:
Deposits	183,205	95,067	-	87,531
Advance payments by borrowers for taxes and insurance	55	55	-	-
FHLB advances	17,750	-	-	17,505
Accrued interest payable	70	70	-	-

F-41

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 15 – Fair Value (cont.)

	December 31, 2017
	Carrying Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$11,813	$11,813	$-	$-
Available for sale securities	58,012	-	58,012	-
Loans held for sale	109	-	109	-
Loans	171,355	-	-	171,729
Accrued interest receivable	782	782	-	-
Cash value of life insurance	6,558	-	-	6,558
FHLB stock	514	-	-	514

Financial liabilities:
Deposits	182,913	106,125	-	76,099
Advance payments by borrowers for taxes and insurance	36	36	-	-
FHLB advances	12,750	-	-	12,597
Accrued interest payable	37	37	-	-

Limitations - The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation. Fair value is best determined based on quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business. Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts, nor is it recorded as an intangible asset on the consolidated balance sheets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

F-42

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 16 – Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Effective January 1, 2015, the Bank became subject to the regulatory capital reforms in accordance with Basel III, which established higher minimum risk-based capital ratio requirements, a new common equity Tier 1 risk-based capital ratio and a new capital conservation buffer (“CCB.”) The regulations also included revisions to the definiation of capital and changes in the risk-weighting of certain assets, in addition to redefining “well capitalized” as a 6.5% common equity Tier 1 risk-based capital ratio, an 8.0% Tier 1 risk-based capital ratio, a 10.0% total risk-based capital ratio and a 5.0% Tier 1 leverage ratio.

Additionally, the CCB, which is applicable to the above minimum risk-based capital requirement, was introduced. The CCB will eventually be 2.5% and is being phased in over a five year period. The current CCB is equal to 1.25% and increases 0.625% annually through 2019 to 2.5%. The Bank, in order to avoid limitations on capital distributions, including dividend payments, engaging in share repurchases and certain discretionary bonus payments to executive officers, must maintain the CCB at the appropriate level.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Common Equity Tier 1, Tier 1, and Total capital to risk-weighted assets and of Tier 1 capital to average assets. It is management's opinion, as of June 30, 2019 and December 31, 2018, that the Bank meet all applicable capital adequacy requirements.

As of June 30, 2019 and December 31, 2018, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum regulatory capital ratios as set forth in the table. There are no conditions or events since June 30, 2019 that management believes have changed the category.

The Bank's actual capital amounts and ratios are presented in the following tables:

F-43

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 16 – Equity and Regulatory Matters (cont.)

			For Capital Adequacy		To Be Well Capitalized Under Prompt Corrective
	Actual		Purposes		Action Provisions
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2019 (unaudited):
First Federal Bank of Wisconsin
Leverage (Tier 1)	$49,268	19.0%	$10,346	4.0%	$12,932	5.0%
Risk Based:
Common Tier 1	49,268	24.5	9,055	4.5	13,079	6.5
Tier 1	49,268	24.5	12,073	6.0	16,097	8.0
Total	51,520	25.6	16,097	8.0	20,122	10.0

December 31, 2018:
First Federal Bank of Wisconsin
Leverage (Tier 1)	$48,502	18.4%	$10,542	4.0%	$13,178	5.0%
Risk Based:
Common Tier 1	48,502	23.7	9,209	4.5	13,302	6.5
Tier 1	48,502	23.7	12,279	6.0	16,372	8.0
Total	50,620	24.7	16,372	8.0	20,465	10.0

December 31, 2017:
First Federal Bank of Wisconsin
Leverage (Tier 1)	$47,513	17.2%	$11,051	4.0%	$13,813	5.0%
Risk Based:
Common Tier 1	47,513	26.8	7,973	4.50	11,517	6.50
Tier 1	47,513	26.8	10,631	6.00	14,174	8.00
Total	49,313	27.8	14,174	8.00	17,718	10.00

F-44

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 17 – Intangible Assets

The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $82 at June 30, 2019. The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $74 at December 31, 2018. The core deposit premium intangible asset had a gross carrying amount of $161 and accumulated amortization of $58 at December 31, 2017. Aggregate amortization expense for the six months ended June 30, 2019 and 2018 was $8 and $8, and for the years ended December 31, 2018 and 2017 was $16 and $16.

The following table shows the estimated future amortization of the core deposit premium intangible asset for the next five years. The projections of amortization expense are based on existing asset balances:

	As of June 30, 2019	As of December 31, 2018	As of December 31, 2017
2018			16
2019	8	16	16
2020	16	16	16
2021	16	16	16
2022	16	16	16
2023	16	16	16
2024	7

NOTE 18 – Deferred Compensation

The Company has entered into various deferred compensation agreements with key officers. The liability outstanding under the agreements was $445 at June 30, 2019, $443 at December 31, 2018 and $442 at December 31, 2017. The amount charged to operations was $27 and $26 for the six months ended June 31, 2019 and 2018 and $52 and $51 for the twelve months ended December 31, 2018 and 2017.

In addition, the Company is party to a life insurance agreement with an executive officer pursuant to which the Company has purchased a life insurance policy on the executive officer’s life. Under the agreement, the beneficiary is entitled to a death benefit paid by the insurer rom the policy proceeds equal to $85. At June 31, 2019, the cash surrender value of this policy was $256.

NOTE 19 – Employee Stock Ownership Plan

The Company maintains a leveraged employee stock ownership plan (“ESOP”) that covers substantially all employees. The ESOP was established in conjunction with the Company’s stock offering completed in October 2017 and operates on a plan year ending December 31. The loan to fund the acquisition of stock by the ESOP was made by the Company. The Bank makes annual contributions to the ESOP equal to the ESOP’s debt service. The ESOP shares initially were pledged as collateral for this debt. As the debt is repaid, shares are released from collateral and allocated to active participants, based on the proportion of debt service paid in the year. Because the debt is intercompany, it is eliminated in consolidation for presentation in these financial statements. The shares pledged as collateral are reported as unearned ESOP shares in the balance sheet.

F-45

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 19 – Employee Stock Ownership Plan (cont.)

As shares are committed to be released from collateral and allocated to active participants, the Company reports compensation expense equal to the current market price of the shares and the shares will become outstanding for earnings-per-shares (EPS) computations. During the six months period ended June 30, 2019 and 2018, 6,480 shares were committed to released. During the period ended June 30, 2019, the average fair value per share of stock was $10.57 resulting in total ESOP compensation expense of $69 for the six months ended June 30, 2019. During the period ended June 30, 2018, the average fair value per share of stock was $10.95 resulting in total ESOP compensation expense of $71 for the six months ended June 30, 2018. During the years ended December 31, 2018 and 2017, 12,960 and 2,947 shares were committed to be released, respectively. During the years ended December 31, 2018 the average fair value per share of stock was $11.03 resulting in total ESOP compensation expense of $143 for the years ended December 31, 2018. During the years ended December 31, 2017 the average fair value per share of stock was $11.00 resulting in total ESOP compensation expense of $32 for the years ended December 31, 2017. The ESOP shares as of June 30, 2019 and December 31, 2018 and 2017 were as follows:

	Six months ended
	June 30, 2019	Years ended December 31,
	(unaudited)	2018	2017
Shares allocated to active participants	15,907	2,947	-
Shares committed to be released and allocated to participants	6,480	12,960	2,947
Total unallocated shares	236,823	243,303	256,263
Total ESOP shares	259,210	259,210	259,210
Fair value of unallocated shares (based on $10.45, $10.03, and $11.02 shares price at June 30, 2019 and December 31, 2018 and 2017, respectively)	$2,475	$2,440	$2,824

NOTE 20 – Compensation Equity Plans

ASC Topic 718 requires that the grant date fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such awards.

The following table summarizes the impact of the Company’s share-based payment plans in the financial statements for the period shown:

	Six Months Ended June 30, 2019 (unaudited)	Year Ended December 31, 2018
Total cost of stock grant plan during the year	$93	$11
Total cost of stock option plan during the year	66	7
Total cost of share-based payment plans during the year	$159	$18

Amount of related income tax benefit recognized in income	$44	$5

The Company adopted the FFBW, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) in 2018. In November 2018, the Company’s stockholders approved the 2018 Equity Incentive Plan which authorized the issuance of up to 129,605 restricted stock awards and up to 324,012 stock options. As of June 30, 2019 there were 35,363 restricted stock awards and 101,923 options available for future grants. Shares granted under the 2018 Equity Incentive Plan may be authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Forfeited or canceled shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.

F-46

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 20 – Compensation Equity Plans (cont.)

Options are granted with an exercise price equal to no less than the market price of the Company’s shares at the date of grant: those option awards generally vest pro-rata over five years of service and have 10-year contractual terms. Restricted shares typically vest pro-rata over a five year period, 20% per year beginning one year from the issuance date.

The following table summarizes stock options activity for the six months ended June 30, 2019 and the year ended December 31, 2018:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Options outstanding as of December 31, 2018	192,089	$10.81
Granted	30,000	10.64
Exercised	-	-
Expired or canceled	-	-
Forfeited	-	-
Options outstanding as of June 30, 2019	222,089	$10.79	9.51	$-
Options exercisable as of June 30, 2019	-	$-	-	$-

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Options outstanding as of December 31, 2017	-	-
Granted	192,089	10.81
Exercised	-	-
Expired or canceled	-	-
Forfeited	-	-
Options outstanding as of December 31, 2018	192,089	$10.81	9.95	$-

The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model based on certain assumptions. Since the Company does not have sufficient historical fair value estimates of its stock, the Company calculates expected volatility using the historical volatility of the Dow Jones U.S. Financial Services Index. The risk free interest rate for periods within the contractual term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life of options is estimated based on the assumption that options will be exercised evenly throughout their life after vesting and represents the period of time that options granted are expected to remain outstanding.

F-47

FFBW, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Six months ended June 30, 2019 and 2018 (unaudited)

Years Ended December 31, 2018 and 2017

(In thousands, except share data)

NOTE 20 – Compensation Equity Plans (cont.)

The following assumptions were used for options granted during the six months ended June 30, 2019 and the year ended December 31, 2018:

	For the Six Months Ended June 30,	For the Year Ended December 31,
	2019	2018
	(unaudited)
Risk-free interest rate	2.30%	2.80%
Expected volatility	18.38%	21.21%
Expected dividend yield	0%	0%
Expected life of options (years)	7.5	7.5
Weighted average fair value per option of options granted during the year	$2.90	$3.40

The total intrinsic value of options exercised during the six months ended June 30, 2019 and the year ended December 31, 2018 was $0.

The following is a summary of changes in restricted shares for the six months ended June 30, 2019 and the year ended December 31, 2018:

	Number of Shares	Weighted Average Grant Date Fair Value
Shares outstanding as of December 31, 2018	84,242	$10.82
Granted	10,000	10.64
Exercised	-	-
Forfeited	-	-
Shares outstanding as of June 30, 2019	94,242	$10.80

	Number of Shares	Weighted Average Grant Date Fair Value
Shares outstanding as of December 31, 2017	-	$-
Granted	84,242	10.82
Exercised	-	-
Forfeited	-	-
Shares outstanding as of December 31, 2018	84,242	$10.82

The total intrinsic value of restricted shares that vested during the six months ended June 30, 2019 and the year ended December 31, 2018 was $0.

As of June 30, 2019, there was $1.6 million of total unrecognized compensation cost related to non-vested share-based compensation arrangements (including share option and non-vested share awards) granted under the 2018 Equity Incentive Plan. At June 30, 2019, the weighted-average period over which the unrecognized compensation expense is expected to be recognized was approximately 2.72 years.

F-48

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of shares of common stock being registered.

*	Registrant’s Legal Fees and Expenses	$425,000
*	Registrant’s Accounting Fees and Expenses	162,500
*	Marketing Agent Fees and expenses (1)	450,000
*	Records Management Fees and Expenses (1)	50,000
*	Appraisal Fees and Expenses	40,000
*	Printing, Postage, Mailing and EDGAR Fees	86,000
*	Filing Fees (FINRA, SEC)	18,000
*	Transfer Agent Fees and Expenses	15,000
*	Business Plan Fees and Expenses	40,000
*	Other	13,500
*	Total	$1,300,000

* Estimated.

(1) FFBW, Inc. has retained Janney Montgomery Scott LLC to assist in the sale of common stock on a best efforts basis.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of FFBW, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.            Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.            Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.            Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.            Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letter between First Federal Bank of Wisconsin, FFBW, Inc. and Janney Montgomery Scott LLC*
1.2	Form of Agency Agreement between First Federal Bank of Wisconsin, FFBW, Inc. (Maryland), FFBW, Inc. (Federal), FFBW, MHC and Janney Montgomery Scott LLC*
2	Plan of Conversion and Reorganization of FFBW, MHC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 5, 2019)*
3.1	Amended and Restated Articles of Incorporation of FFBW, Inc. (Maryland)*
3.2	Bylaws of FFBW, Inc. (Maryland)*
4	Form of Common Stock Certificate of FFBW, Inc. (Maryland)*
5	Opinion of Luse Gorman, PC regarding legality of securities being registered*
8.1	Federal Tax Opinion*
8.2	State Tax Opinion *
10.1	Form of Amended and Restated Employment Agreement with Edward H. Schaefer*
10.2	Form of Amended and Restated Employment Agreement with Nikola B. Schaumberg*
10.3	Employment Agreement with Edward H. Schaefer (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-218736)
10.4	Employment Agreement with Nikola Schaumberg (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-218736)
10.5	Deferred Compensation Agreement with Edward H. Schaefer (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-218736)
10.6	Amended and Restated Deferred Compensation Agreement with Gary Riley (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-218736)
10.7	Split Dollar Life Insurance Agreement with Edward H. Schaefer (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 17, 2018)
10.8	FFBW, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A of the Proxy Statement filed on October 17, 2018)
21	Subsidiaries of FFBW, Inc. *
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)*
23.2	Consent of Wipfli LLP
23.3	Consent of Wipfli LLP with respect to state tax opinion (set forth in Exhibit 23.2)*
23.4	Consent of Keller & Company, Inc.*
24	Power of Attorney (set forth on the signature page to this Registration Statement)
99.1	Engagement Letter with Keller & Company, Inc. to serve as appraiser*
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights *
99.3	Appraisal Report of Keller & Company, Inc.*
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of Keller & Company, Inc. with respect to Liquidation Rights*
99.7	Form of FFBW, Inc. Stockholder Proxy Card*

*            Previously filed.

(b)           Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brookfield, State of Wisconsin on November 6, 2019.

FFBW, Inc. (Maryland)

By:	/s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Edward Schaefer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2019
Edward Schaefer

/s/ Nikola Schaumberg	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2019
Nikola Schaumberg

/s/ James A. Tarantino *	Chairman of the Board	November 6, 2019
James A. Tarantino

/s/ Stephen W. Johnson *	Director	November 6, 2019
Stephen W. Johnson

/s/ Thomas C. Martin *	Director	November 6, 2019
Thomas C. Martin

/s/ Thomas L. McKeever *	Director	November 6, 2019
Thomas L. McKeever

/s/ Michael Pjevach *	Director	November 6, 2019
Michael Pjevach

/s/ José A. Olivieri *	Director	November 6, 2019
José A. Olivieri

/s/ Christine A. Specht *	Director	November 6, 2019
Christine A. Specht

/s/ Kathryn Gutenkunst *	Director	November 6, 2019
Kathryn Gutenkunst

* Pursuant to the Power of Attorney contained on the signature page to the Registration Statement, as initially filed on September 13, 2019.